       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1998


                                UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-3

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                      1933

                            Fountain Oil Incorporated
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   91-0881481
--------------------------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

     1400 Broadfield Boulevard, Suite 100, Houston, TX 77084, (281) 492-6992
--------------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 Susan Palmer, Fountain Oil Incorporated, 1400 Broadfield Boulevard, Suite 100,
                       Houston, TX 77084, (281) 492-6992
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

      From time to time after this Registration Statement becomes effective
--------------------------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

Please forward a copy of all correspondence to:

Alan D. Jacobson, Esq.                                Brian Hoffman, Esq.
2029 Century Park East, Suite 2600                    McDermott, Will & Emory
Los Angeles, CA  90067                                50 Rockefeller Plaza
                                                      New York, NY  10020

If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [x]

--------------------------------------------------------------------------------

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
--------------------------------------------------------------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering [ ]

--------------------------------------------------------------------------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                   POTENTIAL PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF
SEC 1379 (11-96)   INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO
                   RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB
                   CONTROL NUMBER

                              CALCULATION OF REGISTRATION FEE
====================================================================================================
                                                 Proposed
                                                  maximum        Proposed
                                  Amount          offering       maximum
  Title of each class of          to be            price         aggregate           Amount of
securities to be registered    registered(1)     per unit(2)   offering price     registration fee
---------------------------- ----------------- -------------- ----------------- --------------------
Common Stock, par value
   $0.10 per share.......       22,472,860         0.875       19,663,752.50          5,800.81
====================================================================================================

(1) Based upon the sum of common shares of CanArgo Energy Inc. ("CanArgo Common Shares") outstanding on December 31, 1997, plus the number of CanArgo Common Shares subject to outstanding options and purchase rights exercisable on or before November 1, 1999 (the anticipated closing date of the combination of Fountain and CanArgo (the "Transaction")) multiplied by 1.6, the exchange ratio in the Transaction.

(2) Based upon the closing price of one share of Fountain Common Stock on NASDAQ on March 17, 1998 (a date within five business days prior to filing of this Registration Statement).

        Fountain hereby amends this Registration Statement on such date or dates as may be necessary to delay its effectiveness date until Fountain shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          CANARGO ENERGY INC.                       FOUNTAIN OIL INCORPORATED
          1580 GUINNESS HOUSE                       1400 BROADFIELD BOULEVARD
         727 - 7TH AVENUE S.W.                              SUITE 100
       CALGARY, ALBERTA, CANADA                       HOUSTON, TEXAS, U.S.A.
                T2P 0Z5                                       77084

      JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT/PROSPECTUS

      On February 2, 1998, CanArgo Energy Inc. ("CanArgo") and Fountain Oil Incorporated ("Fountain") entered into an agreement, which has since been amended and restated (the "Combination Agreement"), to combine the two companies. The combination of Fountain and CanArgo (the "Transaction") is expected to enable the companies to allocate resources more effectively among a broader portfolio of projects and to realize economies through the consolidation of certain functions. As part of the Transaction, CanArgo will become a subsidiary of Fountain (and will be renamed CanArgo Oil and Gas Inc.) and Fountain, subject to approval by Fountain's stockholders of an amendment of Fountain's Certificate of Incorporation, will be renamed CanArgo Energy Corporation.

      In the Transaction, each share of CanArgo will be exchanged for 1.6 shares (subject to adjustment for changes in the capitalization of Fountain) of a new class of "Exchangeable Shares" of CanArgo (the "Exchangeable Shares"). The Exchangeable Shares will be exchangeable at any time for common stock, par value US$0.10 per share, of Fountain ("Fountain Common Stock") on a one-for-one basis at the option of the holder and will also have an associated right to direct a vote at meetings of stockholders of Fountain. After the Transaction, the shareholders of CanArgo will have the right to acquire approximately 47% of the shares of Fountain Common Stock then outstanding or issuable. The Exchangeable Share structure is designed to provide an opportunity for Canadian shareholders of CanArgo to achieve tax deferral in certain circumstances, as described in this Joint Proxy Statement/Prospectus.

      The Transaction cannot be completed unless the stockholders of both companies approve various matters which are more fully described in this Joint Management Information Circular and Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus"). The notices which follow contain information regarding the meetings which have been scheduled for the stockholders of Fountain and the shareholders of CanArgo to vote on proposals related to the Transaction and on other matters. The Boards of Directors of CanArgo and Fountain unanimously recommend that you vote in favor of the respective proposals and matters. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend a meeting, please take the time to vote by completing and mailing the enclosed proxy card to us.

      This Joint Proxy Statement/Prospectus provides you with detailed information about the Transaction. A summary of this information begins on page
36. YOU SHOULD ALSO CAREFULLY READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 16 THAT DISCUSSES IMPORTANT CONSIDERATIONS RELEVANT TO APPROVAL OF THE PROPOSALS AND AN INVESTMENT BY THE CANARGO SHAREHOLDERS IN THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE TRANSACTION.

      This Joint Proxy Statement/Prospectus also constitutes the prospectus of Fountain filed as part of a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, registering 22,472,860 shares of Fountain Common Stock issuable in connection with the Transaction.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

      Joint Proxy Statement/Prospectus dated , 1998, and first mailed to stockholders on , 1998.

                            FOUNTAIN OIL INCORPORATED

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                  TO BE HELD ON ________________________, 1998




To The Stockholders:

      Fountain Oil Incorporated ("Fountain") will hold a Special Meeting of Stockholders at ___________________________, on _________________________, 1998
at 10:00 a.m. for the following purposes:


      1. To approve the issuance by Fountain of 100 shares of its Series Voting Preferred Stock and up to 24,448,860 shares of its Common Stock, as presently constituted, pursuant to the terms of a Combination Agreement between Fountain and CanArgo Energy Inc. ("CanArgo") dated as of February 2, 1998, as amended and restated, by which CanArgo will become a subsidiary of Fountain and the shareholders of CanArgo will have the right to acquire approximately 47% of the Common Stock of Fountain outstanding or issuable after the business combination;

      2. To approve an amendment to Fountain's Certificate of Incorporation to change Fountain's name to "CanArgo Energy Corporation"; and

      3. To approve an amendment to Fountain's Certificate of Incorporation to effect a 1-for-2 reverse stock split of the outstanding Common Stock.

      The Board of Directors of Fountain has fixed the close of business on , 1998, as the record date to determine the stockholders who will be entitled to notice of and to vote at the Special Meeting.

      YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE SENT IN YOUR PROXY CARD.

                                 SUSAN E. PALMER
                                    Secretary


__________________, 1998

                               CANARGO ENERGY INC.

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of the shareholders of CanArgo Energy Inc. ("CanArgo") will be held at the ______________________, Calgary, Alberta on __________ __, 1998 at 11:00 a.m.
(Calgary time) for the following purposes:

1. to consider and, if deemed advisable, to pass, with or without variation, a special resolution (the "Continuance Resolution") authorizing CanArgo to apply to the Director under the Business Corporations Act (Ontario) (the "OBCA") for a certificate of continuance continuing CanArgo thereunder as if it had been incorporated under the OBCA (the "Continuance");

2. conditional on the Continuance being approved, to consider, pursuant to an order (the "Interim Order") of the Ontario Court of Justice (General Division) (the "Court") issued ___________ __, 1998 and, if deemed advisable, to pass, with or without variation, a special resolution (the "Arrangement Resolution") to approve an arrangement (the "Arrangement") pursuant to Section 182 of the OBCA involving CanArgo and Fountain;

3. to receive the annual report of CanArgo including the financial statements and auditor's report thereon, for the financial year ended December 31, 1997;

4.    to elect five directors;

5. to appoint independent auditors and to authorize the directors to fix the auditors' remuneration; and

6. to transact such other business as may properly come before the meeting or any adjournment thereof.

      The full text of each of the Continuance Resolution and the Arrangement Resolution is set out in Annex A and Annex B, respectively, to this Joint Proxy Statement/Prospectus. A copy of the Combination Agreement with respect to the Arrangement is reproduced in full as Annex C to this Joint Proxy
Statement/Prospectus.

      As the Arrangement is being considered pursuant to the Interim Order and the Arrangement must be approved by a final order of the Court, a copy of each of the Interim Order and notice of application for the final order of the Court is reproduced as Annex D and Annex E, respectively, to this Joint Proxy Statement/Prospectus.

      Holders of common shares of CanArgo are entitled to dissent under and to be paid the fair value of their shares in accordance with Section 184 of the Business Corporations Act (Alberta) in respect of the proposed Continuance and are entitled to dissent under and to be paid the fair value of their shares in accordance with Section 185 of the OBCA in respect of the Arrangement. These rights are described in this Joint Proxy Statement/Prospectus.

      Shareholders are invited to attend the meeting. Shareholders of record at the close of business on _____________ __, 1998 will be entitled to vote at the meeting except to the extent that a person has transferred any common shares of CanArgo after that date and the new holder of such common shares establishes proper ownership and requests not later than ten days before the meeting to be included in the list of shareholders eligible to vote at the meeting.

      DATED at Calgary, Alberta this _____ day of _____________, 1998.

                                       By Order of the Board of Directors



                                       (Signed)  Michael R. Binnion

Note: Shareholders are requested to date, sign and return the enclosed form of proxy for use at the meeting whether or not they are able to attend personally. All instructions appointing proxies to be used at the meeting must be deposited with the office of CanArgo's transfer agent, Montreal Trust Company of Canada, Suite 710, 530-8th Avenue S.W., Calgary, Alberta, T2P 358, not less than 48 hours prior to the time of the meeting or any adjournment thereof or be received by the Chair or Secretary of the meeting on the day of the meeting.

                                TABLE OF CONTENTS


SUMMARY......................................................................................1
GLOSSARY OF CERTAIN TERMS....................................................................9
RISK FACTORS................................................................................16
         Recent Negative Operating Results of Fountain......................................16
         Recent Operating Results of CanArgo; Limited Operating History of CanArgo..........16
         Possible Limitation on Fountain's Net Operating Loss Carryovers....................16
         Fountain Liquidity and Capital Resources...........................................17
         CanArgo Liquidity and Capital Resources............................................17
         Liquidity and Capital Resources of the Combined Company............................17
         Litigation and Claims..............................................................18
         Relationship between NOC and JKX...................................................18
         Risks of Foreign Operations........................................................18
               Concentration of Business in Eastern Europe..................................18
               Risk of Political Instability................................................19
               New Market Economy...........................................................19
               Currency Risk................................................................19
               Foreign Jurisdiction.........................................................19
         Volatility of Oil and Gas Prices...................................................20
         Uncertainty of Reserve Information.................................................20
         Exploration, Development and Production Risks......................................20
         Extensiveness of Laws and Regulations Applicable to Oil and Gas Operations.........21
         Competition........................................................................21
         Management and Personnel Changes...................................................21
         Accounting Treatment of the Transaction............................................22
         Continued Listing on NASDAQ; Application of the Penny Stock Rules..................22
         Dividends..........................................................................23
         Anti-Takeover Effects of Stock Issuance............................................23
REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES..............................................24
EXCHANGE RATE OF CANADIAN AND U.S. DOLLARS..................................................24
COMPARATIVE MARKET PRICE DATA...............................................................25
SELECTED HISTORICAL FINANCIAL DATA..........................................................26
         Fountain...........................................................................26
         CanArgo............................................................................26
PRO FORMA FINANCIAL INFORMATION.............................................................28
FOUNTAIN AND CANARGO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET...................29
THE MEETINGS--GENERAL PROXY INFORMATION.....................................................35
         Fountain...........................................................................35
         CanArgo............................................................................35
THE TRANSACTION.............................................................................36
         General............................................................................36
         Background of the Transaction......................................................37
         Reasons for the Transaction........................................................39
               Fountain's Reasons for the Transaction.......................................39
               CanArgo's Reasons for the Transaction........................................41
         Board Recommendations..............................................................41
         Opinions of Financial Advisors.....................................................41
         Interests of Certain Persons in the Transaction....................................48
         Transaction Steps and Description of Exchangeable Shares...........................49
               The Continuance..............................................................49
               The Arrangement..............................................................49

               Retraction, Redemption and Call Rights.......................................49
               Exchange, Voting, Dividend and Liquidation Rights of Holders of
                   Exchangeable Shares......................................................50
               Fountain Support Obligation..................................................51
               Certificate of Designation Creating Fountain Special Voting Stock............51
               CanArgo Options..............................................................51
         The Combination Agreement..........................................................52
               Representations and Covenants................................................52
               Non-Solicitation Covenant....................................................52
               Conditions to Closing........................................................53
               Termination and Termination Fees.............................................53
         Shareholder Agreements.............................................................54
         Court Approval of the Arrangement and Completion of the Transaction................54
         Anticipated Accounting Treatment...................................................55
         Procedures for Exchange of Share Certificates by CanArgo Shareholders..............55
         Stock Exchange Listings............................................................55
               Exchangeable Shares; CanArgo Common Shares...................................55
               Fountain Common Stock........................................................56
         Eligibility for Investment in Canada...............................................56
         Regulatory Matters.................................................................56
               HSR Act and Competition Act (Canada).........................................56
               Investment Canada Act........................................................56
         Resale of Exchangeable Shares and Fountain Common Stock Received in the
             Transaction....................................................................56
               United States................................................................56
               Canada.......................................................................56
         Ongoing Canadian Reporting Obligations.............................................57
THE COMPANIES AFTER THE TRANSACTION.........................................................57
         General............................................................................57
         Management.........................................................................57
               Directors....................................................................57
               Executive Officers...........................................................58
         Principal Holders of Securities....................................................59
         Compliance With Section 16(a) of the Exchange Act..................................59
         Fountain Capital Stock.............................................................59
               Authorized Capital Stock.....................................................59
               Common Stock.................................................................59
               Preferred Stock..............................................................59
               Special Voting Stock.........................................................60
         CanArgo Share Capital..............................................................60
               CanArgo Common Shares........................................................60
               First Preferred Shares.......................................................60
               Second Preferred Shares......................................................61
               CanArgo Exchangeable Shares..................................................61
         Future Issuances of Authorized Shares..............................................63
               Voting, Support and Exchange Trust Agreement.................................63
               Voting Rights................................................................64
               Optional Exchange Right......................................................64
               Fountain Support Obligation..................................................65
               Delivery of Fountain Common Stock............................................65
         Independent Accountants............................................................66
         Transfer Agents and Registrars.....................................................66
TAX CONSIDERATIONS..........................................................................66
         Canadian Federal Income Tax Considerations to CanArgo Shareholders.................66
               Shareholders Resident in Canada..............................................67
               Exchange of CanArgo Common Shares for Exchangeable Shares....................67
               Call Rights..................................................................67

               Dividends....................................................................67
               Redemption or Exchange of Exchangeable Shares................................68
               Taxation of Capital Gain or Capital Loss.....................................69
               Acquisition and Disposition of Fountain Common Stock.........................69
               Foreign Property Information Reporting.......................................69
               Dissenting Shareholders......................................................69
         Canadian Federal Income Tax Considerations to Holders of CanArgo Warrants..........70
         Shareholders Not Resident in Canada................................................70
               Non-Resident Holders of CanArgo Warrants.....................................71
         United States Federal Tax Considerations...........................................71
               Holders of Fountain Common Stock.............................................71
               Holders of CanArgo Common Shares.............................................71
               United States Holders of CanArgo Common Shares...............................72
               CanArgo Shareholders That Are Not United States Holders......................76
               Limitation on U.S. Net Operating Loss Carryovers.............................77
         Norwegian Tax Considerations.......................................................77
FOUNTAIN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
         OPERATIONS.........................................................................78
         Qualifying Statement With Respect To Forward-Looking Information...................78
         Liquidity, Capital Resources and Changes in Financial Condition....................78
         Results of Operations..............................................................83
INFORMATION CONCERNING FOUNTAIN.............................................................86
         General Development of Fountain's Business.........................................86
         Ventures in Eastern Europe.........................................................86
         Properties and Ventures in North America...........................................90
         Competition........................................................................91
         Technology for Enhanced Production of Heavy Oil....................................91
         Principal Markets..................................................................92
         Methods of Distribution............................................................92
         Licenses, Concessions and Patents..................................................92
         Environmental Matters..............................................................93
         Employees..........................................................................93
         Properties.........................................................................93
         Legal Proceedings..................................................................94
         Security Ownership.................................................................95
         Executive Compensation.............................................................98
         Directors' Compensation...........................................................100
CANARGO MANAGEMENT'S DISCUSSION AND ANALYSIS OF  FINANCIAL CONDITION AND RESULTS OF
         OPERATIONS........................................................................102
         Qualifying Statement With Respect To Forward-Looking Information..................102
         Overview..........................................................................102
         Liquidity, Capital Resources and Changes in Financial Condition...................102
         Results of Operations.............................................................103
INFORMATION CONCERNING CANARGO.............................................................105
         General...........................................................................105
         History...........................................................................105
         Business and Properties...........................................................105
         Employees.........................................................................110
         Description of Share Capital......................................................110
               CanArgo Common Shares.......................................................110
               First Preferred Shares......................................................110
               Second Preferred Shares.....................................................110
               CanArgo Purchase Warrants...................................................110
               CanArgo Special Warrants....................................................111

         Prior Issuances Of Shares.........................................................111
         Principal Holders Of Securities...................................................112
         Directors and Officers............................................................113
               Executive Compensation......................................................114
         Indebtedness of Directors and Senior Officers.....................................116
         Stock Option Plan.................................................................116
         Legal Proceedings.................................................................117
         Interest of Directors in Related Transaction......................................117
COMPARISON OF STOCKHOLDER RIGHTS...........................................................118
         Vote Required for Extraordinary Transactions......................................118
         Amendment to Governing Documents..................................................118
         Dissenters' Rights................................................................119
         Oppression Remedy.................................................................119
         Derivative Action.................................................................120
         Shareholder Consent in Lieu of Meeting............................................120
         Director Qualifications...........................................................120
         Fiduciary Duties of Directors.....................................................120
         Indemnification of Officers and Directors.........................................121
         Anti-Takeover Provisions and Interested Stockholder Transactions..................121
DISSENTING SHAREHOLDERS' RIGHTS............................................................122
         CanArgo...........................................................................122
               Dissent to Continuance under Section 184 of the ABCA........................123
               Dissent to Arrangement under Section 185 of the OBCA........................124
               Address for Notices.........................................................125
         Fountain..........................................................................125
ADDITIONAL MATTERS FOR CONSIDERATION OF FOUNTAIN STOCKHOLDERS..............................126
         Proposal to Approve Change of Name................................................126
         Proposal to Approve the Reverse Split.............................................126
               General.....................................................................126
               Reasons for the Reverse Split...............................................127
ADDITIONAL MATTERS FOR CONSIDERATION OF CANARGO SHAREHOLDERS...............................128
         Election of Directors.............................................................128
         Appointment of Auditors...........................................................129
EXPERTS....................................................................................129
LEGAL MATTERS..............................................................................129
FUTURE STOCKHOLDER PROPOSALS...............................................................130
INCORPORATIONS BY REFERENCE................................................................130
ADDITIONAL INFORMATION.....................................................................130
APPROVAL OF PROXY STATEMENT BY CANARGO BOARD OF DIRECTORS..................................132
INDEX TO FINANCIAL STATEMENTS..............................................................F-i

ANNEXES:

A - Continuance Resolution
B - Arrangement Resolution
C - Combination Agreement
D - Interim Order (to be filed by amendment)
E - Notice of Application For Final Order (to be filed by amendment)
F - Plan of Arrangement
G - Voting, Support and Exchange Trust Agreement
H - Opinion of CIBC Oppenheimer
I - Opinion of Orkla Finans
J - Opinion of Roche Securities
K - Section 184 of the ABCA and Section 185 of the OBCA
L - Form of Fountain Certificate of Amendment to Change Fountain's Name
M - Form of Fountain Certificate of Amendment to Effect the Reverse Split

                                     SUMMARY

      The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. It is not, and is not intended to be, complete in itself. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Joint Proxy Statement/Prospectus, which shareholders of CanArgo and stockholders of Fountain are encouraged to review. Unless otherwise indicated, capitalized terms used in this Joint Proxy Statement/Prospectus are defined in the Glossary of Certain Terms which follows this Summary or elsewhere in this Joint Proxy Statement/Prospectus.

THE COMPANIES

Fountain...........................    Fountain is a Delaware corporation that
                                       has held interests in four Eastern
                                       European oil and gas fields with a
                                       productive history that indicated the
                                       potential for increased production
                                       through rehabilitation and utilization of modern production techniques. Fountain has not yet, however, been successful in producing commercial quantities of oil and gas from these fields, and assets associated with three of these fields were impaired during the fourth quarter of 1997. The remaining field is the Stynawske Field, located in Ukraine.
                                       Fountain also has interests in oil fields in Canada.

                                       Fountain's principal executive offices
                                       are located at 1400 Broadfield Boulevard, Houston, Texas 77084, (281) 492-6992. See
                                       "INFORMATION CONCERNING FOUNTAIN."

CanArgo............................    CanArgo is an Alberta corporation with
                                       interests in oil and gas properties in
                                       the Republic of Georgia. CanArgo's
                                       principal asset is a 55.9% interest in
                                       Ninotsminda Oil Company Limited ("NOC"), a Cyprus corporation that holds the rights under a production sharing contract ("PSC") for the Ninotsminda
                                       Field, the West Rustavi Field and the
                                       Manavi prospect in the Republic of
                                       Georgia. In addition, CanArgo holds the
                                       rights to the Nazvrevi prospect in the
                                       Republic of Georgia under the terms of an additional production sharing contract.
                                       CanArgo's main focus is the current
                                       development of the producing Ninotsminda
                                       Field and future development of the
                                       Rustavi Field and Nazvrevi prospect.

                                       CanArgo's principal executive offices are located at 1580 Guinness House, 727-7th Avenue S.W., Calgary, Alberta, Canada
                                       T2P 0Z5, (403) 777-1185. See "INFORMATION
                                       CONCERNING CANARGO."

The Transaction....................    The Combination Agreement between
                                       Fountain and CanArgo (the "Combination
                                       Agreement") provides for the combination of Fountain and CanArgo in a transaction in which each holder of common shares of CanArgo (the "CanArgo Common Shares") will receive 1.6 Exchangeable Shares
                                       (subject to adjustment for changes in the capitalization of Fountain) for each
                                       CanArgo Common Share held. The
                                       Exchangeable Shares will be securities
                                       issued by CanArgo that are exchangeable
                                       generally at the option of the holders
                                       for Fountain Common Stock on a
                                       share-for-share basis and entitle their
                                       holders to dividends and other rights
                                       economically equivalent to those to which holders of Fountain Common Stock are entitled. Through contractual arrangements, holders of Exchangeable
                                       Shares will have the right to direct
                                       votes at meetings
                                       of stockholders of Fountain commensurate with the number of shares of Fountain
                                       Common Stock such holder has the right to receive upon exchange of the Exchangeable
                                       Shares.

THE MEETINGS

Time, Date and Place...............    The Fountain stockholders meeting will be
                                       held at ___________
                                       _______________________________ on
                                       __________ __, 1998 at 10:00 a.m. The
                                       CanArgo shareholders meeting will be held at _____________________________________,
                                       Calgary, Alberta on _________ __, 1998 at
                                       11:00 a.m. See "THE MEETINGS - GENERAL
                                       PROXY INFORMATION."

Record Dates, Shares Entitled
  to Vote..........................    Holders of record of Fountain Common
                                       Stock on _______ __, 1998 (the "Fountain
                                       Record Date") are entitled to notice of
                                       and to vote at the Fountain stockholders meeting. At the close of business on the Fountain Record Date, there were outstanding and entitled to vote
                                       __________ shares of Fountain Common
                                       Stock, each of which will be entitled to one vote on each matter to be acted upon at the meeting.

                                       Holders of record of CanArgo Common
                                       Shares on ________ __, 1998 (the "CanArgo
                                       Record Date") are entitled to notice of
                                       and to vote at the CanArgo shareholders
                                       meeting except to the extent that a
                                       person has transferred CanArgo Common
                                       Shares after that date and the new holder of such shares establishes proper ownership and demands not later than ________ __, 1998 to be included in the list of shareholders eligible to vote at the CanArgo shareholders meeting. At the close of business on __________ __, 1998, there were outstanding and entitled to
                                       vote __________ CanArgo Common Shares,
                                       each of which will be entitled to one
                                       vote on each matter to be acted upon at
                                       the meeting. See "THE MEETINGS -- GENERAL
                                       PROXY INFORMATION."


Matters to be Considered at the
  Meetings.........................    At the Fountain stockholders meeting,
                                       Fountain's stockholders will consider and vote upon: (i) the approval of the issuance of 100 shares of Series Voting
                                       Preferred Stock of Fountain, par value
                                       US$0.10 (the "Fountain Special Voting
                                       Stock"), and up to 24,448,860 shares of
                                       Fountain Common Stock, as presently
                                       constituted, pursuant to the
                                       Combination Agreement (the "Fountain
                                       Stock Issuance Proposal"); and (ii) the
                                       approval of amendments to Fountain's
                                       Certificate of Incorporation (the
                                       "Fountain Certificate") to change
                                       Fountain's name to "CanArgo Energy
                                       Corporation" and to effect a reverse
                                       stock split of the Fountain Common Stock so that each two issued and outstanding shares of Fountain Common Stock will be combined into one share (the "Reverse
                                       Split") (collectively, the "Fountain
                                       Charter Changes").

                                       At the CanArgo shareholders meeting, the CanArgo shareholders will consider and vote upon: (i) the continuance (the "Continuance Resolution") of CanArgo under the OCBA; (ii) a resolution to approve the Arrangement (the "Arrangement Resolution"); (iii) the election of five directors to the Board of Directors of CanArgo (the "CanArgo Board"); (iii) a resolution to appoint Ernst & Young, as

                                       CanArgo's independent auditors and to
                                       authorize the directors to fix their
                                       remuneration; and (iv) such further
                                       business as may properly come before the CanArgo shareholders meeting or any adjournment or postponement thereof.

                                       See "THE MEETINGS -- GENERAL PROXY
                                       INFORMATION."

Votes Required.....................    The approval of the Fountain Stock
                                       Issuance Proposal will require the
                                       affirmative vote of a majority of the
                                       shares of Fountain Common Stock present
                                       in person or by proxy at the Fountain
                                       stockholders meeting and entitled to
                                       vote. The approval of each of the
                                       Fountain Charter Changes will require the affirmative vote of the holders of a majority of the shares of Fountain Common
                                       Stock outstanding on the Fountain Record
                                       Date. Stockholders of Fountain holding
                                       approximately 5.8% of the outstanding
                                       Fountain Common Stock, including all
                                       directors of Fountain, have agreed to
                                       vote their Fountain Common Stock in favor of approval of the Fountain Stock
                                       Issuance Proposal and the Fountain
                                       Charter Changes unless the Fountain Board withdraws its recommendation that the
                                       Fountain stockholders approve the
                                       Fountain Stock Issuance Proposal and
                                       Fountain Charter Changes and instead
                                       recommends that the Fountain stockholders approve an alternative transaction.

                                       Each of the Continuance Resolution and
                                       the Arrangement Resolution must be
                                       approved by the affirmative vote of not
                                       less than two-thirds of the votes cast in respect of such resolution. The directors of CanArgo must be elected by a majority of the votes cast thereon. The appointment of Ernst & Young as auditors of CanArgo at a remuneration to be fixed by the CanArgo Board must be approved by the affirmative vote of a majority of the votes cast thereon. Shareholders of CanArgo who hold approximately 42.9% of the outstanding CanArgo Common Shares have agreed to vote their CanArgo Common Shares in favor of the Continuance Resolution and the Arrangement Resolution unless the CanArgo Board withdraws its recommendation that the CanArgo shareholders approve the Continuance Resolution and the Arrangement Resolution and instead recommends that the CanArgo shareholders approve an alternative transaction.

Recommendations of Boards of
  Directors........................    The Board of Directors of Fountain (the
                                       "Fountain Board") believes that the terms of the Transaction are fair to and in the best interests of the stockholders of Fountain and has unanimously approved and unanimously recommends that stockholders of Fountain vote to approve the Fountain
                                       Stock Issuance Proposal and the Fountain
                                       Charter Changes.

                                       The CanArgo Board believes that the terms of the Transaction are fair to and in the best interests of the shareholders of CanArgo and has unanimously approved, and unanimously recommends that shareholders of CanArgo vote to approve, the Continuance Resolution and the Arrangement Resolution. The CanArgo Board also recommends a vote for each of the nominees for director and for appointment of Ernst & Young as independent auditors. See "THE TRANSACTION -- Board
                                       Recommendations."

Dissenters' Rights.................    CanArgo shareholders who oppose passage
                                       of the Arrangement

                                       Resolution are entitled to dissent under
                                       Section 185 of the OBCA in accordance
                                       with the interim order of the Ontario
                                       Court of Justice (General Division)
                                       providing for the holding of the CanArgo shareholders meeting and other procedural matters. Additionally, CanArgo shareholders who oppose approval of the Continuance Resolution are entitled to dissent under Section 184 of the ABCA. No rights to demand appraisal will be available to holders of Fountain Common Stock with respect to the Fountain Stock Issuance Proposal or the Fountain Charter Changes. See "DISSENTING SHAREHOLDERS' RIGHTS."

THE TRANSACTION

Transaction Steps..................    Under the terms of the Arrangement,
                                       CanArgo will issue 100 CanArgo Common
                                       Shares to Fountain for US$160, and each
                                       CanArgo Common Share (other than the
                                       CanArgo Common Shares held by Fountain or by holders of CanArgo Common Shares who have properly exercised their rights of dissent and are ultimately entitled to be paid fair value for their shares) will be exchanged for 1.6 (subject to adjustment for changes in the capitalization of Fountain) Exchangeable Shares of CanArgo at the Effective Time. As a result of these transactions, Fountain will own all of the outstanding share capital of CanArgo other than the Exchangeable
                                       Shares. Holders of CanArgo Common Shares will be able to obtain a certificate for the number of Exchangeable Shares to which they are entitled pursuant to the Arrangement by duly completing and returning a letter of transmittal to be delivered to registered holders of
                                       CanArgo Common Shares after the Effective
                                       Time of the Transaction. See "THE
                                       TRANSACTION-- Transaction Steps and
                                       Description of Exchangeable Shares" and
                                       "-- Procedures for Exchange of Share
                                       Certificates by CanArgo Shareholders."

The Exchangeable Shares............    The Exchangeable Shares will be
                                       exchangeable at any time at the option of the holder on a one-for-one basis for shares of Fountain Common Stock upon delivery of a certificate representing the Exchangeable Shares and written notice of exercise of the holder's exchange right. The Trustee under the Voting, Support and Exchange Trust
                                       Agreement, as holder of the Fountain
                                       Special Voting Stock, will be entitled to a number of votes on all matters on which holders of Fountain Common Stock are entitled to vote approximately equal to the number of Exchangeable Shares outstanding from time to time that are not held by Fountain or its majority-owned subsidiaries. By furnishing instructions to the Trustee, holders of Exchangeable Shares will be able to direct voting rights with respect to Fountain commensurate with those they would have after exchange of their Exchangeable Shares for Fountain Common
                                       Stock. Holders of Exchangeable Shares
                                       will also be entitled to receive
                                       dividends equivalent to any dividends
                                       paid on the Fountain Common Stock. The
                                       Voting, Support and Exchange Trust
                                       Agreement will restrict Fountain from
                                       declaring or paying dividends on Fountain
                                       Common Stock unless equivalent dividends are declared and paid on the Exchangeable
                                       Shares. Holders of Exchangeable Shares
                                       will also be entitled to participate in
                                       any liquidation of Fountain on the same
                                       basis as holders of Fountain Common
                                       Stock. See "THE TRANSACTION --
                                       Transaction Steps
                                       and Description of Exchangeable Shares."

Retraction and Redemption of
  Exchangeable Shares for
  Fountain Common Stock............    Holders of the Exchangeable Shares will
                                       be entitled at any time following the
                                       Effective Time of the Transaction, upon
                                       delivery of a certificate representing
                                       Exchangeable Shares and a duly executed
                                       retraction request, to require CanArgo to redeem such Exchangeable Shares in exchange for an equivalent number of shares of Fountain Common Stock. CanArgo must notify Fountain of all such requests. Upon notification, Fountain has the right to purchase the Exchangeable
                                       Shares that are the subject of the
                                       request in exchange for an equivalent
                                       number of shares of Fountain Common
                                       Stock. If Fountain does not exercise its purchase right, CanArgo must effect the requested redemption. On any date on or after January 30, 2004 (subject to acceleration in certain circumstances),
                                       CanArgo has the right, but not the
                                       obligation, to redeem all outstanding
                                       Exchangeable Shares in exchange for an
                                       equivalent number of shares of Fountain
                                       Common Stock. Fountain has the overriding right, but not the obligation, to acquire the outstanding Exchangeable Shares in exchange for an equivalent number of shares of Fountain Common Stock on the last business day prior to the relevant optional redemption date established by the CanArgo Board. If Fountain exercises the overriding right, CanArgo's right to redeem the Exchangeable Shares on the relevant optional redemption date will terminate. See "THE TRANSACTION --
                                       Transaction Steps and Description of
                                       Exchangeable Shares."

Reasons for the Transaction........    Fountain and CanArgo believe that the
                                       combination of the two companies will
                                       allow them to combine their individual
                                       resources, assets and expertise, allocate their resources more effectively among a broader portfolio of projects and realize economies through consolidation of certain functions. See "THE TRANSACTION--
                                       Reasons for the Transaction."

Management after the Transaction...    Pursuant to the Combination Agreement,
                                       the Fountain Board will be composed of
                                       seven members effective upon completion
                                       of the Transaction, four of whom are
                                       currently directors of CanArgo (Michael
                                       Binnion, Russell Hammond, John McLeod and
                                       David Robson) and two of whom are
                                       currently directors of Fountain (Robert
                                       A. Halpin and Nils N. Trulsvik). The
                                       seventh director will be Peder Paus.

                                       Upon completion of the Transaction, David
                                       Robson, Michael Binnion and John McLeod, currently directors and executive officers of CanArgo, will become Chairman of the Board and Chief Executive Officer, Vice Chairman and Chief Financial Officer, and President and Chief Operating Officer, respectively, of Fountain. Einar Bandlien, a director and Executive Vice President of Fountain, will remain Executive Vice President of Fountain after the completion of the Transaction. See "THE COMPANIES AFTER THE TRANSACTION -- Management."

Dividend Policy....................    Determinations to pay future dividends
                                       and the amount thereof will be made by
                                       the Fountain Board and will depend on its future earnings, capital requirements, financial condition and other relevant factors. During the foreseeable future following consummation of the
                                       Transaction, it is expected that the
                                       earnings of the combined company will be retained to support current operations, to fund oil and gas projects and to provide funds for acquiring oil and gas properties. See "COMPARATIVE MARKET PRICE
                                       DATA."

Opinions of Financial Advisors.....    CIBC Oppenheimer Corp., Orkla Finans
                                       (Fondsmegling) A.S. and Roche Securities
                                       Limited have each issued fairness
                                       opinions on certain aspects of the
                                       Transaction. See "THE TRANSACTION --
                                       Opinions of Financial Advisors."

Effective Time of the Transaction..    It is anticipated that the Transaction
                                       will become effective after the requisite shareholder, court and regulatory approvals have been obtained and are final and all other conditions to the consummation of the Transaction have been satisfied or waived. It is presently anticipated that the Transaction will become effective on or about _________
                                       __, 1998. See "THE TRANSACTION --
                                       Transaction Steps and Description of
                                       Exchangeable Shares."

Conditions to the Transaction......    The obligations of CanArgo and Fountain
                                       to consummate the Transaction are subject to the satisfaction of certain conditions, including the approval by the stockholders of Fountain of the Fountain
                                       Stock Issuance Proposal, the approval by the shareholders of CanArgo of the Continuance Resolution and the
                                       Arrangement Resolution and court approval
                                       (without material condition or costs) of the Plan of Arrangement. See "THE
                                       TRANSACTION-- The Combination Agreement."

Termination........................    The Combination Agreement may be
                                       terminated prior to the Effective Date of the Transaction, whether before or after approval of the Fountain stockholders or the CanArgo shareholders, in circumstances specified in the
                                       Combination Agreement, including (i)
                                       mutual agreement, (ii) the failure of
                                       conditions to closing that have not been waived and cannot be remedied, (iii) the failure to consummate the Transaction by September 30, 1998, other than as a result of a breach by the terminating party, (iv) the determination by a party's board of directors to recommend to its stockholders that they vote against the Transaction and approve instead a competing acquisition proposal, and (v) receipt of notice by CanArgo that the holders of more than 10% of the CanArgo Common Shares intend to exercise their right to dissent. Under certain circumstances, including a recommendation to stockholders that they vote against proposals to effect the Transaction, a failure of stockholders to approve proposals to effect the Transaction and willful failure to consummate the
                                       Transaction, Fountain or CanArgo may be
                                       required to pay a termination fee of
                                       US$3,000,000. See "THE TRANSACTION -- The
                                       Combination Agreement - Termination Fee."

Interests of Certain Persons.......    Certain executive officers and directors
                                       of Fountain and CanArgo have interests in the Transaction that are different from or in addition to the interests of the stockholders of the two companies generally, including interests arising from the following: certain directors of each of the companies will continue as directors of Fountain after completion of the Transaction; certain directors of

                                       Fountain and CanArgo who will become
                                       non-employee directors of Fountain will
                                       be entitled to receive compensation and
                                       option grants from Fountain; certain
                                       directors and officers of the companies
                                       have agreed to support the Transaction,
                                       as described under "Agreements to Support the Transaction" in this Summary; and Fountain will indemnify the current and former officers and directors of Fountain and CanArgo and provide liability insurance for at least four years after completion of the Transaction. See "THE TRANSACTION -- Interests of Certain Persons in the Transaction."

Anticipated Accounting Treatment...    The Transaction is expected to be
                                       accounted for as the purchase of CanArgo by Fountain, with the purchase price being allocated among CanArgo's assets, under "purchase" accounting in accordance with US GAAP. See "THE TRANSACTION--
                                       Anticipated Accounting Treatment."

Certain Canadian and United States
  Federal Income Tax Consequences
  to CanArgo Shareholders..........    The Transaction has been structured with
                                       the intent that it be generally treated
                                       as a reorganization of capital of CanArgo resulting in no taxable event for Canadian federal income tax purposes.
                                       However, such tax-deferred treatment
                                       generally will only be available to a
                                       CanArgo shareholder for as long as the
                                       shareholder holds the Exchangeable
                                       Shares. For Canadian and United States
                                       federal income tax purposes, shareholders of CanArgo generally will recognize a gain or loss upon the exchange of their Exchangeable Shares for shares of
                                       Fountain Common Stock based upon the
                                       difference between the fair market value of the shares of Fountain Common Stock when received and the tax basis of the Exchangeable Shares which in certain taxing jurisdictions (including Canada and the United States) may be carried over from the CanArgo Common Shares.
                                       There are other conditions and
                                       limitations on qualifying for tax
                                       deferral. See "TAX CONSIDERATIONS."
                                       CANARGO SHAREHOLDERS ARE URGED TO CONSULT
                                       THEIR TAX ADVISORS.

Eligibility for Investment of
  Exchangeable Shares..............    The Exchangeable Shares will be foreign
                                       property under the Canadian Tax Act for
                                       trusts governed by registered retirement savings plans, deferred profit sharing plans and registered retirement income funds.

Stock Exchange Listings............    The Fountain Common Stock is listed on
                                       the Nasdaq Stock Market Inc. National
                                       Market System ("NASDAQ") and the Oslo
                                       Stock Exchange (the "OSE"). There is no
                                       current intention to list the
                                       Exchangeable Shares on any stock exchange in Canada or the United States or to list the Fountain Common Stock on any stock exchange in Canada. CanArgo Common Shares are quoted on The Canadian Dealing
                                       Network (the "CDN"). Following
                                       consummation of the Transaction, the
                                       CanArgo Common Shares will no longer be
                                       quoted on the CDN.

Agreements to Support the
  Transaction......................    Shareholders of CanArgo holding an
                                       aggregate of 42.9% of the CanArgo Common
                                       Shares have entered shareholder
                                       agreements to vote in favor of the
                                       Transaction, subject to any fiduciary
                                       duties that they may have. The
                                       shareholder agreements terminate in the
                                       event
                                       the CanArgo Board withdraws the
                                       recommendation that CanArgo's
                                       shareholders approve the Transaction and instead recommends that they approve an alternative transaction. Stockholders of
                                       Fountain, including all of the directors of Fountain, who hold an aggregate of 5.8% of the Fountain Common Stock have entered into stockholder agreements to vote in favor of the Fountain Stock
                                       Issuance Proposal and the Fountain
                                       Charter Changes, subject to any fiduciary duties that they may have. The stockholder agreements terminate in the event the Fountain Board withdraws its recommendation that Fountain's stockholders approve the Transaction and instead recommends that they approve an alternative transaction. See "THE
                                       TRANSACTION -- Shareholder Agreements."

                            GLOSSARY OF CERTAIN TERMS

      Unless the context otherwise requires, the following terms shall have the following meanings when used in this Joint Proxy Statement/Prospectus.

      "ABCA" means the Business Corporations Act (Alberta).

      "Adygea" means the Republic of Adygea, a republic within the Russian Federation.

      "ALBJV" means the joint venture between Fountain and Albpetrol to develop the Gorisht-Kocul Field.

      "Albpetrol" means Sh.A. Albpetrol, the Albanian state oil company.

      "AMH" means the AMH Group Ltd. of Calgary, Alberta.

      "AMH Report" means the evaluation of CanArgo's interests in NOC dated and effective as of January 1, 1998 entitled "Evaluation of the Ninotsminda Oil Interests owned by CanArgo Energy Inc." as supplemented by the addendum letter dated March 6, 1998 entitled "Ninotsminda Field, Entitlement Volumes and Values."

      "Ancillary Rights" means any and all rights granted by Fountain to holders of Exchangeable Shares in connection with the Arrangement, including the Voting, Support and Exchange Trust Agreement and the documents related thereto (including the Voting Rights and the Exchange Rights).

      "API Gravity" means the industry standard method of expressing the gravity or density of liquid petroleum products, as defined by the American Petroleum Institute.

      "Arrangement" means the proposed arrangement of CanArgo under Section 182 of the OBCA pursuant to the Plan of Arrangement.

      "Arrangement Resolution" means the special resolution of CanArgo shareholders concerning the Arrangement in the form set out in Annex B to this Joint Proxy Statement/Prospectus.

      "Barrel" or "Bbl" means a measure of liquid volume containing 42 U.S. gallons or approximately 35 Imperial gallons.

      "BCF" means billions of cubic feet of gas.

      "BOC" means Boryslaw Oil Company, a Ukranian joint venture company developing the Stynawske Field.

      "BOE" means barrel of oil equivalent.

      "BOPD" means barrels of oil per day.

      "Brent" means the Brent price of North Sea oil at London, as quoted by Oil Week.

      "Business Plan" means the business plan established by Fountain and CanArgo with respect to the conduct of their businesses pending the Effective Date.

      "C$" means Canadian dollars.

      "Call Rights" means the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right, collectively.

      "Canadian Dollar Equivalent" means the product obtained by multiplying the relevant U.S. dollar amount by the noon spot exchange rate on such date for U.S. dollars expressed in Canadian dollars as reported by the Bank of Canada.

      "Canadian GAAP" means GAAP in Canada.

      "Canadian Tax Act" means the Income Tax Act (Canada), as amended.

      "CanArgo" means CanArgo Energy Inc., an Alberta corporation, and, except where the context otherwise requires, its consolidated subsidiaries.

      "CanArgo Affiliate" means each affiliate (as such term is defined in Rule 144(a) under the Securities Act) of CanArgo.

      "CanArgo Articles" means CanArgo's Articles of Amalgamation, as amended from time to time, including the amendment to be effected through the adoption of the Plan of Arrangement.

      "CanArgo Board" means the Board of Directors of CanArgo.

      "CanArgo Bylaws" means CanArgo's bylaws, as amended from time to time.

      "CanArgo Common Shares" means the common shares in the capital of CanArgo.

      "CanArgo Insolvency Event" means (i) the institution by CanArgo of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, (ii) the consent of CanArgo to the institution of liquidation, bankruptcy, insolvency, dissolution or winding-up proceedings against it, (iii) the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by CanArgo to contest in good faith any such proceedings commenced in respect of CanArgo within 15 days of becoming aware thereof, (iv) the consent by CanArgo to the filing of any such petition or to the appointment of a receiver, (v) the making by CanArgo of a general assignment for the benefit of creditors, (vi) the admission in writing by CanArgo of its inability to pay its debts generally as they become due, or (vii) CanArgo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Exchangeable Shares pursuant to the Exchangeable Share Provisions.

      "CanArgo Material Adverse Effect" means a material adverse effect on the business, properties, assets, financial condition, or results of operations of CanArgo and its subsidiaries taken as a whole (excluding the effect of a change in general economic conditions).

      "CanArgo Options" means all outstanding options to purchase CanArgo Common Shares, including all outstanding options granted under the CanArgo Stock Option Plan.

      "CanArgo Purchase Warrants" means the 1,581,885 common share purchase warrants issued or issuable pursuant to the CanArgo Purchase Warrant Indenture.

      "CanArgo Purchase Warrant Indenture" means the Warrant Indenture dated October 30, 1997 made between CanArgo and Montreal Trust Company of Canada, as trustee.

      "CanArgo Record Date" means ___________________ ___ 1998.

      "CanArgo Shareholder Agreements" means the shareholder agreements entered into by holders of CanArgo Common Shares, Fountain and CanArgo.

      CanArgo Shareholders Meeting" means the annual and special meeting of shareholders of CanArgo to be held with respect to, among other things, the consideration by CanArgo's shareholders of the Continuance Resolution, the Arrangement Resolution, the election of directors and the appointment of independent auditors.

      "CanArgo Special Warrants" means the 1,636,597 common share special warrants of CanArgo issued pursuant to the terms of the CanArgo Special Warrant Indenture.

      "CanArgo Special Warrant Indenture" means the Special Warrant Indenture dated October 31, 1997 between CanArgo and Montreal Trust Company of Canada, as trustee.

      "CanArgo Warrants" means the CanArgo Purchase Warrants and the CanArgo Special Warrants.

      "CIBC Oppenheimer" means CIBC Oppenheimer Corp. and Oppenheimer & Co., Inc., its predecessor.

      "Closing" means the closing of the transactions contemplated by the Combination Agreement.

      "Closing Date" means the date on which the Closing occurs.

      "Combination Agreement" means the Combination Agreement by and between Fountain and CanArgo dated as of February 2, 1998, as amended and restated, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex C.

      "Competition Act" means the Competition Act (Canada), as amended.

      "Continuance" means the continuance of CanArgo under the Canada Business Corporations Act as if CanArgo had been incorporated under the Business Corporations Act (Ontario).

      "Continuance Resolution" means the special resolution of the shareholders of CanArgo approving the Continuance, in the form set out in Annex A to this Joint Proxy Statement/Prospectus.

      "Court" means the Ontario Court of Justice (General Division).

      "Cretaceous" means a geological period of time extending from 144,000,000 years to 67,000,000 years before the present.

      "Crude Oil" means crude mineral oil, asphalt, ozokerite and all kinds of hydrocarbons and bitumens, both in solid and in liquid form, in their natural state.

      "Current Market Price" has the meaning set forth in Section 1.1 of the Exchangeable Share Provisions.

      "DGCL" means the General Corporation Law of the State of Delaware, as amended.

      "Dissent Notice" means a written objection to the Continuance or the Arrangement sent by a CanArgo shareholder to CanArgo as described under "DISSENTING SHAREHOLDERS' RIGHTS."

      "EEOR" means thermal stimulation of oil wells by electric heating called electrically enhanced oil recovery.

      "EEOR Process" means a patented and proprietary method for heating of heavy and paraffinic oil with an electric current.

      "Effective Date" means the date shown on the certificate of arrangement issued by the Director under the OBCA giving effect to the Arrangement.

      "Effective Time" means 2:00 p.m. (Toronto time) on the Effective Date.

      "Eocene" means a geological period of time approximately 50,000,000 years before the present.

      "Ernst & Young" means Ernst & Young, Chartered Accountants.

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Exchange Ratio" means 1.6:1 (or 0.8:1 if the Reverse Split is effected at or prior to the Effective Time), being the ratio of the number of Exchangeable Shares for which each CanArgo Common Share is exchanged pursuant to the Plan of Arrangement.

      "Exchange Rights" means the optional exchange right granted to the Trustee for the use and benefit of the holders of the Exchangeable Shares pursuant to the Voting, Support and Exchange Trust Agreement to require Fountain to exchange shares of Fountain Common Stock for Exchangeable Shares, plus an additional amount equivalent to any declared and unpaid dividends on such Exchangeable Shares.

      "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which are attached as Appendix A to the Plan of Arrangement.

      "Exchangeable Share Rights" has the meaning set forth under "THE COMPANIES AFTER THE TRANSACTION -- CanArgo Share Capital -- Associated Rights."

      "Exchangeable Shares" means the exchangeable shares in the capital of CanArgo.

      "Farm-Out Partners" means the entities to which Fountain farms out a portion of its interests in one or more oil and gas ventures and properties.

      "Final Order" means the final order of the Court approving the Arrangement.

      "Fountain" means Fountain Oil Incorporated, a Delaware corporation, and, except where the context otherwise requires, its consolidated subsidiaries and entities for which it accounts on the equity method.

      "Fountain Board" means the Board of Directors of Fountain.

      "Fountain Bylaws" means Fountain's bylaws, as amended from time to time.

      "Fountain Certificate" means Fountain's Certificate of Incorporation.

      "Fountain Charter Changes" means the proposed amendments to the Fountain Certificate (i) to change Fountain's name and (ii) to effect the Reverse Split, as described under "ADDITIONAL MATTERS FOR CONSIDERATION OF FOUNTAIN STOCKHOLDERS."

      "Fountain Common Stock" means the common stock, par value US$0.10 per share, of Fountain.

      "Fountain Debentures" means the 8% Convertible Subordinated Debentures due December 31, 1997 of Fountain.

      "Fountain Liquidation Event" means (i) any determination by the Fountain Board to institute voluntary liquidation, dissolution or winding up proceedings (not including a reorganization under applicable bankruptcy laws) with respect to Fountain or to effect any other distribution of assets of Fountain among its stockholders for the purpose of winding up its affairs or (ii) receipt by Fountain of notice of, or Fountain otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding up (not including a reorganization under applicable bankruptcy laws) of Fountain or to effect any other distribution of assets of Fountain among its stockholders for the purpose of winding up its affairs.

      "Fountain Material Adverse Effect" means a material adverse effect on the business, properties, assets, financial condition, or results of operations of Fountain and its subsidiaries taken as a whole (excluding the effect of a change in general economic conditions).

      "Fountain Option" means an option to purchase shares of Fountain Common Stock.

      "Fountain Preferred Stock" means the preferred stock, par value US$0.10 per share, of Fountain.

      "Fountain Record Date" means ______________ ___, 1998.

      "Fountain Special Voting Stock" means the Series Voting Preferred Stock, par value US$0.10 per share, of Fountain, 100 shares of which will be issued by Fountain and deposited with the Trustee pursuant to the Voting, Support and Exchange Trust Agreement.

      "Fountain Stockholder Agreements" means the stockholders agreement entered into by holders of Fountain Common Stock, Fountain and CanArgo.

      "Fountain Stockholders Meeting" means the special meeting of stockholders of Fountain to be held with respect to consideration by Fountain's stockholders of the Fountain Stock Issuance Proposal and the Fountain Charter Changes.

      "Fountain Stock Issuance Proposal" means the proposal to approve the issuance by Fountain of 100 shares of Fountain Special Voting Stock and shares of Fountain Common Stock pursuant to the terms of the Combination Agreement.

      "GAAP" means generally accepted accounting principles.

      "Gastron" means Gastron International Limited, a British Virgin Islands corporation.

      "GBOC" means the Georgian British Oil Company, the operator of the Ninotsminda Field under the terms of the PSC.

      "Georgian Oil" means the state oil company of the Republic of Georgia.

      "Gorisht-Kocul Field" means the Gorisht-Kocul Field in Albania, a heavy oil field that is located approximately 35 kilometers east of the Adriatic port of Vlora.

      "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Intergas" means Intergas JSC, a joint stock company incorporated in Russia having rights to develop the Maykop Field in Adygea.

      "Interim Order" means the interim order of the Court dated ____________ __ 1998, a copy of which is attached hereto in Annex D.

      "IRS" means the United States Internal Revenue Service.

      "JKX" means JKX Nederland B.V., a subsidiary of JKX Oil and Gas plc, a public United Kingdom company.

      "Joint Proxy Statement/Prospectus" means this joint management information circular and proxy statement/prospectus relating to the CanArgo Shareholders Meeting and the Fountain Stockholders Meeting, which also constitutes a prospectus with respect to the shares of Fountain Common Stock issuable upon the redemption or exchange of the Exchangeable Shares.

      "Kashtan" means Kashtan Petroleum, Ltd., a Ukrainian joint venture developing the Lelyaky Field.

      "Lelyaky Field" means the Lelyaky Field, Pryluki Region, Ukraine.

      "Letter of Transmittal" means the letter to be delivered to holders of CanArgo Common Shares, which when duly completed and returned with a certificate for CanArgo Common Shares will enable such shareholder to exchange such certificate for a certificate for Exchangeable Shares.

      "Liquidation Amount" means an amount to be satisfied by issuance of one share of Fountain Common Stock for each outstanding Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share.

      "Liquidation Call Right" means the overriding right of Fountain in the event of a proposed liquidation, dissolution or winding up of CanArgo, to acquire all, but not less than all, of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Fountain) from the holders thereof on the Effective Date of any such liquidation, dissolution or winding up in exchange for shares of Fountain Common Stock, plus an additional amount equivalent to all declared and unpaid dividends on such Exchangeable Shares, pursuant to the Exchangeable Share Provisions.

      "Liquidation Date" means the effective date of the liquidation, dissolution or winding up of CanArgo.

      "m(3)" means cubic meter.

      "Maykop Field" means the 12,500 acre Maykop gas condensate field in Adygea.

      "Minimum Number" means at least that number of the Exchangeable Shares issued by CanArgo pursuant to the Arrangement that are exchangeable pursuant to any provision of the Exchangeable Share Provisions or the Voting, Support and Exchange Trust Agreement into more than 5% of the number of shares of Fountain Common Stock issued and outstanding at the later of (i) the filing of the amendment to the Fountain Certificate with the Secretary of State of the State of Delaware to effect the Reverse Split, provided such filing is made no later than the close of business in Toronto on the Effective Date and (ii) the Effective Time.

      "MMBbls" means millions of barrels.

      "MMSTB" means millions of stock tank barrels.

      "MSTB" means thousands of stock tank barrels.

      "NASDAQ" means the Nasdaq Stock Market Inc. National Market System.

      "NOC" means Ninotsminda Oil Company, a company incorporated under the laws of Cyprus.

      "Notice of Exercise" means a duly executed notice by a holder of Exchangeable Shares requesting the exchange of Exchangeable Shares for shares of Fountain Common Stock in accordance with the provisions of the Voting, Support and Exchange Trust Agreement.

      "OBCA" means the Business Corporations Act (Ontario), as amended.

      "Optional Redemption Date" means any date established by the CanArgo Board for the redemption of Exchangeable Shares pursuant to the Exchangeable Share Provisions, which must not be earlier than January 30,

2004 unless the number of Exchangeable Shares outstanding (other than Exchangeable Shares held by Fountain and its direct and indirect subsidiaries and subject to adjustment to reflect permitted changes to the Exchangeable Shares) is less than 10% of the number of Exchangeable Shares issued on the Effective Date, as described in "THE TRANSACTION -- Transaction Steps and Description of Exchangeable Shares -- Exchange and Call Right."

      "Orkla" means Orkla Finans (Fondsmegling) A.S.

      "OSE" means the Oslo Stock Exchange.

      "Plan of Arrangement" means the plan of arrangement proposed under Section 182 of the OBCA substantially in the form attached hereto as Annex F, as amended, modified or supplemented from time to time in accordance with its terms.

      "PSC" means the production sharing contract dated February 15, 1996 between NOC and Georgian Oil.

      "PSI" means pounds per square inch.

      "PV-10" means present value of reserves to be produced in the future discounted at the rate of 10% per annum.

      "RBbl" means reservoir barrels, or barrels of liquid at reservoir conditions.

      "Redemption Call Right" means the overriding right of Fountain to purchase all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Fountain) from the holders thereof on the date fixed for redemption thereof in exchange for shares of Fountain Common Stock, plus an additional amount equivalent to all declared and unpaid dividends on such Exchangeable Shares, pursuant to the Exchangeable Share Provisions.

      "Redemption Price" means a price per Exchangeable Share to be satisfied by issuance of a share of Fountain Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Share.

      "Registration Statement" means the Registration Statement on Form S-3 filed by Fountain in connection with the registration of the 22,472,860 shares of Fountain Common Stock to be issued upon the redemption, purchase or exchange of Exchangeable Shares.

      "Retraction Call Right" means the overriding right of Fountain, in the event of a proposed retraction of Exchangeable Shares by a holder thereof, to purchase from such holder on the Retraction Date all of the Exchangeable Shares tendered for redemption in exchange for shares of Fountain Common Stock, plus an additional amount equivalent to all declared and unpaid dividends on such Exchangeable Shares, pursuant to the Exchangeable Share Provisions.

      "Retraction Date" means the date five business days after the Retraction Request is received by CanArgo on which a holder can effect a redemption of Exchangeable Shares as further set out in the Exchangeable Share Provisions and described in "THE TRANSACTION -- Transaction Steps and Description of Exchangeable Shares -- Retraction, Redemption and Call Rights."

      "Retraction Request" means a duly executed notice of retraction given by a holder of Exchangeable Shares in the form of Schedule A to the Exchangeable Share Provisions, or in such other form as may be acceptable to CanArgo.

      "Reverse Split" means the combination of two issued and outstanding shares of Fountain Common Stock into one share, to be effective upon the filing of a Certificate of Amendment to the Fountain Certificate with the Secretary of State of the State of Delaware.

      "SCF" means standard cubic feet of gas.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "STB" means stock tank barrels, or barrels of liquid at standard temperature and pressure.

      "Steering Committee" means the committee appointed by Fountain and CanArgo consisting of two representatives from Fountain and three representatives from CanArgo.

      "Stynawske Field" means the 6,000 acre Stynawske Field located in the Western Region of Ukraine.

      "Transaction" means the transactions contemplated by the Combination Agreement and by the Plan of Arrangement whereby, among other consequences, Fountain will become the sole holder, directly or indirectly, of CanArgo Common Shares.

      "Trustee" means Montreal Trust Company of Canada, or any successor thereto, pursuant to the Voting, Support and Exchange Trust Agreement.

      "UK-RAN" means UK-RAN Oil Corporation.

      "Ukranafta" means Ukranafta, the Ukrainian state oil company.

      "United States" means the United States of America.

      "US$" or "$" means United States dollars.

      "U.S. Code" means the United States Internal Revenue Code of 1986, as amended.

      "U.S. GAAP" means GAAP in the United States.

      "Voting Rights" means the rights of the holders of Exchangeable Shares (other than Fountain and certain subsidiaries of Fountain) to provide directions with respect to the votes attached to the shares of Fountain Special Voting Stock in accordance with the Voting, Support and Exchange Trust Agreement.

      "Voting, Support and Exchange Trust Agreement" means the voting, support and exchange trust agreement to be entered into among CanArgo, Fountain and the Trustee, substantially in the form of Annex G hereto.

                                  RISK FACTORS

      An investment in Fountain Common Stock involves a high degree of risk. CanArgo shareholders should consider, in addition to the implications of all other information and financial data set forth herein, the following factors before voting in favor of or against the Arrangement Resolution or making an investment in Fountain Common Stock. Fountain stockholders should consider, in addition to the implications of all other information and financial data set forth herein, the following risk factors before voting in favor of or against the Fountain Stock Issuance Proposal or the Fountain Charter Changes. Some of these risk factors relate directly to the Transaction, while others relate to the business and properties of Fountain or CanArgo independent of the Transaction.

      The United States Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Such forward-looking statements are based upon the current expectations of Fountain or CanArgo and speak only as of the date made. These forward-looking statements involve risks, uncertainties and other factors. The following factors are among those factors that in some cases have affected Fountain's and CanArgo's historical results and could cause actual results in the future to differ significantly from the results anticipated in forward-looking statements made in this Joint Proxy Statement/Prospectus, future filings by Fountain with the SEC, in Fountain's or CanArgo's press releases and in oral statements made by authorized officers of Fountain or CanArgo. When used in this Joint Proxy Statement/Prospectus, the words "estimate," "project," "anticipate," "expect," "intend," "believe," "hope" and similar expressions, as well as "will," "shall" and other indications of future tense, are intended to identify forward-looking statements.

RECENT NEGATIVE OPERATING RESULTS OF FOUNTAIN

      Fountain's ownership interests in oil and gas properties have produced minimal revenues. As a result, Fountain has experienced substantial losses during each fiscal year since the shifting of its principal activities in early 1995 to the acquisition and development of interests in oil and gas properties. For the year ended December 31, 1997, Fountain reported a net loss of $27,683,000, including losses aggregating $15,736,000 from the impairment of oil and gas ventures, losses aggregating $3,244,000 from the impairment of property and equipment and losses aggregating $3,778,000, representing Fountain's equity in the loss of unconsolidated ventures. Fountain's financial statements have been prepared under the assumption of a going concern and do not give effect to any adjustments, including additional impairments in the value of Fountain's investments in oil and gas properties and ventures and in other long-lived assets, that would be necessary if Fountain were unable to continue as a going concern. See Fountain's Consolidated Financial Statements and the Notes thereto and "FOUNTAIN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations" and "INFORMATION CONCERNING FOUNTAIN."

RECENT OPERATING RESULTS OF CANARGO; LIMITED OPERATING HISTORY OF CANARGO

      CanArgo has a limited operating history. Prior to acquiring the shares of NOC in July 1997, CanArgo did not conduct any substantial business activities. During its brief operating history CanArgo has experienced operating losses. NOC only actively began producing from the Ninotsminda Field in early 1996. In part due to increased depletion expense resulting from an increase in the carrying value of NOC's oil and gas properties upon being acquired by CanArgo, NOC has experienced operating losses. Depletion expenses relating to the Ninotsminda Field and other CanArgo oil and gas properties will increase as a result of the Transaction. In addition, CanArgo's future operating results will depend, in part, on matters over which CanArgo has no control, including, without limitation, the productivity of the Ninotsminda Field, oil and gas prices and general economic conditions. Therefore, it is not possible to estimate future operating results based upon historical operating performance. See "--Volatility of Oil and Gas Prices," "--Exploration, Development and Production Risks," "CANARGO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations" and "INFORMATION REGARDING CANARGO."

POSSIBLE LIMITATION ON FOUNTAIN'S NET OPERATING LOSS CARRYOVERS

      Fountain believes that substantially all of its net operating losses ("NOLs"), as computed for U.S. federal income tax purposes, could be subject to limitation under Section 382 of the U.S. Code. In the event that an ownership change (as defined in Section 382 of the U.S. Code) of Fountain were to occur as a result of the

Transaction or otherwise, Section 382 of the U.S. Code would impose an annual limitation on the amount of Fountain's taxable income that may be offset by its NOLs. See "TAX CONSIDERATIONS -- United States Federal Tax Considerations -- Limitation on U.S. Net Operating Loss Companies" and Note 13 of the Notes to Fountain's Consolidated Financial Statements appearing elsewhere in this Joint Proxy Statement/Prospectus.

FOUNTAIN LIQUIDITY AND CAPITAL RESOURCES

      At January 31, 1998, Fountain had remaining cash and cash equivalents of approximately $12,500,000, which it considered inadequate to proceed with its program of acquiring and developing oil and gas properties. During 1997 the initial development of Lelyaky Field in Ukraine, which is the first substantial oil and gas property in which Fountain had an interest to be developed, failed to produce commercial quantities of oil. Following those disappointing results, Orkla, one of Fountain's financial advisors, indicated in the fall of 1997 that in its judgment it would be extremely difficult for Fountain to raise either equity and debt capital in the financial markets. Contemporaneously, Fountain undertook a program to preserve its financial resources by limiting its investments in and advances to oil and gas ventures in which it holds interests and reducing its general and administrative expenses, which has resulted in the termination or delivery of contractually required notices preceding termination to three-quarters of Fountain's employees. If the Transaction or some other transaction that might provide management personnel and facilitate access to the capital markets or otherwise provide Fountain or its ventures with capital is not consummated, Fountain, as a result of its sharp reduction of personnel and questionable ability to raise capital, may be unable to continue as a going concern. See "THE TRANSACTION -- Background of the Transaction" and "FOUNTAIN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity, Capital Resources and Changes in Financial Condition."

      Development of the oil and gas properties and ventures in which Fountain has interests involves multi-year efforts and substantial cash expenditures. Development of these properties and ventures would require the availability of substantial funds from external sources. Fountain believes that its ability to access external financing is dependent upon the successful completion of a business combination with, or the farm-out of a significant portion of its interest in BOC and possibly other projects to, an entity that can provide or attract such financing. Fountain generally has the principal responsibility for arranging financing for the oil and gas properties and ventures in which it has an interest. There can be no assurance, however, that Fountain or the entities that are developing the oil and gas properties and ventures will be able to arrange the financing necessary to develop the projects being undertaken or to support the corporate and other activities of Fountain or that such financing as is available will be on terms that are attractive or acceptable to or are deemed to be in the best interests of Fountain, such entities and their respective stockholders or participants. See "FOUNTAIN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity, Capital Resources and Changes in Financial Condition."

CANARGO LIQUIDITY AND CAPITAL RESOURCES

      As at December 31, 1997, CanArgo did not have sufficient working capital on hand to finance its plan to develop its oil and gas properties in the Independent Republic of Georgia. Although management of CanArgo believes that the combined cash portion of CanArgo and Fountain would be sufficient to carry out its current development plan, in the event the transaction is not approved, CanArgo will require additional equity financing in 1998. See "CANARGO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity, Capital Resources and Changes in Financial Condition."

LIQUIDITY AND CAPITAL RESOURCES OF THE COMBINED COMPANY

      Each of Fountain and CanArgo believes that the combined company will be sufficiently capitalized following the Transaction to support a reasonable business plan that takes into account the anticipated capital needs of the combined company under such a plan. The combined company, however, may decide to accelerate development of current projects or to pursue interests in other oil and gas projects that may necessitate significant additional expenditures, which may require significant additional financing. There is no assurance that the combined company will be able to secure additional financing or that any such financing will be obtained on terms favorable to the combined company.

LITIGATION AND CLAIMS

      Fountain acquired its interests in the Lelyaky Field, Maykop Field and Stynawske Field projects by purchasing rights and other assets related to or shares of corporations holding rights and other assets related to such projects. In relation to each of the projects, payment of substantially all or a substantial portion of the maximum consideration payable by Fountain with respect to such acquisition was conditioned on the achievement of certain objectives, such as issuance of production licenses and reaching specified levels of production, often within specified periods. In the case of the Lelyaky Field and Maykop Field acquisitions, the contractual conditions to the payment of contingent consideration can no longer be met. With respect to the Lelyaky Field acquisition, the seller has filed litigation against Fountain claiming entitlement to a return of the shares sold and to the contingent consideration, based on legal theories including breach of contract, breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment and rescission. In the case of the Maykop Field acquisition, the seller has filed litigation against Fountain seeking the return of all benefits conferred upon Fountain pursuant to the acquisition contract, based on legal theories including breach of contract. The seller of Stynawske Field project has indicated that it is considering an action against Fountain seeking immediate payment of the contingent consideration payable in that acquisition on the grounds that the Transaction or other action by or inaction of Fountain has unreasonably delayed or will unreasonably delay satisfaction of the condition precedent to the payment of the contingent consideration.

      As a result of the events associated with the impairment of Fountain's investment in and advances to and other assets related to certain oil and gas ventures, Fountain may be subject to contingent liabilities in the form of claimEs from such ventures or from other participants therein. Fountain has been advised that Intergas and another shareholder of Intergas are considering asserting such claims. If one or more such asserted claims were determined to be valid, they could have a material adverse effect on Fountain's financial position, results of operations and cash flows. See "INFORMATION CONCERNING FOUNTAIN -- Ventures in Eastern Europe" and "-- Legal Proceedings" and Notes 6 and 9 of Notes to Fountain's Consolidated Financial Statements.

RELATIONSHIP BETWEEN NOC AND JKX

      CanArgo holds 55.9% of the outstanding shares of NOC. The balance of the shares of NOC is held by JKX. The relationship between CanArgo and JKX is governed by a shareholders agreement which provides, among other matters, that shares of NOC may only be issued once they have been offered to CanArgo and JKX pro rata. To date, NOC's capital requirements have been satisfied by share issuances to CanArgo and JKX. Although CanArgo believes that JKX will continue to fund its pro rata share of NOC's capital requirements, there is no assurance that it will continue to do so in the future. Accordingly, CanArgo may be required to contribute capital to NOC in greater proportion than its current share interest in NOC. Further, there can be no assurance that CanArgo will have sufficient resources to fund its pro-rata share of NOC's capital requirement. Moreover, the failure by either shareholder of NOC to contribute capital to NOC could result in a dilution of that shareholder's interest in NOC. JKX has previously contested in legal proceedings the validity of a share issuance to shareholders of NOC (who subsequently transferred their shares of NOC to CanArgo Ltd.). Such legal proceedings have since been withdrawn (without prejudice to its rights in respect of future proceedings, if any). Had the share issuance been invalid, CanArgo's interest in NOC would have been reduced to approximately 49%. There can be no assurances that such legal proceedings will not be reinstated, or if reinstated, what the outcome would be. See "INFORMATION CONCERNING CANARGO -- Legal Proceedings."

RISKS OF FOREIGN OPERATIONS

    Concentration of Business in Eastern Europe

        It is anticipated that most of the oil and gas production of the combined company, CanArgo and, if it successfully develops the Stynawske Field, Fountain, will be derived from operations in Eastern Europe. In addition to the risks normally associated with oil and gas development and production (See "-Exploration, Development and Production Risk"), the success of operations in Eastern Europe will depend on, among other things, the operator's ability to maintain its relationships with its local development partners, political stability, export and transportation tariffs, local and national tax requirements and exercises of foreign government sovereignty over the exploration area. No assurance can be given that the Eastern European operations of either

CanArgo or Fountain, alone or combined, will be successful. See "INFORMATION CONCERNING FOUNTAIN -- Ventures in Eastern Europe", "INFORMATION CONCERNING CANARGO -- Business and Properties" and Note 6 of the Notes to Fountain's Consolidated Financial Statements.

    Risk of Political Instability

      The forms of government and the economic institutions in the countries in which the principal projects of Fountain and CanArgo are located have been established relatively recently and, accordingly, may be subject to a greater risk of political instability or change than may be the case with respect to governments and economies that have been in existence for longer periods of time. Generally, the government is an important participant in the establishment of the arrangements defining each project. These arrangements, therefore, may be subject to changes in the event of changes in government institutions, government personnel or political power and the development of new administrative policies and practices. There can be no assurance that Fountain or CanArgo will be able to take measures to provide adequate protection against political instability or changes in government institutions, personnel, policies or practices or shifts in political power. See "INFORMATION CONCERNING FOUNTAIN -- Ventures in Eastern Europe -- Risks Associated with Eastern European Ventures" and "INFORMATION CONCERNING CANARGO -- Business and Properties."

    New Market Economy

      The infrastructures, labor pools, sources of supply and legal and social institutions in the Eastern European countries may not be equivalent to those normally found in connection with projects in North America. Moreover, the regulatory regime governing oil and gas operations (including environmental regulations) may have been recently promulgated and may be relatively untested, so there may not be enforcement history or established practice that can aid CanArgo and Fountain in evaluating how the regulatory regime will affect their respective operations. More permits and approvals may be required for Eastern European entities and projects than for North American entities and projects. The procedures for obtaining such permits and approvals may be more cumbersome, and officials may have more discretion in acting on application and requests. Each of these factors may result in a lower level of predictability and a higher risk of frustration of expectations. See "INFORMATION CONCERNING FOUNTAIN -- Ventures in Eastern Europe -- Risks Associated with Eastern European Ventures" and "INFORMATION CONCERNING CANARGO -- Business and Properties."

    Currency Risk

      The combined company, as well as CanArgo or Fountain individually, may be exposed to the risk of foreign currency exchange losses in connection with its operations in Eastern Europe by holding cash and receivables denominated in foreign currencies during periods in which a strengthening United States dollar may be experienced. Fountain and CanArgo recognize that revenue generated from their Eastern European operations may be received in local currencies in the countries in which operations are conducted, which may include Georgia and Ukraine. While such currencies are now generally freely convertible into United States dollars, there is no assurance that such convertibility will continue. Neither Fountain nor CanArgo speculates in foreign currencies or presently maintains significant foreign currency cash balances. Dividends or distribution may also be received in such currencies, and there is no assurance that Fountain, CanArgo or the combined company will be able to convert such currencies into United States dollars. Even where convertibility is available, applicable exchange rates may not reflect a parity in purchasing power. Fluctuations of exchange rates could result in a devaluation of foreign currencies being held. See "INFORMATION CONCERNING FOUNTAIN -- Ventures in Eastern Europe -- Risks Associated with Eastern European Ventures" and "INFORMATION CONCERNING CANARGO -- Business and Properties."

    Foreign Jurisdiction

      In the event of a dispute arising in connection with its foreign operations, Fountain, CanArgo or the combined company may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts of the United States or Canada or enforcing U.S. or Canadian judgments in such other jurisdictions. Fountain, CanArgo or the combined company may also be hindered or prevented from enforcing their rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.

VOLATILITY OF OIL AND GAS PRICES

      The profitability of CanArgo and the combined company will be (and the profitability of Fountain could be) significantly affected by changes in the market price of oil and gas. Prices for oil and natural gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond the control of Fountain, CanArgo or the combined company. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions in the Middle East and elsewhere and overall economic conditions. It is impossible to predict future oil and natural gas price movements with any certainty. Lower oil and natural gas prices may materially adversely affect the financial condition, liquidity and results of operations of Fountain, CanArgo or the combined company.

UNCERTAINTY OF RESERVE INFORMATION

      There are numerous uncertainties inherent in estimating oil and natural gas reserves and their values, including many factors beyond the control of Fountain, CanArgo or the combined company. The process of estimating quantities of "proved" and "proved developed" natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to Fountain's, CanArgo's or the combined company's reserves will likely vary from estimates, and such variances may be material.

EXPLORATION, DEVELOPMENT AND PRODUCTION RISKS

      In order to produce oil and gas in sufficient quantities and to market such oil and gas at sufficient prices to provide positive cash flow to Fountain, CanArgo or the combined company, the exploration and development efforts of the oil and gas ventures and properties in which such entity has interests must be successful. Oil and gas exploration and development involves a high degree of risk, which even careful evaluation based upon a combination of experience and knowledge greater than those possessed by Fountain and CanArgo may not be able to avoid. There is no assurance that Fountain, CanArgo or the combined company will develop additional commercial quantities of oil and gas. There is also no assurance that, even if commercial quantities of oil and gas are identified, an oil and gas project will be brought into commercial production. The development of an oil and gas deposit once discovered is dependent upon a number of factors, such as size of the deposit, proximity to infrastructure, oil prices and government regulations, which are beyond the control of Fountain, CanArgo and the combined company. See "INFORMATION CONCERNING FOUNTAIN" and "INFORMATION CONCERNING CANARGO -- Business and Properties."

      Additionally, the business of developing oil and gas properties and producing oil and gas is generally subject to a number of hazards, including labor disputes, unusual or unexpected geological conditions, slope failures, natural phenomena such as inclement weather conditions, earthquakes, fire, explosions, blow-outs, pipe failures, casing collapses, unusual or unexpected formations and pressures and environmental hazards such as oil spills, gas leaks, ruptures and discharges of toxic gases. Any one of these hazards may result in environmental damage, personal injury or death, delays in development or production and other harm that could result in substantial losses to third parties and losses and liability to Fountain, CanArgo or the combined company. The potential for such hazards is greater when the oil and gas development and production activities involve the rehabilitation of fields where the practices and technologies employed in the past have not embodied the highest standards then in effect. These hazards can be minimized but not eliminated through use of various engineering and other technological methods, and the combined company, as well as Fountain and CanArgo individually, intends to employ such methods to industry standards. See "INFORMATION CONCERNING FOUNTAIN" and "INFORMATION CONCERNING CANARGO -- Business and Properties."

      Each of Fountain and CanArgo (through NOC) maintains insurance customary in the oil and gas industry for a company of its size and with its scope of operations. The insurance that Fountain and CanArgo maintain does not cover all of the risks involved in oil development, drilling and production and, if coverage does exist, may not be sufficient to pay the full amount of such liabilities. Any uninsured loss could have a material and adverse effect on Fountain, CanArgo and the combined company.

      Ultimate realization of the carrying value of Fountain's, CanArgo's or the combined company's oil and gas properties and ventures will require production of oil and gas in sufficient quantities and the marketing of such oil and gas at sufficient prices to provide positive cash flow, which is dependent upon, among other factors, achieving significant production at costs that provide acceptable margins, reasonable levels of taxation from local authorities, and the ability to market the oil and gas produced at or near world prices. If one or more of the above factors, or other factors, are different than anticipated, these plans may not be realized, and such carrying value may not be recovered.

EXTENSIVENESS OF LAWS AND REGULATIONS APPLICABLE TO OIL AND GAS OPERATIONS

      The oil and gas activities of Fountain and CanArgo are subject to extensive national, provincial, state and local laws and regulations governing exploration, development, production, exports, taxes, labor standards, occupational health and safety, environmental matters, such as spills, releases, disposal and remissions of hazardous substances and other matters. Many of these laws and regulations have become more stringent in recent years, imposing greater administrative requirements, such as the submission and approval of environmental impact assessments, and greater liability on a larger number of potentially responsible parties. Consequently, compliance with such laws and regulations has resulted in increased costs of and delays in planning, designing, drilling, developing, constructing, operating and closing oil wells and other facilities. Moreover, it is possible that future changes in these laws and regulations could result in substantial increases in costs and liabilities and delays in the future. Because the requirements imposed by such laws and regulations are frequently changed, Fountain, CanArgo and the combined company are unable to predict the ultimate cost of compliance with these requirements or their effect on their operations. See "INFORMATION CONCERNING FOUNTAIN -- Environmental Matters" and "INFORMATION CONCERNING CANARGO --Business and Properties."

COMPETITION

      The oil and gas industry is highly competitive. Fountain and CanArgo encounter competition from other oil and gas companies in all areas of operations, including the acquisition of producing properties. The companies' competitors include integrated oil and natural gas companies, numerous independent oil and gas companies, individuals and drilling and income programs. Many of these competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than Fountain and CanArgo and which, in many instances, have been engaged in the energy business for a much longer time than Fountain and CanArgo. Such competitors may be able to develop better information and provide better analysis of available information, to pay more for productive oil and natural gas properties and exploratory prospects and to define, evaluate, bid for and purchase a greater number of properties and prospects than Fountain's, CanArgo's or the combined company's financial or human resources permit. The combined company's ability to acquire additional properties and to discover reserves in the future will be dependent upon its ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.

MANAGEMENT AND PERSONNEL CHANGES

      As a result of the Transaction, the composition of Fountain's management will be changed. Specifically, Fountain's Board will be comprised of seven members, two of whom are current Fountain directors and four of whom are current CanArgo directors. David Robson, Michael Binnion and John McLeod, currently directors and executive officers of CanArgo, will become Chairman of the Board and Chief Executive Officer, Vice-Chairman and Chief Financial Officer, and President and Chief Operating Officer, respectively, of Fountain. Einar Bandlien, a director and Executive Vice President of Fountain, is expected to continue to be employed as Executive Vice President of Fountain after the completion of the Transaction. Fountain and CanArgo believe that the success of the combined company will depend to a significant degree on these key personnel and on the combined company's ability to attract and retain highly-skilled personnel. The loss of key Fountain and CanArgo personnel might adversely affect the combined company's future results if the combined company can not attract suitable replacements. See "THE TRANSACTION -- Interests of Certain Persons in the Transaction" and "THE COMPANY AFTER THE TRANSACTION -- Management."

      CanArgo's management believes that operating efficiencies are derived from contracting out the principal operating functions of various properties, including those of the Ninotsminda Field, to a local service company. Although representatives of CanArgo (through NOC) have representation on, and control of, a coordinating committee responsible for the Ninotsminda Field, the day to day operations and consequent personnel control and supervision rest with the local service company. CanArgo's decentralized operating management approach will represent a changed operating strategy for Fountain.

ACCOUNTING TREATMENT OF THE TRANSACTION

      As a result of the accounting treatment of the Transaction, Fountain's carrying value on a consolidated basis of CanArgo's oil and gas properties for financial accounting purposes will be substantially higher than CanArgo's historic carrying values for such properties. This will have two important consequences. First, the higher carrying value will result in higher depletion expense than otherwise would be recognized. Second, U.S. GAAP requires that oil and gas properties be reviewed for impairment to determine whether the carrying value may not be recoverable. As a result of the higher carrying value for oil and gas properties both CanArgo and Fountain will be more susceptible to write downs relating to the impairment of oil and gas properties. While these two consequences will not have an impact on the combined company's consolidated cash flow, they could adversely impact the combined company's earnings and indirectly the price at which Fountain Common Stock will trade. See "CANARGO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations" and "INFORMATION REGARDING CANARGO."

CONTINUED LISTING ON NASDAQ; APPLICATION OF THE PENNY STOCK RULES

      The Fountain Common Stock is listed on NASDAQ. Fountain currently meets the continued listing criteria of NASDAQ although the market price has recently been fluctuating through the minimum bid price requirement of US$1.00 per share. One purpose of the Reverse Split is to increase the per share value of Fountain Common Stock to facilitate compliance with the continued listing requirements of NASDAQ. If Fountain is unable to maintain the standards for continued listing, the Fountain Common Stock would no longer be traded on NASDAQ. Trading, if any, of the Fountain Common Stock might thereafter be conducted on the NASDAQ Small Cap Market, if Fountain meets the applicable requirements and applies for and is accepted for listing on such market, on an electronic bulletin board established for securities that are not listed on any United States national securities exchange or automated quotation system or in what is commonly referred to as the "pink sheets." In such event, a Fountain stockholder could find it more difficult to dispose of, or to obtain accurate quotations as to the price of Fountain Common Stock. Were Fountain to lose its NASDAQ listing, the OSE might consider delisting Fountain Common Stock from that exchange.

      In addition, if Fountain Common Stock were delisted, such shares could be subject to the so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of US$1,000,000 or annual income exceeding US$200,000, or US$300,000 together with a spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to sale. Consequently, if the Fountain Common Stock ceased trading on NASDAQ, the ability of broker-dealers to handle or their interest in handling transactions in Fountain's securities and the ability of Fountain stockholders to sell their Common Stock in the secondary market may be adversely affected.

      The SEC's regulations define a "penny stock" as, among other things, an equity security that is not listed on a national securities exchange or quoted on NASDAQ that has a market price of less than US$5.00 per share. For any transaction involving a penny stock, unless exempt, the rules require the delivery prior to the transaction of a disclosure schedule relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result, if Fountain Common Stock is determined to be "penny stock," a Fountain stockholder may find it more difficult to dispose of his Fountain Common Stock.

DIVIDENDS

      Neither Fountain nor CanArgo has paid cash dividends in the past. Determinations about the payment of future dividends by the combined company and the amount thereof will be made by the its Board of Directors and will depend on the combined company's future earnings, financial condition and relevant factors. For the foreseeable future following consummation of the Transaction, it is expected that the earnings, if any, of the combined company will be retained to support current operations, to fund oil and gas projects and to acquire interests in oil and gas properties. Additionally, NOC has agreed with certain consultants to pay such consultants an amount equal to 4.5% of any dividends declared and paid on the common shares of NOC.

ANTI-TAKEOVER EFFECTS OF STOCK ISSUANCE

      The Fountain Board is authorized at any time and from time to time, without any further vote or action by Fountain's stockholders, to provide for the issuance of shares of preferred stock of Fountain in one or more classes or series and to fix for each such class or series voting powers, designations, preferences, rights, qualifications, limitations or restrictions. The issuance of preferred stock by Fountain could have an anti-takeover effect under certain circumstances. Since the voting rights to be accorded to any series of preferred stock of Fountain remain to be fixed by the Fountain Board, the holders of such stock may be granted the power to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where the DGCL does not require a class vote, or might be given a disproportionately large number of votes. Such preferred stock could also be convertible into a large number of shares of Fountain Common Stock under certain circumstances or have other terms which might render the acquisition of a controlling interest in Fountain more difficult or more costly. Moreover, shares of preferred stock of Fountain could be privately placed with purchasers who might support Fountain management in opposing an unsolicited tender offer or other attempt to obtain control. As a result, the issuance of preferred stock of Fountain as an anti-takeover device might preclude stockholders from taking advantage of a situation which might be favorable to their interests. See 'THE COMPANIES AFTER THE TRANSACTION -- Fountain Capital Stock -- Preferred Stock."

                 REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

      The financial statements and the pro forma financial statements of Fountain and the summaries of historical and pro forma financial information concerning Fountain contained in this Joint Proxy Statement/Prospectus are reported in US$ and have been prepared in accordance with U.S. GAAP.

      Unless otherwise indicated, the financial statements of and the summaries of financial information concerning CanArgo contained in this Joint Proxy Statement/Prospectus are reported in US$ and have been prepared in accordance with Canadian GAAP, which as applied to CanArgo conforms in all material respects with U.S. GAAP.

      Unless otherwise indicated, the financial statements of and the summaries of financial information concerning NOC contained in this Joint Proxy Statement/Prospectus are reported in US$ and have been prepared in accordance with international GAAP, which as applied to NOC conforms in all material respects with U.S. GAAP.

                   EXCHANGE RATE OF CANADIAN AND U.S. DOLLARS

      In this Joint Proxy Statement/Prospectus, dollar amounts are expressed either in US$ or C$.

      The following table sets forth, for each year indicated, the high and low exchange rates for one C$ expressed in US$, the average of such exchange rates on the last business day of each month during such year, and the exchange rate at the end of such year, based upon the noon buying rate in New York City for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"). Such rates quoted are the number of U.S. dollars per C$1.00 and are the inverse of rates quoted by the Federal Reserve Bank of New York for the number of Canadian dollars per US$1.00.

                                                    YEAR ENDED DECEMBER 31
                                          -------------------------------------------
                                           1993     1994      1995     1996     1997
                                          ------   ------    ------   ------   ------
High...................................   0.8046   0.7632    0.7527   0.7513   0.7487

Low....................................   0.7439   0.7103    0.7023   0.7235   0.6945

Average................................   0.7729   0.7300    0.7305   0.7329   0.7198

Period End.............................   0.7544   0.7128    0.7323   0.7301   0.6999


      On March 13, 1998, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the inverse of the Noon Buying Rate was US$0.7092.

                          COMPARATIVE MARKET PRICE DATA

      CanArgo Common Shares are traded under the symbol "CNAR" on the CDN, and shares of Fountain Common Stock are traded under the symbol "GUSH" on NASDAQ and under the symbol "FOU" on the OSE. The following table sets forth the high and low sales prices of CanArgo Common Shares on the CDN and of shares of Fountain Common Stock on NASDAQ. The quotations are as reported in published financial sources. CDN quotations are expressed in C$; NASDAQ quotations are expressed in US$.

                            CANARGO COMMON SHARES(1)


                                          HIGH              LOW
                                          ----              ---
CALENDAR QUARTER ENDED
March 31, 1995...................         8.00              2.00
June 30, 1995....................         4.00              0.80
September 30, 1995...............         4.00              0.80
December 31, 1995................         1.20              0.40
March 31, 1996...................         2.00              0.40
June 30, 1996....................         2.40              0.80
September 30, 1996...............         1.60              0.40
December 31, 1996................         1.20              0.60
March 31, 1997...................         5.20              0.60
June 30, 1997....................         2.80              1.20
September 30, 1997...............         2.80              2.20
December 31, 1997................         3.00              2.20
March 31, 1998...................

----------

(1) Quotations are restated to reflect a one-for-forty consolidation of CanArgo Common Shares effected on July 2, 1997. Quotations for periods prior to July 1, 1997 were for the corporate entity which operated under the name Money Works Inc. before it was the subject of a reverse takeover by CanArgo Ltd.

                              FOUNTAIN COMMON STOCK


                                           HIGH             LOW
                                           ----             ---
FISCAL QUARTER ENDED
November 30, 1995................          6.06             3.38
February 29, 1996................          5.53             3.09
May 31, 1996.....................          5.38             2.81
August 31, 1996..................          6.56             4.88
November 30, 1996................          7.50             5.88
December 31, 1996 (1 month)......          7.38             6.50
March 31, 1997...................          7.12             4.36
June 30, 1997....................          5.06             3.91
September 30, 1997...............          4.56             2.42
December 31, 1997................          3.50             0.59
March 31, 1998...................

      On January 26, 1998, the last full trading day prior to the joint public announcement by Fountain and CanArgo of a letter of intent with respect to the Transaction, the closing price of Fountain Common Stock on NASDAQ was US$0.84 and the last reported sales price on the CDN of the CanArgo Common Shares was C$2.30. On February 28, 1998, there were 22,447,489 shares of Fountain Common Stock outstanding held of record by 4,177 stockholders.

                       SELECTED HISTORICAL FINANCIAL DATA

      The following selected financial data of Fountain for each of the periods presented below have been derived from the historical audited consolidated financial statements. The following selected financial data of CanArgo for the period from inception, July 1, 1997, to December 31, 1997 (which consolidate the results of NOC) have been derived from the audited consolidated financial statements of CanArgo. The selected financial data of NOC for the period ended December 31, 1996 and the unaudited six months ended June 30, 1997 have been derived from the historical financial statements of NOC. CanArgo Energy Inc. has a 55.9% interest in NOC. The financial data should be read in conjunction with the separate audited consolidated financial statements and the notes thereto of Fountain and CanArgo, which are included elsewhere in this Joint Proxy Statement/Prospectus. See "INDEX TO FINANCIAL STATEMENTS."

      CanArgo's financial statements are prepared in accordance with Canadian GAAP which, as applied to CanArgo, does not differ materially from U.S. GAAP except as described in the Notes to CanArgo's Consolidated Financial Statements. NOC's financial statements are prepared in accordance with International GAAP which, as applied to NOC, does not differ materially from U.S. GAAP.

FOUNTAIN

      The following table sets forth certain consolidated financial data of Fountain for the respective periods presented and should be read in conjunction with Fountain's consolidated financial statements and the related notes thereto and Fountain Management's Discussion and Analysis of Financial Condition and Results of Operations, which are included elsewhere in this Joint Proxy Statement/Prospectus.


                                                        FOUNTAIN
                                       (IN US$1,000 EXCEPT FOR PER SHARE AMOUNTS)
                            -----------------------------------------------------------------
                             TWELVE       TEN       TWELVE      TWELVE     FOUR       TWELVE
                             MONTHS      MONTHS     MONTHS      MONTHS     MONTHS     MONTHS
                              ENDED      ENDED      ENDED       ENDED      ENDED      ENDED
                            10/31/93    8/31/94    8/31/95     8/31/96    12/31/96   12/31/97
                            --------    -------    -------     -------    --------   --------

Total revenue                   190           3        625          35         17         313

Operating loss               (1,547)     (1,466)    (7,882)     (5,640)    (2,983)    (29,090)
Other income (expense)          252        (366)       312        (854)       361       1,202

Net loss                     (1,295)     (1,832)    (7,600)     (6,494)    (2,604)    (27,683)

Net loss per common
  share - basic               (0.22)      (0.45)     (0.91)      (0.52)     (0.14)      (1.24)
Net loss per common
  share - diluted             (0.22)      (0.45)     (0.91)      (0.52)     (0.14)      (1.24)
Working capital (deficit)      (446)      1,145      4,188      16,926     30,382      13,971
Total assets                  4,528       4,944     10,710      32,089     55,375      37,434
Notes payable and
  long-term debt                158         163          -         300          -           -
Stockholders' equity          3,707       4,181      9,608      30,505     53,245      26,779
Cash dividends per
  common share                    -           -          -           -          -           -

CANARGO

      The following table sets forth certain consolidated financial data of CanArgo and certain financial data for NOC for the respective periods presented under U.S. GAAP and should be read in conjunction with CanArgo's and NOC's financial statements and the related notes thereto and CanArgo Management's Discussion and Analysis of Financial Condition and Results of Operations, which are included elsewhere in this Joint Proxy

Statement/Prospectus. See "CANARGO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".


                                                                    CANARGO
                                                     (IN US$1,000 EXCEPT PER SHARE AMOUNTS)
                                                     --------------------------------------
                                                       SIX MONTHS ENDED DECEMBER 31, 1997
                                                       ----------------------------------

Total revenue                                                         1,347

Net loss                                                               (256)

Net loss per common share - basic                                     (0.02)
Net loss per common share - diluted                                   (0.02)
Working capital                                                       1,403
Total assets                                                          9,483
Long-term debt                                                          896

Shareholders' equity                                                  5,684
Cash dividends per common share                                         ---


                                                                      NOC
                                                                 (IN US$1,000)
                                                  ------------------------------------------
                                                                               SIX MONTHS ENDED
                                                  PERIOD OCTOBER 24, 1995       JUNE 30, 1997
                                                    TO DECEMBER 31, 1996           (UNAUDITED)
                                                  -----------------------      ----------------

Total revenue                                             3,075                  1,517

Net income (loss)                                         1,368                    (76)

Working capital                                           1,714                    379
Total assets                                              4,059                  5,373
Long-term debt                                            2,412                  1,350
Shareholders' equity                                      1,372                  3,111

                         PRO FORMA FINANCIAL INFORMATION

                              FOUNTAIN AND CANARGO

      Effective March 4, 1997 various stockholders, who together owned 55.9% of NOC, contributed their common stock in NOC for common stock of CanArgo Ltd., a newly formed corporation formed for the purpose of holding the NOC interests. There was no change in the individual stockholders effective ownership of NOC as a result of the formation of CanArgo Ltd. Effective July 1, 1997, the shareholders of CanArgo Ltd. exchanged their shares for a controlling interest in Money Works Inc., a company incorporated under the ABCA. Money Works Inc. had no substantive operations at July 1, 1997. The exchange was accounted for as a reorganization (a reverse takeover under Canadian GAAP) and not a business combination. After the exchange with Money Works, Inc. the stockholder group that formed CanArgo Ltd. owned 82% of the outstanding common stock of Money Works Inc., and Money Works, Inc. changed its name to CanArgo. The formation of CanArgo Ltd. and the Money Works, Inc. reorganization are collectively referred to as the "reorganization" in the accompanying unaudited condensed combined pro forma financial statements. See "INFORMATION CONCERNING CANARGO -- History."

      The following unaudited pro forma condensed combined balance sheet as of December 31, 1997 gives effect to the Transaction as if it had occurred on that date. The following unaudited pro forma condensed combined statement of operations gives effect to the Transaction as if it had occurred on January 1, 1997. In addition, the unaudited pro forma condensed combined statement of operations reflects the effect of the reorganization on the CanArgo statement of operations as if it had occurred on January 1, 1997. The unaudited pro forma condensed combined financial statements have been derived from and should be read in connection with the respective audited historical financial statements of Fountain and CanArgo for the year and the six months, respectively, ended December 31, 1997 and the unaudited financial statements of Ninotsminda for the six months ended June 30, 1997 included elsewhere in this proxy statement.

      The pro forma adjustments and the resulting unaudited pro forma condensed combined financial statements were prepared based on available information and certain assumptions and estimates described in the notes to the unaudited pro forma condensed combined financial statements. A final determination of required purchase accounting adjustments including the allocation of the purchase price to the assets acquired and liabilities assumed has not been made, and the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary. However, in the opinion of Fountain management, the final allocation will not have a material impact on the unaudited condensed combined pro forma financial statements.

      The unaudited pro forma condensed combined financial statements do not purport to represent (i) what Fountain's financial position or results of operations would have been had the Transaction occurred on the dates indicated or to project Fountain's financial position or results of operations for any future period or (ii) what CanArgo's results of operations would have been had the reorganization occurred on the date indicated or to project CanArgo's results of operations for any future period. Furthermore, the unaudited pro forma condensed combined financial statements do not reflect changes which may occur as the result of activities after the consummation of the Transaction and the reorganization.

                                     FOUNTAIN AND CANARGO
                     UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                   AS OF DECEMBER 31, 1997



                                                    HISTORICAL
                                        -----------------------------------
                                          FOUNTAIN                CANARGO              ADJUSTMENTS           PRO FORMA
                                        ------------           ------------           ------------          ------------
ASSETS

Cash and cash equivalents               $ 14,164,177           $  1,833,448           $ (1,000,000)(2)      $ 14,997,625
Accounts receivable, net                          --                514,513                     --               514,513
Restricted cash                            9,700,000                     --                     --             9,700,000
Other current assets                         761,904                 74,073                     --               835,977
                                        ------------           ------------           ------------          ------------
  Total current assets                    24,626,081              2,422,034           $ (1,000,000)         $ 26,048,115

Property and equipment, net                5,942,273                     --                     --             5,942,273
Oil and gas properties, net, full
   cost method                             1,478,974              7,061,457             14,016,085(2)         22,556,516
Investments in and advances to
   oil and gas ventures - net              5,386,707                     --                     --             5,386,707
                                        ------------           ------------           ------------          ------------
TOTAL ASSETS                            $ 37,434,035           $  9,483,491           $ 13,016,085          $ 59,933,611
                                        ============           ============           ============          ============

LIABILITIES AND STOCKHOLDERS'
   EQUITY

Accounts payable and accrued
   liabilities                          $ 10,654,779           $  1,018,725                     --          $ 11,673,504
                                        ------------           ------------           ------------          ------------
Total current liabilities                 10,654,779              1,018,725                     --            11,673,504

Long-term debt                                    --                895,500                     --               895,500
Minority interest in subsidiaries                 --              1,885,351                     --             1,885,351
                                        ------------           ------------           ------------          ------------
TOTAL LIABILITIES                         10,654,779              3,799,576                     --            14,454,355
                                        ------------           ------------           ------------          ------------
Stockholders' equity:
Preferred Stock
Common Stock                               2,244,749                     --              1,994,184(2)          4,238,933

Capital in excess of par value            82,040,156              5,939,742             (5,939,742)(3)                --
                                                  --                     --             16,705,816(2)         98,745,972
Accumulated deficit                      (57,505,649)              (255,827)               255,827(3)        (57,505,649)
                                        ------------           ------------           ------------          ------------
Total stockholders' equity                26,779,256              5,683,915             13,016,085            45,479,256
                                        ------------           ------------           ------------          ------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                 $ 37,434,035           $  9,483,491           $ 13,016,085          $ 59,933,611
                                        ============           ============           ============          ============

                              FOUNTAIN AND CANARGO

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997


                                          HISTORICAL                             ADJUSTMENTS
                               --------------------------------       ---------------------------------
                                 FOUNTAIN             CANARGO         REORGANIZATION        TRANSACTION         PRO FORMA
                               ------------        ------------       --------------       ------------        ------------

REVENUES                       $    313,301        $  1,324,114        $  1,500,000(1)     $       --          $  3,137,415
                               ------------        ------------        --------------      ------------        ------------
Operating expenses
Lease operating expenses            200,321             790,287             638,200(1)             --             1,628,808
Direct project costs              1,753,166                --                  --                  --             1,753,166
General and administrative        3,903,446             386,397             216,400(1)             --             4,506,243
Depreciation and amortization       344,666             555,960             663,000(1)           89,000(4)        1,652,626
Loss from investment in
  unconsolidated subsidiaries     3,778,287                --                  --                  --             3,778,287
Impairment of oil and gas
  ventures                       15,735,592                --                  --                  --            15,735,592
Impairment of property and
  equipment                       3,243,997                --                  --                  --             3,243,997
Impairment of other assets          444,018                --                  --                  --               444,018
                               ------------        ------------        --------------      ------------        ------------
Total operating expenses         29,403,493           1,732,644           1,517,600              89,000          32,742,737
                               ------------        ------------        --------------      ------------        ------------
  OPERATING LOSS                (29,090,192)           (408,530)            (17,600)            (89,000)        (29,605,322)

Other income (expense), net       1,201,861             (11,729)            (58,600)(1)            --             1,131,532

Net loss before income tax      (27,888,331)           (420,259)            (76,200)            (89,000)        (28,473,790)

Net loss before minority
  interest                      (27,888,331)           (420,259)            (76,200)            (89,000)        (28,473,790)

Minority interest in loss
  of sub                            205,380             164,432              32,842(1)             --               402,654
                               ------------        ------------        --------------      ------------        ------------
Net loss                       $(27,682,951)       $   (255,827)       $    (43,358)       $    (89,000)       $(28,071,136)
                               ------------        ------------        --------------      ------------        ------------
Net loss per common
  share-basic                  $      (1.24)                                                                   $      (0.66)(5)
Net loss per common            ------------                                                                    ------------
  share-diluted                $      (1.24)                                                                   $      (0.66)(5)
                               ------------                                                                    ------------
  Weighted average number
  of common shares               22,413,013                                                  19,941,837(2)       42,354,850(5)
                               ------------                                                ------------        ------------
  outstanding

Pro forma adjusted(6)
    Net loss per share -
  basic                        $      (2.47)                                                                   $      (1.33)
                               ------------                                                                    ------------
    Net loss per share -
  diluted                      $      (2.47)                                                                   $      (1.33)
                               ------------                                                                    ------------
Weighted average number of
  common shares outstanding      11,206,507                                                   9,970,918          21,177,425
                               ------------                                                ------------        ------------

                              FOUNTAIN AND CANARGO

          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AND UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


1. To adjust the historical financial statements of CanArgo to reflect the operations of NOC for the period from January 1, 1997 to June 30, 1997, the date the Reorganization was completed, as if the Reorganization occurred on January 1, 1997.

2. To reflect the issuance of 19,941,837 shares of Fountain Common Stock valued at $18,700,000 to effect the merger. Total consideration was determined as follows:

            Fair market value of common shares issued          $18,700,000
            Estimated merger expenses                            1,000,000
                                                               -----------
                Total estimated consideration                  $19,700,000
                                                               ===========

      The consideration was allocated to the assets acquired and liabilities assumed as follows:


            Current assets                                      $2,422,034
            Accounts payable and accrued liabilities           ( 1,018,725)
            Oil and gas properties                              21,077,542(a)
            Other liabilities                                     (895,500)
            Minority interest                                   (1,885,351)
                                                               -----------
                Total estimated consideration                  $19,700,000
                                                               ===========

      (a) Includes $11,077,542 of properties included in the full cost pool and $10,000,000 of unevaluated properties.

3.    To reflect the elimination of the historical capital accounts of CanArgo.

4. To reflect adjustment to depletion, depreciation and amortization of oil and gas properties as a result of allocation of a portion of the purchase price thereto.

5. To reflect pro forma basic and diluted loss per share. Pro Forma earnings per share do not reflect 1,154,332 Fountain Common Stock options that will be outstanding after the Transaction because they are antidilutive.

6. To reflect retroactively the 1 for 2 reverse stock split to occur upon consummation of the Transaction and approval of the stockholders of Fountain.

                        SUPPLEMENTARY UNAUDITED PRO FORMA
                        COMBINED OIL AND GAS DISCLOSURES

      The following supplementary unaudited pro forma combined oil reserve quantity information and standardized measure of discounted future cash flows and changes therein gives effect to the Transaction and the reorganization as if each had occurred on January 1, 1997. The supplemental unaudited pro forma combined oil information was derived from and should be read in connection with the separate supplementary disclosures of oil information of Fountain and CanArgo included elsewhere in this proxy.

      Users of this information should be aware that the process of estimating quantities of proved and proved developed crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosures.

      Proved reserves are estimated quantities of natural gas, crude oil and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs with existing equipment and under existing economic and operating conditions.

      Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

      No major discovery or other favorable or adverse event subsequent to December 31, 1997 is believed to have caused a material change in the estimates of proved or proved developed reserves as of that date.

      The supplementary unaudited pro forma combined oil and gas information does not purport to represent what such information would have been had the Transaction and the reorganization actually occurred on January 1, 1997.

                              FOUNTAIN AND CANARGO
          SUPPLEMENTARY PRO FORMA COMBINED RESERVE QUANTITY INFORMATION
                                DECEMBER 31, 1997


(Oil in Mbls)
                                                                 REPUBLIC OF
Proved developed and undeveloped reserves:     CANADA              GEORGIA              TOTAL PRO FORMA
                                               ------            -----------            ---------------
    Beginning of year                           --                   --                       --
    Revision of estimates                        (33)                --                        (33)
    Improved recovery                           --                   --                       --
    Purchase of minerals in place                116               9,953                    10,069
    Extensions and discoveries                   267               9,870                    10,137
    Production                                   (16)               (112)                     (128)
                                               ------            -----------            ---------------
    End of year                                  334              19,711(1)(2)              20,045
                                               ======            ===========            ===============

Proved developed reserves
    Beginning of year
    End of year                                  155               3,649(2)                  3,804
                                               ======            ===========            ===============

(1) Reserves include an estimated 8,697 Mbls attributable to Georgian Oil pursuant to the PSC.

(2)   44.1% of reserves are attributable to the minority interest in NOC.

                              FOUNTAIN AND CANARGO
              SUPPLEMENTARY PRO FORMA COMBINED STANDARDIZED MEASURE
               OF DISCOUNTED FUTURE CASH FLOWS AND CHANGES THEREIN
                     RELATED TO PROVED OIL AND GAS RESERVES


(in thousands of US$)                                                   REPUBLIC            PRO FORMA
                                                     CANADA            OF GEORGIA             TOTAL
                                                   ----------          ----------          ----------

Future cash                                        $    5,469          $  196,992          $  202,461
Future production and development costs                 2,930             157,089             160,019
Future income tax expenses                               --                  --                  --
                                                   ----------          ----------          ----------

Future net cash flows                                   2,539              39,903              42,442
10% annual discount for estimated
  timing of cash flows                                  1,296              14,255              15,551
                                                   ----------          ----------          ----------
Standardized measure of discounted
  future net cash flows                            $    1,243          $   25,648          $   26,891
                                                   ==========          ==========          ==========

      The following are the principal sources of change in the pro forma standardized measure of discounted future net cash flows for the period from January 1, 1997 to December 31, 1997:

(in thousands of US$)

                                                                           REPUBLIC             PRO FORMA
                                                       CANADA             OF GEORGIA              TOTAL
                                                     ----------           ----------           ----------

January 1, 1997                                            --             $   13,279           $   13,279
Purchase of oil in place                             $      551                 --                    551
Sales of oil and gas net of production
  costs net changes in prices and costs                    (113)                (862)                (975)
Extensions and discoveries and
  improved recovery, net of related costs                   745               18,775               19,520
Development costs incurred                                 --                 (5,544)              (5,544)
Revision of previous estimates                             (141)                --                   (141)
Accretion of discount                                        55                 --                     55
Timing and other                                            146                 --                    146
                                                     ----------           ----------           ----------
December 31, 1997                                    $    1,243           $   25,648           $   26,891
                                                     ==========           ==========           ==========

                     THE MEETINGS--GENERAL PROXY INFORMATION


FOUNTAIN

      The accompanying Fountain proxy is solicited by the Fountain Board for use in connection with the Fountain Stockholders Meeting to be held on ______, 1998, and at any and all adjournments or postponements thereof.

      The accompanying proxy, if properly executed and returned, will be voted as specified by the stockholder. If no vote is indicated, the proxy, if properly executed and returned, will be voted at the Fountain Stockholders Meeting:

      (i)   for the approval of the Fountain Stock Issuance Proposal; and

      (ii)  for the approval of each of the Fountain Charter Changes.

      A Fountain stockholder may revoke his proxy at any time prior to the voting of shares by voting in person at the Fountain Stockholders Meeting or by filing with the Secretary of Fountain a duly executed proxy bearing a later date or an instrument revoking the proxy.

      Fountain will pay the costs of solicitation of proxies from its stockholders. In addition to soliciting proxies by mail, Fountain's officers, directors and other regular employees may solicit proxies personally by telephone or by other appropriate means without additional compensation. Fountain will reimburse banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals their customary and reasonable out-of-pocket expenses. Fountain has appointed Orkla to assist in the solicitation of proxies in Norway at no fee on customary terms and conditions. Fountain will pay the cost of such solicitation.

      Only stockholders of record of Fountain Common Stock as of the close of business on the Fountain Record Date, ______, 1998, will be entitled to vote at the Fountain Stockholders Meeting. On the Fountain Record Date, there were ______ outstanding shares of Fountain Common Stock, which constituted all of the outstanding voting securities of Fountain, each of which is entitled to one vote per share. A majority of the outstanding shares, present in person or by proxy, constitutes a quorum at the Fountain Stockholders Meeting. Shares represented by proxies which reflect abstentions and shares referred to as "broker non-votes" (i.e., shares represented by proxies given by brokers or nominees as to which instructions have not been received from the beneficial owner and which the broker or nominee does not have the discretionary power to vote on a particular proposal) will be counted as present for purposes of determining the existence of a quorum but will not be counted as entitled to vote.

      The approval of the Fountain Stock Issuance Proposal requires the affirmative vote of a majority of the shares of Fountain Common Stock present in person or by proxy at the Fountain Stockholders Meeting and entitled to vote. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect on the outcome of the vote.

      The approval of each of the Fountain Charter Changes requires the affirmative vote of the holders of a majority of the shares of Fountain Common Stock outstanding on the Fountain Record Date. Abstentions and broker non-votes, as well as failures to vote, will have the effect of a vote against such proposals.

CANARGO

      This Joint Proxy Statement/Prospectus accompanies the Notice of the CanArgo Shareholders Meeting to be held on ________________________, and IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF CANARGO OF PROXIES FOR USE AT THE MEETING. The solicitation will be primarily by mail but proxies may also be solicited by regular employees of CanArgo. CanArgo will provide proxy materials to brokers, custodians, nominees and fiduciaries and request that such materials be promptly forwarded to the beneficial owners of CanArgo Common Shares registered in the names of such brokers, custodians, nominees and fiduciaries. CanArgo will pay the cost of such solicitation.

      The persons named in the form of proxy mailed to CanArgo shareholders are officers of CanArgo. Shares represented by properly executed CanArgo proxies in the enclosed form deposited with Montreal Trust Company of

Canada not less than 48 hours prior to the time of the CanArgo Shareholders Meeting or any adjournment thereof, or received by the Chair or the Secretary of CanArgo on the day of the CanArgo Shareholders Meeting will be voted for or against or withheld from voting in accordance with the instructions of the shareholder on the proxy on any ballot that may be called for. In the absence of any instructions on the proxy, such shares will be voted at the CanArgo Shareholders Meeting:

      (i)   FOR THE PASSAGE OF THE CONTINUANCE RESOLUTION;

      (ii)  FOR THE PASSAGE OF THE ARRANGEMENT RESOLUTION;

      (iii) FOR THE ELECTION AS DIRECTORS OF CANARGO OF THE FIVE PERSONS LISTED UNDER THE HEADING "ADDITIONAL MATTERS FOR CONSIDERATION OF CANARGO SHAREHOLDERS--ELECTION OF DIRECTORS"; AND

      (iv) FOR THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF CANARGO AND TO AUTHORIZE THE DIRECTORS TO FIX THEIR REMUNERATION.

      The CanArgo form of proxy confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of the CanArgo Shareholders Meeting and other matters that may properly come before the CanArgo Shareholders Meeting.

      A CanArgo shareholder who has given a proxy may revoke it by an instrument in writing, including another proxy, executed by the shareholder or by the shareholder's attorney authorized in writing and deposited at the principal executive office of CanArgo at 1580 Guinness House, 727 7th Avenue S.W., Calgary, Alberta T2P 0Z5, prior to the day of the CanArgo Shareholders Meeting, or with the Chairman of the meeting.

      At _____________, 1998 there were ______________ outstanding CanArgo
Common Shares entitled to be voted at the CanArgo Shareholders Meeting. Each shareholder is entitled to one vote on all matters to come before the CanArgo Shareholders Meeting for each CanArgo Common Share registered in the shareholder's name in the list of holders of CanArgo Common Shares prepared as of the CanArgo Record Date, unless a person has transferred shares after such date and the new holder of such shares establishes proper ownership and makes a request not later than ten days before the CanArgo Shareholders Meeting to the Corporate Secretary of CanArgo to be included in the list of holders of CanArgo Common Shares eligible to vote at the CanArgo Shareholders Meeting.

      Each person who, to the knowledge of the directors or officers of CanArgo, beneficially owns or exercises control or direction over more than 10% of the outstanding CanArgo Common Shares, is described under "Information Concerning CanArgo -- Principal Shareholders."

      The Continuance Resolution and the Arrangement Resolution must be approved by the affirmative vote of not less than two-thirds of the votes cast in respect of that resolution at the CanArgo Shareholders Meeting. The directors of CanArgo must be elected by a majority of the votes cast thereon at the CanArgo Shareholders Meeting. The appointment of Ernst & Young as independent auditors of CanArgo at a remuneration to be fixed by the CanArgo Board must be approved by the affirmative vote of a majority of the votes cast thereon at the CanArgo Shareholders Meeting. Abstentions and broker non-votes will have no effect on the outcome of any of the matters as they will not count for the purposes of votes cast for any matters to be voted upon at the CanArgo Shareholders Meeting.

                                 THE TRANSACTION

GENERAL

      The terms of the Transaction are set forth in the Combination Agreement and in the Plan of Arrangement which is to be submitted for approval by the Court. The following descriptions of the Combination Agreement and the Plan of Arrangement are qualified by reference to the complete text of such documents, which are attached hereto as Annex C and Annex F, respectively, and which are incorporated by reference herein.

      The Fountain Board and the CanArgo Board believe that the Transaction is in the best interest of their respective companies because the combination of the two companies will allow them to combine their individual resources, assets and expertise, to allocate their resources more effectively among a broader portfolio of projects and to realize economies through the centralization of certain functions. As part of the Transaction, CanArgo will become a subsidiary of Fountain (and will be renamed CanArgo Oil and Gas Inc.), and Fountain, subject to the approval of Fountain stockholders, will be renamed CanArgo Energy Corporation.

      In the Transaction, each CanArgo Common Share will be exchanged for 1.6 shares (subject to adjustment for changes in the capitalization of Fountain) of a new class of Exchangeable Share of CanArgo. The Exchangeable Shares will be exchangeable at any time for Fountain Common Stock on a one-for-one basis at the option of the holder, and the Exchangeable Shares will also carry associated rights to direct votes at meetings of stockholders of Fountain commensurate with the voting rights of the shares of Fountain Common Stock for which they may be exchanged. Immediately after the Transaction, the shareholders of CanArgo will have the right to acquire approximately 47% of the shares of Fountain Common Stock after giving effect to the exchange of all Exchangeable Shares. The Exchangeable Share structure is designed to provide an opportunity for Canadian shareholders of CanArgo to achieve tax deferral in certain circumstances. This structure also requires that CanArgo be continued under the OBCA and that the Plan of Arrangement be approved by the Court.

      Pursuant to the Combination Agreement, the Transaction cannot be completed unless, among other things,

      (i) the Fountain stockholders approve the Fountain Stock Issuance Proposal, and

      (ii) the CanArgo shareholders approve the Continuance Resolution and the Arrangement Resolution.

In addition, to facilitate the Transaction as contemplated by the Combination Agreement, Fountain is seeking stockholder approval of the Fountain Charter Changes. Such approval, however, is not a condition to the consummation of the Transaction.

BACKGROUND OF THE TRANSACTION

      In the summer of 1997, Fountain began to consider a variety of transactions that might assist Fountain in financing and operating its oil and gas ventures in 1998 and beyond. Among the transactions being considered at that time were farm-outs of portions of Fountain's interests in various oil and gas ventures and direct equity investments in Fountain. In order to advance such a transaction or transactions, Fountain sought the assistance of investment bankers, and on October 12, 1997, Fountain formally engaged Orkla and CIBC Oppenheimer to assist Fountain in exploring and ultimately implementing one or more strategic alternatives.

      The disappointing results from the initial development activities at the Lelyaky Field in the Ukraine, which were recognized in October 1997, combined with a sharp decline in the market price of Fountain Common Stock, caused Fountain and its advisors to conclude that substantial transactions with Farm-Out Partners or sales of Fountain equity securities were unlikely to occur and that the form of the strategic alternative on which they should concentrate efforts was a merger, acquisition or other form of business combination that would provide Fountain, should it be the surviving entity, with new or additional senior management. In their roles as financial advisors to Fountain, CIBC Oppenheimer and Orkla identified and then contacted approximately 60 companies to ascertain their potential interest in Fountain. In general, those that expressed an interest were provided with an information package regarding Fountain that included an executive summary of a confidential memorandum that had been prepared on Fountain's behalf, recent public filings and a confidentiality agreement. Those that executed the confidentiality agreement were provided with the confidential memorandum and access to detailed information regarding Fountain's projects. Ultimately, five companies, including CanArgo, engaged in a two-step process in which they first submitted an indication of interest and then, after engaging in direct discussions with Fountain officers, submitted a final transaction proposal to be considered by the Fountain Board. Two other companies also submitted proposals outside of the two-step process.

      On November 7, 1997, after reading an article in a Norwegian newspaper about Fountain seeking a strategic alternative, Peder Paus, a Norwegian shareholder of CanArgo, approached representatives of Orkla and raised with them the possibility of a combination involving CanArgo. He made this approach without the authorization or prior knowledge of CanArgo management. Mr. Paus met in Oslo, Norway, on November 7, 1997 with Messrs. Inge Hansen and Thor Andre Talhaug of Orkla, and the meeting resulted in an understanding that the possibility of a Fountain-CanArgo combination was interesting and should be pursued. At a second meeting on November 11, 1997, representatives of Orkla provided to Mr. Paus information with respect to Fountain, and Mr. Paus provided information with respect to CanArgo. At this meeting the representatives of Orkla and Mr. Paus concluded that Nils Trulsvik, Fountain's Chief Executive Officer, who was to be in Calgary, should meet with Michael Binnion, CanArgo's Chief Financial Officer, on November 19, 1997 in Calgary. CanArgo was first mentioned to the Fountain Board at a meeting held on November 17, 1997, where it was reported that Orkla had held discussions with CanArgo regarding a possible business combination involving CanArgo and Fountain. On November 19, 1997, preliminary discussions were held in Calgary among Mr. Trulsvik, Mr. Binnion and John McLeod, Technical Director of CanArgo. They exchanged information regarding the two companies. On November 24 and 25, 1997, a meeting was held in London, England among David Robson, Chairman and Chief Executive Officer of CanArgo, Mr. Binnion, Russell Hammond, a director of CanArgo, Mr. Paus, Mr. Trulsvik, Einar Bandlien, Fountain's Executive Vice President for Business Development, Rune Falstad, Fountain's Vice President and Acting Chief Financial Officer, and Mr. Talhaug of Orkla. The officers of CanArgo and Fountain presented information regarding the operations and financial condition of their respective companies, and preliminary discussions were held regarding the basis on which CanArgo and Fountain might be combined. Confidentiality agreements regarding information to be exchanged by Fountain and CanArgo were executed. The results of this meeting between Fountain and CanArgo were reported to the Fountain Board at a meeting held on December 1, 1997.

      During the period from December 3 through December 5, 1997, Messrs. Robson, Binnion and McLeod met in Oslo and Asker, Norway with representatives of Fountain, including Messrs. Trulsvik, Bandlien and Falstad, as well as Mr. Talhaug. During this visit, the CanArgo representatives reviewed detailed information regarding the principal projects in which Fountain was involved. Discussions of a possible business combination during these meetings produced a general understanding that, should the condition of both companies be generally as represented and a combination of Fountain and CanArgo occur, approximately half of the equity in a combined company would be attributed to each of the constituent companies. At the conclusion of the meeting, it was decided that a representative of Fountain should accompany CanArgo officials to inspect the Ninotsminda Field in Georgia. The results of this series of meetings were reported to the Fountain Board at a meeting held on December 8, 1997.

      Mr. Trulsvik of Fountain and Mr. Talhaug of Orkla accompanied Dr. Robson and Tamara Smales, a Vice President of CanArgo, on a visit to Georgia from December 12 through December 18, 1997. During that visit, Mr. Trulsvik inspected the Ninotsminda Field, discussed operations there with officials responsible for such operations including Niko Tevzadze, the General Director of GBOC, and met with officials of the government of Georgia to assess CanArgo's standing in that country. During this trip, Dr. Robson and Mr. Trulsvik had an opportunity to discuss various aspects of the proposed business combination and the proposed operation of a combined company after consummation of a transaction. Upon his return from Georgia, Mr. Trulsvik reported to the Fountain Board on his impressions from this visit at a meeting held on December 18, 1997.

      Further discussions between Dr. Robson and Mr. Trulsvik were held by telephone between December 20 and December 24, 1997. On or about December 24, 1997, Fountain provided to CanArgo a draft of a letter of intent regarding a business combination involving the two companies. In that draft, Fountain proposed an exchange ratio of 1.48 shares of Fountain Common Stock for each CanArgo Common Share. At that time, CanArgo was seeking a significantly higher ratio of shares of Fountain Common Stock per CanArgo Common Share. Contemporaneously, Fountain presented a draft letter of intent to another potential partner and advised both CanArgo and that other potential partner that Fountain was not prepared at that time to execute a letter of intent. The Fountain Board met on December 30, 1997 to discuss the status of negotiations with CanArgo and other potential partners.

      At the suggestion of CIBC Oppenheimer, Fountain's counsel prepared a form of business combination agreement in early January 1998 that could be used as a basis for an agreement with any of various potential partners with which discussions were then being held. A copy of this form of agreement was provided to CanArgo on or about January 6, 1998 and to CanArgo's counsel on or about January 9, 1998.

      During the first two weeks of January 1998, a series of telephone discussions took place among Messrs. Trulsvik, Bandlien, Falstad, Robson, Binnion, McLeod and Talhaug regarding the transaction structure, including


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
the exchange ratio of shares of Fountain Common Stock for CanArgo Common Shares, and issues relating to the anticipated operations of a combined entity, including organizational matters and project prioritization. On or about January 13, 1998, CanArgo submitted to Fountain through Orkla a proposal for a business combination which included an Exchange Ratio of 1.6:1 (subject to adjustment for changes in the capitalization of Fountain) (the "Offer").

      The Fountain Board met on January 15, 1998 with representatives of CIBC Oppenheimer and Orkla to consider various proposals regarding business combinations involving Fountain. CIBC Oppenheimer and Orkla provided the Fountain Board with both written and oral presentations regarding the proposals. The Fountain Board authorized management on January 15, 1998 to negotiate a definitive agreement, which would be subject to the approval of the Fountain Board, with CanArgo on the basis of the proposal from CanArgo that had been presented to the Fountain Board. Fountain management was also authorized to enter into a non-binding letter of intent with CanArgo if a mutually acceptable draft of a definitive agreement was developed.

      On or about January 17, 1998, CanArgo's counsel provided to Fountain's counsel the first draft of the Combination Agreement. Mr. Trulsvik and Fountain's counsel then met in Toronto, Ontario on January 20 through January 22, 1998 with Messrs. Robson, Binnion and McLeod, as well as CanArgo's counsel, to negotiate the terms of the Combination Agreement and ancillary documents and to develop a business plan for Fountain and CanArgo for the period leading up to a consummation of the Transaction and for the initial period of combined operations.

      Counsel continued to work on the documents between January 23 and January 27, 1998. Messrs. Robson, Binnion and McLeod traveled to Asker, Norway on January 26, 1998 to meet with Messrs. Trulsvik, Bandlien and Falstad and other Fountain representatives. On January 27, 1998, the managements of CanArgo and Fountain reviewed the draft Combination Agreement, and then Dr. Robson, on behalf of CanArgo, and Mr. Trulsvik, on behalf of Fountain, signed a non-binding letter of intent pursuant to which CanArgo and Fountain expressed their intent to execute and deliver the Combination Agreement, subject to the approval of the companies' respective Boards of Directors. Fountain and CanArgo publicly announced the execution of the letter of intent on January 27, 1998.

      On February 2, 1998, the Fountain Board met in London, England, and the CanArgo Board held a telephonic meeting to consider the Combination Agreement and the transactions it contemplates. Both the Fountain Board and the CanArgo Board authorized the execution and delivery of the Combination Agreement and resolved to recommend to the shareholders of the respective corporations the approval of the transactions contemplated by the Combination Agreement. The Combination Agreement in its original form was then executed by Fountain and CanArgo on February 2, 1998. The Combination Agreement was amended and restated on March 16, 1998 to revise the Combination Agreement in ways that do not materially alter the Transaction.

REASONS FOR THE TRANSACTION

   Fountain's Reasons for the Transaction

      At a special meeting held on February 2, 1998, the Fountain Board unanimously determined that the Combination Agreement and the transactions contemplated thereby, including the proposed amendments to the Fountain Certificate, are fair to and in the best interest of, the stockholders of Fountain. At that meeting, the Fountain Board also decided unanimously to recommend to the holders of Fountain Common Stock that such holders approve the Stock Issuance Proposal and approve the Fountain Charter Charges.

      In making its determination to approve the Combination Agreement and to recommend stockholder approval of the Stock Issuance Proposal and Fountain Charter Changes, the Fountain Board considered over the course of several meetings a number of factors including, without limitation, the following:

      1. CanArgo had established commercial production and positive operating cash flow from its Ninotsminda Field. The Fountain Board considered these to be two very important achievements in terms of restoring financial community support for Fountain, and Fountain had thus far been unable to achieve either in regard to its significant projects.

      2. Orkla, one of Fountain's financial advisors, had advised the Fountain Board that, in Orkla's opinion, a company representing an amalgamation of Fountain and CanArgo should be able to obtain financing through the capital markets while Fountain alone would be unable to obtain such financing.

      3. CanArgo appeared to have made substantial progress towards obtaining project financing for the Ninotsminda Field which, if obtained, would accelerate development of the Ninotsminda Field and free resources of the combined company for other projects.

      4. The resources of a combined CanArgo and Fountain appeared sufficient to enable the combined company to proceed with a reasonable business plan for a considerable period of time in the absence of additional financing.

      5. CanArgo's chief executive had extensive experience working in the Eastern Europe oil and gas industry. CanArgo's experience in successfully managing a project in the same general geographical region and subject to similar political and economic influences as the principal projects Fountain has considered and pursued suggested that CanArgo's management should be in a position to evaluate effectively and, to the extent deemed appropriate, develop projects remaining in Fountain's portfolio.

      6. The business strategies of CanArgo and Fountain appeared to be quite similar, suggesting a high potential for the successful integration of the two companies.

      7. The proposed business combination with CanArgo appeared likely to produce at least as much immediate shareholder value as any other transaction proposed to the Fountain Board. In this regard, the Fountain Board considered the analyses presented to the Fountain Board by CIBC Oppenheimer and Orkla at its meeting held on January 15, 1998. These analyses included an evaluation of the strengths and weaknesses of the various proposals, including CanArgo's proposal to engage in the Transaction on the basis of various criteria, such as liquidity, reserve estimates, quality of reserve reports, existing production and cash flow, management and financing requirements. At that meeting, Orkla advised the Fountain Board orally that, based upon and subject to certain factors and assumptions, it was Orkla's preliminary conclusion that the Exchange Ratio was fair to Fountain as of such date from a financial point of view. At the same meeting, CIBC Oppenheimer advised the Fountain Board that further inquiries and examinations regarding CanArgo were required before it would be in a position to render an opinion regarding the fairness of the Exchange Ratio to Fountain from a financial point of view.

      CIBC Oppenheimer and Orkla subsequently provided to the Fountain Board their respective written opinions, dated March 13, 1998 and March __, 1998, respectively, to the effect that, based upon and subject to certain factors and assumptions stated therein, the Exchange Ratio, together with certain other aspects of the Transaction, was fair to Fountain as of the respective dates of such opinions from a financial point of view. The full texts of the CIBC Oppenheimer and Orkla written opinions, which set forth the assumptions made, factors considered and limitations on the reviews undertaken, are attached as Annex H and Annex I, respectively. Holders of Fountain Common Stock are urged to read the opinions of CIBC Oppenheimer and Orkla carefully in their entirety. See "-- Opinions of Financial Advisors -- Opinion of CIBC Oppenheimer," "-- Opinions of Financial Advisors -- Opinion of Orkla" and "-- Background of the Transaction."

      8. The Transaction also appeared to offer a higher degree of volatility for those stockholders who choose to retain their shares of Fountain Common Stock than some of the other transactions potentially available to Fountain. The Fountain Board viewed this heightened potential for appreciation or depreciation in value as consistent with the desires, communicated to the Fountain Board by Orkla, of a substantial group of Fountain's Norwegian stockholders for a surviving entity that would provide such stockholders with the potential for regaining some or all of the market value lost during 1997.

      9. CanArgo appeared to be more advanced in its analysis of Fountain than certain other suitors and to be committed to the Transaction. CanArgo also appeared ready, willing and able to move expeditiously to consummate the Transaction.

      Although the Fountain Board did not assign relative weights to the above factors, the Fountain Board did place paramount importance on the generation of value to Fountain's stockholders. The Fountain Board viewed its position and recommendations as being based on the totality of the information presented to and considered by it.

      It is presently expected that, if the Arrangement and the Transaction are not consummated, the Fountain Board will consider at least the following options: (i) seek to enter into another transaction involving a business combination; (ii) seek to employ senior management personnel having the support of the financial community and the ability to raise equity or debt financing;
(iii) proceed with a business plan to develop assets, such as the Sylvan Lake project, indicating the potential for positive cash flow, seek a Farm-Out Partner for the Stynawske Field project or their properties and, when and if successful in associating a Farm-Out Partner, implement the initial phase of the Stynawske Field project; and (iv) the liquidation of Fountain. No assurance can be given that Fountain would be successful in implementing any of the options other than liquidation.

    CanArgo's Reasons for the Transaction

      At a special meeting held on February 2, 1998, the CanArgo Board unanimously determined that the Combination Agreement and the transactions contemplated thereby, including the Continuance and the Arrangement, are fair to and in the best interests of the shareholders of CanArgo. At that meeting, the CanArgo Board determined to recommend to the shareholders of CanArgo that such shareholders approve the Continuance Resolution and the Arrangement Resolution.

      In reaching its conclusion to approve the Combination Agreement and recommend shareholder approval of the Transaction, the CanArgo Board considered a number of factors including, without limitation, the following:

      1. CanArgo has acquired proven expertise in the development of projects in the Commonwealth of Independent States (the "CIS") and will be in a position to add value to certain of Fountain's projects.

      2. The similarities in the business strategies of CanArgo and Fountain suggest a high potential for the successful integration of the two companies.

      3. The human, cash and other resources available to the combined operations of CanArgo and Fountain will facilitate the development of both companies' projects thereby making the proposed business combination a better alternative for CanArgo than proceeding alone and attempting to access the capital markets.

      4. The shares of Fountain have historically had more liquidity than the shares of CanArgo.

      The CanArgo Board did not assign relative weights to the above factors. Rather, the CanArgo Board based its recommendation on the totality of the information presented to and considered by it.

      It is presently expected that, if the Arrangement and the Transaction are not consummated, the CanArgo Board will consider alternate sources of funding and the possible acquisition of additional exploration properties in the CIS.

BOARD RECOMMENDATIONS

      THE FOUNTAIN BOARD BELIEVES THAT THE TRANSACTION IS FAIR TO AND IN THE BEST INTERESTS OF FOUNTAIN AND ITS STOCKHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT FOUNTAIN STOCKHOLDERS VOTE IN FAVOR OF APPROVAL OF THE FOUNTAIN STOCK ISSUANCE PROPOSAL AND THE FOUNTAIN CHARTER CHANGES.

      THE CANARGO BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTION IS FAIR TO AND IN THE BEST INTERESTS OF CANARGO AND ITS SHAREHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT CANARGO SHAREHOLDERS VOTE IN FAVOR OF PASSAGE OF THE CONTINUANCE RESOLUTION AND THE ARRANGEMENT RESOLUTION.

OPINIONS OF FINANCIAL ADVISORS

      Opinion of CIBC Oppenheimer

      CIBC Oppenheimer was retained by Fountain to act as financial advisor in connection with the Transaction. In connection with such engagement, Fountain requested that CIBC Oppenheimer render its opinion as to the fairness, from a financial point of view, to Fountain of the Offer (as defined in CIBC Oppenheimer's opinion which is attached to this Joint Proxy Statement/Prospectus as Annex H).

      On March 13, 1998, a meeting of the Fountain Board was reconvened to receive and consider an oral opinion delivered by CIBC Oppenheimer via telephonic conference call (subsequently confirmed by delivery of a written opinion dated as of such date) (the "CIBC Oppenheimer Opinion") to the Fountain Board to the effect that, as of the date of such opinion, and subject to certain assumptions, factors and limitations set forth in such written opinion, the Offer was fair, from a financial point of view, to Fountain.

      THE FULL TEXT OF THE CIBC OPPENHEIMER OPINION IS ATTACHED AS ANNEX H TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. FOUNTAIN STOCKHOLDERS ARE URGED TO READ THE CIBC OPPENHEIMER OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED, THE ASSUMPTIONS AND QUALIFICATIONS MADE BY CIBC OPPENHEIMER IN RENDERING ITS OPINION AND OTHER FACTORS RELATING TO CIBC OPPENHEIMER'S ENGAGEMENT BY THE FOUNTAIN BOARD. THE CIBC OPPENHEIMER OPINION, WHICH WAS DIRECTED TO THE FOUNTAIN BOARD, RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE OFFER TO FOUNTAIN, DOES NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTION OR RELATED TRANSACTIONS, DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DOCUMENTS PURSUANT TO WHICH FOUNTAIN WILL ENGAGE IN THE
TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF FOUNTAIN AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON THE APPROVAL OF THE FOUNTAIN STOCK ISSUANCE PROPOSAL OR THE FOUNTAIN CHARTER CHANGES. THE SUMMARY OF THE CIBC OPPENHEIMER OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

      The CIBC Oppenheimer Opinion is for the use and benefit of the Fountain Board and was rendered to the Fountain Board in connection with its consideration of the Transaction. The CIBC Oppenheimer Opinion was only one of many factors considered by the Fountain Board in its evaluation of the Offer and the Transaction and should not be viewed as determinative of the views of the Fountain Board or Fountain management with respect to the Offer or the Transaction. CIBC Oppenheimer was not requested to and did not make any recommendation to the Fountain Board as to the form or size of the Offer to Fountain reflected in the Plan of Arrangement and the Combination Agreement, which was determined through arm's-length negotiations between Fountain and CanArgo. In arriving at its opinion, CIBC Oppenheimer did not ascribe a specific range of value to Fountain, but made its determination as to fairness, from a financial point of view, to Fountain of the Offer on the basis of financial and comparative analyses summarized below.

      The CIBC Oppenheimer Opinion contemplates economic, market, financial and other facts and conditions existing as of March 6, 1998, many of which are beyond the control of CIBC Oppenheimer, Fountain or CanArgo. The CIBC Oppenheimer Opinion is based on the information made available to CIBC Oppenheimer as of such date and on the review and analyses conducted by CIBC Oppenheimer as of such date. Events and conditions subsequent to such date have not been considered and may materially alter the assumptions relied upon and the conclusions stated by CIBC Oppenheimer in the CIBC Oppenheimer Opinion. CIBC Oppenheimer has no obligation to update, revise or reaffirm the fairness opinion rendered in the CIBC Oppenheimer Opinion, and Fountain does not intend to seek any such updating, revisions or reaffirmation by CIBC Oppenheimer. Any estimates contained in the analyses performed by CIBC Oppenheimer are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

      In arriving at the CIBC Oppenheimer Opinion, CIBC Oppenheimer, among other things, reviewed the latest available draft of the Plan of Arrangement and the definitive Combination Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Fountain and CanArgo concerning their respective operations, historic financial performance and prospects. CIBC Oppenheimer examined certain publicly available business and financial information relating to Fountain and CanArgo as well as certain financial forecasts, reserve reports and other data which were provided to CIBC Oppenheimer by senior management of Fountain and CanArgo and their respective advisors. CIBC Oppenheimer reviewed the Offer and related financial terms set forth in the Plan of Arrangement and the Combination Agreement in relation to, among other things, the current and historic market prices and related trading volumes of the Fountain Common Stock and the CanArgo Common Shares, the historic and projected earnings and cash flow of Fountain and CanArgo, and the capitalization and financial condition of Fountain and CanArgo. CIBC Oppenheimer also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which CIBC

Oppenheimer considered comparable to the transaction set forth in the Plan of Arrangement and the Combination Agreement and CIBC Oppenheimer analyzed certain financial, stock market and other publicly available information relating to businesses of other companies whose operations CIBC Oppenheimer considered relevant to CanArgo. With respect to CanArgo's reserve estimates, predicted production profiles, estimated exploration and development drilling success and related information furnished to CIBC Oppenheimer by, and discussed with CIBC Oppenheimer by CanArgo, CIBC Oppenheimer assumed that this information has been reasonably prepared and reflects the best currently available judgment of CanArgo's management as to CanArgo's reserve estimates, predicted production profiles and exploration and drilling success and related information, as the case may be, and CIBC Oppenheimer has relied upon the foregoing in preparing the CIBC Oppenheimer Opinion. In addition to the foregoing, CIBC Oppenheimer conducted such other analyses and examinations and considered such other financial, economic, market and other criteria as CIBC Oppenheimer deemed necessary to arrive at the CIBC Oppenheimer Opinion.

      In rendering the CIBC Oppenheimer Opinion, CIBC Oppenheimer has relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all financial and other information available to CIBC Oppenheimer from public sources and provided to CIBC Oppenheimer by Fountain, CanArgo and their representatives. With respect to financial forecasts and other information so provided or otherwise discussed with CIBC Oppenheimer by Fountain and CanArgo, CIBC Oppenheimer assumed with the consent of the Fountain Board, that such forecasts and other information were reasonably prepared to reflect the best currently available estimates and good faith judgments of Fountain's management and CanArgo's management as to their respective company's expected future financial performance, and CIBC Oppenheimer relied upon the foregoing in preparing the CIBC Oppenheimer Opinion. Other than the AMH Report, CIBC Oppenheimer has not been provided with, nor has CIBC Oppenheimer made any, independent evaluations or appraisals of Fountain's or CanArgo's assets or liabilities (contingent or otherwise). With respect to such reserve information, CIBC Oppenheimer is not an expert in the evaluation of oil and gas properties and, with Fountain's consent, has relied without independent verification solely upon the reserve reports and internal estimates prepared by AMH and senior management of CanArgo. In addition, CIBC Oppenheimer did not assume any obligation to conduct any physical inspection of the properties, facilities or other assets of Fountain or CanArgo. CIBC Oppenheimer did not conduct any physical inspection of the properties, facilities or other assets of Fountain and CIBC Oppenheimer conducted only a limited physical inspection of the properties, facilities or other assets of CanArgo. In addition, CIBC Oppenheimer assumed the final form of the Plan of Arrangement will be substantially similar to the last draft that was reviewed by CIBC Oppenheimer and that the definitive Combination Agreement will not be amended.

      The following is a brief summary of the material factors considered and principal financial analyses performed by CIBC Oppenheimer to arrive at the CIBC Oppenheimer Opinion. CIBC Oppenheimer performed certain procedures, including each of the financial analyses described below, and reviewed with the management of CanArgo and Fountain the assumptions on which such analyses were based and other factors, including the historical financial results and the estimated financial results for CanArgo and Fountain.

      Analysis of Certain Publicly Traded Companies. Using publicly available information, CIBC Oppenheimer compared selected projected operating and financial data and ratios of CanArgo to the corresponding data and ratios of certain publicly traded oil and natural gas companies considered by CIBC Oppenheimer to be reasonably comparable to CanArgo due to their focus primarily on exploring and developing oil and gas reserves outside of North America and their similar business strategies, operations and market capabilities (the "Selected Companies"). The Selected Companies consist of Abacan Resource Corporation, Benton Oil & Gas Co., FXEnergy, Inc., Harken Energy Corporation, Hondo Oil & Gas Co., Hurricane Hydrocarbons Ltd., Rutherford Moran Oil Corp., Saba Petroleum Company and Triton Energy Ltd.

      CIBC Oppenheimer's analysis included, among other things, the consideration of a company's market capitalization plus total debt and preferred stock, less cash and cash equivalents (the "Aggregate Value") as a multiple of projected earnings before interest, taxes and depreciation, depletion and amortization ("EBITDA") for fiscal year 1998 and PV-10 Value as of the most recent reported date. CIBC Oppenheimer did not consider the Aggregate Value as a multiple of the latest 12-month ("LTM") period due to the fact that CanArgo's operations commenced on July 1, 1997, and CanArgo's financial data is limited to a six-month period ending December 31, 1997. CanArgo's market capitalization is based on the Exchange Ratio, applying a $0.97 per share price of

Fountain Common Stock as of March 6, 1998 on each Exchangeable Share that will be issued (the "Acquisition Price"). CanArgo's Aggregate Value is based on the Acquisition Price plus total debt and preferred stock, less cash and cash equivalents (the "Aggregate Transaction Value"). Projected EBITDA for CanArgo was provided by CanArgo management based on base case estimates (the "Base Case") and higher case estimates (the "High Case"). Projected EBITDA for the Selected Companies were based on estimates compiled by Institutional Brokers Estimate Service and published estimates of selected investment banking firms, including CIBC Oppenheimer.

      Given the difficulty of identifying truly comparable companies to CanArgo which are at the same stage of reserve exploration and development and have similar financial and technical resources, none of the Selected Companies are identical to CanArgo. In addition, early stage exploration and development companies are inherently difficult to analyze given the significant impact which future operations could have relative to existing operations. CIBC Oppenheimer's analysis indicated that the average value, excluding highest and lowest values (the "Adjusted Average Value"), of Aggregate Value as a multiple of the estimated fiscal year 1998 EBITDA for the Selected Companies was 8.8x, as compared with CanArgo's implied multiple of 35.2x and 7.3x for the Base Case and High Case, respectively, based on the Aggregate Transaction Value to estimated fiscal year 1998 EBITDA. The adjusted average values of Aggregate Value as a multiple of PV-10 Value was 2.1x for the Selected Companies, as compared to CanArgo's implied multiples of 1.5x and 0.8x based on the Aggregate Transaction Value to PV-10 Value of CanArgo's proved reserves and PV-10 Value of proved and probable reserves, respectively.

      Analysis of Certain Comparable Company Acquisitions. CIBC Oppenheimer reviewed publicly available information relating to certain acquisitions of United States and international oil and natural gas companies that closed between January 1995 and February 1998 and had Total Transaction Values (defined below) between $50,000,000 and $200,000,000. These transactions, consisted of 11 transactions in the United States and 42 transactions outside of the United States. Transactions outside the United States included, among others, the following: Jordan Petroleum and Transwest Energy Inc.; Rio Alto Exploration Ltd. and Seagull Energy Corp.; Sands Petroleum AB and Neste Corp. and Morgan Hydrocarbons and Internation Colin Energy. Transactions in the United States included, among others, the following: Titan Exploration Inc. and Offshore Energy Development Corp.; Forcenergy, Inc. and Convest Energy Corp. and Edisto Resources Corp.; Monterey Resources, Inc. and McFarland Energy, Inc.; Columbia Natural Resources and Alamco, Inc.; Alliance Resources plc and LaTex Resources; and Hunt Petroleum Corporation and Columbia Gas System Inc. These selected transactions were not intended to represent the complete list of oil and natural gas transactions which have occurred or been announced during this period; rather, such transactions represent recent transactions involving publicly traded oil and natural gas companies engaged in oil and gas exploration and production activities that were deemed by CIBC Oppenheimer to operate in comparable producing basins or have comparable financial and operating characteristics to CanArgo.

      CIBC Oppenheimer reviewed the consideration paid in such transactions in terms of the price paid for the common stock ("Equity Purchase Price") plus total debt, preferred stock and transaction costs less cash and cash equivalents ("Total Transaction Value") of such transactions as a multiple of PV-10 Value and total proved reserves on a BOE basis ("Proved Reserves"). The analysis of Total Transaction Value as a multiple of PV-10 Value and total Proved Reserves indicated the following: (i) on a PV-10 Value basis, an adjusted average value of 0.9x for United States acquisitions and an adjusted average value of 1.4x for international acquisitions; and (ii) on a Proved Reserve basis, an adjusted average value of $5.06 per BOE for United States acquisitions and an adjusted average value of $6.20 per BOE for international acquisitions. This compares to the implied values for CanArgo based on the Aggregate Transaction Value of 1.5x the PV-10 Value of CanArgo's Proved Reserves using "normalized pricing" and $3.55 per BOE using CanArgo's share of entitlement reserve volumes. The PV-10 Value of CanArgo's Proved Reserves as of January 1, 1998 under "normalized pricing" is calculated based upon a per barrel oil price of $10.31, which the independent reserve engineers estimated according to the PSC. This per-barrel price is calculated using 95% of the average per barrel price of oil determined by Brent during 1997, less a transportation charge of $5.39 per barrel.

      No company or transaction used in the analysis described above was directly comparable to CanArgo or the proposed transaction. Accordingly, analysis of the results of the foregoing was not simply mathematical nor necessarily precise; rather, it involved complex consideration and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect public trading values.

      Analysis of Certain Comparable Reserve Acquisitions. CIBC Oppenheimer also reviewed selected acquisitions of oil and gas reserves from January 1, 1995 to February 15, 1998 with aggregate purchase prices under $200,000,000. This analysis relies primarily on information obtained from John S. Herold, Inc. and may not represent the complete list of oil and natural gas transactions within the given search parameters that have occurred or been announced. CIBC Oppenheimer reviewed transactions involving the purchase of properties both in the United States (the "Domestic Properties") and outside the United States (the "International Properties").

      CIBC Oppenheimer reviewed the consideration paid in such transactions in terms of the aggregate purchase price paid as a multiple of the reported total Proved Reserves. The analyses of aggregate purchase price as a multiple of Proved Reserves indicated an adjusted average value of $5.28 per BOE for Domestic Properties and $4.49 per BOE for International Properties, as compared to the implied value of $3.55 per BOE for CanArgo based upon the Aggregate Transaction Value to CanArgo's share of entitlement reserves.

      Analysis of Net Asset Value. CIBC Oppenheimer evaluated CanArgo's net asset appraisal value by measuring the value of both its oil and gas and non oil and gas assets and subtracting outstanding noncurrent liabilities such as long-term debt as estimated at the time of the Transaction. CanArgo's asset value was computed based on the PV-10 Value of its Proved Reserves using normalized pricing and the net working capital estimate at the time of the Transaction. As a result, CIBC Oppenheimer calculated a net asset value for CanArgo of $14,800,000, or $1.01 per share on a fully diluted basis under normalized pricing. This compares with Fountain's estimated net value of US$16,600,000 which, based upon discussions with Fountain management, assumes a net working capital position of approximately US$12,000,000 as of March 6, 1998 (Fountain reported a net working capital position of US$14,000,000 as of December 31, 1997). This also compares, based upon discussions with Fountain management, with an assumed liquidation value of Fountain of US$10,000,000 that provides for the payment of all obligations and commitments.

      The summary set forth above does not purport to be a complete description of the analyses performed by CIBC Oppenheimer. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires CIBC Oppenheimer to exercise its professional judgment based on its experience and expertise in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by CIBC Oppenheimer was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. CIBC Oppenheimer did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, CIBC Oppenheimer considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. CIBC Oppenheimer did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, CIBC Oppenheimer believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, CIBC Oppenheimer made numerous assumptions with respect to industry performances, business and economic conditions and other matters. The analyses performed by CIBC Oppenheimer are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

      CIBC Oppenheimer Financial Advisor Fee. Pursuant to a letter agreement, dated October 12, 1997, between Fountain, CIBC Oppenheimer and Orkla, as amended by a letter agreement, dated January 15, 1998 (together, the "Letter Agreement"), Fountain has agreed to pay CIBC Oppenheimer: (i) an advisory fee equal to 1.5% of the consideration up to $16,670,000 paid pursuant to an Acquisition (as defined in the Letter Agreement), plus 0.75% of the consideration in excess of $16,670,000, subject to a minimum advisory fee of $250,000; (ii) an expense retainer fee of $25,000 upon execution of the Letter Agreement and $25,000 ninety days thereafter; and (iii) a fairness opinion fee of $300,000 in connection with CIBC Oppenheimer's delivery of an opinion to the Fountain Board regarding the fairness, from a financial point of view, of the consideration to be paid in any transaction, which fee will be credited against any fees paid under clause (i) above. Fountain has also agreed to reimburse CIBC Oppenheimer for its reasonable out-of-pocket fees, expenses and costs, including reasonable fees and disbursements of its legal counsel. If the market price of Fountain Common Stock on the Effective Date is not significantly greater than the market prices prevailing during the week ended March 13, 1998, the total fee payable by Fountain to CIBC Oppenheimer should not be significantly greater than the $300,000 fairness opinion fee.

      CIBC Oppenheimer is a nationally recognized investment banking firm and was selected by the Fountain Board to serve with Orkla as Fountain's financial co-advisor, based on CIBC Oppenheimer's substantial experience in transactions similar to the Transaction and familiarity with Fountain and its operations and the oil and natural gas industry generally. CIBC Oppenheimer regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

      In the ordinary course of its business, CIBC Oppenheimer and its affiliates may actively trade the securities of Fountain for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

      Opinion of Orkla



                                [TO BE PROVIDED]

      Opinion of Roche Securities

      CanArgo retained Roche Securities to prepare a fairness opinion (the "Roche Securities Opinion") as to whether the Exchange Ratio contemplated by the Arrangement is fair and reasonable, from a financial point of view, to the shareholders of CanArgo. Based upon the analysis, Roche Securities advised the senior management of CanArgo on February 27, 1998 that the Exchange Ratio contemplated by the Arrangement is fair to the shareholders of CanArgo from a financial point of view. CanArgo shareholders are urged to read the full text of the Roche Securities Opinion dated February 27, 1998, a copy of which is attached as Annex J to this Joint Proxy Statement/Prospectus, for a complete description of the factors considered, the assumptions made and the limitations on the analysis undertaken by Roche Securities in rendering its opinion.

      The Roche Securities Opinion addresses only the fairness of the Transaction from a financial point of view and does not constitute a recommendation to any CanArgo shareholder as to how to vote at the CanArgo Shareholders Meeting. The summary of the Roche Securities Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

      In connection with rendering the Roche Securities Opinion, Roche Securities reviewed and relied upon, among other things, the Combination Agreement; certain available and confidential financial, operational and other information relating to the CanArgo and Fountain; information derived from discussions with members of the management and the independent auditors and engineering consultants of CanArgo and Fountain, including their views as to the nature of CanArgo's and Fountain's respective exploration, development, exploitation and acquisition programs; publicly available information relating to the business operations, financial performance and stock trading history of CanArgo, Fountain and other selected public companies; and information with respect to other transactions of a comparable nature. Roche Securities also relied upon or carried out such other information, investigations and analyses as it considered necessary or appropriate in the circumstances.

      Roche Securities relied upon and assumed the completeness, accuracy and fair representation of the foregoing information and has not attempted to independently verify the accuracy or completeness of any such information, data, advice, material, representations or opinions. The Roche Securities Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as of February 27, 1998 and the conditions and prospects, financial and otherwise, of CanArgo and Fountain as they were reflected in the information and documents reviewed and as they were represented to Roche Securities in discussions with their respective managements.

      In connection with rendering its opinion, Roche Securities considered, among other things, the following quantitative and qualitative assessments:

      1. Net asset value considerations: An assessment of each major class of assets and liabilities in the manner deemed most appropriate to the nature of the particular asset or liability. This included, as appropriate and available: an analysis of financial assets and liabilities, an examination of the evaluations of the oil and gas reserves of CanArgo and Fountain (and the commodity price, interest rate and exchange rate forecasts applied in such evaluations); an analysis of undeveloped land holdings; a comparison of cash flows projected in the reserve report with recent production performance; an assessment of the potential marketability and trading value of major properties; an analysis of the concentration of values in major properties; and further consideration of additional material factors such as operatorship, the size of working interests, the geographic focus of properties, general and administrative expenses necessary to produce reserves, the capital expenditures required to deplete reserves, and future reclamation and site restoration costs.

      2. Market trading price analysis: An analysis of the stock market trading prices and trading volumes of the CanArgo Common Shares and the Fountain Common Stock at different points in time.

      3. Cash flow considerations: An analysis of current and projected cash flows for CanArgo and Fountain. Roche Securities also analyzed the sustainability of these cash flow multiples, given a variety of factors characterizing CanArgo and Fountain, such as historical and projected production growth, financial leverage, market capitalization, reserve life indices, royalty rates, production costs, general and administrative costs and other factors. Roche Securities applied market multiples, based on a comparison of cash flow multiples with those of an industry peer group, to the cash flows of CanArgo and Fountain.

      4. Other qualitative factors: In addition to the above, Roche Securities is of the opinion that the combination of the businesses of CanArgo and Fountain through the Plan of Arrangement will result in the CanArgo shareholders participating in an entity that will have:

            (a) a larger market capitalization and market float than CanArgo alone;

            (b)   a larger and more liquid public market for its shares;

            (c) a potentially larger asset and cash flow base with greater financial resources, which would be strategically, financially and operationally advantageous and would enable CanArgo to undertake more significant oil and gas exploration and development programs and to compete in the business of exploring for, developing and producing oil and natural gas primarily in Albania, Georgia and Ukraine and other east European countries and in North America;

            (d) an ability to realize certain administrative efficiencies and overhead savings from the completion of the integration of CanArgo and Fountain;

            (e) a greater ability to readily capture international concessions and access financings of such than CanArgo alone; and

            (f)   other business alternatives than CanArgo alone would have.

      Although, in arriving at its opinion, Roche Securities reviewed financial and other data and performed financial tests, calculations and estimates as were considered appropriate and necessary in the circumstances, Roche Securities has not been engaged to perform a formal valuation of CanArgo or Fountain or any of their assets, liabilities or securities and its opinion should not be construed as such.

      Roche Securities is not an insider, associate or affiliate of either CanArgo or Fountain and has not previously provided financial advisory services or participated in any financings for either CanArgo and Fountain. The fee payable to Roche Securities with respect to the provision of the Roche Securities Opinion is a fixed amount and is not contingent on any event. There are no understandings or agreements between Roche Securities and either CanArgo and Fountain with respect to any future business dealings.

      Roche Securities acts as trader and dealer, both as principal and as agent, in all major North American financial markets and as such has had, or may have, positions in the securities of such corporations for which it receives compensation. In addition, as an investment dealer, Roche Securities conducts research on securities and may, in the ordinary course of its business, be expected to provide research reports and investment advice to its clients on investment matters, including the securities of CanArgo and Fountain. Pursuant to a letter agreement dated February 27, 1998 between CanArgo and Roche, CanArgo has agreed to pay a fee of C$25,000 to Roche Securities in connection with the preparation of the Roche Securities Opinion.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

      In considering the respective recommendations of the Fountain Board and the CanArgo Board with respect to the Transaction, the stockholders of the two companies should be aware that certain executive officers and directors of Fountain and CanArgo have interests in the Transaction that are different from, or in addition to, the interests of the stockholders of the two companies generally.

      Einar H. Bandlien, Executive Vice President of Fountain, Robert A. Halpin, Vice Chairman of the Fountain Board, and Nils N. Trulsvik, President and Chief Executive Officer of Fountain, were members of the Fountain Board when it approved the Transaction. The Combination Agreement provides that Messrs. Halpin and Trulsvik will be the only current directors of Fountain who will remain directors of Fountain after consummation of the Transaction. Mr. Bandlien will not remain as a director, but is expected to continue to be employed by Fountain as Executive Vice President-Business Development. Two other current or former executive officers of Fountain, Alfred Kjemperud and Rune Falstad, are also expected to be employed by Fountain in management positions.

      David Robson, Chairman and Chief Executive Officer of CanArgo, Michael Binnion, Vice President Finance of CanArgo, John McLeod, Technical Director of CanArgo, and Russell Hammond were members of the CanArgo Board when it approved the Transaction. Pursuant to the Combination Agreement, after the Transaction is consummated, Messrs. Robson, Binnion, McLeod and Hammond will become members of the Fountain Board. In addition, Messrs. Robson, Binnion and McLeod will become Chairman of the Board and Chief Executive Officer, Vice Chairman and Chief Financial Officer, and President and Chief Operating Officer, respectively, of Fountain.

      Individuals who become non-employee directors of Fountain after consummation of the Transaction may receive compensation, including option grants, as described under "INFORMATION CONCERNING FOUNTAIN -- Directors' Compensation."

      As provided in the Combination Agreement, since February 2, 1998, Einar Bandlien, Michael Binnion, John McLeod, David Robson and Nils Trulsvik have been members of the Steering Committee, which is responsible for coordinating the activities of Fountain and CanArgo prior to consummation of the Transaction, facilitating communication between the companies and planning the integration of the companies after the Effective Date.

      Michael Binnion, John McLeod and Bob Moffatt, directors and officers of CanArgo, and Einar Bandlien, Rune Falstad, Robert A. Halpin, Stanley D. Heckman, Eugene J. Meyers, Oistein Nyberg and Nils Trulsvik, directors and officers of Fountain, have entered into agreements to support the Transaction as described under "--Other Agreements -- Shareholder Agreements."

      CanArgo has agreed to pay a fee to Peder Paus in respect of financial services rendered to CanArgo in connection with the Transaction. See "-- Background of the Transaction." Such fee will be satisfied by the issuance of up to 225,000 CanArgo Common Shares following the approval of the Transaction at the CanArgo Shareholders Meeting and the Fountain Stockholders Meeting. Mr. Paus will become a member of the Fountain Board after the consummation of the Transaction.

      The Combination Agreement provides that Fountain will indemnify the officers and directors of Fountain and CanArgo to the fullest extent permitted or required under applicable law, any indemnification agreements with such persons, the Fountain Certificate and the Fountain Bylaws. Fountain has also agreed to maintain officers and directors liability insurance coverage on no less favorable terms than that currently maintained by Fountain and CanArgo for at least four years after the Effective Date and to include the present and former officers and directors of Fountain and CanArgo within the coverage thereof.

TRANSACTION STEPS AND DESCRIPTION OF EXCHANGEABLE SHARES

    The Continuance

      Promptly upon approval of the Continuance Resolution, CanArgo will be continued under the OBCA by filing articles of continuance under the OBCA. Approval of the Arrangement Resolution is conditional upon approval of the Continuance Resolution.

    The Arrangement

      Pursuant to the terms of the Plan of Arrangement, at the Effective Time, CanArgo will undergo a reorganization of capital pursuant to which:

      (a) CanArgo will amend the CanArgo Articles to, among other things, (i) replace the rights, privileges, restrictions and conditions attaching to the CanArgo Common Shares with those set forth in Appendix A to the Plan of Arrangement, (ii) authorize the issuance of 22,472,860 of Exchangeable Shares and (iii) change its name to CanArgo Oil & Gas Inc.;

      (b) CanArgo will issue 100 CanArgo Common Shares to Fountain in consideration for US$160; and

      (c) Each existing CanArgo Common Share (other than CanArgo Common Shares held by holders who have properly exercised their rights of dissent and are ultimately entitled to be paid fair value for their shares) will be exchanged for 1.6 (subject to adjustment for changes to the capitalization of Fountain) fully paid and non-assessable Exchangeable Shares. If the Reverse Split is effected on or prior to the Effective Time, then each CanArgo Common Share (other than the CanArgo Common Shares held by holders who have exercised their rights of dissent and are ultimately entitled to be paid fair value for their CanArgo Common Shares) shall be exchanged for 0.8 Exchangeable Shares.

See "-- Procedures for Exchange of Share Certificates by CanArgo Shareholders" for procedures to be followed in order to obtain certificates representing the Exchangeable Shares issuable in the Arrangement.

      As a result of the foregoing, immediately following the Effective Time, CanArgo's outstanding capital stock will consist of 100 CanArgo Common Shares held by Fountain and the Exchangeable Shares held by the former holders of CanArgo Common Shares.

      No fractional Exchangeable Shares will be delivered in exchange for CanArgo Common Shares pursuant to the Arrangement. In lieu of such fractional Exchangeable Shares, each former holder of CanArgo Common Shares who otherwise would be entitled to receive a fraction of an Exchangeable Share will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product derived by multiplying such fraction by the Canadian Dollar Equivalent of the Current Market Price of Fountain Common Stock on the Effective Date.

      The rights associated with the Exchangeable Shares are intended to have characteristics essentially equivalent in economic effect to rights associated with the Fountain Common Stock. See "THE COMPANIES AFTER THE TRANSACTION -- CanArgo Share Capital" and "-- Voting, Support and Exchange Trust Agreement."

    Retraction, Redemption and Call Rights

      Holders of the Exchangeable Shares will be entitled at any time following the Effective Time to retract (i.e., require CanArgo to redeem) any or all such Exchangeable Shares owned by them and to receive an equivalent number of shares of Fountain Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Shares, subject to the Retraction Call Rights of Fountain described below. Holders of the Exchangeable Shares may effect such retraction by presenting certificates to CanArgo or its transfer agent representing the number of Exchangeable Shares the holder desires to retract, together with a Retraction Request specifying the number of Exchangeable Shares the holder wishes to retract and such other documents as may be required by CanArgo to effect the retraction of the Exchangeable Shares. Former holders of CanArgo Common Shares who desire to obtain Fountain Common Stock following the consummation of the Transaction without receiving the Exchangeable Share certificates issuable to such holder under the Arrangement may do so in connection with the exchange of certificates representing CanArgo Common Shares for certificates representing Exchangeable Shares that will occur after the consummation of the Transaction. See "--

Procedures for Exchange of Share Certificates by CanArgo Shareholders." The retraction will become effective on the Retraction Date.

      Upon receipt of a certificate for Exchangeable Shares, a Retraction Request and other required documentation, CanArgo is required immediately to notify Fountain of such Retraction Request. Fountain then has two business days to exercise its Retraction Call Right to purchase all of the Exchangeable Shares submitted by the delivery of an equivalent number of shares of Fountain Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares, to the transfer agent for delivery to the holder on the Retraction Date. If Fountain determines not to exercise its Retraction Call Right in respect of such shares and the Retraction Request is not revoked in accordance with the Exchangeable Share Provisions, CanArgo is obligated to deliver to the holder the number of shares of Fountain Common Stock equal to the number of Exchangeable Shares submitted by the holder for retraction, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Shares.

      Subject to applicable law and the Redemption Call Right of Fountain described below, on any Optional Redemption Date, CanArgo may redeem all of the then outstanding Exchangeable Shares in exchange for an equal number of shares of Fountain Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Shares. Notwithstanding any proposed redemption of the Exchangeable Shares by CanArgo, Fountain will have the overriding right to purchase on the Optional Redemption Date all of the outstanding Exchangeable Shares in exchange for one share of Fountain Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Share. In exercising the Redemption Call Right, Fountain will not be required to purchase Exchangeable Shares from itself. If Fountain exercises such Redemption Call Right, CanArgo's right to redeem the Exchangeable Shares on such Optional Redemption Date will terminate. CanArgo will, at least 120 days before any Optional Redemption Date, provide the registered holders of Exchangeable Shares with written notice of the proposed redemption of the Exchangeable Shares by CanArgo. If the Redemption Call Right is exercised, CanArgo may elect to redeem all then outstanding Exchangeable Shares on a subsequent Optional Redemption Date. For a more detailed description of the Call Rights in connection with the Exchangeable Shares, see "THE COMPANIES AFTER THE TRANSACTION -- CanArgo Share Capital -- Exchangeable Shares of CanArgo."

    Exchange, Voting, Dividend and Liquidation Rights of Holders of Exchangeable Shares

      On the Effective Date, Fountain, CanArgo and the Trustee will enter into the Voting, Support and Exchange Trust Agreement. Pursuant to the terms of the Voting, Support and Exchange Trust Agreement, the holders of Exchangeable Shares have the right to exchange their Exchangeable Shares on a one-for-one basis for shares of Fountain Common Stock upon delivery to the Trustee of a duly endorsed certificate representing the Exchangeable Shares together with a Notice of Exercise.

      Fountain will on the Effective Date deposit with the Trustee the Fountain Special Voting Stock, each of which will entitle the Trustee to a number of votes equal to the quotient (rounded down to the nearest whole number) obtained by dividing the number of Exchangeable Shares outstanding from time to time that are not held by Fountain or certain subsidiaries of Fountain by the number of shares of Fountain Special Voting Stock outstanding as of the applicable record date. With respect to any matter as to which holders of shares of Fountain Common Stock are entitled to vote, the holder of each outstanding Exchangeable Share will have the right to provide directions to the Trustee with respect to one vote for each Exchangeable Share owned on the applicable record date. The Trustee will tally the directions received from holders of Exchangeable Shares with respect to each such matter and calculate for each possible direction choice (i.e., in favor of, against or abstain) the percentage (rounded down to the nearest whole number) of the aggregate number of outstanding Exchangeable Shares specifying that particular direction. The trustee will vote the Fountain Special Voting Stock in accordance with such percentages. All votes attached to a particular share of Fountain Special Voting Stock must be voted by the Trustee in the same manner with respect to any matter.

      In the event of the liquidation, dissolution or winding up of CanArgo or any other proposed distribution of the assets of CanArgo among its shareholders for the purpose of winding up its affairs, holders of the Exchangeable Shares will have preferential rights to receive from CanArgo one share of Fountain Common Stock for each Exchangeable Share they hold, plus an additional amount equivalent to the full amount of any declared and unpaid dividends on each such Exchangeable Share. Additionally, Fountain will have the right to purchase all of the outstanding Exchangeable Shares on the effective date of any liquidation, dissolution or winding up in exchange for one share of Fountain Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Share.

      In order for the holders of the Exchangeable Shares to participate on a pro rata basis with the holders of Fountain Common Stock in the event of the liquidation, dissolution or winding up of Fountain, Fountain must purchase all Exchangeable Shares on the fifth business day prior to the effective date of the liquidation, dissolution or winding up of Fountain in exchange for an equivalent number of shares of Fountain Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Shares. For a more detailed description of the Exchange Rights in connection with the Exchangeable Shares, see "THE COMPANIES AFTER THE TRANSACTION -- CanArgo Share Capital -- Exchangeable Shares of CanArgo" and "-- Voting, Support and Exchange Trust Agreement."

    Fountain Support Obligation

      Pursuant to the Voting, Support and Exchange Trust Agreement, Fountain will: (i) not declare or pay dividends on the Fountain Common Stock unless CanArgo is able to declare and pay and simultaneously declares and pays equivalent dividends on the Exchangeable Shares; (ii) advise CanArgo in advance of the declaration of any dividend on the Fountain Common Stock and ensure that the declaration date, record date and payment date for dividends on the Exchangeable Shares are the same as that for the Fountain Common Stock and that such dates will correspond with any requirement of any stock exchange on which the Exchangeable Shares are then listed; (iii) ensure that the record date for any dividend declared on the Fountain Common Stock is not less than ten business days after the declaration date of such dividend or such shorter period within which applicable law may be complied with; (iv) take all actions and do all things necessary to ensure that CanArgo is able to pay to the holders of the Exchangeable Shares the equivalent number of shares of Fountain Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares, in the event of a liquidation, dissolution or winding up of CanArgo, a Retraction Request made by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by CanArgo; and (v) not vote or otherwise take any action or omit to take any action causing the liquidation, dissolution or winding up of CanArgo.

      CanArgo is required to notify Fountain of the occurrence of certain events, such as the liquidation, dissolution or winding up of CanArgo and CanArgo's receipt of a Retraction Request or Notice of Exercise from a holder of Exchangeable Shares. See "THE COMPANIES AFTER THE TRANSACTION -- Voting, Support and Exchange Trust Agreement."

    Certificate of Designation Creating Fountain Special Voting Stock

      A certificate of designation to be filed by Fountain with the Secretary of State of the State of Delaware on the Effective Date will create a series of preferred stock of Fountain consisting of 100 shares of Fountain Special Voting Stock. See "THE COMPANIES AFTER THE TRANSACTION -- Fountain Share Capital -- Special Voting Stock."

    CanArgo Options

      At the Effective Time, each CanArgo Option will be converted to a Fountain Option exercisable for a number of whole shares of Fountain Common Stock equal to the number of CanArgo Common Shares subject to the CanArgo Option at the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares. The exercise price per share of Fountain Common Stock will be equal to the exercise price per share of such CanArgo Option immediately prior to the Effective Time divided by the Exchange Ratio. Fountain will cause the Fountain Common Stock issuable upon exercise of the Fountain Options to be registered on Form S-8 pursuant to the Securities Act and will use its best efforts to maintain the effectiveness of such registration statement for so long as such options remain outstanding.

THE COMBINATION AGREEMENT

    Representations and Covenants

      The Combination Agreement contains certain customary representations and warranties of CanArgo and Fountain relating to, among other things, their respective organization, good standing, qualification, capital structure, securities filings, operations, taxes, oil and gas properties, liabilities, employee benefit plans, cash and cash equivalents, title to assets, litigation, environmental matters, compliance with necessary regulatory or governmental authorities and other matters, including their authority to enter into the Combination Agreement and to consummate the Transaction. Pursuant to the Combination Agreement, Fountain and CanArgo have agreed that until the Effective Time each will carry on business in accordance with the Business Plan and, to the extent not inconsistent with the Business Plan, conduct business in the ordinary course; not make certain changes to its capital structure or distributions with respect to its capital stock; not issue or allow its subsidiaries to issue securities except as contemplated by the Combination Agreement; not enter into certain employee arrangements; not acquire certain assets or businesses; not make certain investments; and use commercially reasonable efforts to satisfy the conditions precedent to the Transaction.

      Upon execution of the Combination Agreement, Fountain and CanArgo appointed the Steering Committee. The Steering Committee will coordinate the activities of Fountain and CanArgo prior to the Effective Date, facilitate communications between them and plan for the integration of their activities following the Effective Date. Fountain and CanArgo have agreed to advise the other of material changes and to allow the other access to its information and properties. Further, Fountain and CanArgo have agreed to apply for and use commercially reasonable efforts to obtain all regulatory and other consents and approvals; to use commercially reasonable efforts to effect the transactions contemplated by the Combination Agreement, including the preparation and mailing of this Joint Proxy Statement/Prospectus; to provide promptly such information as is necessary for inclusion in this Joint Proxy Statement/Prospectus; and, as applicable, to hold the CanArgo Shareholders Meeting and the Fountain Stockholders Meeting recommending the approval of the Combination Agreement, the Transaction and related matters.

      Fountain has agreed to indemnify and provide insurance for past and current officers, directors and employees of Fountain and CanArgo for certain losses and liabilities for not less than four years after the Effective Date. The Combination Agreement also provides that immediately after the Effective Time, the Fountain Board will consist of the following seven persons: David Robson who will be Chairman and Chief Executive Officer, Michael Binnion who will be Vice Chairman and Chief Financial Officer, John McLeod who will be President and Chief Operating Officer, Robert Halpin, Russell Hammond, Peder Paus and Nils N. Trulsvik. See "-- Interests of Certain Persons in the Transaction."

    Non-Solicitation Covenant

      The Combination Agreement also provides that Fountain and CanArgo will not (and will not permit their respective subsidiaries, officers, directors, employees, investment bankers, representatives or other agents or affiliates to) directly or indirectly: (i) encourage, solicit or initiate the submission of any proposal for a merger, consolidation, substantial asset transfer, substantial stock issuance or similar transaction involving Fountain or CanArgo (an "Acquisition Proposal"); (ii) enter into any agreement with respect to any Acquisition Proposal; or (iii) participate in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Each of Fountain and CanArgo will promptly communicate to the other that such a solicitation has been received, or that any such information has been requested from it or that such negotiations or discussions have been sought to be initiated with it. If the Fountain Board or the CanArgo Board receives a communication with respect to an Acquisition Proposal, which it determines, after consultation with its financial advisors, may be reasonably likely to result in a transaction that is more favorable to its shareholders than the Transaction, such board of directors may engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person related to such transaction, or otherwise facilitate any effort or attempt to make or implement such a transaction. Upon engaging in such negotiations or discussions, providing such information or otherwise facilitating any effort or attempt to make or implement such a transaction, such party must give notice to the other party of such party's engagement in such activities.

    Conditions to Closing

      The Combination Agreement provides that the respective obligations of Fountain and CanArgo to complete the Transaction are subject to a number of conditions, including the following: (i) the approval of the Continuance and the Arrangement by the required vote of the holders of CanArgo Common Shares; (ii) the receipt by CanArgo of notice from no more than 10% of the holders of CanArgo Common Shares of their intention to exercise their rights of dissent; (iii) the approval of the Fountain Stock Issuance Proposal by the holders of Fountain Common Stock; (iv) the filing or obtaining of all orders, including the Final Order and orders from the Ontario Securities Commission and other relevant Canadian securities regulatory authorities, that are legally required for the consummation of the transactions contemplated by the Combination Agreement, without material conditions or costs (in the case of the Final Order); (v) the receipt of all material permits and authorizations required to consummate the Arrangement; (vi) the absence of any temporary restraining order, preliminary injunction, permanent injunction or other order preventing or rendering illegal the consummation of the Transaction or any proceeding that is reasonably likely to succeed seeking any of the foregoing; (vii) the accuracy of the representations and warranties of Fountain and CanArgo as of the Effective Date except to the extent the failure of such representations and warranties to be true and accurate has not and would not be reasonably likely to have a Fountain Material Adverse Effect or a CanArgo Material Adverse Effect, as the case may be; (viii) the performance by Fountain and CanArgo in all material respects of all agreements and covenants to be performed by them under the Combination Agreement; (ix) the absence of events or changes that have had or would be reasonably likely to have a Fountain Material Adverse Effect or a CanArgo Material Adverse Effect; (x) the restructuring of the Fountain Board and management as contemplated by the Combination Agreement; (xi) the receipt of tax opinions as to certain Canadian tax consequences of the Transaction; (xii) the effectiveness of any registration statement required to be filed under the Securities Act; (xiii) the receipt of legal opinions; (xiv) the receipt of letters from Coopers & Lybrand L.L.P., Fountain's independent auditors, and Ernst & Young, CanArgo's independent auditors, dated a date within two business days before the Effective Date with respect to the financial information relating to Fountain and CanArgo contained in the Joint Proxy Statement/Prospectus, respectively; and (xv) the receipt by Fountain of advice from one or both of CIBC Oppenheimer and Orkla, that the Arrangement is fair from a financial point of view to Fountain and its stockholders.

    Termination and Termination Fees

      The Combination Agreement may be terminated by mutual consent of the Fountain Board and the CanArgo Board at any time prior to the Effective Date. Either Fountain or CanArgo may terminate the Combination Agreement prior to the Effective Date if: (i) the Arrangement shall not have been consummated on or before September 30, 1998, so long as the terminating party is not in material breach under the Combination Agreement; (ii) any requirements or conditions are imposed, or proposed, upon either Fountain or CanArgo or any of their respective affiliates, by any governmental entity in connection with the authorization, consent or approval of such governmental entity (or the expiration or termination of any waiting period applicable to such government entity's review of the transactions contemplated by the Combination Agreement), or by any domestic or foreign court or similar tribunal in any suit challenging the Transactions which, in the reasonable opinion of Fountain or CanArgo, would require Fountain to take any action that would have a Fountain Material Adverse Effect or a CanArgo Material Adverse Effect; (iii) the CanArgo Board determines to withdraw its recommendation to the CanArgo shareholders that they vote for the Arrangement and recommends instead they approve an alternative transaction;
(iv) the Fountain Board determines to withdraw its recommendation to the Fountain stockholders that they vote for approval of the Fountain Stock Issuance Proposal and recommends instead that they approve an alternative transaction; or
(v) a condition to such company's obligation to close the Transaction (including the continued accuracy of representations and warranties) has not been met or waived and is no longer capable of satisfaction.

      CanArgo must pay a fee of US$3,000,000 to Fountain if the Combination Agreement is terminated due to (i) the CanArgo Board withdrawing its recommendation to the CanArgo shareholders that they vote for the Continuance Resolution and the Arrangement Resolution and instead recommending that they approve an alternative transaction, (ii) CanArgo's willful breach of its obligations under the Combination Agreement to consummate the Arrangement, (iii) the failure by CanArgo's shareholders to approve the Continuance Resolution and the Arrangement Resolution, or (iv) the receipt by CanArgo on or prior to the Effective Time of notices from holders of more than 10% of the CanArgo Common Shares of their intention to exercise their rights of dissent,


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
provided that at the time of such termination Fountain is not in material breach of a representation, warranty or covenant of the Combination Agreement.

      Fountain must pay a fee of US$3,000,000 to CanArgo if the Combination Agreement is terminated due to (i) the Fountain Board withdrawing its recommendation to the Fountain stockholders that they vote for the Fountain Stock Issuance Proposal and recommending instead that they approve an alternative transaction, (ii) Fountain's willful breach of its obligations under the Combination Agreement to consummate the Transaction, or (iii) the failure of the Fountain stockholders to approve the Fountain Stock Issuance Proposal, so long as CanArgo is not in material breach of the Combination Agreement at the time of such termination.

SHAREHOLDER AGREEMENTS

      Certain shareholders of CanArgo, including certain directors and officers of CanArgo, who hold approximately 42.9% of the outstanding CanArgo Common Shares have agreed, subject to the performance of any fiduciary duties they may have, (i) to vote their CanArgo Common Shares in favor of the Continuance Resolution and the Arrangement Resolution, (ii) not to solicit or encourage any proposal or offer from any person concerning the possible acquisition of all or substantially all of CanArgo's business, assets or capital stock by merger or other means, and (iii) not to sell any of their CanArgo Common Shares prior to the Effective Date of the Transaction, unless in each case the CanArgo Board withdraws its recommendation that the CanArgo shareholders approve the Continuance Resolution and the Arrangement Resolution and instead recommends to such shareholders that they approve an alternate transaction. The CanArgo Shareholder Agreements terminate in the event the CanArgo Board withdraws the recommendation that the CanArgo shareholders approve the Transaction and instead recommends that they approve an alternative transaction.

      Certain stockholders of Fountain, including all of the directors of Fountain, who hold approximately 5.8% of the outstanding shares of Fountain Common Stock have agreed, subject to the performance of any fiduciary duties they may have, (i) to vote their shares of Fountain Common Stock in favor of the Fountain Stock Issuance Proposal and the Fountain Charter Changes, (ii) not to solicit any offer from any person concerning the possible transfer of all or substantially all of Fountain's business, assets or capital stock by merger or other means, and (iii) not to sell any of their Fountain Common Stock prior to the Effective Date of the Transaction, unless in each case the Fountain Board withdraws its recommendation that the Fountain stockholders approve the Fountain Stock Issuance Proposal and the Fountain Charter Changes and instead recommends to such stockholders that they approve an alternative transaction. The Fountain Stockholder Agreements terminate in the event the Fountain Board withdraws its recommendation that the Fountain stockholders approve the Transaction and instead recommends that they approve an alternative transaction.

COURT APPROVAL OF THE ARRANGEMENT AND COMPLETION OF THE TRANSACTION

      An arrangement of a corporation under the OBCA requires approval by both the Court and the shareholders of the subject corporation. CanArgo has obtained the Interim Order providing for the calling and holding of the CanArgo Shareholders Meeting and other procedural matters.

      Subject to the approval of the Arrangement by the CanArgo shareholders at the CanArgo Shareholders Meeting, the hearing in respect of the Final Order is scheduled to take place on __________ __, 1998 at _______ (Toronto time) in the Court at 145 Queen Street West, Toronto, Ontario. All CanArgo shareholders who wish to participate or be represented or to present evidence or arguments at that hearing must serve and file a notice of appearance as set out in the Notice of Motion for the Final Order and satisfy any other requirements. At the hearing of the motion in respect of the Final Order, the Court will consider, among other things, the fairness and reasonableness of the Arrangement. The Court may approve the Arrangement as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

      Assuming the Final Order is granted and the other conditions to the Combination Agreement are satisfied or waived, it is anticipated that simultaneously Articles of Arrangement will be filed with the Director under the OBCA to give effect to the Arrangement, the Voting, Support and Exchange Trust Agreement will be executed and delivered and the various other documents necessary to consummate the Transaction will be executed and delivered.

      It is presently anticipated that the Effective Date will occur on or about ____________ __, 1998.

ANTICIPATED ACCOUNTING TREATMENT

      The Transaction is expected to be accounted for as a purchase of CanArgo by Fountain, with the purchase price being allocated among CanArgo's assets, in accordance with U.S. GAAP. After the consummation of the Transaction, the results of operations of CanArgo will be included in the consolidated financial statements of Fountain.

PROCEDURES FOR EXCHANGE OF SHARE CERTIFICATES BY CANARGO SHAREHOLDERS

      As soon as practicable after the Effective Time, a Letter of Transmittal will be delivered to the registered holders of CanArgo Common Shares. The Letter of Transmittal, when duly completed and returned together with a certificate for CanArgo Common Shares, will enable each CanArgo shareholder to obtain a certificate for that number of Exchangeable Shares equal to the number of CanArgo Common Shares submitted with such Letter of Transmittal multiplied by the Exchange Ratio (subject to adjustment for fractional shares, as discussed below). Incorporated into the Letter of Transmittal will be a form of a Notice of Exercise, which when duly completed and returned with a Letter of Transmittal and a certificate for CanArgo Common Shares, will enable holders of CanArgo Common Shares to exchange any or all of the Exchangeable Shares that they are entitled to receive pursuant to the Arrangement for an equivalent number of shares of Fountain Common Stock. See "-- Transaction Steps and Description of Exchangeable Shares."

      No certificates representing fractional Exchangeable Shares will be issued. In lieu of fractional Exchangeable Shares, each holder of CanArgo Common Shares who would otherwise be entitled to receive a fraction of an Exchangeable Share will be paid by CanArgo upon the exchange of CanArgo Common Shares for Exchangeable Shares an amount of cash (rounded to the nearest whole cent) equal to the Canadian Dollar Equivalent of the product of (i) such fraction, multiplied by (ii) the Current Market Price of Fountain Common Stock on the Effective Date.

      Any use of the mails to transmit a certificate for CanArgo Common Shares and a related Letter of Transmittal is at the risk of the CanArgo shareholder. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

      Certificates representing the appropriate number of Exchangeable Shares issuable to a former holder of CanArgo Common Shares who has complied with the procedures set out above, together with a check in the amount, if any, payable in lieu of fractional Exchangeable Shares will, as soon as practicable after the date of receipt of a certificate for CanArgo Common Shares and a related Letter of Transmittal, be (a) forwarded to the holder at the address specified in the Letter of Transmittal by first class mail or (b) made available at the offices of Montreal Trust Company of Canada for pick up by the holder, if requested by the holder in the Letter of Transmittal.

      Where a certificate for CanArgo Common Shares has been destroyed, lost or mislaid, the registered holder of that certificate should immediately contact Montreal Trust Company of Canada regarding the issuance of a replacement certificate upon the holder satisfying such requirements as may be imposed by CanArgo in connection with issuance of the replacement certificate.

      SHAREHOLDERS SHOULD NOT SEND THEIR CERTIFICATES TO CANARGO UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

STOCK EXCHANGE LISTINGS

    Exchangeable Shares; CanArgo Common Shares

      There is no current intention to list the Exchangeable Shares on any stock exchange in Canada or the United States. Following consummation of the Transaction, the CanArgo Common Shares will no longer be quoted on the CDN.

    Fountain Common Stock

      The Fountain Common Stock is listed on NASDAQ and the OSE. Fountain has agreed to use its best efforts to cause the shares of Fountain Common Stock issuable from time to time in exchange for the Exchangeable Shares to be listed on NASDAQ. There is no current intention to list the Fountain Common Stock on any other stock exchange in Canada or the United States.

ELIGIBILITY FOR INVESTMENT IN CANADA

      The Exchangeable Shares and Fountain Common Stock will be foreign property under the Canadian Tax Act for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans or for certain other tax-exempt persons.

REGULATORY MATTERS

    HSR Act and Competition Act (Canada)

      This transaction is not subject to the notification and other requirements of the HSR Act or the Competition Act (Canada).

    Investment Canada Act

      The Investment Canada Act is Canada's statute of general application governing the acquisition of control of Canadian businesses by non-Canadians. The combination of Fountain and CanArgo is not subject to review under the Investment Canada Act. Notification of the combination of Fountain and CanArgo is required to be given under the Investment Canada Act within 30 days after the Effective Date.

RESALE OF EXCHANGEABLE SHARES AND FOUNTAIN COMMON STOCK RECEIVED IN THE TRANSACTION

    United States

      The issuance of Exchangeable Shares to holders of CanArgo Common Shares will not be registered under the Securities Act. Such shares will instead be issued in reliance upon the exemption provided by Section 3(a)(10) of the Securities Act. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have the right to appear. The Court is authorized to conduct a hearing to determine the fairness of the terms and conditions of the Arrangement, including the proposed issuance of Exchangeable Shares in exchange for CanArgo Common Shares. The Court entered the Interim Order on ______________, 1998 and subject to the approval of the Arrangement by the CanArgo shareholders, a hearing on the fairness of the Arrangement will be held on __________ __, 1998 by the Court. See "-- Court Approval of the Arrangement and Completion of the Transaction."

      The Exchangeable Shares received in exchange for CanArgo Common Shares (except Exchangeable Shares held by CanArgo Affiliates) in the Arrangement will be freely transferable under United States federal securities laws. Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by or are under common control with such issuer and may include certain officers, directors and principal shareholders of such issuer.

      The offer and issuance of shares of Fountain Common Stock from time to time in exchange for the Exchangeable Shares is being registered under the Securities Act, and this Joint Proxy Statement/Prospectus serves as the prospectus for such offering. Fountain has undertaken to use its best efforts to keep a current prospectus available so long as Exchangeable Shares are outstanding.

    Canada

      Fountain and CanArgo will apply for rulings or orders of certain provincial securities regulatory authorities in Canada to permit the issuance to CanArgo shareholders of the Exchangeable Shares. Application will also been made to permit resale of those shares in such provinces without restriction by a shareholder other than a "control person," provided that no unusual effort is made to prepare the market for any such resale or to create a demand for the securities which are the subject of any such resale and no extraordinary commission or consideration is paid in respect thereof. Applicable Canadian securities legislation provides a rebuttable presumption that a person or company is a control person in relation to an issuer where the person or company alone or in combination with others holds more than 20% of the outstanding voting securities of the issuer.

      Fountain and CanArgo will also apply for rulings or orders of certain provincial securities regulatory authorities in Canada to permit the issuance of Fountain Common Stock to holders of Exchangeable Shares and to permit the resale of Fountain Common Stock by such holders on the same terms as set out above with respect to the Exchangeable Shares.

ONGOING CANADIAN REPORTING OBLIGATIONS

      Upon completion of the Arrangement, CanArgo, under its new name, CanArgo Oil & Gas Inc., will continue to be a reporting issuer in certain Canadian provinces. Application will be made for certain exemptions from statutory financial and other reporting requirements, including exempting insiders of CanArgo from the requirement of filing reports with respect to trades of CanArgo securities, in those Canadian provinces on the condition that Fountain files with the relevant provincial securities regulatory authorities copies of certain of its reports filed with the SEC and that holders of Exchangeable Shares receive certain materials that are sent to holders of Fountain Common Stock.

                       THE COMPANIES AFTER THE TRANSACTION

GENERAL

      Upon completion of the Transaction, the parent company will be Fountain, which will continue to be a corporation governed by the DGCL. Its principal executive office will be located at 1580 Guinness House, 727-7th Avenue S.W., Calgary, Alberta, T2P 0Z5 (telephone number 403-777-1185). If the Fountain Charter Changes are approved at the Fountain Stockholders Meeting, Fountain's name will become CanArgo Energy Corporation and the Reverse Split will be effective upon completion of the Transaction. After the Effective Time, Fountain will own all of the common equity of CanArgo, which under its new name, CanArgo Oil & Gas Inc., will be a corporation governed by the OBCA. CanArgo's registered office will be located at 1580 Guinness House, 727-7th Avenue S.W., Calgary, Alberta, T2P 0Z5 (telephone number 403-777-1185).

MANAGEMENT

    Directors

      The following persons are expected to be elected as directors of Fountain after the Effective Time, to serve until the next annual meeting of Fountain stockholders and until their successors are elected:

      Michael Binnion. Mr. Binnion (37) has been the Chief Financial Officer, Secretary and a director of CanArgo (formerly Moneyworks Inc.) since March 1997. Mr. Binnion is also President and a director of Terrenex Acquisition Corp., an Alberta Stock Exchange listed investment company. Prior to April 1997, Mr. Binnion was Chief Financial Officer and a Director of Trans-Dominion Energy Company, a Toronto Stock Exchange listed exploration and production company.

      Robert A. Halpin. Mr. Halpin (62) has been a director of Fountain since 1995 and served as Chairman of the Board of Fountain from November 14, 1995 until February 4, 1997 when he was elected Vice Chairman of the Board. Mr. Halpin has many years of experience in the oil and gas industry. From 1989 to his retirement in September 1993, he served as Vice President for International Exploration and Production with Petro-Canada. In October 1993, Mr. Halpin became President of Halpin Energy Resources Ltd., a firm he formed to provide advisory services to energy companies with emphasis on international petroleum projects.

      J.F. Russell Hammond. Mr. Hammond (56) has been a director of CanArgo since June 1997. For over five years, Mr. Hammond has been an investment advisor to Provincial Securities Ltd., a private investment company. Additionally, Mr. Hammond has been Chairman of Terrenex Acquisition Company since 1992.

      John McLeod. Mr. McLeod (51) has been a Technical Advisor and a director of CanArgo since August 1997. Mr. McLeod served as President and Chief Executive Officer of Arakis Energy Corp. from 1995 to 1997. Prior to 1995, Mr. McLeod was President of McLeod Petroleum Consulting Ltd.

      Peder Paus. Mr. Paus (52) is an independent businessman based in Oslo, Norway and has been, since 1995, a consultant on investor relations for various companies. From 1981 to 1995, Mr. Paus was Chief Executive Officer of North Venture Ltd., a shipping and offshore consulting firm based in London, England.

      David Robson. Dr. Robson (40) has been the Chairman, Chief Executive Officer and a director of CanArgo since June 1997. From April 1992 until March 1997, Dr. Robson was Managing Director and Chief Executive Officer of JKX Oil & Gas. He holds a B.Sc. (Hon) in Geology and a Ph.D. in Geochemical Computer Simulation from the University of Newcastle upon Tyne, and an MBA from the University of Strathclyde. He is the energy sector representative on the East European Trade Council.

      Nils N. Trulsvik. Mr. Trulsvik (49) has served as President and Chief Executive Officer of Fountain since February 4, 1997, and he has been a director of Fountain since 1994. He served as Fountain's Executive Vice President from September 8, 1994 until November 21, 1994; as President and Chief Executive Officer from November 21, 1994 to March 9, 1995; and as Executive Vice President from March 9, 1995 to February 4, 1997. Prior to joining Fountain in 1994, he held various positions with Nopec a.s., a Norwegian petroleum consulting company, including Managing Director from 1987 to 1993 and Special Advisor from 1993 to August 1994.

      The Fountain Board held 11 meetings during the fiscal year ended December 31, 1997. The Audit Committee of the Fountain Board, which is composed of Messrs. Halpin and Heckman and is responsible for reviewing Fountain's financial statements, audit results, internal controls and accounting principles, policies and practices, held eight meetings during 1997. The Compensation Committee of the Fountain Board, which is composed of Messrs. Halpin and Heckman and is responsible for approving the compensation of Fountain's executive officers, overseeing the compensation scheme for other Fountain employees, and administering Fountain's stock option and other employee benefit plans, held eight meetings during fiscal 1997.

      In the year ended December 31, 1997, each director of Fountain attended over 75% of the Fountain Board Meetings and Meetings of the Fountain Board's committees of which such director is or was a member.

      It is anticipated that after the Effective Time, the new Fountain Board will appoint new members of the Audit Committee and the Compensation Committee, both of which are expected to be comprised solely of non-employee directors. The Fountain Board has not appointed a nominating committee, and it is not expected that the new Fountain Board will appoint such a committee.

Executive Officers

      After the Effective Time, David Robson, Michael Binnion and John McLeod, currently directors and executive officers of CanArgo, will become Chairman of the Board and Chief Executive Officer, Vice Chairman and Chief Financial Officer, and President and Chief Operating Officer, respectively, of Fountain. Einar Bandlien, currently a director and Executive Vice President of Fountain, is expected to continue to be employed as Executive Vice President - Business Development of Fountain. Prior to joining Fountain in 1994, Mr. Bandlien (50) held various positions with Nopec a.s., a Norwegian petroleum consulting company, including Director of International Activities from 1987 to 1991 and Chairman from 1990 to 1993. Mr. Bandlien also served as Executive Secretary of the Norwegian Petroleum Resource Management Alliance from 1991 to 1993.

      See "INFORMATION CONCERNING FOUNTAIN -- Executive Compensation; -- Director's Compensation" for information concerning compensation paid to Messrs. Trulsvik and Halpin in 1997, and compensation to be paid to Fountain's non-employee directors after the Effective Date.

      See "INFORMATION CONCERNING CANARGO -- Executive Compensation" for information concerning the compensation being paid to Messrs. Robson, Binnion and McLeod, which compensation arrangements will continue with Fountain after the Effective Time.


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
PRINCIPAL HOLDERS OF SECURITIES

      To the knowledge of Fountain, there are no persons who would beneficially own in excess of 5% of the outstanding shares of Fountain Common Stock after giving effect to the Transaction as of the Fountain Record Date, other than Terrenex Acquisition Corporation, Provincial Securities Limited and Caldwell Associates. See "INFORMATION CONCERNING FOUNTAIN -- Security Ownership."

      See "INFORMATION CONCERNING CANARGO -- Directors and Officers" and "INFORMATION CONCERNING FOUNTAIN -- Security Ownership" for information with respect to securities of CanArgo and Fountain beneficially owned by certain directors and officers of such companies.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires Fountain's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("10% Stockholders") to file with the SEC initial reports of ownership and reports of changes in ownership of Fountain Common Stock and other equity securities of Fountain. Officers, directors and 10% Stockholders are required by the SEC's regulations to furnish Fountain with copies of all Section 16(a) forms they file.

      To Fountain's knowledge (based solely upon a review of the copies of such Section 16(a) reports furnished to Fountain and written representations that no other reports were required), during the year ended December 31, 1997, the Company's officers, directors and 10% Stockholders have complied with all applicable Section 16(a) filing requirements.

FOUNTAIN CAPITAL STOCK

    Authorized Capital Stock

      The Fountain Certificate currently authorizes Fountain to issue 50,000,000 shares of Fountain Common Stock, and 5,000,000 shares of Fountain Preferred Stock. If approved, the Reverse Split will have no effect on the number of authorized shares or the par value thereof. See "ADDITIONAL MATTERS FOR CONSIDERATION OF FOUNTAIN STOCKHOLDERS -- Proposal to Approve Reverse Split."

    Common Stock

      Holders of Fountain Common Stock have no preferences or preemptive, conversion, or exchange rights. Subject to any preferential rights of any shares of Fountain Preferred Stock that may be outstanding, holders of shares of Fountain Common Stock are entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by the Fountain Board and to share ratably in the assets of Fountain legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up. Pursuant to the Voting, Support and Exchange Trust Agreement, Fountain has agreed not to declare or pay dividends on the Fountain Common Stock unless CanArgo is able to declare and pay and simultaneously declares and pays an equivalent dividend on the Exchangeable Shares. See "THE TRANSACTION -- Transaction Steps and Description of Exchangeable Shares."

      Holders of Fountain Common Stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and except as otherwise required by law or except as provided with respect to any series of Preferred Stock, the holders of such shares will possess all voting power. The Fountain Certificate does not provide for cumulative voting for the election of directors.

      The shares of Fountain Common Stock to be issued from time to time in exchange for the Exchangeable Shares will be validly issued, fully paid and non-assessable.

    Preferred Stock

      The Fountain Board is authorized at any time and from time to time, without any further vote or action by Fountain's stockholders, to provide for the issuance of all or any shares of Fountain Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as are permitted by the DGCL, including, but not limited to, provisions regarding redemption, conversion and the right to receive dividends, all as the Fountain Board determines by resolution. See "RISK FACTORS -- Anti-Takeover Effects of Stock Issuance."

    Special Voting Stock

      In connection with the consummation of the Transaction, the Fountain Board has adopted appropriate resolutions and Fountain will file a certificate of designation with the Secretary of State of the State of Delaware for the purpose of designating a series of Fountain Preferred Stock as Series Voting Preferred Stock, which is referred to herein as Fountain Special Voting Stock. One hundred shares of Fountain Special Voting Stock will be issued to the Trustee in accordance with the terms of the Combination Agreement. Except as otherwise required by the DGCL or the Fountain Certificate, each share of Fountain Special Voting Stock will be entitled to a number of votes equal to the quotient (rounded down to the nearest whole number) obtained by dividing the number of outstanding Exchangeable Shares from time to time not owned by Fountain or certain subsidiaries of Fountain by the number of shares of Fountain Common Stock outstanding as of the applicable record date that may be voted in the election of directors and on all other matters submitted to a vote of holders of Fountain Common Stock. The holders of Fountain Common Stock and the holder of the Fountain Special Voting Stock will vote together as a single class on all matters, except to the extent voting as a separate class is required by applicable law or the Fountain Certificate. In the event of any liquidation, dissolution or winding up of Fountain, the holder of the Fountain Special Voting Stock will be entitled to receive from any assets of Fountain available for distribution to its stockholders the sum of US$1.00 per share. The holder of the Fountain Special Voting Stock will not be entitled to receive dividends. Pursuant to the Combination Agreement, the Fountain Special Voting Stock will be issued to the Trustee appointed under the Voting, Support and Exchange Trust Agreement. At such time as the Fountain Special Voting Stock has no votes attached to it because there are no Exchangeable Shares outstanding not owned by Fountain or certain subsidiaries of Fountain, and there are no shares of stock, debt, options or other agreements of CanArgo that could give rise to the issuance of any Exchangeable Shares to any person (other than Fountain or certain subsidiaries of Fountain), the Fountain Special Voting Stock may be redeemed by Fountain for a redemption price of US$1.00 per share. See "-- Voting, Support and Exchange Trust Agreement."

CANARGO SHARE CAPITAL

      In the event of the consummation of the Transaction, the share capital of CanArgo after the Effective Time will have the rights and preferences summarized below. Such summary is qualified in its entirety by reference to the Plan of Arrangement.

    CanArgo Common Shares

      The holders of CanArgo Common Shares are entitled to receive notice of and to attend all meetings of the shareholders of CanArgo and are entitled to one vote for each share held of record on all matters submitted to a vote of holders of CanArgo Common Shares. Subject to the prior rights of the holders of the Exchangeable Shares and any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of CanArgo Common Shares are entitled to receive such dividends as may be declared by the CanArgo Board out of legally available funds. Holders of CanArgo Common Shares are entitled upon any liquidation, dissolution or winding up of CanArgo to receive the remaining property and assets of CanArgo, subject to the prior rights of the holders of the Exchangeable Shares and to any other shares ranking senior to the CanArgo Common Shares.

      Fountain will be the sole owner of CanArgo Common Shares after the Effective Time.

    First Preferred Shares

      The first preferred shares may at any time be issued in one or more series at the discretion of the CanArgo Board. The CanArgo Board may fix the designation, rights, privileges, restrictions, conditions and limitations attaching to the first preferred shares of such series, including the issue price, the rate or the amount or method of calculation of dividends, the terms and conditions of any purchase for cancellation or redemption and conversion, if any. The first preferred shares of each series shall rank equally with the shares of every other series in respect to priority in payment of dividends and distribution of assets in the event of liquidation, dissolution or winding or any other distribution of assets. When any dividends or amounts payable on a repayment of capital are not paid in full, the first preferred shares of all series shall participate ratably in respect of such dividends.


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
      The first preferred shares are entitled to a preference over the CanArgo Common Shares and any other shares ranking junior to the first preferred shares with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up or any other distribution of the assets of CanArgo. The holders of first preferred shares are not entitled to vote at any meetings of shareholders of CanArgo, except as required by law.

    Second Preferred Shares

      The second preferred shares may at any time be issued in one or more series, at the discretion of the CanArgo Board. The CanArgo Board may fix the designation, rights, privileges, restrictions, conditions and limitations attaching to the first preferred shares of such series, including the issue price, the rate or the amount or method of calculation of dividends, the terms and conditions of any purchase for cancellation or redemption and conversion (if any). The second preferred shares of each series shall rank equally with the shares of every other series in respect to priority in payment of dividends and distribution of assets in the event of liquidation, dissolution or winding or any other distribution of assets. When any dividends or amounts payable on a repayment of capital are not paid in full, the second preferred shares of all series shall participate ratably in respect of such dividends. The second preferred shares are entitled to a preference over the CanArgo Common Shares and other any other shares ranking junior to the second preferred shares (but are subordinate to the first preferred shares) with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up or any other distribution of the assets of CanArgo. The holders of second preferred shares are not entitled to vote at any meetings of shareholders of CanArgo, except as required by law.

    CanArgo Exchangeable Shares

      Ranking. The Exchangeable Shares will rank prior to the CanArgo Common Shares with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of CanArgo.

      Dividends. Holders of Exchangeable Shares will be entitled to receive dividends equivalent to dividends paid from time to time by Fountain on shares of Fountain Common Stock. The declaration date, record date and payment date for dividends on the Exchangeable Shares will be the same as that for the corresponding dividends on the Fountain Common Stock.

      Certain Restrictions. Without the approval of the holders of the Exchangeable Shares, CanArgo will not be permitted to pay any dividend on the CanArgo Common Shares or any other shares ranking junior to the Exchangeable Shares (other than stock dividends payable in CanArgo Common Shares or such other shares, as the case may be), redeem, purchase or make any capital distribution in respect of CanArgo Common Shares or any other shares ranking junior to the Exchangeable Shares or redeem or purchase any other shares of CanArgo ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution, unless dividends have been declared and paid in full on the outstanding Exchangeable Shares corresponding to dividends declared on the Fountain Common Stock. CanArgo will not be permitted to issue any shares other than Exchangeable Shares, CanArgo Common Shares and any other shares not ranking superior to the Exchangeable Shares without the approval of the holders of the Exchangeable Shares.

      Liquidation of CanArgo. In the event of the liquidation, dissolution or winding up of CanArgo or any other proposed distribution of the assets of CanArgo among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares will be entitled to receive for each Exchangeable Share on the Liquidation Date the Liquidation Amount.

      On or after the Liquidation Date, a holder of Exchangeable Shares may surrender certificates representing such Exchangeable Shares, together with such other documents as may be required by CanArgo, at CanArgo's registered office or the office of its transfer agent for Exchangeable Shares. Upon receipt of the certificates and other documents and subject to the exercise by Fountain of its Liquidation Call Right, CanArgo will deliver the Liquidation Amount to such holder at the address recorded in the securities register or by holding the Liquidation Amount for pick up by the holder at CanArgo's registered office or the office of its transfer agent, as specified by CanArgo in a notice to such holders.


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
      Upon the occurrence of a liquidation, dissolution or winding up of CanArgo, Fountain will have the Liquidation Call Right and, upon the exercise of the Liquidation Call Right, the holders of such Exchangeable Shares will be obligated to sell such shares to Fountain. The purchase by Fountain of all of the outstanding Exchangeable Shares upon the exercise of the Liquidation Call Right will occur on the Liquidation Date.

      Upon the occurrence of a CanArgo Insolvency Event, the Trustee will have the right to require Fountain to purchase any or all of the Exchangeable Shares then outstanding (other than Exchangeable Shares held by Fountain and certain of its subsidiaries) for the Liquidation Amount. See "-- Voting, Support and Exchange Trust Agreement - Optional Exchange Right."

      Automatic Exchange on Liquidation of Fountain. If a Fountain Liquidation Event occurs, CanArgo will be required to purchase each outstanding Exchangeable Share (other than Exchangeable Shares held by Fountain and certain of its subsidiaries) and holders of Exchangeable Shares will be required to sell the Exchangeable Shares held by them at that time, by exchanging for each such Exchangeable Share one share of Fountain Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Share. Upon a holder's request and surrender of Exchangeable Share certificates, duly endorsed in blank and accompanied by such instrument of transfer as Fountain may reasonably require, Fountain will deliver to such holder certificates representing an equivalent number of shares of Fountain Common Stock and a check in the amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Shares.

      Retraction of Exchangeable Shares by Holders. A holder of Exchangeable Shares will be entitled at any time to require CanArgo to redeem any or all of the Exchangeable Shares held by such holder for the Redemption Price, subject to the Retraction Right. Holders of the Exchangeable Shares may effect such retraction by presenting certificates to CanArgo or its transfer agent representing the number of Exchangeable Shares the holder desires to retract, together with a Retraction Request specifying the number of Exchangeable Shares the holder wishes to retract and such other documents as may be required to effect the transaction of the Exchangeable Shares. The retraction will become effective on the Retraction Date.

      When a holder requests CanArgo to redeem the Exchangeable Shares, Fountain will have an overriding Retraction Call Right to purchase all but not less than all of the Exchangeable Shares that the holder has requested CanArgo to redeem at the Redemption Price. When a Retraction Request is made by a holder of Exchangeable Shares, CanArgo will immediately notify Fountain, and Fountain must then advise CanArgo within two business days as to whether or not the Retraction Call Right will be exercised. If Fountain so advises CanArgo within such two business day period, CanArgo will notify the holder as soon as possible thereafter that the Retraction Call Right will be exercised. A holder may revoke his or her Retraction Request at any time prior to the close of business on the business day preceding the Retraction Date, in which case the holder's Exchangeable Shares will not be purchased by Fountain nor be redeemed by CanArgo. If the holder does not revoke his or her Retraction Request, the Exchangeable Shares that the holder has requested CanArgo to redeem will be purchased by Fountain or redeemed by CanArgo on the Retraction Date, as the case may be, at the Redemption Price.

      If CanArgo is not permitted to redeem all Exchangeable Shares tendered by a retracting holder as a result of solvency provisions of applicable law, CanArgo will redeem only those Exchangeable Shares tendered by a retracting holder (rounded down to a whole number of shares) as would not be contrary to such provisions. The holder of any Exchangeable Shares not redeemed by CanArgo will be deemed to have required Fountain to purchase such unretracted shares in exchange for Fountain Common Stock on the retraction date pursuant to the optional Exchange Right. See "-- Voting, Support and Exchange Trust Agreement -- Exchange Rights."

      Redemption of Exchangeable Shares. Subject to applicable law and the Redemption Call Right on any Optional Redemption Date, CanArgo will redeem all but not less than all of the then outstanding Exchangeable Shares for the Redemption Price. CanArgo will provide the registered holders of the Exchangeable Shares with written notice of the proposed redemption of the Exchangeable Shares by CanArgo at least 120 days prior to the relevant Optional Redemption Date. On or after the date such proposed redemption is exercised, CanArgo will deliver the Redemption Price to the holder at the address of the holder recorded in the securities register or by holding the Redemption Price for pick up by the holder at the registered office of CanArgo or the office of the transfer agent as specified in the written notice.

      Fountain may exercise its Redemption Call Right to purchase on any Optional Redemption Date all but not less than all of the Exchangeable Shares then outstanding (other than Exchangeable Shares held by Fountain and certain subsidiaries of Fountain) in exchange for the Redemption Price notwithstanding a proposed redemption of the Exchangeable Shares by CanArgo on the Optional Redemption Date pursuant to the Exchangeable Share Provisions. Upon the exercise of the Redemption Call Right, the holders of the redeemed Exchangeable Shares will be obligated to sell such shares to Fountain. If Fountain exercises the Redemption Call Right, CanArgo's right to redeem the Exchangeable Shares on such Optional Redemption Date will terminate.

      Voting Rights. Except as required by applicable law, the holders of the Exchangeable Shares are not entitled to receive notice of or attend any meeting of the shareholders of CanArgo or to vote at any such meeting. The holders of the Exchangeable Shares will be entitled to provide directions with respect to the exercise of the Voting Rights with respect to matters submitted for a vote to the holders of Fountain Common Stock. See "-- Voting, Support and Exchange Trust Agreement."

      Amendment and Approval. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be changed only with the approval of the holders of Exchangeable Shares having not less than two-thirds of the votes cast thereon (other than shares beneficially owned by Fountain or any of its direct or indirect subsidiaries) at a meeting of the holders of Exchangeable Shares duly called and held at which holders of at least 10% of the then outstanding Exchangeable Shares are present or represented by proxy. In the event that no such quorum is present at such meeting within one-half hour after the time appointed therefor, then the meeting will be adjourned to such place and time (not less than ten days later) as may be determined at the original meeting and the holders of Exchangeable Shares present or represented by proxy at the adjourned meeting will constitute a quorum at the rescheduled meeting and may transact the business for which the meeting was originally called. At the rescheduled meeting, a resolution passed by the affirmative vote of not less than two-thirds of the votes cast will constitute the approval or consent of the holders of the Exchangeable Shares.

      Actions by CanArgo under Voting, Support and Exchange Trust Agreement. Under the Exchangeable Share Provisions, CanArgo will take all such actions and do all such things as are necessary or advisable to perform and comply, and to ensure the performance and compliance by Fountain with its obligations under, the Voting, Support and Exchange Trust Agreement.

FUTURE ISSUANCES OF AUTHORIZED SHARES

      Following the Transaction, the CanArgo Articles will authorize 22,472,860 of Exchangeable Shares, all of which will have been reserved for issuance pursuant to the Arrangement. Any Exchangeable Shares as to which such reserve is cancelled could be issued, without approval of holders of shares of Fountain Common Stock or Exchangeable Shares, at such time or times, to such persons and for such consideration as CanArgo may determine, except as may otherwise be required by applicable laws, regulations or stock exchange requirements. NASDAQ currently requires stockholder approval of the issuance of shares in certain instances, including certain transactions where the issuance could increase the number of outstanding shares by 20% or more.

      Neither CanArgo nor Fountain has any present understanding, agreement or intention with respect to the issuance of any additional Exchangeable Shares or shares of Fountain Common Stock, respectively, other than pursuant to the Arrangement, upon exchange of Exchangeable Shares, in connection with an agreement to issue up to 375,000 shares of Fountain Common Stock in respect of Fountain's Stynawske Field project and pursuant to outstanding stock options, stock purchase warrants and employee benefit plans. Additional Exchangeable Shares or shares of Fountain Common Stock could be issued in one or more transactions (within limitations imposed by applicable law), however, which would make a takeover of Fountain more difficult and therefore less likely, even though such a takeover might be economically beneficial to holders of Fountain Common Stock and Exchangeable Shares. The Fountain Board and management of Fountain have no knowledge of any person or entity that intends to seek a controlling interest in, or to make a takeover proposal with respect to, Fountain.

VOTING, SUPPORT AND EXCHANGE TRUST AGREEMENT

      The following is a summary description of the material provisions of the Voting, Support and Exchange Trust Agreement and is qualified in its entirety by reference to the full text of the Voting, Support and Exchange Trust Agreement which appears as Annex G hereto.


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
    Voting Rights

      Pursuant to the Voting, Support and Exchange Trust Agreement, Fountain will issue the Fountain Special Voting Stock to the Trustee for the benefit of the holders (other than Fountain and certain subsidiaries of Fountain) of the Exchangeable Shares. Each share of Fountain Special Voting Stock will have a number of votes which may be cast at any meeting at which Fountain stockholders are entitled to vote equal to the quotient (rounded down to the nearest whole number) obtained by dividing the number of outstanding Exchangeable Shares (other than shares held by Fountain and certain subsidiaries of Fountain) by the number of shares of Fountain Special Voting Stock outstanding as of the applicable record date. With respect to any written consent sought from Fountain stockholders, the Fountain Special Voting Stock will have a similar number of votes.

      Each holder (other than Fountain and certain subsidiaries of Fountain) of Exchangeable Shares on the record date for any meeting at which Fountain stockholders are entitled to vote will be entitled to provide directions to the Trustee with respect to the manner in which the Trustee will exercise the Voting Rights associated with the Fountain Special Voting Stock. With respect to any matter as to which holders of shares of Fountain Common Stock are entitled to vote, the holder of each outstanding Exchangeable Share will have the right to provide directions to the Trustee with respect to one vote for each Exchangeable Share owned on the applicable record date. The Trustee will tally the directions received from holders of Exchangeable Shares with respect to each such matter and calculate for each possible direction choice (i.e., in favor of, against or abstain) the percentage (rounded down to the nearest whole number) of the aggregate number of outstanding Exchangeable Shares specifying that particular direction. The Trustee will vote the Fountain Special Voting Stock in accordance with such percentages. All votes attached to a particular share of Fountain Special Voting Stock must be voted by the Trustee in the same manner with respect to any matter. The Trustee may give a proxy to a designated agent, including a representative of Fountain management, to vote in a manner consistent with the directions of such holders of Exchangeable Shares.

      The Trustee will send to the holders of the Exchangeable Shares the notice of each meeting at which the Fountain stockholders are entitled to vote, together with the related proxy statement and a statement as to the manner in which the holder may direct the Trustee to exercise the votes attaching to the Fountain Special Voting Stock at the same time as Fountain sends such notice and materials to Fountain stockholders. The Trustee will also send to the holders copies of all information statements, interim and annual financial statements, reports and other materials sent by Fountain to the Fountain stockholders at the same time as Fountain sends such notice and materials to the Fountain stockholders. To the extent such materials are provided to the Trustee by Fountain or third parties, the Trustee will also send to the holders of all materials sent by third parties to Fountain stockholders, including dissident proxy statements and tender and exchange offer circulars, as soon as possible after such materials are first sent to Fountain stockholders.

      All rights of a holder of Exchangeable Shares to exercise votes attached to the Fountain Special Voting Share will cease upon the exchange of such holder's Exchangeable Shares for shares of Fountain Common Stock.

    Optional Exchange Right

      At any time, including upon the occurrence and during the continuance of a CanArgo Insolvency Event, a holder of Exchangeable Shares will be entitled to instruct the Trustee to require Fountain to purchase such Exchangeable Shares by exercising the optional Exchange Right with respect to any or all of the Exchangeable Shares held by such holder. To cause the exercise of the Exchange Right by the Trustee, the holder must deliver to the Trustee the certificates representing the Exchangeable Shares which such holder desires Fountain to purchase, duly endorsed in blank, and accompanied by such documents and instruments as the Trustee or CanArgo may reasonably require together with (i) a duly completed form of notice of exercise (a "Notice of Exercise") of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, and (ii) payment (or evidence satisfactory to the Trustee, CanArgo and Fountain of payment) of the taxes (if any) payable with respect to the exchange. If only a portion of the Exchangeable Shares represented by any certificate delivered to the Trustee are to be purchased by Fountain under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of CanArgo. If the holder is a non-resident of Canada, Fountain may be obligated to withhold certain shares on account of withholding tax in certain circumstances. See "TAX CONSIDERATIONS."

      If, as a result of solvency provisions of applicable law, CanArgo is unable to redeem all of the Exchangeable Shares tendered for retraction by a holder in accordance with the Exchangeable Share Provisions, the holder will be deemed to have exercised the optional Exchange Right with respect to the unredeemed Exchangeable Shares and Fountain will be required to purchase such shares from the holder in the manner set forth above.

      CanArgo and Fountain must immediately give written notice to the Trustee of the occurrence of a CanArgo Insolvency Event or any event which may, with the passage of time or the giving of notice or both, become a CanArgo Insolvency Event. As soon as practicable thereafter, the Trustee will notify each holder of Exchangeable Shares of such event and will advise the holder of its rights with respect to the optional Exchange Right. The purchase price payable by Fountain for each Exchangeable Share to be purchased under the optional Exchange Right will be the Redemption Price.

    Fountain Support Obligation

      Under the Voting, Support and Exchange Trust Agreement, Fountain will agree that: (i) it will not declare or pay dividends on the Fountain Common Stock unless CanArgo is able to and simultaneously declares and pays an equivalent dividend on the Exchangeable Shares; (ii) it will advise CanArgo in advance of the declaration of any dividend on the Fountain Common Stock and ensure that the declaration date, record date and payment date for dividends on the Exchangeable Shares are the same as that for the Fountain Common Stock and that such dates will correspond with any requirement of any stock exchange on which the Exchangeable Shares are then listed; (iii) it will ensure that the record date for any dividend declared on the Fountain Common Stock is not less than ten business days after the declaration date for such dividend or such shorter period within which applicable law may be complied with; (iv) it will take all actions and do all things necessary to ensure that CanArgo is able to pay to the holders of the Exchangeable Shares the Redemption Price in the event of a liquidation, dissolution or winding up of CanArgo, a retraction request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by CanArgo; and (v) it will not vote or otherwise take any action or omit to take any action causing the liquidation, dissolution or winding up of CanArgo.

      The Voting, Support and Exchange Trust Agreement also provides that, without the prior approval of CanArgo and the holders of the Exchangeable Shares, Fountain will not distribute additional shares of Fountain Common Stock subscription rights or other property or assets to all or substantially all holders of Fountain Common Stock, or change the Fountain Common Stock, unless the same or an economically equivalent distribution on, or change is made simultaneously with respect to the Exchangeable Shares. The CanArgo Board is conclusively empowered to determine in good faith and in its sole discretion whether any corresponding distribution on or change to the Exchangeable Shares is the same as or economically equivalent to any proposed distribution on or change to the Fountain Common Stock. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting the Fountain Common Stock, Fountain will use reasonable efforts to take all actions necessary or desirable to enable holders of Exchangeable Shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of Fountain Common Stock.

      With the exception of adding covenants to protect the holders of the Exchangeable Shares, making certain necessary amendments or curing ambiguities or clerical errors (in each case provided that the Fountain Board, the CanArgo Board and the Trustee and its counsel are of the opinion that such amendments are not prejudicial to the interests of the holders of the Exchangeable Shares), the Voting, Support and Exchange Trust Agreement may not be amended without the approval of the holders of the Exchangeable Shares. See "-- CanArgo Share Capital -- Exchangeable Shares of CanArgo -- Amendment and Approval."

      Under the Voting, Support and Exchange Trust Agreement, Fountain has agreed not to exercise any voting rights attached to the Exchangeable Shares owned by it or any of its direct or indirect majority-owned subsidiaries on any matter considered at meetings of holders of Exchangeable Shares (including any approval sought from such holders in respect of matters arising under the Voting, Support and Exchange Trust Agreement).

    Delivery of Fountain Common Stock

      Fountain will ensure that all shares of Fountain Common Stock to be delivered by it under the Voting, Support and Exchange Trust Agreement or the Plan of Arrangement are duly registered, qualified or approved under applicable Canadian and United States securities laws, if required, so that such shares may be freely traded by the holders thereof (other than any restriction on transfer by reason of a holder being a "control person" of CanArgo for purposes of Canadian law or an "affiliate" of Fountain, for purposes of United States law). In addition, Fountain will take all actions necessary to cause all such shares of Fountain Common Stock to be listed or quoted for trading or eligible for listing or quotation on all stock exchanges or quotation systems on which outstanding shares of Fountain Common Stock are then listed or quoted for trading.

INDEPENDENT ACCOUNTANTS

      Coopers & Lybrand L.L.P., Fountain's current independent accountants, will be the independent accountants of Fountain and its consolidated subsidiaries, including CanArgo, after the Effective Date.

      At the CanArgo Shareholders Meeting, CanArgo shareholders will vote with respect to the appointment of Ernst & Young as CanArgo's independent auditors. If the appointment is approved, Ernst & Young will be the independent auditors of CanArgo pending consummation of the Transaction. See "THE MEETINGS -- GENERAL PROXY INFORMATION -- CanArgo."

TRANSFER AGENTS AND REGISTRARS

      The Montreal Trust Company at its offices in Calgary, Alberta, Canada, will be the transfer agent and registrar for CanArgo. Signature Stock Transfer, Inc. at its office in Dallas, Texas, is the transfer agent and registrar for Fountain.

                               TAX CONSIDERATIONS

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO CANARGO SHAREHOLDERS

      In the opinion of Lang Michener, counsel for CanArgo, the following is a summary of the principal Canadian federal income tax considerations under the Canadian Tax Act generally applicable to holders of CanArgo Warrants and CanArgo shareholders who, for purposes of the Canadian Tax Act, hold their CanArgo Common Shares and will hold their Exchangeable Shares and Fountain Common Stock as capital property and deal at arm's length with CanArgo and Fountain. This summary does not apply to a shareholder with respect to whom Fountain is or will be a foreign affiliate within the meaning of the Canadian Tax Act or who holds more than 10% of the CanArgo Common Shares.

      The shares will generally be considered to be capital property to a shareholder unless held in the course of carrying on a business, in an adventure in the nature of trade or as "mark-to-market" property for purposes of the Canadian Tax Act. Shareholders who are resident in Canada and whose CanArgo Common Shares or Exchangeable Shares might not otherwise qualify as capital property may be entitled to obtain such qualification by making the irrevocable election provided by subsection 39(4) of the Canadian Tax Act. Shareholders who do not hold their shares as capital property should consult their own tax advisors regarding their particular circumstances and, in the case of certain "financial institutions" (as defined in the Canadian Tax Act), the potential application to them of the special "mark-to-market" rules in the Canadian Tax Act, as the following discussion does not apply to such shareholders.

      This summary is based on the Canadian Tax Act, the regulations thereunder, the Canada-United States Income Tax Convention (the "Tax Treaty") and Lang Michener's understanding of the administrative practices published by Revenue Canada, Customs, Excise and Taxation ("Revenue Canada"), all in effect as of the date hereof. This summary takes into account specific proposals to amend the Canadian Tax Act and regulations announced prior to the date hereof (the "Tax Proposals"), although no assurances can be given that the Tax Proposals will be enacted in the form presented, or at all. This summary does not take into account or anticipate any other changes in law, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein. No advance income tax ruling has been obtained from Revenue Canada to confirm the tax consequences of any of the transactions described herein.

      THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR CANARGO SHAREHOLDER OR HOLDER


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OF CANARGO WARRANTS. SHAREHOLDERS AND WARRANT HOLDERS SHOULD CONSULT THEIR OWN
TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE ARRANGEMENT IN THEIR PARTICULAR CIRCUMSTANCES.

      In computing a shareholder's liability for tax under the Canadian Tax Act, any cash amounts received by the shareholder in U.S. dollars must be converted into the Canadian Dollar Equivalent, and the amount of any non-cash consideration received by the shareholder must be expressed in Canadian dollars, generally determined at the time such consideration is received.

    Shareholders Resident in Canada

      The following portion of the summary is applicable to CanArgo shareholders who, for purposes of the Canadian Tax Act, are residents or deemed to be residents of Canada.

    Exchange of CanArgo Common Shares for Exchangeable Shares

      So long as, at the Effective Time, the aggregate adjusted cost base of a holder's CanArgo Common Shares exchanged for Exchangeable Shares exceeds the sum of (i) any cash received in respect of a fractional Exchangeable Share and (ii) the fair market value of the Ancillary Rights acquired by such holder in connection with the exchange and net of any reasonable costs of disposition, such holder will not realize a capital gain for purposes of the Canadian Tax Act on the exchange. To the extent that such sum, net of any reasonable costs of disposition, exceeds the aggregate adjusted cost base of such holder's CanArgo Common Shares, such holder will realize a capital gain for purposes of the Canadian Tax Act. The taxation of capital gains is described below under "-- Taxation of Capital Gain or Capital Loss" in respect of a redemption or exchange of Exchangeable Shares.

      CanArgo shareholders that participate in the Arrangement will initially receive Exchangeable Shares and Ancillary Rights. A shareholder will be deemed to have acquired:

      (i) the Exchangeable Shares for a cost equal to the amount, if any, by which the adjusted cost base to such holder of the CanArgo Common Shares exceeds the sum of (x) the fair market value of the Ancillary Rights in respect of the shareholder's Exchangeable Shares and (y) any cash received by the holder in lieu of a fractional Exchangeable Share; and

      (ii) the Ancillary Rights in respect of the shareholder's Exchangeable Shares for a cost equal to their fair market value.

      For these purposes, a holder of CanArgo Common Shares will be required to determine the fair market value of the Ancillary Rights on a reasonable basis for purposes of the Canadian Tax Act. CanArgo is of the view and has advised Lang Michener that the Ancillary Rights have only nominal value. Therefore, a holder of CanArgo Common Shares should not realize a capital gain on the exchange of CanArgo Common Shares for Exchangeable Shares. Such determinations of value of the Ancillary Rights are not binding on Revenue Canada and Lang Michener can express no opinion on matters of factual determination such as this.

    Call Rights

      CanArgo is of the view and has advised Lang Michener that the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right (collectively the "Call Rights") have nominal value and that accordingly, only a nominal amount should be allocated to the Call Rights. On this basis, no shareholder should realize a gain at the time that any of such rights are granted to Fountain. Such determinations of value are not binding on Revenue Canada and Lang Michener can express no opinion on matters of factual determination such as this.

    Dividends

      Exchangeable Shares. In the case of a shareholder who is an individual, dividends received or deemed to be received on the Exchangeable Shares will be included in computing the shareholder's income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

      Subject to the discussion below as to the denial of the dividend deduction, in the case of a shareholder that is a corporation, other than a "specified financial institution" as defined in the Canadian Tax Act, dividends


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
received or deemed to be received on the Exchangeable Shares will be included in computing the corporation's income and will normally be deductible in computing its taxable income. A corporation is a specified financial institution for purposes of the Canadian Tax Act if it is a bank, a trust company, a credit union, an insurance corporation or a corporation whose principal business is the lending of money to persons with whom the corporation is dealing at arm's length or the purchasing of debt obligations issued by such persons or a combination thereof, and corporations controlled by or related to such entities.

      In the case of a shareholder that is a specified financial institution, such a dividend will be deductible in computing its taxable income only if the specified financial institution did not acquire the Exchangeable Shares in the ordinary course of the business carried on by such institution.

      A shareholder that is a "private corporation" (as defined in the Canadian Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals may be liable under Part IV of the Canadian Tax Act to pay a refundable tax of 33-1/3% on dividends received or deemed to be received on the Exchangeable Shares to the extent that such dividends are deductible in computing the shareholder's taxable income.

      If Fountain or any other person with whom Fountain does not deal at arm's length is a specified financial institution at a point in time that a dividend is paid on an Exchangeable Share, then dividends received or deemed to be received by a shareholder that is a corporation will not be deductible in computing taxable income but will be fully includable in taxable income under
Part I of the Canadian Tax Act. A shareholder that is a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6-2/3% on dividends or deemed dividends that are not deductible in computing taxable income. Fountain has represented to CanArgo that neither it nor any person with whom it does not deal at arm's length is a specified financial institution as of the Effective Date. Fountain intends to endeavor to avoid such status in the future, although there can be no assurances that this status will not change prior to any receipt or deemed receipt of any dividend by a corporate shareholder.

      The Exchangeable Shares will be "taxable preferred shares" and "short-term preferred shares" for purposes of the Canadian Tax Act. Accordingly, CanArgo will be subject to a 66-2/3% tax under Part Vl.1 of the Canadian Tax Act on dividends paid or deemed to be paid on the Exchangeable Shares and will be entitled to deduct 9/4 of the tax payable in computing its taxable income under
Part I of the Canadian Tax Act.

      Fountain Common Stock. Dividends on Fountain Common Stock will be included in the recipient's income for the purposes of the Canadian Tax Act. Such dividends received by an individual shareholder will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. A corporation that is a shareholder will include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. A shareholder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6-2/3% on dividends. United States non-resident withholding tax on such dividends will be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Tax Act.

    Redemption or Exchange of Exchangeable Shares

      On the redemption (including a retraction) of an Exchangeable Share by CanArgo, the holder of such Exchangeable Share will be deemed to have received a dividend (the "Deemed Dividend") equal to the amount, if any, by which the redemption proceeds (the fair market value at that time of Fountain Common Stock received by the shareholder from CanArgo on the redemption plus the amount of any accrued but unpaid dividends on the Exchangeable Share) exceeds the paid-up capital (for purposes of the Canadian Tax Act) at that time of the Exchangeable Share so redeemed. The amount of any such Deemed Dividend will be subject to the tax treatment described above under "-- Dividends -- Exchangeable Shares." On the redemption, the holder of an Exchangeable Share will also be considered to have disposed of the Exchangeable Share for proceeds of disposition equal to the redemption proceeds less the amount of such Deemed Dividend. A holder will in general realize a capital loss (or a capital gain) equal to the amount by which the adjusted cost base to the holder of the Exchangeable Share exceeds (or is less than) such proceeds of disposition. See "-- Taxation of Capital Gain or Capital Loss" below. In the case of a shareholder that is a corporation, in some circumstances the amount of any such Deemed Dividend may be treated as proceeds of disposition and not as a dividend.


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
      On the exchange of an Exchangeable Share by the holder thereof with Fountain for Fountain Common Stock, the holder will in general realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Exchangeable Share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the Exchangeable Share. For these purposes, the proceeds of disposition will be the fair market value of Fountain Common Stock at the time of the exchange plus the amount of any accrued but unpaid dividends on the Exchangeable Share received by the holder as part of the exchange consideration. See "-- Taxation of Capital Gain or Capital Loss" below.

    Taxation of Capital Gain or Capital Loss

      Three-quarters of any such capital gain (the "taxable capital gain") realized on a retraction, redemption or exchange of Exchangeable Shares or on a disposition of Fountain Common Stock will be included in the shareholder's income for the year of disposition. Three-quarters of any capital loss so realized (the "allowable capital loss") may be deducted by the holder against taxable capital gains for the year of disposition. Any excess of allowable capital losses over taxable capital gains of the shareholder for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years.

      Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Canadian Tax Act. A shareholder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6-2/3% on taxable capital gains.

      If the holder of an Exchangeable Share is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of an Exchangeable Share may be reduced by the amount of dividends received or deemed to have been received by it on such share or on the CanArgo Common Shares previously owned by such holder, to the extent and under circumstances provided by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Exchangeable Shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns Exchangeable Shares.

    Acquisition and Disposition of Fountain Common Stock

      The cost of Fountain Common Stock received on the retraction, redemption or exchange of an Exchangeable Share will be equal to the fair market value of Fountain Common Stock at the time of such event.

      A disposition or deemed disposition of Fountain Common Stock by a holder will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of Fountain Common Stock.

    Foreign Property Information Reporting

      Tax proposals, which do not to require reporting until 1999, will require certain entities, including most taxpayers resident in Canada who hold a specified amount of Fountain Common Stock, to file an information return in respect of such shares disclosing the holder's cost amount, any dividends received in the year and any gains or losses realized in the year in respect of such shares.

    Dissenting Shareholders

      A dissenting CanArgo shareholder will be considered to have realized a deemed dividend and capital gain (or capital loss) based on proceeds equal to the fair value of the CanArgo Common Shares held by such holder determined as of the appropriate date, computed as generally described above in the case of a redemption (including a retraction) of an Exchangeable Share by CanArgo for Fountain Common Stock under "-- Redemption or Exchange of Exchangeable Shares." The amount of any such deemed dividend received by an individual will be included in computing the individual's income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations. The amount of any such deemed dividend received by a corporation (except to the extent that it may in some circumstances be treated as proceeds of disposition and not as a dividend) will be included in computing its income, will normally be deductible in computing its taxable income and may be subject to tax under Part IV of the Canadian Tax Act if received by a private corporation and certain other corporations as described under "-- Dividends -- Exchangeable


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
Shares" above. Dissenting CanArgo shareholders should consult their own tax advisors in respect of the treatment of such deemed dividends. Additional income tax considerations may be relevant to dissenting CanArgo shareholders who fail to perfect or withdraw their claims pursuant to the right of dissent.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO HOLDERS OF CANARGO WARRANTS

      No gain or loss will be realized by a holder of CanArgo Warrants as a consequence of the Arrangement or upon exercise of the CanArgo Warrants for Exchangeable Shares. The cost to the holder of the Exchangeable Shares acquired on the exercise of a CanArgo Warrant will be the aggregate of the adjusted cost basis of the CanArgo Warrant and the amount paid (if any) to acquire the Exchangeable Shares upon such exercise. Upon the expiration of an unexercised CanArgo Warrant, the holder will realize a capital loss equal to the adjusted cost base, if any, of the CanArgo Warrant to such holder immediately prior to the time of expiration.

SHAREHOLDERS NOT RESIDENT IN CANADA

      The following portion of the summary is applicable to holders of CanArgo Common Shares who, for purposes of the Canadian Tax Act, have not been and will not be resident or deemed to be resident in Canada at any time while they have held CanArgo Common Shares or will hold Exchangeable Shares or Fountain Common Stock, who hold the shares as capital property and who do not use or hold and are not deemed to use or hold such shares in connection with carrying on a business in Canada.

      So long as the aggregate adjusted cost base of a holder's CanArgo Common Shares exchanged for Exchangeable Shares at the Effective Time exceeds the sum of (i) any cash received in respect of a fractional Exchangeable Share and (ii) the fair market value of the Ancillary Rights acquired by such holder in connection with the exchange and net of any reasonable costs of disposition, such holder will not realize a capital gain for purposes of the Canadian Tax Act on the exchange. To the extent that such sum, net of any reasonable costs of disposition, exceeds the aggregate adjusted cost base of such holder's CanArgo Common Shares, such holder will realize a capital gain for purposes of the Canadian Tax Act. The exchange of an Exchangeable Share for Fountain Common Stock or the sale or other disposition of an Exchangeable Share (except to the extent such exchange or other disposition results in a deemed dividend, see "-- Shareholders Resident in Canada -- Redemption or Exchange of Exchangeable Shares" above), will result in the realization of a capital gain for purposes of the Canadian Tax Act.

      If the Tax Proposals are enacted in the form proposed, the CanArgo Common Shares and the Exchangeable Shares will constitute "taxable Canadian property" (as defined in the Canadian Tax Act), retroactively from April 27, 1995. Accordingly, any capital gains realized on the disposition of such shares may be treated in Canada subject to the provisions of any applicable income tax treaty, including the Tax Treaty, which may exempt such capital gains from Canadian income tax.

      A non-resident holder who proposes to dispose or disposes of CanArgo Common Shares to CanArgo for Exchangeable Shares, or proposes to dispose or disposes of Exchangeable Shares (including a disposition to Fountain pursuant to the exercise of any Exchange Right) is required to apply for a clearance certificate ("Certificate") pursuant to Section 116 of the Canadian Tax Act in respect of the disposition of CanArgo Common Shares or Exchangeable Shares and to provide the Certificate to Fountain or CanArgo, as the case may be. If the non-resident holder does not provide a Certificate to CanArgo on or before the Effective Date or to Fountain or CanArgo on or before the date on which the exchange of Exchangeable Shares is to occur, CanArgo or Fountain will be entitled to withhold shares having a fair market value equal to the amount that it would be required to pay on behalf of such non-resident shareholder pursuant to subsection 116(5) of the Canadian Tax Act and to sell such shares and to remit the proceeds of the sale thereof to Revenue Canada.

      Lang Michener has been advised by CanArgo that CanArgo is a "public corporation" (as defined in the Canadian Tax Act). As such, under existing law, its shares are not taxable Canadian property to a non-resident who, alone or together with persons with whom such holder does not deal at arm's length, has not owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of CanArgo at any time within five years preceding the date of disposition. When the Tax Proposals are enacted, the CanArgo Common Shares and the Exchangeable Shares will be taxable Canadian property retroactively from April 27, 1995. Lang Michener has been advised by Revenue Canada that it will not issue a Certificate for dispositions of shares which


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
are not taxable Canadian property under existing law and accordingly a non-resident holder who proposes to dispose or disposes of CanArgo Common Shares or Exchangeable Shares before the Tax Proposals become law will be unable to obtain a Certificate. Lang Michener has further been advised by Revenue Canada that when the Tax Proposals become law it will not require that a Certificate be obtained retroactively for such dispositions made prior to the Tax Proposals becoming law. Revenue Canada's administrative position that a Certificate will not have to be obtained retroactively in such circumstances does not exempt a non-resident holder from any liability for Canadian income tax which such holder may have as a result of a disposition of CanArgo Common Shares or Exchangeable Shares.

      A holder whose Exchangeable Shares are redeemed (either under CanArgo's redemption right or pursuant to the holder's retraction rights) will be deemed to receive a dividend as described above for shareholders resident in Canada under "-- Redemption or Exchange of Exchangeable Shares." The amount of such deemed dividend will be subject to the tax treatment accorded to dividends described below.

      Generally, a non-resident holder will not be subject to tax in Canada with respect to the disposition of Fountain Common Stock provided that such shares are listed on a prescribed stock exchange (which currently includes NASDAQ), and the holder, alone or together with persons with whom such holder does not deal at arm's length, has not owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of Fountain at any time within five years preceding the date of disposition. Fountain has agreed to take action reasonably necessary to maintain the listing of Fountain Common Stock on NASDAQ.

      Dividends paid or deemed to be paid on the Exchangeable Shares are subject to non-resident withholding tax under the Canadian Tax Act at the rate of 25%, although such rate may be reduced under the provisions of an applicable income tax treaty. Under the Tax Treaty, the rate is generally reduced to 15% in respect of dividends paid to a person who is the beneficial owner and who is resident in the United States for purposes of the Tax Treaty.

      A dissenting CanArgo shareholder will be considered to have realized a deemed dividend computed as generally described above in the case of shareholders resident in Canada. See "-- Shareholders Resident in Canada -- Dissenting Shareholders" above. The amount of any such deemed dividend will be subject to the tax treatment accorded to dividends described immediately above. Additional income tax considerations may be relevant to dissenting CanArgo shareholders who fail to perfect or withdraw their claims pursuant to the right of dissent.

    Non-Resident Holders of CanArgo Warrants

      See "Canadian Federal Income Tax Considerations to Holders of CanArgo Warrants" above, as the tax treatment to non-residents of Canada is identical.

UNITED STATES FEDERAL TAX CONSIDERATIONS

    Holders of Fountain Common Stock

      No United States federal income taxation considerations are generally applicable to holders of Fountain Common Stock with respect to the Transaction.

    Holders of CanArgo Common Shares

      The following summary of certain United States federal income tax considerations generally applicable to CanArgo Shareholders arising from and relating to the Arrangement, including the receipt and ownership of Exchangeable Shares and Fountain Common Stock, represents the opinion of Gibson, Dunn & Crutcher LLP, special tax counsel to Fountain, insofar as it relates to matters of United States federal income tax law and legal conclusions with respect thereto.

      This summary is based on the U.S. Code, existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. This summary does not address aspects of United States taxation other than United States federal income taxation, nor does it address the United States state or local tax consequences or the foreign tax consequences of the Arrangement or the receipt and ownership of the Exchangeable Shares or shares of Fountain Common Stock.


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
      No statutory, judicial, or administrative authority exists which directly addresses certain significant aspects of the Arrangement such as the issuance and ownership of instruments and rights comparable to the Exchangeable Shares, the Voting Rights, the Exchange Rights and the Call Rights. Consequently (as discussed more fully below), some aspects of the United States federal income tax treatment of the Arrangement, including the receipt and ownership of Exchangeable Shares and the exchange of Exchangeable Shares for shares of Fountain Common Stock, are not certain. No advance income tax ruling has been sought or obtained from the IRS regarding the United States federal income tax consequences of any of the transactions described herein.

    United States Holders of CanArgo Common Shares

      The following is a summary of the material United States federal income tax considerations generally applicable to CanArgo Shareholders that are "United States persons," as defined for United States federal income tax purposes, and that hold CanArgo Common Shares and Exchangeable Shares as capital assets ("United States Holders"), arising from and relating to the Arrangement, including the receipt and ownership of Exchangeable Shares and Fountain Common Stock. This summary does not address all aspects of United States federal income taxation that may be applicable to particular United States holders, including, without limitation, holders of CanArgo Warrants and holders of CanArgo Common Shares acquired as a result of the exercise of employee stock options and United States Holders (as defined herein) that own, or have owned during a five-year lookback period, 10% or more of the voting power of CanArgo, tax-exempt organizations, financial institutions, insurance companies, broker-dealers, persons having a "functional currency" other than the United States dollar, and holders who hold CanArgo Common Stock or Exchangeable Shares as part of a straddle, wash sale, hedging or conversion transaction (other than by virtue of their participation in an exchange of Exchangeable Shares for Fountain Common Stock as contemplated herein). For United States federal income tax purposes, "United States persons" are United States citizens or residents (determined under the U.S. Code), corporations or partnerships organized under the laws of the United States or any state thereof, estates subject to United States federal income tax on their income regardless of source and trusts subject to the primary supervision of a court within the United States and control of a United States person as described in Section 7701(a)(30) of the U.S. Code.

UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES AND THE FOREIGN TAX CONSEQUENCES OF THE ARRANGEMENT, INCLUDING THE RECEIPT AND OWNERSHIP OF EXCHANGEABLE SHARES, VOTING RIGHTS, EXCHANGE RIGHTS AND SHARES OF FOUNTAIN COMMON STOCK.

      Characterization of the Arrangement for United States Federal Income Tax Purposes. There is no direct authority addressing the proper treatment of the Arrangement for United States federal income tax purposes, and, therefore, the conclusions contained in the discussion below are subject to significant uncertainty. There can be no assurance that the IRS would not challenge the characterization of the Arrangement discussed below, or that, if challenged, a court would not agree with the IRS.

      Although there is no direct authority addressing the proper treatment of the Arrangement for United States federal income tax purposes and, therefore, the treatment of the Arrangement is not free from doubt, it is more likely than not that the Arrangement will qualify as a "reorganization" within the meaning of Section 368(a) of the U.S. Code with respect to United States Holders of CanArgo Common Shares who receive Exchangeable Shares pursuant to the Arrangement. Because there is no direct authority addressing the proper treatment of the Arrangement for United States federal income tax purposes, the treatment of the Arrangement for United States federal income tax purposes is subject to significant uncertainty. Accordingly, there can be no assurance that the IRS would not challenge the status of the Arrangement as a reorganization or that, if challenged, a court would not agree with the IRS.

      Receipt of Exchangeable Shares. Assuming the Arrangement qualifies as a reorganization under Section 368(a) of the U.S. Code, the following federal income tax consequences should occur: (i) except as otherwise provided below, a United States Holder of CanArgo Common Shares who receives Exchangeable Shares pursuant to the Arrangement should not recognize any gain or loss with respect to the receipt of such shares; (ii) except as provided below, the aggregate basis of the Exchangeable Shares received pursuant to the Arrangement by a United States Holder of CanArgo Common Shares should equal such holder's aggregate tax basis in the shares of CanArgo Common Shares surrendered pursuant to the Arrangement reduced by the tax basis allocated to fractional share


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
interests for which cash is received; (iii) the holding period of the Exchangeable Shares received by a United States Holder of CanArgo Common Shares pursuant to the Arrangement should include the holding period of the CanArgo Common Shares surrendered in exchange therefor; and (iv) cash payments in lieu of a fractional Exchangeable Share will be treated as if a fractional Exchangeable Share had been received in the Arrangement and then redeemed by CanArgo. Such redemption should generally qualify as a distribution in full payment in exchange for the fractional share rather than a distribution of a dividend. Accordingly, a CanArgo Shareholder receiving cash in lieu of a fractional share will recognize capital gain or loss upon such payment equal to the difference, if any, between such shareholder's tax basis in the fractional share and the amount of cash received.

      If the Arrangement fails to qualify as a reorganization, a United States Holder of the CanArgo Common Shares who receives Exchangeable Shares pursuant to the Arrangement would recognize gain or loss equal to the difference between the fair market value of the Exchangeable Shares and such holder's tax basis in the CanArgo Common Shares exchanged therefor. Although the value of the Voting Rights and Exchange Rights received, and any Call Rights deemed to be conveyed, by CanArgo Shareholders who receive Exchangeable Shares pursuant to the Arrangement is uncertain, CanArgo and Fountain have indicated their belief that such Voting Rights, Exchange Rights and Call Rights will have only nominal value. Further, the exchange of certain of the Call Rights for the Voting Rights and Exchange Rights may not be taxable to United States Holders because United States Holders and Fountain may be deemed to have granted purchase options to each other, which grants would not generally be treated as taxable events for United States federal income tax purposes. It is possible, however, that the Voting Rights, Exchange Rights and Call Rights have greater than nominal value and that the transfer or receipt of such rights is taxable. In such event, the receipt of the Voting Rights and Exchange Rights and the conveyance of certain of the Call Rights could generate taxable gain or loss in addition to any taxable gain or loss that may be recognized if the Arrangement is not treated as a "reorganization" as described above.

      If the Voting Rights and Exchange Rights have greater than nominal value and such rights are deemed to have been transferred by CanArgo rather than Fountain in redemption of CanArgo Common Shares, a United States Holder would recognize dividend income equal to the value of such rights to the extent of the current and accumulated earnings and profits of CanArgo (as determined under United States federal income tax principles) unless such deemed redemption is either "not essentially equivalent to a dividend" or "substantially disproportionate," as such terms are defined in Section 302(b) of the U.S. Code. If the deemed redemption is "substantially disproportionate" or "not essentially equivalent to a dividend," any gain recognized by a United States Holder would be capital gain. The tax basis of the Exchangeable Shares received pursuant to the Arrangement will not include the tax basis of any CanArgo Common Shares deemed to have been redeemed by CanArgo. United States Holders should consult their tax advisors with respect to the potential tax consequences of the receipt of the Voting Rights and Exchange Rights pursuant to the Arrangement.

      Requirement of Notice Filing. If the Arrangement otherwise qualifies as a "reorganization" as discussed above, any United States Holder that receives the Exchangeable Shares in exchange for CanArgo Common Shares generally must file a notice with the IRS on or before the last date for filing a United States federal income tax return for the holder's taxable year in which the Arrangement occurs in order for the Arrangement to be treated as a "reorganization" with respect to that shareholder. The notice must contain certain information specifically enumerated in the United States Treasury regulations, and United States Holders are advised to consult their tax advisors for assistance in preparing such notice.

      If a United States Holder required to give notice as described above fails to give such notice, and if the United States Holder further fails to establish reasonable cause for the failure, then the Commissioner of IRS (the "Commissioner") will be required to determine, based on all the facts and circumstances, whether the exchange of CanArgo Common Shares for Exchangeable Shares is eligible for nonrecognition treatment. In making this determination, the Commissioner may conclude (i) that the exchange is eligible for nonrecognition treatment, despite such noncompliance, (ii) that the exchange is eligible for nonrecognition treatment, provided that certain other conditions imposed by the United States Treasury regulations are satisfied, or (iii) that the exchange is not eligible for nonrecognition treatment and that any gain realized (i.e., the difference between the value of the Exchangeable Shares and other rights received and the United States Holder's basis in the CanArgo Common Stock surrendered) will be recognized and such recognized gain will be taken into account for purposes of increasing the tax basis of the Exchangeable Shares received pursuant to the Arrangement. Nevertheless, the failure of any one United States Holder to satisfy such requirements should not bar other United States Holders that do satisfy such requirements from receiving nonrecognition treatment with respect to the exchange of their CanArgo Common Shares for Exchangeable Shares pursuant to the Arrangement, assuming the exchange otherwise qualifies as a "reorganization" as discussed above.

      Possibility of Gain Recognition on Constructive Sale. Under Section 1259 of the U.S. Code, enacted as part of the Taxpayer Relief Act of 1997, if there is a "constructive sale" of an "appreciated financial position" a taxpayer would recognize gain (but not loss) as if such appreciated financial position were sold for its fair market value on the date of such constructive sale. For this purpose, an "appreciated financial position" would include ownership of appreciated stock. A taxpayer would be treated as having made a constructive sale of the appreciated financial position if the taxpayer (or a related person) enters into one or more of the following: (A) a short sale of the same or substantially identical property, (B) offsetting notional principal contracts with respect to the same or substantially identical property, (C) a futures or forward contract to deliver the same or substantially identical property, (D) in the case of an appreciated financial position that is a short sale or a contract described in (B) or (C) with respect to any property, an acquisition of the same or substantially identical property, or (E) to the extent provided in Treasury regulations that have not yet been issued, one or more other transactions (or the acquisition of one or more positions) that have substantially the same effect as a transaction described above. The IRS is authorized to issue regulations that would treat as constructive sales other financial transactions that, like those specified above, have the effect of eliminating substantially all of the taxpayer's risk of loss and opportunity for income or gain with respect to the appreciated financial position.

      Upon entering into one of the enumerated transactions with respect to CanArgo Common Shares, the holder of such CanArgo Common Shares must recognize gain, if any, on such CanArgo Common Shares as if it sold the CanArgo Common Shares for its fair market value. Proper adjustment will be made to the amount of gain or loss subsequently realized with respect to the CanArgo Common Shares for any gain taken into account by virtue of the constructive sale, and the holding period of such CanArgo Common Shares will be determined as if such instrument were acquired on the date of the constructive sale.

      Although the exchange of the CanArgo Common Shares for Exchangeable Shares does not appear to trigger the constructive sale provisions of Section 1259 of the U.S. Code, because the IRS has not yet issued regulations interpreting
Section 1259, the application of the constructive sale rule contained in Section 1259 of the U.S. Code to the receipt of Exchangeable Shares in exchange for CanArgo Common Shares is uncertain, and no assurances can be given as to the effect of Section 1259 on the receipt of Exchangeable Shares by holders of CanArgo Common Shares pursuant to the Arrangements. United States Holders are urged to consult their tax advisors with respect to the application of Section 1259 to their specific circumstances.

      Exchange of Exchangeable Shares. Although the matter is not free from doubt, it is anticipated that (subject to certain exceptions described below) a United States Holder that exchanges the Exchangeable Shares for shares of Fountain Common Stock generally will recognize gain or loss on the receipt of the shares of Fountain Common Stock in exchange for such Exchangeable Shares. Such gain or loss will be equal to the difference between the fair market value of the shares of Fountain Common Stock at the time of the exchange and the United States Holder's tax basis in the Exchangeable Shares exchanged therefor. The gain or loss will be capital gain or loss, except that, ordinary income may be recognized to any declared but unpaid dividends. Noncorporate taxpayers are generally taxed at a maximum rate of 20% on net capital gains attributable to gains realized on the sale of property held for more than eighteen months, and a maximum rate of 28% of net capital gain attributable to gain realized on the sale of property held for more than one year and eighteen months or less. Gain recognized on the exchange of Exchangeable Shares for shares of Fountain Common Stock generally will be treated as United States source gain for U.S. foreign tax credit purposes. The United States Holder's tax basis in the shares of Fountain Common Stock received will equal the fair market value of those shares of Fountain Common Stock, and such holder's holding period will begin on the day after such exchange. The IRS could assert, however, that the Exchangeable Shares and certain of the rights associated therewith constitute "offsetting positions" for purposes of the straddle rules set forth in Section 1092 of the U.S. Code. In such a case, the holding period of the Exchangeable Shares would not increase while held by a United States Holder.

      It is also possible that the exchange of Exchangeable Shares for shares of Fountain Common Stock could be treated as tax-free if the Exchangeable Shares are treated as stock of Fountain for United States federal income tax purposes. Given the lack of authority on the treatment of shares having features and attendant rights similar to


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
the Exchangeable Shares, it is uncertain whether the Exchangeable Shares will be treated as shares of Fountain Common Stock for this purpose. Also, an exchange of Exchangeable Shares for Fountain Common Stock that otherwise would be taxable may be characterized as a tax-free exchange depending upon facts and circumstances existing at the time of the exchange, which cannot be accurately predicted as of the date hereof.

      If the exchange of Exchangeable Shares for Fountain Common Stock did qualify as a tax-free exchange, a United States Holder's tax basis in the shares of Fountain Common Stock received would be equal to such holder's tax basis in the Exchangeable Shares exchanged therefor. The holding period of the shares of Fountain Common Stock received by such United States Holder would include the holding period of the Exchangeable Shares exchanged therefor.

      Distributions on the Exchangeable Shares. Although such treatment is not free from doubt, CanArgo and Fountain intend to treat dividends, if any, paid on the Exchangeable Shares as dividends from CanArgo, rather than from Fountain. The following discussion assumes that such dividends will be treated as dividends from CanArgo. A United States Holder of Exchangeable Shares generally will be required to include in gross income as ordinary income dividends paid on the Exchangeable Shares to the extent paid out of the earnings and profits of CanArgo, as determined under United States federal income tax principles.

      Dividends generally should be treated as foreign source passive income for foreign tax credit limitation purposes. Under the current tax treaty between the United States and Canada, such distributions generally will be subject to Canadian withholding tax at a rate of 15%. Subject to certain limitations of United States federal income tax law, a United States Holder generally should be entitled to credit such withholding tax against such holder's United States federal income tax liability or to deduct such tax in computing United States taxable income.

      Dissenters. A United States Holder who exercises such holder's right to dissent from the Arrangement will recognize gain or loss on the exchange of such holder's CanArgo Common Shares for cash in an amount equal to the difference between the amount of cash received and such holder's basis in the CanArgo Common Shares. Such gain or loss will be capital gain or loss if the CanArgo Common Shares were held as capital assets at the Effective Time of the Arrangement. See "Exchange of Exchangeable Shares" above for a general discussion of the capital gain tax rates applicable to individuals.

      Passive Foreign Investment Company Considerations. For United States federal income tax purposes, CanArgo generally will be classified as a passive foreign investment company (a "PFIC") for any taxable year during which either
(i) 75% or more of its gross income is passive income (as defined for United States federal income tax purposes) or (ii) on average for such taxable year, 50% or more of its assets (by value) produce or are held for the production of passive income. For purposes of applying the foregoing tests, the assets and gross income of corporations with respect to which CanArgo owns at least 25% of the stock (by value) will be attributed to CanArgo.

      At the present time, CanArgo and Fountain intend to endeavor to cause CanArgo to avoid PFIC status in the future, although there can be no assurance that they will be able to do so or that their intent will not change. Moreover, in connection with the transactions contemplated herein, no opinion will be given regarding CanArgo's status as a PFIC, and no ruling from the IRS will be requested or received. After the Arrangement, CanArgo intends to monitor its status regularly and will endeavor to notify United States Holders of Exchangeable Shares if it believes that CanArgo was a PFIC for that taxable year.

      For purposes of applying the 50% asset test following the Arrangement, CanArgo's assets must be measured by their adjusted tax bases (as calculated in order to compute earnings and profits for United States federal income tax purposes) instead of by value, subject to certain adjustments. As a result, it is possible that CanArgo will be a PFIC for taxable years ending after the Arrangement even though less than 50% of CanArgo's assets (measured by the fair market value of such assets) constitute passive assets.

      Although the matter is not free from doubt, if CanArgo were a PFIC at any time during a particular United States Holder's holding period for its CanArgo Common Shares, and the United States Holder had not made an election to treat CanArgo as a qualified electing fund (a "QEF") under Section 1295 of the U.S. Code (a "QEF Election"), then such United States Holder might be required to recognize gain upon the exchange of its CanArgo Common Shares for Exchangeable Shares. In the event that gain recognition were so required, the amount of such gain would be equal to the excess of the fair market value of the CanArgo Common Shares over their adjusted tax


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
bases. Further, in such event, any exchange of Exchangeable Shares for shares of Fountain Common Stock would be taxable under the rules described below.

      If CanArgo is a PFIC following the Arrangement during a United States Holder's holding period for such holder's Exchangeable Shares, and the United States Holder does not make a QEF Election, then (i) the United States Holder would be required to allocate income recognized upon receiving certain excess dividends with respect to, and gain recognized upon the disposition of, such United States Holder's Exchangeable Shares (including upon the exchange of Exchangeable Shares for shares of Fountain Common Stock) ratably over the United States Holder's holding period for such Exchangeable Shares, (ii) the amount allocated to each year other than (x) the year of the excess dividend payment or disposition of the Exchangeable Shares or (y) any year prior to the beginning of the first taxable year of CanArgo for which it was a PFIC, would be subject to tax at the highest rate applicable to individuals or corporations, as the case may be, for the taxable year to which such income is allocated, and an interest charge would be imposed upon the resulting tax attributable to each such year (which charge would accrue from the due date of the return for the taxable year to which such tax was allocated), and (iii) amounts allocated to periods described in (x) and (y) will be taxable to the United States Holder as ordinary income.

      If the United States Holder makes a QEF Election, then the United States Holder generally will be currently taxable on such holder's pro rata share of CanArgo's ordinary earnings and net capital gains (at ordinary income and capital gains rates respectively) for each taxable year of CanArgo in which CanArgo is classified as a PFIC, even if no dividend distributions are received by such United States Holder, unless such United States Holder makes an election to defer such taxes. In addition, it is possible that under Section 1296 of the U.S. Code, a United States Holder will be permitted to make a mark-to-market election with respect to shares of a PFIC in lieu of incurring the special tax and interest charge on disposition of those shares. United States Holders should consult their tax advisors concerning the merits and mechanics of making a QEF Election and other relevant tax considerations if CanArgo is a PFIC for any taxable year.

      The foregoing summary of the possible application of the PFIC rules to CanArgo and the United States Holders of CanArgo Common Shares is only a summary of certain material aspects of those rules. Because the United States federal tax consequences to a United States Holder of CanArgo Common Shares under the PFIC provisions are significant, United States Holders of CanArgo Common Shares are urged to discuss those consequences with their tax advisors.

    CanArgo Shareholders That Are Not United States Holders

      The following summary is applicable to holders of CanArgo Common Shares that are not United States Holders ("non-United States Holders"). CanArgo and Fountain intend to treat dividends, if any, received by a non-United States Holder with respect to the Exchangeable Shares as dividends from CanArgo rather than from Fountain and as not subject to United States withholding tax, and CanArgo and Fountain do not intend that CanArgo or Fountain will withhold United States tax from such dividends. There is some possibility, however, that the IRS may assert that United States withholding tax is payable with respect to any dividends paid on the Exchangeable Shares to non-United States Holders. In such case, a non-United States Holder of Exchangeable Shares could be subject to United States withholding tax at a rate of 30%, which rate may be reduced by an applicable income tax treaty in effect between the United States and the non-United States Holder's country of residence (generally 15% on dividends paid to residents of Canada under the tax treaty between the United States and Canada).

      Dividends received by non-United States Holders with respect to the Fountain Common Stock generally will be subject to United States withholding tax at a rate of 30%, which rate may be subject to reduction by an applicable income tax treaty (generally 15% on dividends paid to residents of Canada under the tax treaty between the United States and Canada).

      Subject to the discussion below, a non-United States Holder generally will not be subject to United States federal income tax on gain (if any) recognized on the receipt of the Exchangeable Shares or shares of Fountain Common Stock, on the sale or exchange of the CanArgo Common Shares or the Exchangeable Shares, or on the sale or exchange of shares of Fountain Common Stock, unless (i) such gain is attributable to an office or fixed place of business and is effectively connected with a trade or business of the non-United States Holder in the United


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
States, or, if a tax treaty applies, is attributable to a permanent establishment maintained by the non-United States Holder in the United States,
(ii) the non-United States Holder is an individual who holds the CanArgo Common Shares, the Exchangeable Shares or the Fountain Common Stock, as the case may be, as capital assets and is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are satisfied, or (iii) the non-United States Holder is subject to tax pursuant to the U.S. Code provisions applicable to certain United States expatriates. If an individual non-United States Holder falls under clause (i) or (iii) above, he or she will be taxed on his or her net gain derived from the sale under regular United States federal income tax rates. If the individual non-United States Holder falls under clause (ii) above, he or she will be subject to a flat 30% tax on the gain derived from the sale which may be offset by United States source capital losses (notwithstanding the fact that he or she is not considered a resident of the United States).

      Notwithstanding the general rule set forth above, gain or loss recognized by a non-United States Holder on the exchange of Exchangeable Shares for Fountain Common Stock or on the sale or exchange of shares of Fountain Common Stock will be subject to regular United States federal income tax, as if such gain or loss were effectively connected with a United States trade or business if (a) Fountain is or has been a "United States real property holding corporation" (a "USRPHC") within the meaning of section 897(c)(2) of the U.S. Code at any time within the shorter of the five-year period preceding such disposition or such non-United States Holder's holding period (the "Required Holding Period") and (b) such non-United States Holder is a "greater than 5% shareholder" (as defined below) of Fountain actually or constructively. If Fountain qualifies as a USRPHC, a non-United States Holder that is a corporation will be taxed on such gain under regular graduated United States federal income tax rates.

      Fountain will be a USRPHC with respect to any shareholder who, under U.S. Code Section 897(c)(3) is considered to own more than 5% of the Fountain Common Stock during a specified period and if, at any time during that period, the fair market value of Fountain's interests in United States real property equaled or exceeded 50% of the sum of the fair market values of all of its interests in real property and all of its other assets used or held for use in a trade or business (as defined in applicable regulations). Fountain believes that it is not currently a USRPHC. Although Fountain considers it unlikely that Fountain will become a USRPHC in the future, there can be no assurance as to this issue.

      Fountain Common Stock (or a previously triggered obligation of Fountain or CanArgo to deliver Fountain Common Stock along with unpaid dividends) will be deemed to be a United States situs asset for purposes of United States federal estate tax law, and, therefore, Fountain Common Stock (or a previously triggered obligation of Fountain or CanArgo to deliver Fountain Common Stock along with unpaid dividends) held by an individual non-United States Holder at the time of his or her death will generally be subject to the United States federal estate tax, except as may otherwise be provided by an applicable tax or estate tax treaty with the United States. Non-United States Holders should consult their tax advisors as to the consequences to them of applicable tax or estate tax treaties with the United States.

    Limitation on U.S. Net Operating Loss Carryovers

      Fountain has substantial United States federal income tax net operating loss carryovers. The value of the carryovers depends on the ability of Fountain to generate United States federal taxable income. The use of such carryovers may be restricted in cases where a 50% aggregate change in the beneficial ownership of Fountain occurs during any three-year period.

      The Transaction may result in a current or future ownership change of Fountain for purposes of Section 382 of the U.S. Code. In the event of such an ownership change in Fountain, Section 382 of the U.S. Code would impose an annual limitation on the amount of Fountain's taxable income that may be offset by its net operating loss carryovers. The limitation is generally the amount equal to the product of the fair market value of the equity of Fountain immediately before such ownership change and a percentage approximately equal to the yield on long-term, tax-exempt bonds during the month in which the ownership change occurs.

NORWEGIAN TAX CONSIDERATIONS

      [TO BE PROVIDED]


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
    FOUNTAIN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

QUALIFYING STATEMENT WITH RESPECT TO FORWARD-LOOKING INFORMATION

      THE FOLLOWING CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE BASED UPON THE CURRENT EXPECTATIONS OF FOUNTAIN AND SPEAK ONLY AS OF THE DATE MADE. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN INVOLVE RISKS AND UNCERTAINTIES. FOUNTAIN'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE FACTORS DISCUSSED BELOW, AS WELL AS THE FACTORS DISCUSSED IN "RISK FACTORS" AND ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

LIQUIDITY, CAPITAL RESOURCES AND CHANGES IN FINANCIAL CONDITION

    December 31, 1997 Compared to December 31, 1996

      As of December 31, 1997, Fountain had current assets of US$24,626,000, of which US$14,164,000 was in the form of cash and cash equivalents and US$9,700,000 was in the form of restricted cash, and current liabilities of US$10,655,000, leaving Fountain with working capital of US$13,971,000. This compares to current assets of US$32,306,000, cash and cash equivalents of US$31,424,000, current liabilities of US$1,924,000 and working capital of US$30,382,000 as of December 31, 1996.

      The decrease in cash and cash equivalents from December 31, 1996 through December 31, 1997 is attributable primarily to US$13,240,000 of cash used in 1997 investing activities, primarily US$7,599,000 of investments in and advances to oil and gas properties and ventures and an additional US$4,300,000 of restricted cash deposits collateralizing letters of credit issued by banks to guarantee repayment of obligations by oil and gas ventures, and US$4,176,000 of cash utilized in 1997 operating activities, including US$3,903,000 of general and administrative expenses that were largely cash items. The decrease in current assets attributable to the reduction in cash and cash equivalents was partially offset by the classification of US$9,700,000 of restricted cash at December 31, 1997 as a current asset in light of Fountain's expectation that the restricted cash would be either applied to satisfy accrued liabilities or released from restrictions during 1998. Other current assets increased from US$622,000 at December 31, 1996 to US$762,000 at December 31, 1997 primarily as a result of a US$256,000 increase in prepaid expenses, largely relating to lease and consulting obligations, and a US$69,000 increase in miscellaneous receivables, substantially offset by a US$200,000 reduction in inventory.

      During the fourth quarter of 1997, Fountain commenced a program to preserve its financial resources by reducing general and administrative expenses and limiting its investments in and advances to oil and gas ventures and properties in which it holds interests, while it explored and pursued strategic alternatives with the assistance of investment advisors. As a result of its consideration of strategic alternatives, Fountain entered into the Combination Agreement in February 1998. Consummation of the Transaction with CanArgo is subject to the satisfaction of a number of conditions, including approval of the business combination by the stockholders of CanArgo and Fountain. See "THE TRANSACTION -- Background of the Transaction" "-- Reasons for the Transaction -- Fountain's Reasons for the Transaction" and "-- The Combination Agreement."

      As part of its program to preserve financial resources, Fountain has terminated or delivered termination notices to approximately three-quarters of its employees, each of whom is expected to cease employment by July 31, 1998. The rate at which Fountain utilizes cash in the ordinary conduct of business is expected to decrease substantially during 1998 as compared to 1997, at least prior to the consummation of the Transaction. Cash expenses associated with the Transaction, principally fees to financial advisors and legal counsel, are however expected to amount to approximately $1,000,000, most of which will be incurred prior to the consummation of the Transaction. The sharp reduction in Fountain's workforce will make it significantly more difficult for Fountain to function as an independent entity if the Transaction does not occur.


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
      The US$8,730,000 increase in current liabilities is attributable to a US$9,202,000 increase in accrued liabilities, which in turn is based primarily on an US$8,970,000 accrual associated with the impairment of the Lelyaky Field oil and gas venture. The accrual includes US$8,280,000 of debt and accrued interest of Kashtan, on which Kashtan has defaulted or is expected to default and which was effectively guaranteed by Fountain through restricted cash deposits of US$9,350,000, and US$691,000 of estimated liabilities for severance and related costs associated with closing down Kashtan operations. Such costs are expected to be paid during 1998.

      In 1997, Fountain placed an additional US$4,300,000 in a restricted deposit account to collateralize letters of credit used for the benefit of oil and gas ventures in which Fountain holds interests, increasing the balance from US$5,400,000 at December 31, 1996 to US$9,700,000 at December 31, 1997. Based on
Fountain's expectation that the restricted cash would be either applied to satisfy accrued liabilities or released from restrictions during the twelve months following December 31, 1997, restricted cash was classified as a current asset as of December 31, 1997.

      Notes receivable of US$190,000 as of December 31, 1996 representing obligations of an entity that had sold to Fountain shares of UK-RAN, the subsidiary through which Fountain holds its interest in Kashtan, were written off during 1997 to reflect doubtful collectability.

      Property and equipment decreased US$1,824,000 during 1997, from US$7,766,000 at December 31, 1996 to US$5,942,000 at December 31, 1997. Drilling
rigs and related equipment originally intended for use in the Maykop Field project, with a carrying value of US$6,957,000 at December 31, 1996 represented substantially all of the property and equipment at the end of both 1996 and 1997. Fountain shipped the rigs and equipment from the United States in December 1996, but when Intergas, the entity developing the Maykop Field, failed to complete various corporate formalities believed by Fountain to be necessary for the efficient and economical importation of the rigs and equipment into Adygea, the shipment was diverted to Cyprus where the rigs and equipment remain in bonded storage. During 1997, an additional US$1,392,000 was invested in the drilling rigs and related equipment, particularly in the equipment category. Because of the very substantial delays it has experienced in resolving operating arrangements and other matters relating to Intergas, Fountain has concluded that under present circumstances it cannot effectively pursue commercial activities including the development of the Maykop Field through Intergas. Since the drilling rigs and related equipment are expected to be employed for applications other than those for which they were specifically intended, Fountain has written down the carrying value of the rigs and equipment by US$2,844,000 to US$5,504,000 at December 31, 1997.

      Oil and gas properties, net, increased US$1,220,000 in 1997, from US$259,000 at December 31, 1996 to US$1,479,000 at December 31, 1997. During
1997, Fountain acquired a majority interest in a heavy oil field located at Sylvan Lake, Alberta, Canada for US$1,009,000. In the same year, Fountain recorded capitalized development costs, primarily related to the Sylvan Lake property, amounting to US$679,000. The 1997 additions to oil and gas properties, net, were partially offset by unit-of-production amortization expenses of US$211,000 and the impairment of the remaining carrying value of the Rocksprings property, amounting to US$257,000. Fountain expects during the second half of 1998 to install EEOR equipment in the Sylvan Lake well drilled during 1997. This equipment is designed to provide thermal stimulation to the heavy oil reservoir by heating it electrically and is expected to cost approximately US$150,000.

      Investments in and advances to oil and gas ventures - net decreased during 1997 from US$8,568,000 at December 31, 1996 to US$5,387,000 at December 31,
1997. Total investments in and advances to oil and gas ventures during 1997 aggregated US$7,223,000, of which US$4,145,000 (including Fountain Common Stock having a value of US$1,061,000 issued in connection with the acquisition of an interest in the Stynawske Field project) was directed to the Stynawske Field project, US$2,272,000 was directed to the Maykop Field project, US$876,000 was directed to the Gorisht-Kocul Field project, and US$37,000 was directed to the Lelyaky Field project, which was funded during 1997 primarily through a bank line of credit supported by restricted cash deposits made by Fountain. Investments in and advances to the Stynawske Field project will be the only significant investments in and advances to oil and gas ventures anticipated during 1998 prior to the consummation of the Transaction.

      During 1997, Fountain for varying reasons recognized impairment losses related to the Lelyaky Field, Maykop Field and Gorisht-Kocul Field projects. Impairment of oil and gas ventures aggregated US$15,736,000, which is in addition to aggregate losses of US$3,365,000 recorded in 1997 with respect to Fountain's equity in the losses of Kashtan, Intergas and the Gorisht-Kocul joint venture which operate those three projects, respectively. A loss of US$414,000 was also recorded in 1997 with respect to Fountain's equity in the loss of Boryslaw Oil Company which operates the Stynawske Field.

      Based on its analysis of the results of the initial development efforts in the Lelyaky Field project, Fountain concluded that the Lelyaky Field will not support a successful commercial development. As a result, Fountain recorded an impairment charge totaling US$9,108,000. The impairment charge consisted of US$137,000 representing the carrying value of an investment related to Kashtan, US$8,280,000 of debt and accrued interest of Kashtan on which Kashtan has defaulted or is expected to default and which was effectively guaranteed by Fountain through restricted cash deposits, and US$691,000 of estimated liabilities for severance and related costs associated with closing down Kashtan's operation. Such costs are expected to be paid in 1998. In addition, Fountain recognized a loss in 1997 of US$2,080,000 reflecting its equity in the loss of Kashtan.

      Because it has experienced extended delays in resolving operating arrangements and other Intergas matters including completion of corporate formalities, Fountain has concluded that under present circumstances it cannot effectively pursue commercial activities and develop the Maykop Field through Intergas. As a result, Fountain recorded during the fourth quarter of 1997 an impairment of US$5,258,000 for the entire amount of its investment in and advances to Intergas. In addition, in recognition that drilling rigs and related equipment originally intended for use in the Maykop Field are expected to be employed for applications other than those for which they were specifically intended, Fountain wrote those rigs and equipment down to their estimated fair value. During 1997, Fountain also recognized a US$851,000 loss with respect to its equity in the loss of Intergas.

      In March 1997, Fountain declared the political unrest in Albania to be a force majeure with respect to the Gorisht-Kocul project, and development efforts there have been suspended since the declaration. In light of the extended period that the force majeure condition has continued and the absence of any indication of an imminent termination of that condition, Fountain recognized at December 31, 1997 a US$1,370,000 impairment of oil and gas ventures, writing off its net investment in and advances to the joint venture developing the Gorisht-Kocul Field. During 1997, Fountain also recognized a US$433,000 loss as its equity in the loss of that joint venture.

      The remaining balance of US$5,387,000 in investment in and advances to oil and gas ventures - net at December 31, 1997 relates solely to Boryslaw Oil Company, the entity holding the license to develop the Stynawske Field. Fountain has the responsibility of arranging financing for this venture and, unless third-party financing can be arranged, Fountain might have to supply the capital to finance operations until the venture generates positive cash flow, which will have the effect of increasing investments in and advances to oil and gas ventures. The amount of such advances may be greater than the amount of the operating losses recognized by Fountain, which would cause such net investment balances to increase. Such investments are essentially unevaluated oil and gas properties, and such costs may not be recovered if the venture is not successful. No assurance can be given that Fountain will either be able to arrange third-party financing for such venture or have sufficient resources to fund the capital and operating needs of the venture or that the venture will be successful. See "RISK FACTORS -- Fountain Liquidity and Capital Resources."

      Other assets decreased from approximately from US$886,000 at December 31, 1996 to nil at December 31, 1997 primarily as a result of the application during 1997 of deposits placed by Fountain related to oil and gas properties and ventures that were outstanding at December 31, 1996 and the write-off in 1997 of Fountain's US$137,000 investment in the entity that held a minority interest in UK-RAN, the subsidiary through which Fountain held its interest in Kashtan. The write-off of the investment is reflected in the Consolidated Statement of Operations as impairment of oil and gas ventures.

      Accounts payable decreased from US$800,000 at December 31, 1996 to US$328,000 at December 31, 1997, primarily as a result of the substantial reduction in project activity during the fourth quarter of 1997, as Fountain focused considerable attention on cash conservation.

      Accrued liabilities increased US$9,202,000 during 1997, primarily as a result of accruals associated with the impairment of the Lelyaky Field project.

      Stockholders' equity decreased US$26,466,000 in 1997 from US$53,245,000 at December 31, 1996 to US$26,779,000, primarily as a result of the US$27,683,000 net loss reported by Fountain for 1997, offset to a minor degree by issuances of Common Stock, primarily in connection with the acquisition of an interest in an oil and gas venture, which added US$1,217,000 to stockholders' equity.

      Fountain has had and continues to have outstanding obligations with respect to the acquisition and development of oil and gas properties and ventures in which it has interests that require or may require Fountain to expend funds and to issue shares of its Common Stock. Some of these obligations are subject to the satisfaction of various conditions related to, among other things, achievement of specified project performance standards. At December 31, 1996, Fountain had unconditional obligations regarding the acquisition and development of its oil and gas projects and ventures amounting to US$5,500,000, of which US$4,000,000 was being satisfied through the collateralization of letters of credit guaranteeing obligations of Kashtan, as well as the unconditional obligation to issue 425,000 shares of its Common Stock. During 1997, Fountain effectively discharged its obligations regarding the US$5,500,000 by, among other things, accruing for its obligation with respect to its effective guaranty of Kashtan's indebtedness to a bank, and issued 175,000 shares of its Common Stock in satisfaction of unconditional obligations existing on December 31, 1996. As the result of the occurrence of a condition subsequent, Fountain's obligation to issue the other 250,000 shares was terminated in 1997. On December 31, 1996, Fountain also had contingent obligations relating to the acquisition and development of its oil and gas properties and ventures amounting to US$1,300,000 and 1,825,000 shares of Common Stock. As of December 31, 1997, the conditions that would have required the payment of US$1,300,000 and the issuance of 1,450,000 shares of Common Stock could no longer be met or have become remote, so those conditional obligations were eliminated. Since no additional conditional or unconditional obligations to expend funds or issue shares in connection with the acquisition and development of oil and gas properties and ventures were incurred in 1997, at December 31, 1997 Fountain had contingent obligations involving 375,000 shares which relate to development of the Stynawske Field project. As Fountain develops current projects and undertakes other projects, significant additional obligations may be incurred. As a result of the events described above relating to Kashtan, Intergas and the Gorisht-Kocul joint venture, Fountain may be subject to contingent liabilities in the form of claims from those ventures and other participants therein. Fountain has been advised that Intergas and another shareholder of Intergas are considering asserting such claims. Fountain management is unable to estimate the range that such claims, if any, might total. However, if any claims were determined to be valid, they could have a material adverse effect on Fountain's financial position, result of operations and cash flows. See "RISK FACTORS -- Litigation and Claims" and "INFORMATION CONCERNING FOUNTAIN -- Legal Proceedings."

      Development of the oil and gas properties and ventures in which Fountain has interests involves multi-year efforts and substantial cash expenditures. Fountain had working capital of approximately US$13,971,000 at December 31, 1997, which it considered inadequate to proceed with full implementation of its program of developing its principal oil and gas properties and ventures. Full development of Fountain's oil and gas properties and ventures will require the availability of substantial additional funds from external sources. Fountain believes that its ability to access external financing is dependent upon the successful completion of a business combination with, or the farm-out of a significant portion of its interest in BOC and possibly other properties and ventures to an entity that can provide or attract such financing. Fountain generally has the principal responsibility for arranging financing for the oil and gas properties and ventures in which it has an interest. There can be no assurance, however, that Fountain or the entities that are developing the oil and gas properties and ventures will be able to arrange the financing necessary to develop the projects being undertaken or to support the corporate and other activities of Fountain or that such financing as is available will be on terms that are attractive or acceptable to or are deemed to be in the best interest of Fountain, such entities and their respective stockholders or participants. See "RISK FACTORS -- Fountain Liquidity and Capital Resources."

      As of December 31, 1997 and 1996, Fountain had net investments in oil and gas properties and ventures totaling approximately US$6,866,000 and US$8,827,000, respectively. Of these amounts, US$5,387,000 and US$8,463,000, respectively, relate to ventures in Eastern Europe. Ultimate realization of the carrying value of Fountain's oil and gas properties and ventures will require production of oil and gas in sufficient quantities and marketing such oil and gas at sufficient prices to provide positive cash flow to Fountain, which is dependent upon, among other factors, achieving significant production at costs that provide acceptable margins, reasonable levels of taxation from local authorities, and the ability to market the oil and gas produced at or near world prices. In addition, Fountain must mobilize drilling equipment and personnel to initiate drilling, completion and production activities. Fountain has plans to mobilize resources and achieve levels of production and profits sufficient to


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recover its carrying value. However, if one or more of the above factors, or other factors, are different than anticipated, these plans may not be realized, and Fountain may not recover its carrying value. Fountain will be entitled to distributions from the various properties and ventures in accordance with the arrangements governing the respective properties and ventures. See "RISK FACTORS -- Exploration, Development and Production Risks."

      In 1997, Fountain implemented new computer information systems, which Fountain believes are Year 2000 compliant. Although Fountain does not expect to incur additional expenditures to address Year 2000 issues, there can be no assurance that this will be the case. Additionally, the ability of third parties with whom Fountain transacts business to adequately address their Year 2000 issues is outside of Fountain's control. There can be no assurance that the failure of Fountain or such third parties to adequately address their respective Year 2000 issues will not have a material adverse effect on Fountain's business, financial condition, results of operations or cash flows.

    December 31, 1996 Compared to August  31, 1996

      As of December 31, 1996, Fountain had current assets of US$32,306,000, of which US$31,424,000 was in the form of cash and cash equivalents, and current liabilities of US$1,924,000, leaving Fountain with working capital of US$30,382,000. This compares to current assets of US$17,986,000, cash and cash equivalents of US$17,329,000, current liabilities of US$1,060,000 and working capital of US$16,926,000 as of August 31, 1996. The increase in current assets, cash and cash equivalents and working capital from August 31, 1996 through December 31, 1996 was attributable primarily to issuance and sale of Fountain Common Stock for cash upon exercise of stock purchase warrants, partially offset by investments in oil and gas ventures and operating losses.

      During the four months ended December 31, 1996, Fountain received approximately US$25,000,000 as a result of the exercise of outstanding stock purchase warrants that resulted in the issuance of 4,720,754 shares of Fountain Common Stock. As Fountain entered 1997, no further stock purchase warrants issued by Fountain remained outstanding.

      The cash proceeds from the exercise of the stock purchase warrants were partially offset during the four month period ended December 31, 1996 by (i) US$5,400,000 of cash which was restricted to collateralize letters of credit issued for the benefit of oil and gas ventures accounted for using the equity method, (ii) US$3,108,000 for investments in and advances to such oil and gas ventures, (iii) capital expenditures of US$1,228,000 on drilling rigs and related equipment which Fountain had expected to transfer to Intergas, and (iv) US$1,230,000 used in operating activities during the four months ended December 31, 1996 principally representing the cash portion of Fountain's net loss for that period.

      Property and equipment, net increased from US$6,578,000 at August 31, 1996 to US$7,766,000 at December 31, 1996, reflecting the improvement of rigs and equipment acquired along with Fountain's principal interest in Intergas and the acquisition of additional equipment through December 31, 1996.

      Investments in and advances to oil and gas ventures net increased from US$6,876,000 at August 31, 1996 to US$8,568,000 at December 31, 1996, reflecting
Fountain's increasing involvement in projects in Eastern Europe. During the four months ended December 31, 1996, Fountain entered into a joint venture to develop the Stynawske Field.

      Other assets increased from US$171,000 at August 31, 1996 to US$886,000 at December 31, 1996, primarily as a result of deposits placed by Fountain on items related to oil and gas ventures.

      Accrued liabilities increased from US$298,000 at August 31, 1996 to US$1,124,000 at December 31, 1996. Accrued liabilities principally reflected the accrual of salaries and related employment taxes and professional fees, and, at December 31, 1996, transportation charges associated with shipping drilling rigs and related equipment that were eventually placed in bonded storage in Cyprus.

      Stockholders' equity increased from US$30,505,000 at August 31, 1996 to US$53,245,000 at December 31, 1996, as a result of Fountain's issuance and sale of equity securities, partially offset principally by operating losses.

      As of December 31 and August 31, 1996, Fountain had net investments in oil and gas properties and ventures totaling US$8,827,000 and US$7,164,000, respectively. Of these amounts, approximately US$8,463,000 and US$6,783,000, respectively, related to the ventures in Eastern Europe. Ultimate realization of the cost of Fountain's oil and gas properties and ventures will require production of oil and gas in sufficient quantities and marketing such oil and gas at sufficient prices to provide positive cash flow to Fountain, which is dependent upon, among other factors, achieving significant increases in production from existing levels, production of oil and gas at costs that provide acceptable margins, reasonable levels of taxation from local authorities, and the ability to market the oil and gas produced at or near world prices. See "RISK FACTORS -- Exploration, Development and Production Risks."


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RESULTS OF OPERATIONS

    Year Ended December 31, 1997 Compared to Year Ended August 31, 1996

      Fountain has typically acquired its interests in oil and gas properties through interests in joint ventures, partially owned corporate and other entities and joint operating arrangements. While it has normally sought to be the operator of substantial oil and gas projects in which it has an interest, Fountain has generally acquired interests representing 50% or less of the equity in various oil and gas projects. Accordingly, most of the activities in which Fountain has an interest are conducted through unconsolidated entities. Fountain's interest in the assets and liabilities of unconsolidated entities is reflected on Fountain's consolidated balance sheet on a net basis as investment in and advances to oil and gas ventures; Fountain's share of revenue, other income and expenses of unconsolidated entities is reported in Fountain's consolidated statement of operations as income or loss from equity investment in oil and gas ventures; and Fountain's interest in the cash flow of unconsolidated entities is reported in Fountain's consolidated statement of cash flows as distributions from or investment in or advances to oil and gas ventures. Interests acquired in certain joint ventures, partnerships and production sharing, working interest and other arrangements are proportionately consolidated. Fountain will report the same stockholders' equity and net income or loss whether it accounts for various oil and gas ventures using the equity method or on a consolidated basis.

      Fountain recorded operating revenue of US$313,000 during the year ended December 31, 1997 compared with US$35,000 for the year ended August 31, 1996. Revenue in both years was related to a modest amount of oil and gas production from property in Alberta, Canada in which Fountain has interests. The 1997 production was generated primarily at the Sylvan Lake property in which Fountain acquired an interest in 1997.

      The operating loss for the year ended December 31, 1997 amounted to US$29,090,000, compared with US$5,640,000 for the year ended August 31, 1996. The increase in the operating loss is attributable primarily to the impairment of oil and gas ventures, oil and gas properties, and property and equipment and other assets which aggregated US$19,424,000 in 1997, as well as a US$3,778,000 loss representing Fountain's equity in the loss of oil and gas ventures. There were no comparable impairment charges in fiscal 1996, and in that year, Fountain's equity in the loss of oil and gas ventures was US$13,000.

      Lease operating expenses increased to US$200,000 in 1997, as compared to US$11,000 in fiscal 1996, primarily as a result of Fountain's acquisition of an interest in the Sylvan Lake property in early 1997. 1997 direct project costs increased US$485,000 from the US$1,268,000 experienced during the fiscal year ended August 31, 1996, reflecting principally the higher level of project activity and the inability of Fountain to recoup from Kashtan certain expenses related to the Lelyaky Field project incurred during December 1997. General and administrative expenses in the years ended December 31, 1997 and August 31, 1996 were comparable. General and administrative expense are expected to decrease during 1998, at least prior to the consummation of the Transaction. The increase in depreciation and amortization expense from US$77,000 in the year ended August 31, 1996 to US$345,000 in the year ended December 31, 1997 is attributable principally to the increased production of oil.

      During the year ended December 31, 1997, Fountain recognized an aggregate of US$19,237,000 in losses as a result of the impairment of long-lived assets, as compared to an impairment loss of US$420,000 for the year ended August 31, 1996. Impairment of the ventures operating the Lelyaky, Maykop and Gorisht-Kocul Field projects resulted in a combined loss of US$15,736,000. The impairment of drilling rigs and related equipment originally intended to be utilized in the Maykop Field project and certain office furniture, fixtures and equipment resulted in a loss of US$3,244,000. The remaining investment in the Rocksprings property, which was carried in Fountain's December 31, 1996 balance sheet as a US$257,000 unevaluated oil and gas property was recognized as impaired in 1997. The remaining assets impaired during 1997 were notes receivable from the entity that sold to Fountain its principal interest in Kashtan, as to which there were doubts regarding collectability.

      In 1997, Fountain recorded total other income of US$1,202,000, as compared to total other expense of US$854,000 in the year ended August 31, 1996. Interest income increased to US$1,615,000 for the year ended December 31, 1997 from US$332,000 for the year ended August 31, 1996 due to higher average cash and cash equivalent investments. Interest expense decreased from US$1,016,000 for the year ended August 31, 1996, when


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Fountain recorded amortization of financing costs, discount and interest related to the 8% Convertible Subordinated Fountain Debentures, to US$69,000 for calendar 1997. In both 1997 and fiscal 1996, Fountain recorded losses from the sale of miscellaneous equipment and property amounting to US$271,000 and US$182,000, respectively.

      The net loss of US$27,683,000, or US$1.24 per share, in 1997 compares to a net loss of US$6,494,000, or US$.52 per share, in the fiscal year ended August 31, 1996. The disproportionate losses per share are attributable to Fountain's issuance of additional shares subsequent to August 31, 1996, resulting in a substantially higher weighted average number of common shares outstanding during the year ended December 31, 1997.

    Four Months Ended December 31, 1996 Compared With Four Months Ended December 31, 1995

      Fountain recorded an operating loss of US$2,983,000 during the four month period ended December 31, 1996 compared with US$1,470,000 for the same 1995 period. The increased loss resulted from an increase of approximately US$1,357,000 of equity loss from investments in unconsolidated subsidiaries primarily associated with the activities of the oil and gas ventures in Eastern Europe in which Fountain has interests.

      General and administrative expenses for the four month period ended December 31, 1996 amounted to US$1,282,000 reflecting a modest decrease from the US$1,303,000 for the comparable 1995 period. For the 1995 period, general and administrative costs included a charge for external services for public relations activities of a non-recurring nature. The decrease in the 1996 period for such expense was substantially offset by increases in salaries and other administrative costs related to the build-up of staff associated with the projects in Eastern Europe. General and administrative expense is net of US$1,220,000 and US$320,000 capitalized pursuant to full cost accounting rules during the four month period ended December 31, 1996 and 1995, respectively.

      Interest income increased to US$424,000 for the four month period ended December 31, 1996 from US$55,000 in the comparable period for the prior year due to higher average cash investments. Interest expense increased to US$13,000 for the four month period ended December 31, 1996 from US$3,000 in the comparable period for the prior year due to the amortization of financing costs and interest related to the Fountain Debentures and financing of insurance premiums.

    Twelve Months Ended August 31, 1996 Compared With Twelve Months Ended August 31, 1995

      Fountain recorded operating revenue of US$35,000 during the year ended August 31, 1996 compared with US$625,000 for the year ended August 31, 1995. The decrease in revenue resulted from a decline in sale of EEOR equipment. Fountain decided not to market the EEOR technology to third parties but rather to use the technology primarily as a competitive advantage to secure new heavy oil interests and, assuming successful commercialization, to optimize production and reserves from such interests. Consequently while all US$625,000 of 1995 revenue related to EEOR technology, only US$9,000 of 1996 revenue was associated with the EEOR technology. Most 1996 revenue was related to a modest amount of oil and gas production from an overriding royalty interest held by Fountain relating to property in Alberta, Canada. See "INFORMATION CONCERNING FOUNTAIN -- Technology for Enhanced Production of Heavy Oil."

      The operating loss for the year ended August 31, 1996 amounted to US$5,640,000 compared with US$7,883,000 for the year ended August 31, 1995. The reduction in the operating loss was attributable primarily to non-recurring 1995 expense items relating to the impairment of patent rights and certain other assets written off at the end of fiscal 1995, the amortization of those patent rights during 1995, and 1995 financial public relations expenses paid primarily by the issuance of Fountain Common Stock, partially offset by higher 1996 direct project costs of US$1,268,000 and general and administrative expense (other than those related to financial public relations) associated with the development of an organization and infrastructure for Fountain's oil and gas activities.

      General and administrative expenses for the year ended August 31, 1996 amounted to US$3,854,000 compared to US$4,013,000 for the year ended August 31, 1995. For the 1995 period, general and administrative costs included a substantial charge for external services fees for financial public relations activities of a non-recurring nature. The decrease in the 1996 financial public relations expense was substantially offset by increases in salaries and other administrative costs related to the build-up of staff associated with the projects in Eastern Europe.


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
      Depreciation, depletion, and amortization expense decreased from US$1,157,000 in fiscal 1995, to US$77,000 for fiscal 1996. This reduction was attributable primarily to the recognition at August 31, 1995 of the impairment of intangible assets on which amortization had been charged at the rate of approximately US$223,000 per quarter during fiscal 1995.

      During fiscal 1996, Fountain recognized an impairment of US$420,000 on its oil and gas properties as a result of applying the full cost ceiling limitation. Of this amount, US$269,000 related to Fountain's investment in the Rocksprings project in West Texas. As of August 31, 1996, the Rocksprings field had only produced insignificant amounts of gas from one of the two wells in which Fountain participated. During fiscal year 1995, Fountain recognized US$608,000 of impairment expense on the same project. As of August 31, 1996, Fountain had a US$257,000 unevaluated oil and gas property on its balance sheet related to the Rocksprings project. The remaining 1996 expense associated with impairment of oil and gas properties related to Fountain's 50% working interest in the West Mexia field, which involved a now abandoned experimental well to test new technology for determining the remaining predictable oil between wells and in wells that had become early water producers.

      During 1996, Fountain recorded a loss of US$182,000 from the sale of certain drilling equipment. Interest income increased to US$332,000 for the year ended August 31, 1996 from US$251,000 in the prior year due to higher average cash investments. Interest expense increased to US$1,016,000 for the year ended August 31, 1996 from US$28,000 in the prior year due to the amortization of financing costs, discount and interest related to the Fountain Debentures.


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
                         INFORMATION CONCERNING FOUNTAIN

GENERAL DEVELOPMENT OF FOUNTAIN'S BUSINESS

      Fountain is a Delaware corporation formed in 1994. Its predecessor was incorporated in Oklahoma in 1980 and operated as an oil and gas exploration and production company until 1988, when it shifted its focus to the application of the EEOR Process. The EEOR Process represented the basis for Fountain's principal business from 1988 through December 1994. See "-- Technology for Enhanced Production of Heavy Oil -- EEOR Process."

      In August 1994, a new management group with experience in the international oil and gas industry became involved with Fountain, and beginning in 1995 Fountain shifted its principal activities to the acquisition and development of interests in a portfolio of oil and gas properties with a production history, including engaging in such activities through joint venture, stock ownership, production sharing, working interest, and other arrangements. In a series of private placements in 1994, 1995 and 1996, Fountain raised equity capital to finance its operations.

      At January 31, 1998, Fountain had cash and cash equivalents of approximately US$12,500,000, which it considers inadequate to proceed with its program of acquiring and developing oil and gas properties. During 1997, the initial development of the Lelyaky Field, the first substantial oil and gas property in which Fountain had an interest to be developed, failed to produce commercial quantities of oil. In the fall of 1997, following the announcement of the disappointing initial results from the Lelyaky Field in Ukraine, Orkla, one of Fountain's financial advisors, indicated that in its judgment it would be extremely difficult for Fountain to raise either equity and debt capital in the financial markets. Contemporaneously, Fountain undertook a program to preserve its financial resources by limiting its investments in and advances to oil and gas ventures and properties in which it holds interests and reducing its general and administrative expenses, which has resulted in the termination or delivery of contractually required notices preceding termination to three-quarters of Fountain's employees. Fountain also engaged investment bankers to advise it regarding the strategic alternatives available to it, which engagement has ultimately resulted in Fountain entering into the Combination Agreement with CanArgo. See "THE TRANSACTION -- Background of the Transaction" and "-- Fountain's Reasons for the Transaction."

      Fountain's principal activities during the past three years have involved the acquisition of interests in and development of oil and gas fields. Fountain's primary focus has been the acquisition of ownership interests in existing oil and gas fields with a productive history that indicate the potential for increased production through rehabilitation and utilization of modern production techniques and enhanced oil recovery processes. Fountain has looked for, among other characteristics in addition to petroleum production potential, convenient access to oil and gas transportation and marketing systems and the existence of an infrastructure for oil and gas production. Fields meeting Fountain's requirements have been found in countries that in the past have lacked the technical expertise or economic resources to exploit such fields effectively. Oil and gas ventures in such countries are typically structured through joint ownership arrangements with the state oil company or other local interests. Fountain established a position in four projects in Eastern Europe, including the Russian Federation - one in Adygea, two in Ukraine and one in Albania. Production and, in some cases, exploration licenses have been granted in regard to all four projects. During 1997, Fountain recorded losses associated with the impairment of three of those four projects. Fountain also has interests in small oil and gas properties in Canada, some of which have produced and are producing modest amounts of crude oil. Fountain's principal product from its existing ventures and properties is crude oil.

VENTURES IN EASTERN EUROPE

    Stynawske Field, Western Region, Ukraine

      In November 1996, Fountain entered into a joint venture arrangement with Ukranafta for the development of the 6,000 acre Stynawske Field, located in Western Ukraine near the city of Stryy. Fountain has a 45% interest in the joint venture, with Ukranafta holding the remaining 55% interest. The formal registration of BOC occurred in December 1996, and BOC received a production license for the Stynawske Field in June 1997. At December 31, 1997 and 1996, Fountain's net investment in and advances to BOC amounted to approximately US$5,387,000 and US$1,656,000, respectively.


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
      The Stynawske Field is a relatively tight sandstone reservoir containing light oil. The production from the field commenced in 1967 but was substantially terminated after a few years of production due to environmental considerations. The field is located underneath the main water supply for Western Ukraine, and leakage from producing wells some 20 years ago threatened pollution of this aquifer. Four wells that are located away from the water supply have been allowed to continue production. Ukranafta retains rights to base production, representing a projection of the net value of what the Stynawske Field would produce in the future, based on the physical plant and technical processes in use at the time of license grant, on a declining basis through 2011. BOC will be entitled to all incremental production above that declining base.

      The preliminary field development for the rehabilitation of the Stynawske Field is based on deviated drilling, in which the drilling sites for the wells would be located a safe distance from the water supply and the wells would enter the reservoir at angles avoiding the aquifer. Additional measures would be taken with the drilling mud and otherwise to protect the environmental integrity of the project. Gas injection to maintain reservoir pressure will be considered. The full field development plan and marketing arrangements for the Stynawske Field have not yet been formulated and will depend upon data developed during an initial phase. In anticipation of the initial phase development, BOC is proceeding with an environmental audit of the Stynawske Field, the technical and economic evaluation of the project and the selection and preparation of drilling sites.

      Fountain is actively seeking arrangements with other oil and gas production companies as Farm-Out Partners, under which one or more such companies would acquire a portion of Fountain's interest in BOC and would assume no less than a proportionate share of the historic and future financial responsibilities for the Stynawske Field project associated with such interest in BOC.

    Lelyaky Field, Pryluki Region, Ukraine

      Fountain holds a 90% interest in UK-RAN, which in turn owns 45% of the equity of Kashtan, providing Fountain with an effective 40.5% ownership interest in Kashtan. Ukranafta owns the other 55% of Kashtan. In May 1996, Kashtan received a 20 year oil and gas production license for a 67 square kilometer ("km(2)") portion of the Lelyaky Field, as well as a five year exploration license for 327 km(2) surrounding the production area. Ukranafta retained rights to net "base production," representing a projection of what the Lelyaky Field would produce in the future, based on the physical plant and technical processes in use at the time of license grant, on a declining basis through 2008. Kashtan would be entitled to all incremental production above that declining base, with all production costs, taxes and other expenses of Kashtan to be covered before the owners of Kashtan would share its profit, if any, in proportion to their ownership interests.

      Fountain has been responsible for arranging financing for the Lelyaky Field project, which has involved both direct investment in and advances to Kashtan and credit support through the pledge of cash collateral. Through December 31, 1997, Fountain had made gross investments in and advances to Kashtan aggregating US$2,436,000. In addition, at December 31, 1997, Fountain had pledged a total of US$9,350,000 to collateralize indirectly a US$8,500,000 credit facility for Kashtan, on which Kashtan had drawn down US$8,150,000. At December 31, 1997, Fountain had also pledged an additional US$350,000 to collateralize a letter of credit to guarantee payment to a Kashtan contractor, and the contractor has since been paid.

      During 1997, Kashtan reentered nine wells in the Lelyaky Field for purposes of recompletion, resulting in three productive and six unproductive wells. The three producing Lelyaky Field wells have shown an aggregate average production of approximately 120 barrels of oil per day. Originally, Kashtan had planned to work over twelve wells in the initial phase of its field development plan and then prepare a full field development plan. The disappointing results from the initial nine wells caused Kashtan to suspend its workover operations and to analyze the results of the initial development efforts in order to assess the feasibility of developing the Lelyaky Field.

      Based on its analysis of the initial development efforts including consultation with independent petroleum engineers, Fountain has concluded that the Lelyaky Field will not support a successful commercial development. On the basis of that conclusion, Fountain has advised Kashtan that Fountain will not provide any additional financial support for Kashtan and has recorded a 1997 impairment charge totaling $9,108,000. The impairment charge consisted of $137,000, which represented the carrying value of an investment related to Kashtan, $8,280,000 of debt and accrued interest of Kashtan on which Kashtan has defaulted or is expected to default and which was effectively guaranteed by Fountain through restricted cash deposits, and $691,000 of estimated liabilities for severance and related costs associated with closing down Kashtan's operations.

      Kashtan continues to produce a modest amount of oil from the recompleted wells, which is sold in the Ukrainian market.

    Gorisht-Kocul Field, Albania

      Fountain and Albpetrol formed ALBJV, in which each has a 50% interest, to rehabilitate and develop the Gorisht-Kocul Field. ALBJV was granted a 25 year production license covering approximately 16.5 km(2) constituting the Gorisht-Kocul Field. Albpetrol retained rights to base production, representing a projection of the net value of what the Gorisht-Kocul Field would produce in the future, based on the physical plant and technical processes in use at the time of license grant, on a declining basis through 2011. ALBJV would be entitled to all incremental production above that declining base.

      Fountain was named operator of the Gorisht-Kocul field, with responsibility for implementing the development plan and arranging financing for the project, which could involve financing ALBJV directly or guaranteeing, collateralizing or providing other forms of credit support for ALBJV borrowings. Up to 80% of the incremental production could be utilized to pay for project operating costs and capital expenditures and to repay borrowings. Any shortfall in recovery of such costs and other items in any period could be carried forward and recovered from the 80% of incremental production available for such costs in any subsequent period. The venturers could take base production and their respective shares of net incremental production, after operating costs, capital expenditures and debt repayment, either in kind or, following sale by ALBJV, in cash based on world market prices.

      Production at the Gorisht-Kocul Field commenced in 1966. The field, which contains relatively heavy oil, has reportedly produced approximately 69 MMBbls to date. 1996 production was approximately 1,100 BOPD from the 160 wells then still producing out of a total of 300 wells drilled. Initial production from these wells is reported to have ranged between 187 and 630 BOPD. Historically, wells in the Gorisht-Kocul Field have been completed open hole, with no completion equipment utilized. Fountain believes, based on available data, that the decline in productivity has been caused by water coning and natural depletion.

      In March 1997, Fountain declared the political unrest in Albania to be a force majeure, and ALBJV suspended activities related to the development of the Gorisht-Kocul Field as a result thereof. The suspension continues, and the level of production has reportedly declined somewhat during the suspension. In light of the extended period that the force majeure condition has continued and in the absence of any indication of an imminent termination of that condition, Fountain recorded during the fourth quarter of 1997 an impairment for the entire amount of its investment in and advances to ALBJV of $1,370,000. Fountain also recognized a $433,000 loss in 1997, as Fountain's equity in the loss of ALBJV.

    Maykop Field, Adygea

      Fountain holds 37% of the issued and outstanding stock of Intergas. Other shareholders of Intergas include Adygea, Mostransgas Gas Transmission and Supply Enterprise JSC ("Mostransgas"), an affiliate of Gasprom which is the largest gas distribution group in Russia, and Petrogas JSC, a private Russian company. In 1994, Intergas was granted an exclusive 25 year exploration and production license covering specified zones in the 12,500 acre Maykop gas condensate field in Adygea located approximately 185 kilometers from the Black Sea.

      The Maykop Field was discovered in 1958 and commercial production commenced in 1966. The field has reportedly produced over two trillion cubic feet of natural gas to date. In 1995, daily production was reported to have been approximately 2,000,000 cubic feet of gas per day.

      The development plan contemplated an initial phase that would have commenced with the drilling of two new wells to assess the flow of primary gas production and the possible concurrent recompletion and stimulation of certain existing but non-producing wells in order to increase production. A delineation well to assess a possible extension of the field was planned after the first two wells were drilled. Based on data developed during the initial phase, Intergas would have adopted a full development plan for the Maykop Field. In December 1996, Fountain shipped two drilling rigs and related equipment, which were intended to be transferred to Intergas for use in the initial phase of the Maykop Field development. When Intergas did not complete certain corporate formalities

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believed by Fountain to be necessary for the efficient and economical importation of the rigs and equipment into Adygea, Fountain diverted the shipment to Cyprus where it remains in bonded storage. Fountain continues to experience delays and difficulty in resolving operating arrangements and other matters relating to Intergas, including completion of corporate formalities and regularization of its corporate affairs. The very extended period during which it has been dealing with these matters has caused Fountain to conclude that under present circumstances it cannot effectively pursue commercial activities and develop the Maykop Field through Intergas. As a result, Fountain recorded during the fourth quarter of 1997 an impairment for the entire amount of its investment in and advances to Intergas of US$5,258,000. In addition Fountain recognized a loss in 1997 of US$851,000, reflecting Fountain's equity in the loss of Intergas.

      With the rigs and equipment now expected to be employed for applications other than the specific applications for which they were originally intended, Fountain recorded an impairment of $2,844,000 at December 31, 1997, which represents the difference between the book value of rigs and equipment and their estimated fair value. Fountain has had discussions with CanArgo regarding CanArgo's possible future use of the rigs and equipment.

    Risks Associated with Fountain's Eastern European Ventures

      While all oil and gas development and production activities are subject to uncertainties inherent in the oil and gas industry, projects in Eastern Europe are subject to certain additional specific risks. The forms of government and the economic institutions in most Eastern European countries have been established relatively recently and, accordingly, may be subject to a greater risk of change and the risk of greater change than may be the case with respect to governments and economies that have been in existence for longer periods of time. Generally, the government is an important participant in the establishment of the arrangements defining a project, and there is a risk that a future government may seek to alter project arrangements. The infrastructures, labor pools, sources of supply, and legal and social institutions in Eastern European countries may not be equivalent to those normally found in connection with projects in North America, which may result in a lower level of predictability and a higher risk of frustration of expectations. More permits and approvals may be required for Eastern European entities and projects than for North American entities and projects. The procedures for obtaining such permits and approvals may be more cumbersome, and officials may have more discretion in acting on application and requests. See "RISK FACTORS -- Risks of Foreign Operations."

      Payment for any oil and gas sold in Eastern European countries may be in local currencies. While such currencies are now generally freely convertible into United States dollars, there is no assurance that such convertibility will continue throughout the period Fountain is involved in projects in such countries. Even where convertibility is available, applicable exchange rates may not reflect a parity in purchasing power. Fluctuations of exchange rates could result in a devaluation of foreign currencies being held by the entities operating such projects in excess of their obligations denominated in such currencies. In addition, Eastern European countries may impose various restrictions on the transfer of currency into or out of such countries, which could affect the ability of a Western operator to repatriate its investment or its share of distributable earnings, if any. See "RISK FACTORS -- Risks of Foreign Operations."

      Fountain expects that its Stynawske Field project will commence with an initial phase of the development plan. Among the purposes of the initial phase of the development plans are the generation of additional data regarding the geology and production characteristics of the field, testing the premises of the tentative development plans for the field, refining such development plan, and generally seeking confirmation of the commercial feasibility of the project. While the staged approach to project development is designed to mitigate investment risk and optimize hydrocarbon recovery, there can be no assurance that such approach will have that effect. No assurance can be given that the Stynawske Field project will be determined to be commercially feasible, that the development of such project will produce oil and gas in commercial quantities, or that any oil and gas produced will be sold for a profit. In order to produce oil and gas in sufficient quantities and to market such oil and gas at sufficient prices to provide positive cash flow to Fountain, the exploration and development efforts of any oil and gas ventures in which it has an interest must be successful. See "RISK FACTORS -- Exploration and Development Risks."

      Fountain has the responsibility for arranging financing for the Stynawske Field venture, subject to the approval of the BOC board. Fountain hopes to finance the net development costs of such venture with funds made available through a combination of its present cash position, equity or debt financing either by Fountain and its Farm-Out Partners, if any, or BOC. Debt financing may be sought from both international development agencies, such as the European Bank for Reconstruction and Development, and conventional lenders. To the extent that loans are incurred by BOC, it is likely that Fountain and its Farm-Out Partners, if any, will be required to guarantee or otherwise provide credit enhancements, including cash collateral, with respect to all or a portion of such loans, at least until such venture demonstrates economic self-sufficiency. There can be no assurance that Fountain and its Farm-Out Partners, if any, or BOC will be able to arrange the financing necessary to develop the Stynawske Field project or that such equity or debt financing as is available will be on terms that are attractive or acceptable to Fountain and its Farm-Out Partners or BOC or that are deemed to be in their respective best interests. See "RISK FACTORS -- Liquidity and Capital Reserves."

      The consolidated financial statements of Fountain do not give effect to any further impairment in the value of Fountain's investment in oil and gas ventures and properties or other adjustments that would be necessary if financing cannot be arranged for the development of such ventures and properties or if such ventures and properties are unable to achieve profitable operations. Fountain's consolidated financial statements have been prepared under the assumption of a going concern. Failure to arrange such financing on reasonable terms or failure of such ventures and properties to achieve profitability would have a material adverse effect on the results of operations, financial condition including realization of assets, cash flows and prospects of Fountain and ultimately its ability to continue as a going concern. See "RISK FACTORS -- Liquidity and Capital Reserves."

      As a result of the events associated with the impairment of Fountain's investment in and advances to and other assets related to Kashtan, Intergas and ALBJV, Fountain may be subject to contingent liabilities in the form of claims from Kashtan, Intergas or ALBJV or from other participants therein. Fountain management is unable to estimate the range that such claims, if made, might total. However, if one or more such claims were asserted and determined to be valid, they could have a material adverse effect on Fountain's financial position, results of operations and cash flows. See "RISK FACTORS -- Litigation and Claims" and "-- Legal Proceeding."

      Fountain has made advances and may make additional advances to BOC and other Eastern European oil and gas ventures for capital and operating expenditures. Advances previously made to Kashtan, Intergas and the Gorisht-Kocul joint venture have been either lost through Fountain's equity in the operating losses of such venture or impairment. Advances, which are classified as investments in and advances to oil and gas ventures, are generally recoverable only from future revenue of the ventures. Fountain has generally negotiated agreements with its venture partners to provide for priority distributions to repay these advances. No assurance can be given that such distributions will be adequate to recover such advances.

      No assurance can be given that any or all negotiations required in connection with Fountain's oil and gas ventures and properties will be satisfactorily concluded; that negotiated arrangements will be implemented; or that all governmental and quasi-governmental licenses, registrations and approvals required for the projects will be granted or, if granted, will not be revoked.

PROPERTIES AND VENTURES IN NORTH AMERICA

    Sylvan Lake Area, Alberta, Canada

      In January 1997, Fountain purchased a 60% interest in a 2,080 acre heavy oil property in the Sylvan Lake area in Alberta, Canada, from Amoil Resources Inc., effective from December 20, 1996. Fountain paid approximately US$1,009,000 for its interest in the property, and also undertook to drill one pilot well in which Fountain's electrically enhanced oil recovery equipment would be installed. That well was drilled during the third quarter of 1997 and is producing. The EEOR equipment is expected to be installed during the second half of 1998. During 1997, Fountain's share of production from the field was approximately 16,500 bbls, and during December 1997, Fountain's share of production averaged 71 BOPD.

    Frog Lake Area, Alberta, Canada

      Fountain has two relatively insubstantial interests in producing oil and gas projects in the Frog Lake area of Alberta, Canada. Fountain holds a 15% working interest in the Beaver Dam project covering 640 acres. One well was completed during the third quarter of l997, which was producing at the rate of 20 BOPD at 1997 year-end. The operator is planning to drill additional wells in 1998.

      Fountain also holds 15% of a 7.5% overriding royalty interest in approximately 2,600 acres known as the Bear Trap project. During 1997, Fountain received C$38,000 with respect to its royalty interest.

    Skiff Sawtooth Field, Alberta, Canada

      Fountain has a 50% working interest in oil and gas leases covering approximately 320 undeveloped acres adjacent to a producing field. Recent drilling by the offset operator has shown that the producing formation thins in the general direction of Fountain's leasehold. Fountain has not yet been involved in any drilling in the Skiff Sawtooth Field.

    Rocksprings Field, Edwards County, West Texas

      Fountain has a 37.5% working interest before payout and a 33.3% working interest after payout in 1,799 undeveloped gross acres under lease. Two wells have been drilled by the group in which Fountain is a working interest participant. The first well was non-producing, and the second of the two wells produced insignificant amounts of gas. In December 1997, Fountain recognized the impairment of its remaining investment in the Rocksprings Field, resulting in a US$257,000 impairment loss.

COMPETITION

      The oil and gas industry is highly competitive. Fountain encounters competition from other oil and gas companies in all areas of operations, including the acquisition of producing properties. Fountain's competitors include integrated oil and natural gas companies and numerous independent oil and gas companies, individuals and drilling and income programs. Many of these competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than Fountain and which, in many instances, have been engaged in the energy business for a much longer time than Fountain. Such competitors may be able to develop better information and provide better analysis of available information, to pay more for productive oil and natural gas properties and exploratory prospects and to define, evaluate, bid for and purchase a greater number of properties and prospects than Fountain's financial or human resources permit. In the competition to acquire oil and gas properties, Fountain has relied substantially on the relationships its officers and directors have developed in the international oil and gas industry, which has been or will be significantly reduced as a result of the termination of employment of various officers. Fountain management believes that Fountain's relatively small size has enabled it to consider projects that would be deemed to be too small for consideration by many larger competitors. See "RISK FACTORS -- Competition."

TECHNOLOGY FOR ENHANCED PRODUCTION OF HEAVY OIL

    EEOR Process

      Heavy oil resources are often located in shallow reservoirs with low reservoir temperatures. Heavy oil is very viscous at moderate temperatures and normally needs to be heated in order to flow easily. Fountain, together with Illinois Institute of Technology Research Institution ("IITRI"), has developed since the mid-1980's a technology for EEOR. Fountain has exclusive rights to the technology through an agreement with IITRI, as well as through Company owned patents. Fountain believes that its patent position is important in connection with maintaining its competitive position relating to the EEOR Process. See "-- Licenses, Concessions and Patents."

      Several pilot projects involving the EEOR Process have been implemented during the past ten years. While pilot projects results have varied, Fountain believes they suggest the validity of the EEOR technology and its ability in appropriate circumstances to increase the production rates by a factor of two or more. Recent emphasis has been on improving equipment reliability. To date, Fountain has not achieved commercial success with this technology, and no assurance can be given that Fountain will be successful in commercializing the EEOR Process.

      The potential advantages of the EEOR technology include improved production rates, energy efficiency, environmental acceptability, absence of practical depth limits, suitability for extremely cold climates, preventing or removing paraffin buildup, and counteracting or removing hydrate formation.

      Management believes that the EEOR technology could provide Fountain with a competitive advantage in negotiating for heavy oil participations, particularly in Eastern Europe. In North America, large heavy oil reserves are lying idle because present owners have not found economic ways to develop them, and this may represent opportunities for Fountain to obtain interests in such fields on reasonable terms and to make production economic through the use of the EEOR technology. Fountain therefore determined to use EEOR's technology principally as a competitive advantage to acquire and, if successfully commercialized, to develop heavy oil reserves. As a first step to implement this strategy, Fountain has acquired a 60% share in a heavy oil property in the Sylvan Lake Area in Alberta, Canada, and intends to install the technology in a well in this field.

      Fountain's ability to develop the EEOR technology is dependent upon its ability to raise capital in addition to that needed for its oil and gas properties and ventures.

    Competition

      The principal competition of the EEOR Process is a process based upon injecting steam into wells to heat oil reservoirs. The steam process can heat thicker zones faster and can heat larger volumes of a reservoir than the EEOR Process. The steam process works best in thick, widespread formations but may not be effective in various reservoirs by reason of factors such as climate, depth, thickness, permeability variations, faulting, low porosity and incompatibility of fresh water with reservoir constituents. The EEOR Process does not appear to be limited by such conditions.

      The EEOR Process has significant environmental advantages over the steam process. The steam process utilizes substantial quantities of pure water in producing the steam, and then steam condensate polluted with salt and petroleum constituents, some of which may be carcinogenic, is returned with the oil and must be recycled or disposed. The EEOR Process neither utilizes fresh water nor produces condensate. The energy generated for the EEOR Process can normally be generated in a central facility with better pollution control measures than those available onsite where energy for the steam process is normally produced, and the EEOR Process is normally more energy efficient. Environmental considerations are generally more important with respect to projects in the more highly developed countries, such as the United States, Canada and Western Europe.

      The principal dimensions of competition for reservoir heating systems are the relative effectiveness, reliability and cost-effectiveness of the competing systems, the environmental impact of the competing processes, and the ability of the competing suppliers to respond to customers' needs in a timely fashion. To date, Fountain has not been successful in establishing the EEOR Process as a commercially accepted method of thermal stimulation.

PRINCIPAL MARKETS

      The principal market for crude oil produced in North America is refiners located in proximity to the place of production.

METHODS OF DISTRIBUTION

      In North America crude oil generally is either distributed through pipeline facilities located in proximity to the place of production or trucked.

LICENSES, CONCESSIONS AND PATENTS

      BOC will be operating pursuant to a license or concession granted by Ukrainian governmental authorities. The license imposes various requirements upon the licensee, and the failure to satisfy such requirements could result in the termination or cancellation of the license or concession. In addition, as sovereign agencies, the governmental authorities that have granted such licenses or concessions may have greater power than private parties to terminate licenses or concessions arbitrarily. Loss of the license to operate the Stynawske Field could have a material adverse effect upon the financial condition, results of operations and prospects of Fountain.

      Fountain believes that the patents it owns or has the exclusive licenses to exploit could be important to the acquisition of interests in and to the development of heavy oil fields. The IITRI license agreement covers one United States patent that expires in 2002. Fountain holds directly twelve United States patents with expiration dates ranging from 2004 to 2015. In addition, there are eighteen issued foreign patents, expiring 2005 to 2014, and sixteen foreign patent applications currently pending based on the technology embodied in the United States patents and patent applications.

ENVIRONMENTAL MATTERS

      The development of oil and gas fields and the production of hydrocarbons inherently involve environmental risks. These risks can be minimized, but not eliminated, through use of various engineering and other technological methods, and Fountain intends to employ such methods to industry standards. The potential environmental problems are enhanced when the oil and gas development and production activities involve the rehabilitation of fields where the practices and technologies employed in the past have not embodied the highest standards then in effect. It is the policy of Fountain to attempt to deal with this situation by conducting an environmental audit before assuming responsibility for operations of an oil or gas field and arranging for the prior operator to accept liability for any environmental problems existing when Fountain, or a venture in which it is interested, accepts responsibility for the field. Fountain does not anticipate any material capital expenditures for environmental control facilities during 1998, 1999 or the foreseeable future. See "RISK FACTORS -- Exploration, Development and Production Risks."

      Fountain's business is subject to certain national, provincial, state and local laws and regulations relating to the exploration for and the development, production and transportation of oil and natural gas, as well as environmental and safety matters. Many of these laws and regulations have become more stringent in recent years, often imposing greater liability on a larger number of potentially responsible parties. Because the requirements imposed by such laws and regulations are frequently changed, Fountain is unable to predict the ultimate cost of compliance with these requirements or their effect on its operations. See "RISK FACTORS -- Extensiveness of Laws and Regulations Applicable to Oil and Gas Operations."

EMPLOYEES

      As of January 31, 1998, Fountain had 34 full time employees, of whom 23 had received contractually required or other notifications that their employment would be terminated no later than July 31, 1998.

PROPERTIES

      Fountain does not have complete ownership of any real property. Fountain leases office space in Calgary, Houston, Maidenhead, England and Asker, Norway under leases having remaining terms varying from eight to ninety-six months. Fountain has subleased its Maidenhead and Calgary offices, with CanArgo being the sublessee of the Calgary office, and intends to attempt to sublease additional office space. See "General Development of Fountain's Business," "Ventures in Eastern Europe" and "Properties and Ventures in North America" for a description of the principal oil and gas properties in which Fountain has an interest.

      Since January 1, 1997, the beginning of Fountain's most recent full fiscal year, neither Fountain nor any entities for which it accounts using the equity method has filed with or included in reports to any Federal authority or agency any estimates of total, proved net oil or gas reserves. During the past three fiscal years, Fountain and its unconsolidated entities have not had any substantial production of oil and gas.

      In the year ended August 31, 1995, Fountain participated in the drilling of three gross wells (1.3 net wells), two of which were exploratory and located in the Rocksprings Field in Edwards County, Texas, and one of which was dry and located in Evangeline Parish, Louisiana. Of the two Rocksprings wells, one was completed and produced 20 MCF per day while the other was abandoned as a non-producer. The Louisiana well was abandoned as a dry hole. In the year ended August 31, 1996, Fountain participated in the drilling of one gross well in West Mexia which was later abandoned. In the four months ended December 31, 1996, Fountain did not drill any exploratory wells or development wells. In the year ended December 31, 1997, Fountain participated in the drilling of two gross wells (0.75 net wells), both of which were developmental. One of the wells, in which Fountain has a 60% interest, was drilled in the Sylvan Lake Field, Alberta, Canada and was completed in October

1997. It initially produced at the rate of 160 BOPD and by year-end was producing at a rate of 40 BOPD. The second well which was drilled in the Beaver Dam Field, Alberta, Canada, in which Fountain has a 15% interest, and was also completed in October 1997. It initially produced at the rate of 70 BOPD and by year-end was producing at a rate of 20 BOPD.

      In the year ended December 31, 1997, the Sylvan Lake Field produced 25,048 barrels from four wells, and Fountain's share of production was 16,470 barrels, or an average of 45 BOPD. As of December 31, 1997, three wells were producing, and Fountain's share of production in December was 71 BOPD from these wells. During 1997, the average Sylvan Lake sales price was C$148.12 per m(3), the average Sylvan Lake production cost was C$104.64 per m(3), and the average Sylvan Lake royalties were C$13.35 per m(3). As of December 31, 1997, the Sylvan Lake Field had 3 productive oil wells, 640 gross developed acres and 1440 gross undeveloped acres. Net to Fountain were 1.8 net wells, 384 net developed acres and 864 net undeveloped acres.

      In the year ended December 31, 1997, the first well in the Beaver Dam project was put on production, with initial production in November. As of December 31, 1997, Fountain's share of production from this well was 3 BOPD. As of December 31, 1997, gross developed acreage was 80 acres and gross undeveloped acreage was 560 acres. Net to Fountain were 0.15 net well, 12 net developed acres and 84 net undeveloped acres.

      In the year ended December 31, 1997, there was no activity in the Skiff Sawtooth Field in Alberta, Canada, which consists of 320 gross undeveloped acres. Net acreage to Fountain as of December 31, 1997 was 160 net undeveloped acres.

      In the year ended August 31, 1996, three gross horizontal re-entry wells were added to the Inverness Unit in Canada, in which a then unconsolidated subsidiary of Fountain had an interest. One Inverness well was put on production with approximately 60 BOPD, of which Fountain's share was 5%. A second Inverness well was abandoned, and the third well was awaiting completion. Average sales price and production costs as of December 31, 1996 for the Inverness Unit were US$18.05 per barrel and US$9.35 per barrel, respectively. As of December 31, 1996, the Inverness Unit had 37 productive oil wells, 1.85 net wells, 23,360 gross developed acres and 1,168 net developed acres. During 1997, Focan Ltd. redeemed the 50% of its outstanding shares not owned by Fountain through the distribution of Focan Ltd.'s interest in the Inverness Unit.

      In the year ended December 31, 1997, nine gross wells (3.6 net wells) in the Lelyaky Field project, in which an unconsolidated subsidiary of Fountain has an interest, were reentered for the purpose of recompletion. Three gross wells (1.2 net wells) were productive, showing an average aggregate production of approximately 120 BOPD, of which Fountain's share is 40.5%, or approximately 49 BOPD. Average sales price and production cost as of December 31, 1997 for the Lelyaky Field project were US$131.20 per metric ton and approximately US$25.00 per metric ton, respectively. As of December 31, 1997, Lelyaky Field gross developed property was 67.32 km(2), of which 27.26 km(2) were net to Fountain.

LEGAL PROCEEDINGS

      On February 20, 1998, Zhoda Corporation ("Zhoda"), which sold to Fountain most of Fountain's interest in UK-RAN, filed suit against Fountain and two of its consolidated subsidiaries in the District Court of Harris County, Texas. Zhoda alleges under several theories that Zhoda was wrongfully deprived of the value of the UK-RAN shares it transferred to Fountain or the contingent consideration it might have received under its agreement with Fountain. Among the theories of Zhoda's complaint are breach of contract, breach of fiduciary duty and duty of good faith and fair dealing, fraud and constructive fraud, fraud in the inducement, negligent misrepresentation, civil conspiracy, breach of trust, unjust enrichment and rescission. Zhoda seeks damages in excess of $7,500,000, redelivery of the UK-RAN shares transferred to Fountain, fees, expenses and costs and any further relief to which it may be entitled.

      On March 9, 1998, Ribalta Holdings, Inc. ("Ribalta"), which sold to Fountain the outstanding capital of Gastron, which in turn owned 31% of the capital of Intergas, filed suit against Fountain and one of its consolidated subsidiaries in the Third Judicial District Court of Salt Lake County, Utah. In its complaint, Ribalta alleges breach by Fountain of the contract governing the sale of the outstanding capital of Gastron and failure of a condition in that contract that should have resulted in its termination. Ribalta seeks the return of all benefits conferred on Fountain pursuant to the contract, including the shares of Gastron and any property transferred by Gastron, or, alternatively, damages equal to the value of such benefits, as well as fees, costs and such other relief as the court deems proper.

      The entity that sold to Fountain certain rights related to the Stynawske Field project has indicated to Fountain that it is considering an action seeking the contingent consideration payable with respect to that sale on the grounds that the Transaction or other action by or inaction of Fountain has unreasonably delayed or will unreasonably delay the satisfaction of the conditions precedent to the issuance of such contingent consideration. See "Risk Factors -- Litigation and Claims."

SECURITY OWNERSHIP

      The following table sets forth information as of February 28, 1998, with respect to the one person known to Fountain to be the beneficial owner of more than 5% of Fountain Common Stock:


NAME AND ADDRESS OF             AMOUNT AND NATURE OF           PERCENTAGE OF FOUNTAIN
 BENEFICIAL OWNER               BENEFICIAL OWNERSHIP                COMMON STOCK
-------------------             --------------------           ----------------------

Sundal Collier & Co.                 1,792,000                         7.98%
Meglerkonto Innland
POSTBOKS 1444 VIKA
0115 Oslo, Norway

      The following table sets forth information as of February 28, 1998 with respect to beneficial ownership of Fountain Common Stock by each director, each executive officer, certain former executive officers, all directors and current executive officers as a group:

                                                                               PERCENTAGE
                                                                              OF FOUNTAIN
                                                                 NUMBER OF       COMMON
            NAME                         POSITION                 SHARES         STOCK
            ----                         --------                ---------     ----------

Einar H. Bandlien             Director, Executive Vice           205,968(1)        *
                              President

Nick Dobrotwir                Former Vice President              175,025(2)        *

Rune Falstad                  Vice President, Acting Chief        21,000           *
                              Financial Officer

Robert A. Halpin              Vice Chairman of the Board          42,000(3)        *

Stanley D. Heckman            Director                           115,793(4)        *

Alfred Kjemperud              Senior Vice President                    0           *

Eugene J. Meyers              Director                           547,728(4)      2.44%

Oistein Nyberg                Chairman of the Board              209,333(5)        *

Nils N. Trulsvik              Director, President and Chief      207,400(6)        *
                              Executive Officer

Current Executive Officers
and Directors as a Group
(9 persons)                                                    1,552,383(7)      6.84%


----------

*     less than 1%
(1)   Includes 44,000 shares underlying presently exercisable options.
(2) Includes 175,000 shares indirectly beneficially owned through Fielden Petroleum Developments Inc.
(3)   Includes 30,000 shares underlying presently exercisable options.
(4) Includes as to each person 15,000 shares underlying presently exercisable options.
(5)   Includes 77,333 shares underlying presently exercisable options.
(6)   Includes 60,000 shares underlying presently exercisable options.
(7) Includes an aggregate of 241,333 shares underlying presently exercisable options.

      To Fountain's knowledge, neither Peder Paus nor any director or officer of CanArgo is the beneficial owner of any Fountain Common Stock.

      The only persons known to Fountain who would be beneficial owners of more than 5% of Fountain Common Stock after giving effect to the Transaction as of the Fountain Record Date and deeming prospective holders of Exchangeable Shares to be holders of the Fountain Common Stock for which such Exchangeable Shares may be exchanged are the following:


                                      AMOUNT AND NATURE OF
                                    BENEFICIAL OWNERSHIP (BUT
      NAME AND ADDRESS OF         WITHOUT GIVING EFFECT TO THE        PERCENTAGE OF FOUNTAIN
       BENEFICIAL OWNER                  REVERSE SPLIT)                    COMMON STOCK
      -------------------         ----------------------------        ----------------------

Terrenex Acquisition                     5,098,944(1)(2)                     12.0%
Corporation
1710-407 2 Street SW
Calgary, Alberta T2P 2Y3

Provincial Securities Ltd.               3,342,500(1)                         7.9%
c/o Yorktown Securities Limited
4400-400 3 Avenue SW
Calgary, Alberta T2P 4H2

Caldwell Associates Ltd.                 2,835,000(1)                         6.7%
P.O. Box 190
Valley House
St. Peter Port, Guernsey
Channel Island GYA 48J


(1) Includes shares of Fountain Common Stock to be issued to such holder upon the redemption, purchase or exchange of Exchangeable Shares.

(2)   Includes rights to acquire 623,680 shares.

See "INFORMATION CONCERNING CANARGO -- Principal Holders of Securities."

EXECUTIVE COMPENSATION

      Summary Compensation Table

      The following table shows all compensation paid or accrued by Fountain and its subsidiaries during the fiscal years ended August 31, 1995 and August 31, 1996, the four month period ended December 31, 1996 and the year ended December 31, 1997 to certain executive officers of Fountain (the "Named Officers").

                                                               LONG-TERM
                                     ANNUAL COMPENSATION      COMPENSATION
                                     -------------------      ------------
                                                               SECURITIES
                                              OTHER ANNUAL     UNDERLYING       ALL OTHER
       NAME AND         YEAR        SALARY    COMPENSATION    OPTIONS/SARS   COMPENSATION (9)
  PRINCIPAL POSITION    ENDED        (US$)       (US$)            (#)             (US$)
  ------------------    -----       ------    ------------    ------------   ----------------

Nils N. Trulsvik(1)     12/97        140,333       ---              ---           6,653
                        12/96*        51,834       ---          100,000           5,679
                        8/96         161,241       ---              ---           8,635
                        8/95         147,754       ---              ---           6,344

0istein Nyberg(2)       12/97        147,442   106,373(2)           ---          18,890
                        12/96*        53,425    48,994          100,000           6,801
                        8/96         154,104    83,151              ---          21,695
                        8/95         113,246    24,199              ---           6,125

Arnfin Haavik(3)        12/97        159,795       ---              ---          88,029(3)
                        12/96*        54,893     9,070          100,000           6,801
                        8/96         154,560    34,560              ---          21,259
                        8/95          92,685    24,234              ---           6,279

Arild Boe(4)            12/97        138,464    22,808(4)           ---          75,792(4)
                        12/96*        51,833       ---          100,000           5,679
                        8/96         149,380       ---              ---           8,780
                        8/95          22,125       ---              ---             ---

Svein Johansen(5)       12/97        138,351       ---              ---           6,448
                        12/96*        51,833       ---          100,000           5,679
                        8/96         134,722       ---              ---           7,254
                        8/95          81,667       ---              ---           4,307

Einar Bandlien(6)       12/97        136,218       ---              ---           6,333
                        12/96*        51,833       ---          100,000           5,679
                        8/96         121,054       ---              ---           6,086
                        8/95          85,587       ---              ---           4,307

Alfred Kjemperud(7)     12/97        101,296       ---           10,000           5,014
                        12/96*        38,875       ---           20,000           2,342

Nicholas Dobrotwir(8)   12/97        211,563    14,131(8)           ---             ---


----------

*     Four month period ended December 31, 1996.

(1) Mr. Trulsvik has served as President and Chief Executive Officer since February 4, 1997; as Executive Vice President from March 9, 1995 to February 4, 1997 and as President and Chief Executive Officer from November 21, 1994 to March 9, 1995.

(2) Mr. Nyberg has served as Chairman of the Board since February 4, 1997 and as President and Chief Executive Officer from March 9, 1995 to February 4, 1997. Other annual compensation paid in the year ended December 31, 1997 includes $75,312 as a housing allowance and $26,104 in childrens' school fees.

(3) Mr. Haavik resigned as Executive Vice President and Chief Financial Officer on December 1, 1997. All other compensation includes $68,926 accrued in fiscal year 1997 which is payable through May 1998 in connection with the termination of Mr. Haavik's employment contract.

(4) Mr. Boe resigned as Executive Vice President on December 1, 1997. Other annual compensation paid in the year ended December 31, 1997 includes $14,331 as a housing allowance and $6,416 of which was part of an allowance applied to pay personal taxes. All other compensation includes $68,926 accrued in fiscal year 1997 which is payable through May 1998 in connection with the termination of Mr. Boe's employment contract.

(5)   Mr. Johansen was elected Executive Vice President on December 15, 1994.

(6) Mr. Bandlien has served as Executive Vice President since November 14, 1995 and as Senior Vice President from December 14, 1994 to November 14, 1995.

(7) Mr. Kjemperud has served as Senior Vice President since February 4, 1997 and as a member of management since September 1, 1996.

(8) Mr. Dobrotwir served as Vice President from September 16, 1997 until January 26, 1998. His 1997 salary includes payments he received for consulting services rendered to the Company from January 1, 1997, pursuant to contracts the Company had with Fielden Management Services Pty. Ltd. (of which Mr. Dobrotwir was President and Chief Executive Officer until April 30, 1997) and with Trident Petroleum Inc. Other annual compensation paid in the year ended December 31, 1997 includes $12,800 as relocation costs also paid under the contract with Trident Petroleum Inc.

(9) The balance of any amounts not described in Notes 3 and 4 represent the Company's contributions to or accruals with respect to individual retirement and pension plans.

      Option Grants During the Year Ended December 31, 1997

                        NUMBER OF   % OF TOTAL
                       SECURITIES    OPTIONS
                       UNDERLYING   GRANTED TO   EXERCISE                      GRANT DATE
                         OPTIONS     EMPLOYEES    OR BASE    EXPIRATION      PRESENT VALUE(2)
        NAME           GRANTED(1)   IN FY 12/97    PRICE        DATE         PER SHARE TOTAL
        ----           ----------   -----------  --------    ----------      ---------------

Nils N. Trulsvik              0         0%          $0          ---          $0          $0
0istein Nyberg                0         0%          $0          ---          $0          $0
Arnfin Haavik                 0         0%          $0          ---          $0          $0
Arild Boe                     0         0%          $0          ---          $0          $0
Svein Johansen                0         0%          $0          ---          $0          $0
Einar Bandlien                0         0%          $0          ---          $0          $0
Alfred Kjemperud         10,000       6.17%       $5.27       7/29/99       $.92       $9.225
Nicholas Dobrotwir            0         0%          $0          ---          $0          $0

(1) The options granted to Mr. Kjemperud are exercisable only from June 29, 1999 through the expiration date of July 29, 1999, and were granted at an exercise price equal to 124% of the fair market value of the Company's Common Stock on the date of grant. Pursuant to the terms of the 1995 Long-Term Incentive Plan, the Compensation Committee may, subject to Plan limits, modify the terms of outstanding options, including the exercise price and vesting schedule thereof.

(2) These values were derived using the Black-Scholes option pricing model applying the following assumptions: dividend yield of 0%; volatility of 44.7%; 6.08% risk-free interest rate and a 2.05-year expected term. These values are not intended to forecast future appreciation of the Company's stock price. The actual value, if any, that an executive officer may realize from his options (assuming that they are exercised) will depend solely on the increase in the market price of the shares acquired through option exercises over the exercise price, measured when the shares are sold.

      Option Exercises and Values at December 31, 1997

                                               NUMBER OF SHARES         VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED             IN-THE-
                                            OPTIONS HELD AT FISCAL     MONEY OPTIONS AT FISCAL
                                                   YEAR END                  YEAR END(1)
                                          -------------------------- --------------------------
                      SHARES
                     ACQUIRED
                         ON       VALUE                              EXERCISABLE  UNEXERCISABLE
       NAME          EXERCISE   REALIZED  EXERCISABLE  UNEXERCISABLE    (US$)         (US$)
       ----          --------   --------  -----------  ------------- -----------  -------------
Nils N. Trulsvik         ---         ---     60,000      100,000          0             0
0istein Nyberg           ---         ---     77,333       66,667          0             0
Arnfin Haavik         36,000     $54,000     33,333       66,667          0             0
Arild Boe                ---         ---     28,000      100,000          0             0
Svein Johansen           ---         ---          0      100,000          0             0
Einar Bandlien           ---         ---     44,000      100,000          0             0
Alfred Kjemperud         ---         ---          0       30,000          0             0
Nicholas Dobrotwir       ---         ---          0            0          0             0


----------
(1) Represents the difference between the market value on December 31, 1997 and the exercise price. All options had an exercise price in excess of $0.94, market value at December 31, 1997.

DIRECTORS' COMPENSATION

      Fountain currently pays non-employee directors (other than Robert A. Halpin, Vice Chairman of the Board, who is compensated pursuant to a separate agreement) fees at the rate of US$14,000 per year plus a fee of

US$3,000 per year for each committee on which such non-employee director serves. Fountain also pays a fee of US$1,000 per day, other than a day on which the Fountain Board meets, for each day spent by a non-employee director on the business of Board committees which exceeds one day per year with respect to the compensation committee and three days per year with respect to the audit committee and the petroleum committee. Fountain also reimburses ordinary out-of-pocket expenses for attending Board and committee meetings.

      Fountain provides automatic grants of non-qualified options to non-employee directors pursuant to the 1995 Long-Term Incentive Plan. Pursuant to the Plan, a non-qualified option to purchase 7,500 shares of Fountain Common Stock is granted automatically to each non-employee director on each of (i) the date of each meeting of stockholders at which such non-employee is elected or re-elected as a director or, if in any fiscal year directors are not elected at a meeting of stockholders, on the last day of such fiscal year, and (ii) the date such non-employee is first elected as a director, if not at a meeting of stockholders. In addition, a non-employee director will automatically be granted a non-qualified option to purchase 7,500 shares of Fountain Common Stock on each date on which such non-employee director is elected or re-elected by the Board as Chairman of the Board of Directors, or, if the Chairman of the Board is then an employee of Fountain, as Vice Chairman of the Board of Directors. The exercise price of each option is equal to 100% of the fair market value of the Fountain Common Stock on the date of grant. Each option so granted is 100% vested six months after the date of grant. Options expire on the first to occur of three years from the date of grant or the first anniversary of the date the director ceases to be a director for any reason. Non-employee directors are not eligible to receive other options pursuant to the 1995 Long-Term Incentive Plan.

      In the fiscal year ended December 31, 1997, Robert A. Halpin was compensated for his services as Vice Chairman of the Fountain Board and as a member of Fountain Board committees pursuant to an agreement which provides for an annual fee of US$45,000 plus US$1,000 per day for each day of service in excess of 66 days per year. Fountain also provides Mr. Halpin with an office at the Fountain offices located in Calgary, Alberta, Canada, and reimburses Mr. Halpin for his out-of-pocket expenses in connection with services on behalf of Fountain, including travel and related expenses for his wife if Mr. Halpin is required to be outside of Calgary for more than two consecutive weeks on business. Fountain paid Mr. Halpin US$45,000 in 1997 pursuant to this agreement. On June 3, 1997, Mr. Halpin was granted 15,000 options at an exercise price of US$4.50 per share under the 1995 Long-Term Incentive Plan.

      After the Effective Date, the Fountain Board will have authority, in its discretion, to change the compensation to be paid to the directors.

                 CANARGO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

QUALIFYING STATEMENT WITH RESPECT TO FORWARD-LOOKING INFORMATION

      THE FOLLOWING CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE BASED UPON THE CURRENT EXPECTATIONS OF CANARGO AND SPEAK ONLY AS OF THE DATE MADE. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN INVOLVE RISKS AND UNCERTAINTIES. CANARGO'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE FACTORS DISCUSSED BELOW, AS WELL AS THE FACTORS DISCUSSED IN "RISK FACTORS" AND ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.


OVERVIEW

      CanArgo commenced operations in June of 1997 and so the following discussion and analysis relate to the six months ended December 31, 1997. There are no comparative numbers. However, where relevant, comparisons to the financial results of the predecessor business, NOC, for the period from October 24, 1995 to June 30, 1997 have been provided. NOC commenced operations in February 1996.

      During the six months ended December 31, 1997, CanArgo produced and is currently producing sufficient oil to achieve sufficient revenue to pay all of its costs. This level of production is approximately 2,000 bbls per day gross. In 1997, CanArgo invested sufficiently to maintain, but not enough to increase, these production levels.

      CanArgo management plans to invest at higher levels in 1998 so as to increase rather than just maintain production levels. CanArgo plans to drill two new wells and work over eight existing wells in the Ninotsminda reservoir. The estimated cost to drill two wells is US$5,000,000 and the estimated cost of the eight work-overs is US$2,000,000. The object of this plan is to achieve higher production levels. However, there are several impediments that CanArgo management must overcome in order successfully to implement this plan and reach this goal, including, but not limited to, the following:

      (i) Management may not be successful in obtaining the necessary financing to fund the development plan;

      (ii) Results of the development plan may not meet expectations due to risks inherent in the development of oil fields in general and of the Ninotsminda reservoir in particular;

      (iii) The actual costs of implementing the plan could exceed expectations and thereby require a cut-back of the plan;

      (iv)  The implementation of the plan could be delayed; and

      (v) Other risks inherent in the oil and gas business as well as specific to CanArgo's business may result in poorer production levels than projected. See "RISK FACTORS."

In addition, CanArgo anticipates that it will be required to spend US$500,000 in 1998 in respect of preliminary surveys for the Nazvrevi project.


LIQUIDITY, CAPITAL RESOURCES AND CHANGES IN FINANCIAL CONDITION.

      As of December 31, 1997 CanArgo had US$2,422,034 of current assets, of which US$1,833,448 was in cash, and US$1,018,725 in current liabilities, leaving a working capital balance of US$1,403,309.

      CanArgo realized US$2,720,667 in October 1997 from the issuance of 453,500 CanArgo Common Shares and 1,636,597 CanArgo Special Warrants, each of which is convertible into 1.1 CanArgo Common Shares and 0.55 CanArgo Purchase Warrants at no additional cost. As a result, cash and share capital increased.

      The non-controlling shareholder in CanArgo's subsidiary, NOC, contributed US$870,500 during the six months ended December 31, 1997. As a result, cash, long term debt and the non-controlling interest in a consolidated
CanArgo subsidiary increased.

      CanArgo invested US$2,950,932 in additions to capital assets associated with its Ninotsminda Field during the six months ended December 31, 1997. This consisted primarily of the costs of drilling well N96. As a result, cash decreased and fixed assets increased.

      Charges in the amount of US$445,400 from the entity that holds the non-controlling interest in NOC for services provided as manager of the Ninotsminda Field project prior to CanArgo acquiring control, have not yet been accepted or paid by CanArgo but are reflected within amounts payable and accrued liabilities. As a result, current liabilities are higher and cash is higher.

      CanArgo did not have sufficient working capital on hand at the end of the six months ended December 31, 1997 to finance its plan to develop its oil and gas assets in the Republic of Georgia and thus will pursue additional financing during 1998. CanArgo is pursuing arrangements with the International Finance Corporation ("IFC"), as well as the Transaction with Fountain, to obtain the financing it requires for its development plan. There is no assurance that these arrangements will be successfully concluded. See "RISK FACTORS -- CanArgo Liquidity and Capital Resources."

      CanArgo management is considering various sources of finance to fund its plans. In particular, it will use cash on hand and seek contributions from the non-controlling shareholder of its subsidiary NOC, pursue an equity financing by IFC in NOC, pursue a combination with Fountain and consider other equity finance. At this time, CanArgo management does not believe that debt is a viable financing alternative. However, based on the results of the negotiations for equity finance from IFC and the results of the near term development plan, CanArgo Management believes that IFC may consider a debt financing for NOC in the future. See "RISK FACTORS -- CanArgo Liquidity and Capital Resources."

      The non-controlling shareholder in NOC has participated in a recent share issuance in NOC and has indicated that it continues to be interested in funding its 44.1% share of NOC costs.

      CanArgo management believes that the combined cash position of CanArgo and Fountain in the event of a successful combination would be sufficient to carry out the current development plan.


RESULTS OF OPERATIONS

      CanArgo recorded a net loss of US$255,827 and positive operating cash flow of US$135,701 during the six months ended December 31, 1997. This compares to net income of US$1,367,500 and operating cash flow of US$1,507,600 for the predecessor business in the period from October 24, 1995 to December 31, 1996. The negative variance in profit of US$1,623,327 is primarily due to the shorter reporting period in 1997 (US$842,000), increased depletion expense (US$510,000) and CanArgo overhead which was not borne by the predecessor company (US$250,000).

      Revenues from oil and gas in the six months ended December 31, 1997 were US$1,324,114 on production of 300,000 bbls. gross (112,000 bbls. net), which is less production than CanArgo management had expected. This compares to revenue of US$3,058,900 on production of 515,000 bbls. gross (235,000 bbls. net) for the predecessor company in 1996 resulting in a US$1,734,786 difference. This negative variance is due primarily to the shorter reporting period in 1997 ($1,500,000) and lower world prices for Brent crude ($133,000). The production of NOC for the six months ended June 30, 1997 was 340,000 bbls. gross (128,000 bbls. net).

      Revenue for 1997 was adversely affected by unexpected delays in completing Ninotsminda Field well N96. This well was completed in October 1997 with commercial production commencing in January 1998.

      Furthermore, legal action taken by the non-controlling shareholder of NOC in 1997, which has now been withdrawn, caused delays in funding and development plans that impacted on the production levels that CanArgo management had hoped to achieve in 1997. See "RISK FACTORS -- Relationship between NOC and JKX" and

"INFORMATION CONCERNING CANARGO -- Legal Proceedings." This will also impact 1998 operations because the next well for the Ninotsminda Field must wait for spring break up before spudding.

      Operating costs were US$790,287 compared to US$962,500 for the predecessor company in 1996. The favorable variance is due to the shorter reporting period (US$481,000) which is offset in part by less than twelve months of operations in the prior year (US$320,000). General and administration costs during the six months ended December 31, 1997 were US$386,397 compared to US$188,900 for the predecessor company in 1996. This variance is primarily due to the addition of CanArgo general and administrative charges ($187,000). These figures are net of capitalized general and administrative expenditures which relate to the CanArgo drilling, exploration and development activities. In 1997, CanArgo capitalized $637,993 compared to $680,000 in 1996 for NOC. This variance can be attributed to the shorter reporting period in 1997, partially offset by the increased drilling activities in 1997 compared to 1996.

      Depletion expense for CanArgo for the six months ended December 31, 1997 was US$555,960, or approximately Ninotsminda Field US$4.98 per barrel produced, compared to NOC's depletion expense of US$79,100, or approximately US$0.34 per barrel produced, in 1996. The difference relates primarily to the application of the estimates in the AMH Report of the capital investment required to develop the proved reserves which is substantially higher than the estimates used by the predecessor company's management in 1996. It is anticipated that the combination with Fountain will result in a purchase price adjustment to proved properties of approximately $4,000,000 which will not cause a materially higher depletion expense based on existing reserves. The increase in the depletion expense in 1997 (for CanArgo and NOC) is a result of the additions to capital in respect of oil and gas properties arising from expenditures on such projects in 1997.

                         INFORMATION CONCERNING CANARGO

GENERAL

      CanArgo was created through the amalgamation of Money Works Inc. and Del Rio International, Resource and Technology Corporation under the Business Corporations Act (Alberta) by certificate and articles of amalgamation dated January 1, 1994 as amended by a certificate and articles of amendment dated July 2, 1997.

      The registered office of CanArgo is located at 1580 Guinness House, 727-7th Avenue, S.W., Calgary, Alberta, Canada T2P 0Z5, where it maintains its principal executive office.

      CanArgo conducts its business through a wholly-owned operating subsidiary, CanArgo Limited, a Guernsey company. CanArgo Limited has two active second-tier subsidiaries. The first is NOC, 55.9% of the equity of which is owned by CanArgo Limited. NOC holds an interest in the Ninotsminda Field in the Republic of Georgia under the terms of the PSC. The second is CanArgo (Nazvrevi) Ltd., a Guernsey company that is wholly-owned by CanArgo Limited, which has recently entered into a further production sharing contract with Georgian Oil in respect of the Nazvrevi prospect in Georgia. In addition, CanArgo holds an indirect 40% interest in CanArgo Power Corporation which is pursuing an independent power generation pilot project in respect of the Nazvrevi prospect.

HISTORY

      CanArgo carried on business as Money Works, Inc., a network marketer, prior to June 30, 1997. Effective June 30, 1997, CanArgo acquired all of the shares of CanArgo Ltd., a company developing various oil and gas projects in the Republic of Georgia. The principal asset of CanArgo was its 55.9% interest in NOC through CanArgo Limited. This acquisition was completed by way of an exchange by the shareholders of CanArgo Ltd. for shares of CanArgo. This share exchange resulted in the former shareholders of CanArgo Ltd. holding, in aggregate, 82% of the shares of CanArgo. See "PRO FORMA FINANCIAL INFORMATION."

BUSINESS AND PROPERTIES

    Overview

      CanArgo's main focus is the exploration and development of the Ninotsminda, West Rustavi and Manavi license areas in Georgia, which includes the producing Ninotsminda Field, through its interest in NOC. The rights to the Ninotsminda Field and adjacent areas which cover approximately 108 km2 were acquired by NOC in 1995, and since February 1996 this area has been operated under the terms of the PSC. The PSC is a recognized joint venture agreement and was signed on behalf of Georgian Oil with the authority of the President of Georgia. The license areas include the Ninotsminda Field, the West Rustavi Field and the Manavi prospect. NOC has commenced an appraisal program to develop the West Rustavi field and intends to explore the Manavi prospect and other prospects in the future.

      The current operator is a local contract service company, GBOC. GBOC is staffed with local personnel obtained from Georgian Oil who have experience with the Ninotsminda and the adjacent Samgori fields. Overall supervision and direction of GBOC is governed by a coordination committee, consisting of representatives from Georgian Oil and NOC. NOC has the deciding vote on the coordination committee.

      CanArgo has also acquired the rights under an additional production sharing contract covering an area of 2,100 square kilometers referred to as the Nazvrevi block. In addition, CanArgo has recently announced its participation in a joint venture company, CanArgo Power Corporation, with the objective of involvement in electricity production in Georgia. CanArgo Power Corporation is negotiating with the Georgian authority to install and operate a pilot 2.6 Megawatt gas fired power plant. The intention is to utilize gas from the Ninotsminda Field to fuel the plant and to sell the produced electricity to the Ninotsminda project and other local purchasers. If successful, this will be the first private regional electricity company in Georgia.

    The Fields

      Ninotsminda. The Ninotsminda Field is located 40 km east of Tbilisi. Ninotsminda lies along the same anticlinal axis as the large Samgori field located to the east, but has a separate closure. Samgori is Georgia's largest discovered oil field and has produced over 170,000,000 bbls. Ninotsminda was discovered later than Samgori and is less developed than Samgori. Production in Ninotsminda has been hampered by, among other things, inappropriate completion techniques, a period of civil strife and a lack of funding by Georgian Oil before the PSC was signed.

      The Ninotsminda Middle Eocene reservoir is volcanic in origin, causing low matrix porosity and permeability, but typically exhibiting substantial flow rates due to the presence of fractures. Although the field has been partially appraised, with 16 reservoir penetrations, all of the wells were fully cased, which may not be the optimum completion technique for this type of fractured reservoir. This approach, together with reservoir damage caused by the use of heavy mud, is believed by the management of CanArgo to have resulted in a reduced well productivity.

      Since February 1996, NOC has raised Ninotsminda production from zero to approximately 2,000 bbls. per day by reworking and adding new perforations to existing wells and, more recently, by the commencement of a new drilling program. The first new well, N96, was completed in October 1997. Plans are underway for further drilling and for additional workovers of existing wells using up-to-date recompletion techniques. In addition, seismic data was acquired over the eastern part of the field in the fall of 1997. This data will be used to firm up drilling locations in this area.

      West Rustavi. The West Rustavi field is located 40 km southeast of Ninotsminda. The structure is more subtle than Ninotsminda and seismic data suggests a stratigraphic trap. Four out of ten wells previously drilled on the structure tested oil from the Middle Eocene (2,000 to 2,500 meter depth) and two of these have produced oil. NOC has initiated an appraisal program, which will include workovers and acquisition of seismic data at this location, in order to assess Georgian Oil's original reserve estimates and initiate an appropriate developmental program.

      In addition, there are indications of gas in the deeper Cretaceous reservoir which provides an additional exploration prospect.

      Manavi. The Manavi prospect is located east of Ninotsminda. This prospect has been previously defined from seismic. Georgian Oil previously attempted to drill the crest of the structure but lost the well due to supply problems. The Manavi structure has the potential to be significant, with indications that it is larger than Ninotsminda, although smaller than Samgori. It is a highly ranked exploration prospect.

      Nazvrevi. In February 1998, CanArgo announced the execution of a production sharing contract with Georgian Oil covering the Nazvrevi and Block XIII areas of East Georgia, adjacent to the Ninotsminda and West Rustavi fields. This is a large (2,100 square kilometer) exploration area adjacent to existing infrastructure. Recent seismic data acquired on the area is currently being interpreted, and further data will be acquired this summer prior to exploration drilling. The primary target is the Middle Eocene sequence, which produces oil and gas in Ninotsminda and West Rustavi, and which is the main reservoir in the Samgori oilfield. Additional potential exists in the Upper and Lower Eocene sequences (which are oil and gas bearing in adjacent structures) and in the Cretaceous sequence. Under the terms of this production sharing contract, which has a term of 23 years that can be extended for an additional five years, all capital and operating costs will be paid by CanArgo. Fifty percent of production revenues in any given year will be applied to CanArgo's accumulated capital and operating costs. The remaining 50% will be shared on a 50/50 basis between CanArgo and Georgian Oil until such time as CanArgo's capital and operating costs have been recovered. Thereafter, 70% production revenues in such year will be paid to Georgian Oil and 30% to CanArgo. CanArgo expects that it will be required to spend approximately US$500,000 in each of 1998 and 1999.

    Independent Expert's Reports

      AMH, a firm of independent petroleum consultants prepared the AMH Report. The reserve estimates calculated by AMH are summarized under the heading "Reserves."

      The AMH Report will be available for inspection at the corporate head office of CanArgo in Calgary, Alberta, and at the offices of Lang Michener at Suite 2500, 181 Bay Street, Toronto, Ontario, during regular business hours until the date of the CanArgo Shareholders Meeting.

    Location, Access and Infrastructure

      The Ninotsminda Field can be reached by road from Tbilisi in less than one hour. The topography of the southern portion of the field is flat pasture at an altitude of 700m, while the northern portion is wooded hills rising to 1,100m. Georgian Oil has built up a considerable amount of infrastructure in and adjacent to the field. Production flows into a two-phase separator which separates associated gas. The oil and unseparated water is transported in a pipeline 11 km to Georgian Oil's Samgori central processing facility at Sartichala for further treatment. The gas is transported to Sartichala in a separate pipeline where some is used for fuel and the rest is flared.

      At Sartichala, water is separated from the oil. Sales occur at Sartichala, with the buyer taking responsibility for the oil after it leaves there. The Buyer then transports the oil in a 20 km pipeline owned by Trans-magistral Oil Pipeline to the rail head at Ghaciani, where it is loaded into tankcars for transport to Batumi on the Black Sea coast. Infrastructure at Batumi includes a terminal capable of handling tankers up to 30,000 tons.

    Oil Sales

      NOC sells its oil directly to international buyers. The price received by NOC was negotiated on the basis of 95% of the Brent price less transportation and certain processing charges and was finally fixed at the Brent price less US$5.83 per barrel for processing and transportation from Sartichala to a port of destination in the Mediterranean. Based on an average 1997 Brent price of approximately US$16.50 per barrel, the Ninotsminda Field gate price would equal US$10.67 per barrel. CanArgo expects that transportation costs will be substantially reduced when NOC begins transporting oil through the Azerbaijan International Oil Consortium's pipeline from Baku, Azerbaijan to Supsa on the Black Sea. The pipeline, which is projected to be operational in late 1998, passes through Sartichala and Georgian Oil has rights to use the pipeline.

    Production License

      The rights of NOC to the Ninotsminda Field are governed by the PSC and related license which has a term expiring in December 2019. Additionally, the PSC provides for a five year extension at the option of NOC. Under the terms of the PSC, all capital and operating costs are paid by NOC. Georgian Oil has a right to receive in kind "determined oil" (i.e., agreed oil reserves at the time of the PSC) during the years 1998, 1999, 2000 and 2001, aggregating approximately 740, 542, 280 and 93 BOPD, respectively. Up to a maximum of 50% of production revenues from the field in any given year, net of determined oil, is applied to recover NOC's accumulated capital and operating costs ("cost recovery oil"). The balance of production revenues from the field in any given year, net of determined oil and cost recovery oil, is shared as to 70% by Georgian Oil and 30% by NOC ("profit oil"). Once cumulative production from well N96 (which was completed in October 1997) reaches 200,000 barrels, NOC is required to pay Georgia Makoil US$500,000 and 1.5% of profit oil. Georgia Makoil assigned its rights in respect of the Ninotsminda Field to NOC in 1995 in consideration, in part, for the royalty interest described above.

    The Shareholders Agreement

      The relationship between NOC and its shareholders is governed by a shareholders' agreement among NOC and the two shareholders of NOC (CanArgo, as assignee of the previous shareholders of CanArgo Ltd., and JKX). Three of the members of the board of directors of NOC are nominees of CanArgo, and two are nominees of JKX. The board of directors of NOC determines the method of funding of NOC's obligations under the PSC. To date, NOC's funding obligations have been satisfied by share issuances to NOC's shareholders. The NOC shareholders' agreement provides that shares of NOC may only be issued once they have been offered to all shareholders of NOC pro rata. See "RISK FACTORS -- Relationship of CanArgo and JKX."

      NOC has agreed with certain consultants to pay to such consultants an amount equal to 4.5% of any dividends declared and paid on the common shares of NOC.

    Production History

      The Ninotsminda Field was discovered and initial development began in 1979. Ninotsminda Field is currently producing approximately 2,000 bbl per day of oil plus associated gas from seven wells, six of which are original wells reworked by NOC in 1996 and N96 drilled by NOC in late 1997. The following table sets forth production from the Ninotsminda Field for the years ended December 31, 1996 and 1997. There is no production history from the West Rustavi Field, Manavi prospect or Nazvrevi prospect.

                             TWELVE MONTHS ENDED DECEMBER 31
                             -------------------------------

                             1996                       1997
                             ----                       ----
Oil (Bbls)                 515,000                     639,910

    Geology

      The Ninotsminda reservoir is approximately 490 meters thick with the depth to top of the formation varying from 2,600 to 3,000 meters. The oil is of high quality (41 degree API), and production is facilitated by a strong water drive. The Ninotsminda Field is set within a complex Tectonic area, where compressional folds and thrust faults have dominated the deformational history of the sedimentary and volcanic sediments. The field area has been affected by the deformation fronts of the Greater Caucasus and Achara-Trialcti thrust belts. The reservoir structure itself is a result of interference of the two deformation belts with each other.

      The main reservoir in the Ninotsminda Field area is a Middle Eocene volcanic tuff. The rock is dominantly a coarse grained, very poorly sorted tuff breccia with very large fragments (described up to boulder size) embedded in a finer grained matrix of volcanoclastics and sandstone. The reservoir has moderate to low matrix porosity (less than 16%) and very low permeability (less than 0.5md). From core and production data, it is evident that the distribution of producible net pay is dependent on natural fracturing within the reservoir. It is generally accepted that a series of steep fractures, parallel to the fold axes, are the dominant contributing features for production at Ninotsminda. Tectonically, fracturing would be greatest and best developed close to the hinge of the structure. This hypothesis is generally supported by the location of the best producing wells within the field and the corresponding known structural geology of the area.

      In addition to the main Middle Eocene reservoir, smaller reservoirs may be present in the stratigraphically higher Upper Eocene. In this area the Upper Eocene is a series of sandstones, one of which has tested oil in the N-59 well. Reports have also been made, based on the poor electric logs, that high resistivity responses have been observed within the Upper Eocene sediments within some of the wells within the field. Based on the test results from the N-59 well, CanArgo management believes that some of these log responses indicate the existence of additional uphole oil and gas reserves.

      The Ninotsminda Middle Eocene reservoir has a gas cap down to the oil contact near -1650 m. SS. The N-16 well has produced a small amount of this gas, while the other wells have attempted to avoid this by casing through the gas and perforating lower in the section.

      The reserves and economics of production from the gas cap have not been considered at this time, since this production would be prejudicial to oil recovery. The solution gas produced at present is measured infrequently, but is of a minor volume and is flared.

    Reserves

      The following table summarizes net hydrocarbon reserves for CanArgo. Considerable uncertainty exists in the interpretation and extrapolation of existing data for the purposes of projecting the ultimate recovery of oil from underground reservoirs and of the corresponding economic return. No assurance is made that the projections included in the evaluation by AMH will be realized. The evaluation by AMH represents the efforts of AMH to predict the performance of the oil recovery project using their expertise and the available data at the effective date of the AMH Report. See "RISK FACTORS - Uncertainty of Reserve Information."

                                               Oil Reserves           PSC Entitlement Volumes(1)
                                           -------------------       ----------------------------
                                                                                        CanArgo
                                                                         NOC         Share of NOC
                                           Gross         Net(2)      Entitlement     Entitlement
                                           (MSTB)        (MSTB)        (MSTB)           (MSTB)
                                           ------        ------      -----------     ------------

Proved Producing(2)                         3,649         2,048         1,929          1,078

Proved Undeveloped                         16,062         8,979         9,086          5,079
                                           ------        ------        ------          -----

Total Proven                               19,711        11,019        11,015          6,157

Probable Additional(3)                     16,009         8,949         6,355          3,552
                                           ------        ------        ------          -----

Total Proved Plus Probable                 35,720        19,968        17,370          9,709
Additional(3)

(1) PSC Entitlement volumes are those produced volumes which, through the PSC and CanArgo's interest in NOC, accrue to the benefit of NOC and CanArgo for the recovery of capital, the repayment of operating costs and the share of profit.

(2) Net oil reserves represent CanArgo's 55.9% share of NOC's interest under the PSC in the gross reserves, before taking into account the interest of Georgian Oil.

(3)   Probable additional reserves have been reduced by 50% to account for risk.

      "Proved reserves" are those reserves estimated as recoverable under current technology and existing economic conditions from that portion of a reservoir which can be reasonably evaluated as economically productive on the basis of analysis of drilling, geological, geophysical and engineering data, including the reserves to be obtained by enhanced recovery processes demonstrated to be economically and technically successful in the subject reservoir. "Proved reserves" includes "proved producing reserves" and "proved undeveloped reserves."

      For the purposes of the above table, proved producing reserves have been determined based on the following parameters. The 1997 production rate was approximately 2,200 BOPD from seven wells. N96 was a new well in 1997; however, the older wells have all been rehabilitated since 1995. In some cases this means new reserves are being produced due to recompletions; in all cases the operating conditions are changed, and continue to change. Hence decline analysis methods, often useful for mature oil production, are not applicable at this time. Proved producing reserves have been estimated by anticipating one more year of current (2,200 BOPD) rates, followed by a 20% annual decline to approximately 400 BOPD.

      Proved undeveloped reserves have been calculated based on the following parameters. The Ninotsminda PSA oil in-place is not well defined, and, accordingly, it appears that well N-56 encountered the same reservoir as the well N-9 which is five miles to the west. However the core area of the reservoir, spanned approximately by the producing wells, covers little more than 1100 acres. This area is deemed to contain the proved reserves totaling 24 MMSTB. After deducting eight MMSTB which is produced or producing, the proved undeveloped reserves total 16 MMSTB.

      "Probable Additional Reserves" are those reserves that an analysis of drilling, geological, geophysical and engineering data does not demonstrate to be proved under current technology and existing economic conditions, but where such analysis suggests the likelihood of their existence and future recovery. Probable additional reserves to be obtained by the application of enhanced recovery processes will be the increased recovery over and above that estimated in the proved category which can be realistically estimated for the pool on the basis of enhanced recovery process which can be reasonably expected to be instituted in the future. The proved plus probable pool "area" of 2500 acres represents a corridor from the west edge of Ninotsminda Field including the area of the pool structurally higher than - 1750m SS, somewhat past the N-52 well. The probable additional reserves total 32 MMSTB, representing the balance of the Proved plus Probable reserves based on 4% total recovery.

EMPLOYEES

      As of January 31, 1998, CanArgo had five full time employees and three part time employees.

DESCRIPTION OF SHARE CAPITAL

      The authorized capital of CanArgo consists of an unlimited number of the CanArgo Common Shares, first preferred and second preferred shares, of which 10,438,391 CanArgo Common Shares were issued and outstanding as at December 31, 1997. In addition, 1,636,597 CanArgo Special Warrants were issued and outstanding as of December 31, 1997. Each CanArgo Special Warrant is exercisable without payment of any additional consideration into 1.1 CanArgo Common Shares and 0.55 CanArgo Purchase Warrants.

    CanArgo Common Shares

      The holders of CanArgo Common Shares are entitled to one vote per share at all meetings of shareholders, to receive dividends as and when declared by the directors, and to receive a pro rata share of the remaining property and assets of CanArgo in the event of liquidation, dissolution, or winding up of CanArgo.

    First Preferred Shares

      The first preferred shares may at any time be issued in one or more series at the discretion of the CanArgo Board. The CanArgo Board may fix the designation, rights, privileges, restrictions, conditions and limitations attaching to the first preferred shares of such series, including the issue price, the rate or the amount or method of calculation of dividends, the terms and conditions of any purchase for cancellation or redemption and conversion, if any. The first preferred shares of each series shall rank equally with the shares of every other series in respect to priority in payment of dividends and distribution of assets in the event of liquidation, dissolution or winding or any other distribution of assets. When any dividends or amounts payable on a repayment of capital are not paid in full, the first preferred shares of all series shall participate ratably in respect of such dividends.

      The first preferred shares are entitled to a preference over the CanArgo Common Shares and any other shares ranking junior to the first preferred shares with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up or any other distribution of the assets of CanArgo. The holders of first preferred shares are not entitled to vote at any meetings of shareholders of CanArgo, except as required by law.

    Second Preferred Shares

      The second preferred shares may at any time be issued in one or more series, at the discretion of the CanArgo Board. The CanArgo Board may fix the designation, rights, privileges, restrictions, conditions and limitations attaching to the first preferred shares of such series, including the issue price, the rate or the amount or method of calculation of dividends, the terms and conditions of any purchase for cancellation or redemption and conversion (if any). The second preferred shares of each series shall rank equally with the shares of every other series in respect to priority in payment of dividends and distribution of assets in the event of liquidation, dissolution or winding or any other distribution of assets. When any dividends or amounts payable on a repayment of capital are not paid in full, the second preferred shares of all series shall participate ratably in respect of such dividends. The second preferred shares are entitled to a preference over the CanArgo Common Shares and other any other shares ranking junior to the second preferred shares (but are subordinate to the first preferred shares) with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up or any other distribution of the assets of CanArgo. The holders of second preferred shares are not entitled to vote at any meetings of shareholders of CanArgo, except as required by law.

    CanArgo Purchase Warrants

      The CanArgo Purchase Warrants (900,128 of which are to be issued upon exercise of the CanArgo Special Warrants and 226,750 of which are currently outstanding) are governed by the CanArgo Purchase Warrant Indenture. The holders of CanArgo Purchase Warrants are entitled to acquire one CanArgo Common Share for each whole CanArgo Purchase Warrant held at a weighted average exercise price of C$2.48 for the period ending on November 1, 1999. CanArgo will be required to give notice to the trustee and the warrantholders prior to the

Effective Date or record date, as the case may be, of any event which requires an adjustment in any of the subscription rights pursuant to any of the CanArgo Purchase Warrants.

      In addition to the CanArgo Purchase Warrants, compensation options to acquire 205,010 shares at a weighted average exercise price of US$2.20 expiring April 30, 1999 (the "Compensation Options"), warrants to acquire 250,000 shares at a weighted average exercise price of US$2.20 expiring June 30, 1998 (the "1998 Warrants") and employee stock options to acquire 1,035,000 shares at a weighted average exercise price of US$2.20 expiring July 1, 2002 were outstanding as of December 31, 1997.

      In the event of any subdivision, consolidation, reclassification or other change to the CanArgo Common Shares, or in the event of the amalgamation, consolidation, arrangement, or merger of CanArgo with any other body corporate, or in the event of any conveyance or sale of all or substantially all of CanArgo's undertaking and assets, or, except in certain circumstances, in the event of the distribution of shares of any class of CanArgo or other corporation or other distribution of assets of CanArgo among all or substantially all of the holders of CanArgo Common Shares, or, in certain circumstances, in the event CanArgo issues rights, options, or warrants to all or substantially all of the holders of CanArgo Common Shares, the class, number and price of shares issuable or entitled to be earned pursuant to any exercise of the CanArgo Purchase Warrants will be adjusted, if required, so that holders of the CanArgo Purchase Warrants will be in no less favorable position, to the extent reasonably possible, as a result of such events. As a result of the Transaction, holders of CanArgo Purchase Warrants, Compensation Options and 1998 Warrants will have a right to purchase Exchangeable Shares (instead of a CanArgo Common Share) on the basis of 1.6 (subject to adjustment for changes in the capitalization of Fountain) Exchangeable Share for each of such CanArgo Purchase Warrants, Compensation Options and 1998 Warrants at a price of C$2.60, C$2.20 and C$2.20, respectively, until November 1, 1999, April 30, 1999 and January 30, 1998, respectively.

    CanArgo Special Warrants

      The CanArgo Special Warrants were issued to investors on October 30, 1997 in a private placement at an offering price of C$2.20 for each CanArgo Special Warrant. The CanArgo Special Warrants were issued under the CanArgo Special Warrant Indenture.

      Each CanArgo Special Warrant may be exercised to acquire for no additional consideration by the holder thereof at any time prior to 5:00 p.m. (Toronto
Time) for one unit consisting of 1.1 CanArgo Common Shares and 0.55 CanArgo Purchase Warrants on the first to occur (the "Time of Expiry") of: (i) the fifth business day after the date (the "Qualification Date) a receipt for a (final) prospectus is issued by each of the Ontario Securities Commission and the Alberta Securities Commission (collectively, the "Final Receipts"), and (ii) April 30, 1999. All of the CanArgo Special Warrants which have not been exercised previously shall be automatically exercised, without any further action on the holder's part at the time of expiry.

      The CanArgo Special Warrant Indenture provides that if the Qualification Date has not occurred or if the CanArgo Common Shares are not listed and posted on The Toronto Stock Exchange on or prior to February 28, 1998, the CanArgo Special Warrants exercised thereafter shall entitle the holder thereof, without payment of any additional consideration, to be issued 1.1 times the number of units otherwise issuable upon exercise of CanArgo Special Warrants. Since the Qualification Date did not occur prior to February 28, 1998, the CanArgo Special Warrants are exercisable into an aggregate of 1,800,257 CanArgo Common Shares and 900,128 CanArgo Purchase Warrants.

PRIOR ISSUANCES OF SHARES

      The following tables sets out the details of all issuances of CanArgo Common Shares since January 1, 1997.

                                                                                     TOTAL
                     NUMBER OF COMMON       NATURE OF       CONSIDERATION PER    CONSIDERATION
 DATE OF ISSUANCE         SHARES           TRANSACTION      COMMON SHARE (C$)        (C$)
 ----------------    ----------------      -----------      -----------------    -------------

   June 30, 1997       8,276,250(1)     acquisition of             2.20            18,218,750 (1)
                                        interest in NOC
 October 30, 1997       453,500(2)      private placement          2.20               997,700
                                        to investors
 October 31, 1997      1,636,597(3)     private placement          2.20             3,600,513
                                        to investors


----------

(1)   The consideration consisted of all of the shares of CanArgo Ltd.
(2) Issuance of units, each unit consisting of one CanArgo Common Share and one-half of one CanArgo Purchase Warrant. See "Description of Capital."
(3) Issuance of CanArgo Special Warrants each exercisable for 1.1 CanArgo Common Shares and 0.55 Purchase Warrants. See "Description of Capital."

PRINCIPAL HOLDERS OF SECURITIES

      The following table lists, as at February 28, 1998, the share ownership in CanArgo by all persons who are known to CanArgo to beneficially own, directly or indirectly, or exercise control or direction over more than 5% of the issued and outstanding CanArgo Common Shares:


           NAME AND ADDRESS OF                  AMOUNT AND NATURE OF       PERCENTAGE OF CANARGO
           -------------------                  --------------------       ---------------------
            BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP           COMMON SHARES

Terrenex Acquisition Corporation (1)                  3,186,840(4)                 29.4%
1710-407 2 Street SW
Calgary, Alberta T2P 2Y3

Provincial Securities Ltd. (2)                        2,089,063                    20.0%
c/o Yorktown Securities Limited
4400-400 3 Avenue SW
Calgary, Alberta T2P 4H2

Caldwell Associates Ltd. (3)                          1,771,875                    17.0%
P.O. Box 190
Valley House
St. Peter Port, Guernsey
Channel Island GYA 48J

----------

(1) A corporation of which J.F. Russell Hammond is the Chairman and Michael Binnion is President and a director.

(2) A corporation to which J.F. Russell Hammond is an investment advisor. Mr. Hammond expressly disclaims beneficial ownership of any CanArgo Common Shares listed herein as beneficially owned by Provincial Securities.

(3) A corporation based in Guernsey which CanArgo has been advised acts as a nominee for other beneficial holders. CanArgo is not aware of the identity of the beneficial owners of the shares.

(4) Includes CanArgo Purchase Warrants to acquire 389,800 CanArgo Common Shares. Both Mr. Binnion and Mr. Hammond expressly disclaim beneficial ownership of any CanArgo Common Shares or CanArgo Purchase Warrants listed herein as beneficially owned by Terrenex Acquisition Corporation.

DIRECTORS AND OFFICERS

      The following table sets forth information as of February 28, 1998 with respect to beneficial ownership of CanArgo Common Shares by each director, each executive officer of CanArgo and by all directors and current executive officers as a group.

                                                                             PERCENTAGE
                                                                                 OF
                                                            NUMBER OF         CANARGO
                                                             COMMON            COMMON
        NAME                      POSITION                   SHARES            SHARES
        ----                      --------                   ------          ----------

David Robson          Director; Chief Executive Officer     225,000(1)            2.1%

Michael Binnion       Director; Chief Financial Officer   3,622,635(2)(3)        32.9%

John McLeod           Director                              215,000(3)            2.0%

J.F. Russell Hammond  Director                            5,350,903(2)(4)(5)     49.1%

Bob Moffat            Director                              125,000(6)            1.2%

Current Executive
Officers and
Directors as a
Group (5 persons)                                         6,351,698              54.9%

-----------

(1)   Consists of options to acquire CanArgo Common Shares.

(2) Includes 2,797,040 CanArgo Common Shares and CanArgo Purchase Warrants to acquire 389,800 CanArgo Common Shares owned by Terrenex Acquisition Corporation, of which Michael Binnion is President and a Director and J.F. Russell Hammond is Chairman. Both Mr. Binnion and Mr. Hammond expressly disclaim beneficial ownership of any CanArgo Common Shares or Purchase Warrants listed herein as beneficially owned by Terrenex Acquisition corporation.

(3)   Includes options to acquire 175,000 CanArgo Common Shares.

(4) Includes 1,089,063 CanArgo Common Shares owned by Provincial Securities Ltd. to which J.F. Russell Hammond is an investment advisor. Mr. Hammond expressly disclaims beneficial ownership of any CanArgo Common Shares listed herein as beneficially owned by Provincial Securities Ltd.

(5)   Includes options to acquire 75,000 CanArgo Common Shares.

(6)   Includes options to acquire 100,000 CanArgo Common Shares.

      The information as to shares beneficially owned, directly or indirectly, is based upon information furnished to CanArgo by the directors and officers.

      David Robson. Dr. Robson (40) has been the Chairman, Chief Executive Officer and a Director of CanArgo since June 1997. From April 1992 until March 1997, Dr. Robson was a senior officer of JKX Oil & Gas plc, including Managing Director and Chief Executive Officer. He holds a B.Sc. (Hon) in Geology and a Ph.D. in Geochemical Computer Simulation from the University of Newcastle upon Tyne, and an MBA from the University of Strathclyde. He is the energy sector representative on the East European Trade Council.

      John McLeod. Mr. McLeod (51) has been Technical Director and a director of CanArgo since August 1997. Mr. McLeod served as President and Chief Executive Officer of Arakis Energy Corp. from 1995 to 1997. Prior to 1995, Mr. McLeod was President of McLeod Petroleum Consulting Ltd.

      Michael R. Binnion. Mr. Binnion (37) has been the Chief Financial Officer, Secretary and a director of CanArgo since March 1997. Mr. Binnion is also President and a director of Terrenex Acquisition Corp., an Alberta Stock Exchange listed investment company. Prior to April 1997, Mr. Binnion was Chief Financial Officer and a Director of Trans-Dominion Energy Company, a Toronto Stock Exchange listed international exploration and production company.

      J.F. Russell Hammond. Mr. Hammond (56) has been a director of CanArgo since June 1997. For over five years, Mr. Hammond has been a director and investment advisor to Provincial Securities Ltd., a private investment company. Additionally, Mr. Hammond has been Chairman of Terrenex Acquisition Company since 1992.

      Bob Moffat. Mr. Moffat (43) has been a director of CanArgo since June 1997 and has been President and Director of Courage Energy Inc. since 1995. Courage Energy is a western Canadian based oil and natural gas company, listed on The Toronto Stock Exchange. From July 1992 to September 1995, Mr. Moffat was President and a Director of a predecessor of Courage Energy, Springside Resources Ltd., a public oil and natural gas company listed on the Alberta Stock Exchange. Prior to that time, Mr. Moffat was President of Rothsay Resources Ltd., a private investment company.

      Niko Tevzadze. Mr. Tevzadze (34) has been an operations advisor to the Board since June 1997 and is the General Director of GBOC, a position he has held since 1993. In the period from 1991 to 1993, he was involved in the joint venture "Georgia Makoil" as a General Director. From 1986 to 1991 he worked at the East Georgia Drilling Office of Georgian Oil as foreman, drilling engineer and chief technologist.

      Tamara Smales. Ms. Smales (37) has been the Vice President, Business Development of CanArgo and Vice-President of NOC since June 1997. From 1992 until 1997, she was Executive Advisor and Business Manager of JKX Oil & Gas plc. Prior thereto, Ms. Smales was a political commentator for Georgian State Television Company and Lecturer at the Georgian State Pedagogical Institute.

    Executive Compensation

      The following table, presented in accordance with Regulation 1015 of the Securities Act (Ontario), sets forth information concerning the total compensation paid during the fiscal year ended December 31, 1997, to CanArgo's Chief Executive Officer and executive officers earning more than C$100,000 on an annualized basis who held such offices at December 31, 1997. None of such persons was employed by CanArgo prior to fiscal year 1997.

                           SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                                                             COMPENSATION
                                                 ANNUAL       (NUMBER OF      ALL OTHER
                                YEAR ENDED    COMPENSATION    SECURITIES     COMPENSATION
NAME AND POSITION                DECEMBER     (SALARY)(C$)   UNDER OPTION)       (C$)
-----------------               ----------    ------------   -------------   ------------

David Robson,                      1997        104,000(1)       225,000           0
  Chairman and Chief
  Executive Officer

Michael Binnion,                   1997        29,000(2)        75,000          15,000
Chief Financial Officer
  and Secretary

John McLeod,                       1997        65,000(3)        175,000           0
  Technical Director

(1)   Represents compensation paid from June 1, 1997 to December 31, 1997.

(2)   Represents compensation paid from November 1, 1997 to December 31, 1997.

(3)   Represents compensation paid from August 1, 1997 to December 31, 1997.

                            OPTION GRANTS DURING 1997

                                                                    MARKET VALUE OF
                                  % OF TOTAL                          SECURITIES
                  SECURITIES        OPTIONS                           UNDERLYING
                     UNDER        GRANTED TO    EXERCISE OR BASE    OPTIONS ON THE
                    OPTIONS      EMPLOYEES IN         PRICE          DATE OF GRANT     EXPIRATION
      NAME        GRANTED (#)   FINANCIAL YEAR    (C$/SECURITY)      (C$/SECURITY)        DATE
      ----        -----------   --------------  ----------------    ---------------    ----------

David Robson        225,000          22%              2.20                 2.20       July 1, 2002

Michael Binnion      75,000           7%              2.20                 2.20       July 1, 2002

John McLeod         175,000          17%              2.20                 2.20       July 1, 2002


                     AGGREGATE OPTION EXERCISES DURING 1997
                    AND OPTION VALUES AS AT DECEMBER 31, 1997

                                                                VALUE OF UNEXERCISED
                                                                IN-THE-MONEY OPTIONS
                SECURITIES ACQUIRED      AGGREGATE VALUE     EXERCISABLE/UNEXERCISABLE
     NAME         ON EXERCISE (#)         REALIZED (C$)      DECEMBER 31, 1997 (C$) (1)
     ----       -------------------      ---------------     -------------------------

David Robson             0                      0                   22,500/0

Michael                17,242                15,000                  7,500/0
Binnion

John McLeod              0                      0                   17,500/0


(1) Determined by multiplying (a) the number of options by (b) the difference between the market price of the CanArgo Common Shares at December 31, 1997 and the exercise price of C$2.20.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

      Other than "routine indebtedness", as that term is defined in applicable securities legislation, no director or executive officer of CanArgo, or associate or affiliate of any such director or executive officer, is or has been indebted to CanArgo since the formation of CanArgo.

STOCK OPTION PLAN

      The CanArgo Board established a stock option plan (the "Plan") approved at the special and annual general meeting of shareholders of CanArgo held June 30, 1997 with the objective of advancing the interest of CanArgo by encouraging and enabling the acquisition of a share interest in CanArgo by its directors, officers and employees. The Plan is administered by a Compensation Committee (the "Committee") appointed by the CanArgo Board and consists of not less than two members of the CanArgo Board. Options may be granted in respect of authorized and unissued CanArgo Common Shares under the Plan. The aggregate number of CanArgo Common Shares reserved for issuance under the Plan, subject to adjustment or increase as discussed below, is 1,250,000.

      The Committee determines which persons are eligible to be granted options, the number of CanArgo Common Shares covered by each option, the option price, the time or times when options be granted and exercisable and determine if the shares that are subject to an option will be subject to any restrictions upon the exercise of such option. The option price may not be lower than the market price of the CanArgo Common Shares at the date of the grant of the option. In no event may the term of an option exceed ten years from the date of the grant of the option.

      The total number of CanArgo Common Shares to be optioned to any optionee under the Plan, together with any shares reserved for issuance under options for services and employee stock purchase plans or any other plans to such optionee, may not exceed 5% of the issued and outstanding CanArgo Common Shares at the date of the grant of the option.

      Appropriate adjustments in the number of CanArgo Common Shares subject to the Plan, and with respect to options granted or to be granted, in the number of shares optioned and in the option price, are made by the CanArgo Board to give effect to adjustments in the number of CanArgo Common Shares resulting from subdivisions, consolidations or reclassifications of the CanArgo Common Shares, the payment of stock dividends by CanArgo (other than dividends in the ordinary course) or other relevant changes in the capital stock of CanArgo.

LEGAL PROCEEDINGS

      CanArgo is not currently engaged in any legal proceedings. JKX, the holder of 44.1% of the shares of NOC, initiated in July 1997 legal proceedings in Cyprus claiming that an offer made in June 1997 to two predecessor shareholders of NOC to subscribe for shares of NOC was not accepted in time and accordingly the share issuance to such shareholders (who subsequently transferred their shares of NOC to CanArgo Ltd.) was invalid. Had the share issuance been invalid, CanArgo's interest in NOC would have been reduced to approximately 49%. JKX was unsuccessful in its application before the Cyprus Courts for injunctive relief and subsequently withdrew its claim (without prejudice to its rights in respect of future proceedings, if any).

INTEREST OF DIRECTORS IN RELATED TRANSACTION

      No director, senior officer or insider proposed nominee as director had any material interest in any transaction since the commencement of CanArgo's last full fiscal year that has materially affected CanArgo or any of its subsidiaries other than the acquisition (the "Acquisition") of all of the shares of CanArgo Ltd. effective July 1, 1997. Terrenex Acquisition Corporation, a corporation of which Russell Hammond is Chairman and Michael Binnion is President and a director, owned 40% of the shares of CanArgo (prior to giving effect to the Acquisition) and 6.7% of the shares of CanArgo Ltd. Russell Hammond was a director of Mountprop Ontario Inc., the controlling shareholder of CanArgo Ltd. (prior to giving effect to the Acquisition). Michael Binnion was the sole director of CanArgo Ltd. at the time of the Acquisition. A corporation controlled by Michael Binnion held 0.3% of the shares of CanArgo Ltd. (prior to giving effect to the Acquisition).

                        COMPARISON OF STOCKHOLDER RIGHTS

      CanArgo is currently a corporation governed by the ABCA. If the Continuance Resolution is approved by the shareholders of CanArgo, CanArgo will become a corporation governed by the OBCA. The rights and privileges of shareholders of an Ontario corporation are similar in all significant respects to those of shareholders in an Alberta corporation.

      In the event that the Transaction is consummated, holders of CanArgo Common Shares will have their CanArgo Common Shares exchanged for Exchangeable Shares at the Effective Time. Shareholders will have the right to retract the Exchangeable Shares for an equivalent number of shares of Fountain Common Stock. Fountain is a corporation organized under the DGCL. While the rights and privileges of shareholders of an Ontario corporation are, in many instances, comparable to those of stockholders of a Delaware corporation, there are certain differences. These differences arise from differences between Ontario and Delaware law, between the OBCA and DGCL, and between the CanArgo Articles and CanArgo Bylaws and the Fountain Certificate and Fountain Bylaws. For a description of the respective rights of the holders of CanArgo Common Shares and Fountain Common Stock, see, respectively, "INFORMATION CONCERNING CANARGO -- Description of Share Capital" and "THE COMPANIES AFTER THE TRANSACTION -- Fountain Capital Stock."

VOTE REQUIRED FOR EXTRAORDINARY TRANSACTIONS

      Under the OBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances, sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, liquidations, dissolutions and (if ordered by a court) certain other arrangements, must be approved by special resolution. A special resolution is a resolution passed at a meeting by not less than two-thirds of the votes cast by the shareholders entitled to vote on the resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares.

      The DGCL generally requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon to authorize any merger, consolidation, dissolution or sale of substantially all of the assets of a corporation. No authorizing stockholder vote is required of a corporation surviving a merger if such corporation's certificate of incorporation is not amended by the merger, each share of stock of such corporation will be an identical share of the surviving corporation after the merger, and the number of shares to be issued in the merger does not exceed 20% of such corporation's outstanding common stock immediately prior to the Effective Date of the merger. Additionally, no authorizing stockholder vote is required of a corporation to authorize a merger with or into a single direct or indirect wholly-owned subsidiary of such corporation unless required by its certificate of incorporation (provided certain other limited circumstances apply). The Fountain Certificate does not require a greater percentage vote for such actions. Finally, the DGCL does not require stockholder approval for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock.

AMENDMENT TO GOVERNING DOCUMENTS

      Under the OBCA, any amendment to the articles generally requires approval by special resolution. The OBCA provides that the directors may by resolution make, amend or repeal any by-laws that regulate the business or affairs of a corporation unless the articles or by-laws provide otherwise. Where the directors make, amend or repeal a bylaw, they are required under the OBCA to submit the bylaw, amendment or repeal to the shareholders at the next meeting of shareholders. The shareholders may confirm, reject or amend the bylaw, amendment or repeal by an ordinary resolution, which is a resolution passed by a majority of the votes cast by shareholders entitled to vote on the resolution.

      The DGCL requires a vote of the corporation's board of directors followed by the affirmative vote of a majority of the outstanding stock entitled to vote for any amendment to the certificate of incorporation, unless a greater level of approval is required by the certificate of incorporation. The Fountain Certificate does not require a greater level of approval for amendments. If an amendment would have the effect of altering the powers, preferences or special rights of a particular class or series of stock, the class or series must be given the power to vote as a class notwithstanding the absence of any specifically enumerated power in the certificate of incorporation. The DGCL also states that stockholders entitled to vote have the power to adopt, amend or repeal the bylaws of a corporation unless the corporation in its certificate of incorporation confers such power on its board of directors. The Fountain Certificate expressly authorizes the Fountain Board and its stockholders to adopt, amend or repeal the Fountain Bylaws.

DISSENTERS' RIGHTS

      The OBCA provides that shareholders of an Ontario corporation entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection with such matters. The OBCA does not distinguish for this purpose between listed and unlisted shares. Such matters include: (a) any amalgamation with another corporation (other than with certain affiliated corporations); (b) an amendment to the corporation's articles to add, change or remove any provisions restricting the issue, transfer or ownership of shares; (c) an amendment to the corporation's articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;
(d) a continuance under the laws of another jurisdiction; (e) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; (f) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; or (g) certain amendments to the articles of a corporation which require a separate class or series vote, except that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy. In addition to exercising dissent rights, a shareholder may seek an oppression remedy under the OBCA for any act or omission of a corporation which is oppressive, unfairly prejudicial to or that unfairly disregards a shareholder's interest.

      Under the DGCL, holders of shares of any class or series have the right in certain circumstances to dissent from a merger or consolidation by demanding payment in cash for their shares equal to the fair value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of such shares, as determined by agreement with the corporation or by an independent appraiser appointed by a court in an action timely brought by the corporation or the dissenters. The DGCL grants dissenters' appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets, a purchase of assets for stock, or any other stock issuance, such as in connection with the Transaction, regardless of the number of shares being issued. Further, no appraisal rights are available for shares of any class or series listed on a national securities exchange or NASDAQ or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation converts such shares into anything other than some combination of stock of the surviving corporation, stock of another corporation which is either listed on a national securities exchange or NASDAQ or held of record by more than 2,000 stockholders or cash in lieu of fractional shares.

OPPRESSION REMEDY

      The OBCA provides an oppression remedy that enables the court to make any order, both interim and final, to rectify the matters complained of, if the director appointed under Section 278 of the OBCA or the OSC is satisfied upon application by a complainant (as defined below) that: (a) any act or omission of the corporation or an affiliate effects or threatens to effect a result; (b) the business or affairs of the corporation or an affiliate are, have been or are threatened to be carried on or conducted in a manner; or (c) the powers of the directors of the corporation of an affiliate are, have been or are threatened to be exercised in a manner that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any security holder, creditor, director or officer of the corporation. A complainant includes a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates, a present or former officer or director of the corporation or any of its affiliates and any other person who in the discretion of the court is a proper person to make such application.

      Because of the breadth of the conduct that can be complained of and the scope of the court's remedial powers, the oppression remedy is very flexible and is sometimes relied upon to safeguard the interests of shareholders and other complainants with a substantial interest in the corporation. Under the OBCA, it is not necessary to prove that the directors of a corporation acted in bad faith in order to seek an oppression remedy. Furthermore, the court may order the corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint, as in the case of a derivative action. The DGCL does not provide for a similar remedy.

DERIVATIVE ACTION

      Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder must assert in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. A stockholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused unless it is shown that such demand would have been futile.

      Under the OBCA, a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such corporation is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation. Under the OBCA, no action may be brought and no intervention in an action may be made unless the complainant has given 14 days' notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court and the court is satisfied that the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action, the complainant is acting in good faith and it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. Where a complainant makes an application without having given the required notice, the OBCA permits the court to make an interim order pending the complainant giving the required notice, so long as the complainant can establish that at the time of seeking the interim order it was not expedient to give the required notice.

      Under the OBCA, the court in a derivative action may make any order it thinks fit. Additionally, under the OBCA, a court may order a corporation or its subsidiary to pay the complainant's interim costs, including reasonable legal fees and disbursements. Although the complainant may be held accountable for the interim costs on final disposition of the complaint, it is not required to give security for costs in a derivative action.

SHAREHOLDER CONSENT IN LIEU OF MEETING

      Under the DGCL, any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted, unless otherwise provided in the certificate of incorporation. The Fountain Certificate does not contain any special provision prohibiting action by written consent. Under the OBCA, shareholder action without a meeting may only be taken by written resolution signed by all shareholders who would be entitled to vote thereon at a meeting.

DIRECTOR QUALIFICATIONS

      A majority of the directors of an OBCA corporation generally must be resident Canadians but, where a corporation has only one or two directors, that director or one of the two directors, as the case may be, must be a resident Canadian. The OBCA also requires that at least one-third of the directors of a corporation whose securities are publicly traded must not be officers or employees of the corporation or any of its affiliates. The DGCL does not have comparable requirements.

FIDUCIARY DUTIES OF DIRECTORS

      Directors of corporations governed by the OBCA have fiduciary obligations to the corporation. Directors of corporations incorporated or organized under the DGCL have fiduciary obligations to the corporation and its shareholders. Pursuant to these fiduciary obligations, the directors must act in accordance with the so-called duties of "due care" and "loyalty." Under the DGCL, the duty of care requires that the directors act in an informed and deliberative manner and to inform themselves of all material information reasonably available to them prior to making a business decision. The duty of loyalty requires that the directors act in good faith in a manner which the directors reasonably believe to be in the best interests of the stockholders. It requires that there be no conflict between duty and self-interest. The DGCL permits a provision in the certificate of incorporation of a corporation organized under it eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption, and (iv) any transaction from which the director derived an improper personal benefit. The Fountain Certificate contains a provision so eliminating or limiting the personal liability of its directors. An additional provision of the Fountain Certificate provides that, if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, the liability of Fountain's director shall be eliminated or limited to the fullest extent permitted by the DGCL.

      Under the OBCA, the duty of loyalty requires directors of an Ontario corporation to act honestly and in good faith with a view to the best interests of the corporation, and the duty of care requires that the directors exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Under the OBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of a corporation of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (an "Indemnifiable Person"), against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer, if: (a) he or she acted honestly and in good faith with a view to the best interests of such corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful An Indemnifiable Person is entitled to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set out in
(a) and (b), above. A corporation may, with the approval of a court, also indemnify an Indemnifiable Person in respect of an action by or on behalf of the corporation to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation, if he or she fulfills the conditions set out in (a) and (b), above. The CanArgo Bylaws provide for indemnification of directors and officers to the fullest extent authorized by the OBCA.

      The DGCL provides that a corporation may indemnify its present and former directors, officers, employees and agents (each, an "indemnitee") against all reasonable expenses (including attorneys' fees) judgments, fines and amounts paid in settlement incurred in an action, suit or proceeding, other than in actions initiated by or in the right of the corporation, to which the indemnitee is made a party by reason of service as a director, officer, employee or agent, if such individual acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation shall indemnify an indemnitee to the extent that he or she is successful on the merits or otherwise in the defense of any claim, issue or matter associated with an action, suit or proceeding, including one initiated by or in the right of the corporation. The Fountain Bylaws provide for indemnification of directors and officers to the fullest extent permitted by the DGCL.

      The DGCL allows and the Fountain Bylaws provide for the advance payment of an indemnity for expenses prior to the final disposition of an action, provided that the indemnitee undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced. Neither the OBCA nor the CanArgo Bylaws expressly provides for such advance payment.

ANTI-TAKEOVER PROVISIONS AND INTERESTED STOCKHOLDER TRANSACTIONS

      The DGCL prohibits in certain circumstances a "business combination" between the corporation and an "interested stockholder" within three years of the stockholder becoming an "interested stockholder." An "interested stockholder" is a holder who directly or indirectly controls 15% or more of the outstanding voting stock or is an affiliate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the prior three-year period. A "business combination" includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. This provision does not apply where: (a) the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors prior to the time the interested stockholder acquired such 15% interest; (b) upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation excluding, for the purpose of determining the number of shares outstanding, shares held by persons who are directors and officers and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered; (c) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the outstanding votes entitled to be cast by disinterested stockholders at an annual or special meeting; (d) the corporation does not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on NASDAQ, or held of record by more than 2,000 stockholders unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder; (e) the corporation has opted out of this provision; or (f) in certain other limited circumstances. Fountain has not opted out of this provision, but the Transaction would not be subject to this provision even if there is an "interested stockholder" at the conclusion of the Transaction because the Fountain Board has approved the Transaction.

      The OBCA does not contain a comparable provision with respect to business combinations. However, policies of certain Canadian securities regulatory authorities, including Policy 9.1 of the OSC ("Policy 9.1"), contain requirements in connection with related party transactions. A related party transaction means generally any transaction by which an issuer directly or indirectly acquires or transfers an asset, acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. "Related party" is defined in Policy 9.1 to include directors, senior officers and holders of at least 10% of the voting securities of the issuer. Policy 9.1 requires more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered therefor and the inclusion of a summary of the valuation in the proxy material.

                         DISSENTING SHAREHOLDERS' RIGHTS

CANARGO

      A holder of CanArgo Common Shares is entitled to be paid the fair value of such shares in accordance with Section 184 of the ABCA if the shareholder dissents to the Continuance of CanArgo under the OBCA and if such Continuance becomes effective. A holder of CanArgo Common Shares is not entitled to dissent with respect to the Continuance if such holder votes any of such shares in favor of the required resolution authorizing the Continuance.

      A holder of CanArgo Common Shares is entitled to be paid the fair value of such shares in accordance with Section 185 of the OBCA if the shareholder dissents to the Arrangement and the Arrangement becomes effective. The rights of dissent in accordance with the OBCA are being granted pursuant to the Interim Order. A holder of CanArgo Common Shares is not entitled to dissent with respect to the Arrangement if such holder votes any of such shares in favor of the required resolution authorizing the Arrangement. The execution or exercise of a proxy does not constitute a written objection for purposes of the ABCA or the OBCA.

      Brief summaries of the provisions of Section 184 of the ABCA and Section 185 of the OBCA are set out below and the text of such sections are set out in full as Annex K of the Joint Proxy Statement/Prospectus. The following summaries do not purport to provide comprehensive statements of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of his CanArgo Common Shares.

    Dissent to Continuance under Section 184 of the ABCA

      Under Section 184 of the ABCA, a holder of CanArgo Common Shares who wishes to exercise that holder's right to dissent respecting the Continuance of CanArgo under the OBCA is required to send a written objection (the "Objection Notice") to the special resolution to CanArgo at the address hereafter set out under "Addresses for Notices" at or prior to the CanArgo Meeting. The Objection Notice may also be delivered to the Chairman of the CanArgo Meeting at or before the CanArgo Meeting.

      A vote against the special resolution respecting the Continuance under the OBCA, an abstention or the execution or exercise of a proxy to vote against such special resolution does not constitute such written objection, but a shareholder need not vote its CanArgo Common Shares against such special resolution in order to dissent.

      A dissenting shareholder may claim under Section 184 of the ABCA only with respect to all of the CanArgo Common Shares held by the dissenting shareholder or on behalf of any one beneficial owner and registered in the said dissenting shareholder's name. SHAREHOLDERS WHO WISH TO DISSENT IN RESPECT OF CANARGO COMMON SHARES BENEFICIALLY OWNED BY THEM BUT NOT REGISTERED IN THEIR NAME MUST MAKE ARRANGEMENTS TO HAVE SUCH SHARES REGISTERED IN THEIR NAME OR INSTRUCT THE BROKER IN WHOSE NAME THE CANARGO COMMON SHARES ARE REGISTERED TO DISSENT ON SUCH SHAREHOLDER'S BEHALF SO AS TO PROVIDE FOR A VALID DISSENT. The filing of an Objection Notice does not deprive the dissenting shareholder of its right to vote on the special resolution respecting the Continuance.

      After the adoption of the special resolution respecting the Continuance, CanArgo or a dissenting shareholder of CanArgo may make an application to the Court of Queen's Bench of Alberta to fix the fair value of the shares held by the dissenting shareholder determined as at the close of business on the last business day before the day on which the special resolution from which it dissents was adopted. If an application is made to the Court, unless the Court otherwise orders, CanArgo must send to each dissenting shareholder a written offer to pay it an amount considered by the board of directors of CanArgo to be the fair value of the CanArgo Common Shares. The offer to each dissenting shareholder of CanArgo must be made on the same terms as for other dissenting shareholders of CanArgo and contain or be accompanied by a statement showing how the fair value was determined. The offer, unless the Court otherwise orders, must be sent to the dissenting shareholder at least ten days before the date on which the application is returnable if CanArgo is the applicant or within ten days after CanArgo is served with notice of the application if a dissenting shareholder is the applicant. A dissenting shareholder may make an agreement with CanArgo for the purchase of its CanArgo Common Shares in the amount of the offer provided by CanArgo or otherwise at any time before the Court pronounces an order fixing the fair value of the CanArgo Common Shares. On an application under Section 184 of the ABCA, the Court shall make an order with respect to CanArgo fixing the fair value of the CanArgo Common Shares of all dissenting shareholders of such corporation who are parties to the application, giving judgment in that amount against CanArgo in favor of each of the dissenting shareholders and fixing the time within which CanArgo must pay the judgment amount to those dissenting shareholders.

      The Court may, in its discretion, allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date on which the dissenting shareholder ceases to have any rights as a dissenting shareholder until the date of payment. A dissenting shareholder is not required to give security for costs in respect of an application to the Court to fix the fair value of its shares and except in special circumstances shall not be required to pay the costs of the application or appraisal.

      A dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of its CanArgo Common Shares on the earliest of the date on which the Continuance under the OBCA is effective, the making of an agreement between CanArgo and the dissenting shareholder as to the payment to be made for the CanArgo Common Shares held by the dissenting shareholder or the pronouncement of an order of the Court fixing the fair value of the CanArgo Common Shares. Until any of the foregoing events occur, the dissenting shareholder may withdraw its dissent or CanArgo may rescind the resolution in question, and in either event, proceedings under Section 184 shall be discontinued.

      CanArgo shall not make a payment to a dissenting shareholder under Section 184 of the ABCA if there are reasonable grounds for believing that such corporation is, or would be after the payment to the dissenting shareholder, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities. In such event, CanArgo shall notify within ten days each dissenting shareholder that it is lawfully unable to pay the dissenting shareholder for its CanArgo Common Shares, in which case the dissenting shareholder may withdraw its Objection Notice, by written notice to CanArgo within 30 days after receipt of such notice.

    Dissent to Arrangement under Section 185 of the OBCA

      Section 185 of the OBCA provides shareholders with the right to dissent from certain resolutions of a corporation which effect extraordinary corporate transactions or fundamental corporate changes. The Interim Order and the Final Order provide CanArgo shareholder with the right to dissent from the Arrangement Resolution pursuant to Section 185 of the OBCA and the Plan of Arrangement.

      Any CanArgo shareholder who dissents from the Arrangement Resolution in compliance with Section 185 of the OBCA and the Plan of Arrangement will be entitled, in the event the Arrangement becomes effective, to be paid by CanArgo the fair value of the CanArgo Common Shares held by such dissenting CanArgo shareholder determined as of the close of business on the day before the Arrangement Resolution is adopted.

      A CanArgo shareholder who wishes to dissent must send to CanArgo, no later than the termination of the CanArgo Shareholders Meeting (or any adjournment thereof), written objection to the Arrangement Resolution (a "Dissent Notice"). The filing of a Dissent Notice does not deprive a CanArgo shareholder of the right to vote; however, the OBCA provides, in effect, that a CanArgo shareholder who has submitted a Dissent Notice and who votes in favor of the Arrangement Resolution will no longer be considered a dissenting CanArgo shareholder with respect to that class of shares voted in favor of the Arrangement Resolution. The OBCA does not provide, and CanArgo will not assume, that a vote against the Arrangement Resolution or an abstention constitutes a Dissent Notice but a CanArgo shareholder need not vote his or her CanArgo Common Shares against the Arrangement Resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favor of the Arrangement Resolution does not constitute a Dissent Notice; however, any proxy granted by a CanArgo shareholder who intends to dissent, other than a proxy that instructs the proxy holder to vote against the Arrangement Resolution, should be validly revoked (see "THE MEETINGS -- GENERAL PROXY INFORMATION -- CanArgo") in order to prevent the proxy holder from voting such CanArgo Common Shares in favor of the Arrangement Resolution and thereby causing the CanArgo shareholder to forfeit his or her right to dissent. Under the OBCA, there is no right of partial dissent and, accordingly, a dissenting CanArgo shareholder may only dissent with respect to all CanArgo Common Shares held by him or her on behalf of any one beneficial owner and which are registered in the name of the dissenting CanArgo shareholder.

      CanArgo is required, within ten days after the CanArgo shareholders adopt the Arrangement Resolution, to notify each CanArgo shareholder who has filed a Dissent Notice that the Arrangement Resolution has been adopted, but such notice is not required to be sent to any CanArgo shareholder who voted for the Arrangement Resolution or who has withdrawn his or her Dissent Notice.

      A dissenting CanArgo shareholder who has not withdrawn his or her Dissent Notice must then, within 20 days after receipt of notice that the Arrangement Resolution has been adopted or, if the dissenting CanArgo shareholder does not receive such notice, within 20 days after he or she learns that the Arrangement Resolution has been adopted, send to CanArgo a written notice (a "Payment Demand") containing his or her name and address, the number of CanArgo Common Shares in respect of which he or she dissents, and a demand for payment of the fair value of such CanArgo Common Shares. Within 30 days after sending a Payment Demand, the dissenting CanArgo shareholder must send to the CanArgo transfer agent the certificates representing the CanArgo Common Shares in respect of which he or she dissents. A dissenting CanArgo shareholder who fails to send certificates representing the CanArgo Common Shares in respect of which he or she dissents forfeits his or her right to make a claim under Section 185 of the OBCA. The CanArgo transfer agent will endorse on share certificates received from a dissenting CanArgo shareholder a notice that the holder is a dissenting CanArgo shareholder and will forthwith return the share certificates to the dissenting CanArgo shareholder.

      At the Effective Time, a dissenting CanArgo shareholder ceases to have any rights as a CanArgo shareholder notwithstanding the provisions of Section 185 of the OBCA, and holders who duly exercise such rights of dissent and who:

            (a) are ultimately entitled to be paid fair value for their CanArgo Common Shares shall (i) be deemed to have transferred their CanArgo Common Shares to CanArgo for cancellation at the Effective Time and (ii) not be entitled to any other payment or consideration including any payment that would be payable under the Arrangement had such holder not exercised their right of dissent; or

            (b) are ultimately not entitled, for any reason, to be paid fair value for their CanArgo Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of CanArgo Common Shares, including receiving Exchangeable Shares pursuant to
      Section 2.4.

      CanArgo is required, not later than seven days after the later of the Effective Date of the Arrangement or the date on which CanArgo received the Payment Demand of a dissenting CanArgo shareholder, to send to each dissenting CanArgo shareholder who has sent a Payment Demand a written offer to pay ("Offer to Pay") for his of her CanArgo Common Shares in an amount considered by the CanArgo Board of Directors to be the fair value thereof, accompanied by a statement showing the manner in which the fair value was determined. Every Offer to Pay must be on the same terms. CanArgo must pay for the CanArgo Common Shares of a dissenting CanArgo shareholder within ten days after an offer made as aforesaid has been accepted by a dissenting CanArgo shareholder, but any such offer lapses if CanArgo does not receive an acceptance thereof within 30 days after the Offer to Pay has been made.

      If CanArgo fails to make an Offer to Pay for a dissenting CanArgo shareholder's CanArgo Common Shares, or if a dissenting CanArgo shareholder fails to accept an offer which has been made, CanArgo may, within 50 days after the Effective Date of the Arrangement or within such further period as a court may allow, apply to a court to fix a fair value for the CanArgo Common Shares of dissenting CanArgo shareholders. If CanArgo fails to apply to a court, a dissenting CanArgo shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow. A dissenting CanArgo shareholder is not required to give security for costs in such an application.

      Upon an application to a court, all dissenting CanArgo shareholders whose CanArgo Common Shares have not been purchased by CanArgo will be joined as parties and bound by the decision of the court, and CanArgo will be required to notify each affected dissenting CanArgo shareholder of the date, place and consequences of the application and of his or her right to appear and be heard in person or by counsel. Upon any such application to a court, the court may determine whether a person is a dissenting CanArgo shareholder who should be joined as a party, and the court will then fix a fair value for the CanArgo Common Shares of all dissenting CanArgo shareholders. The final order of a court will be rendered against CanArgo in favor of each dissenting CanArgo shareholder and for the amount of the fair value of his or her CanArgo Common Shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each dissenting CanArgo shareholder from the Effective Date of the Arrangement until the date of payment.

      Section 184 of the ABCA and Section 185 of the OBCA require strict adherence to the procedures established therein, and failure to do so may result in the loss of all dissenters' rights. It is suggested that any CanArgo shareholder wishing to avail himself or herself of his or her rights under those provisions seek his or her own legal advice as failure to comply strictly with the provisions of the OBCA may prejudice his or her right of dissent. For a general summary of certain income tax implications to a dissenting CanArgo shareholder, see "TAX CONSIDERATIONS -- Canadian Federal Tax Considerations to CanArgo Shareholders -- Dissenting Shareholders" and "TAX CONSIDERATIONS -- United States Federal Tax Considerations to CanArgo Shareholders -- Dissenting Shareholders."

    Address for Notices

      All notices to CanArgo pursuant to Section 184 of the ABCA and Section 185 of the OBCA should be addressed to the Secretary of CanArgo at 1580 Guinness House, 727 7th Avenue S.W., Calgary, Alberta T2P 0Z5.

FOUNTAIN

      Under the DGCL, holders of Fountain Common Stock who vote against the Fountain Stock Issuance Proposal or the Fountain Charter Changes will not be entitled to demand appraisal of, or to receive payment for, their Fountain Common Stock.

                      ADDITIONAL MATTERS FOR CONSIDERATION
                            OF FOUNTAIN STOCKHOLDERS

      In addition to consideration and voting on the Fountain Stock Issuance Proposal, Fountain's stockholders will be asked to vote on the following additional matters at the Fountain Stockholders Meeting.

PROPOSAL TO APPROVE CHANGE OF NAME

      Subject to the approval of the Fountain stockholders, Fountain has agreed in the Combination Agreement to change its name to "CanArgo Energy Corporation" upon consummation of the Transaction. The Fountain Board has adopted a resolution setting forth the proposed amendment, declaring its advisability, and directing that such amendment be considered at the Fountain Stockholders Meeting. The Fountain Board is hereby seeking stockholder approval of an amendment to the Fountain Certificate to effect such name change. If approved by Fountain's stockholders, the name change will be effected by the filing of a Certificate of Amendment to the Fountain Certificate with the Secretary of State of the State of Delaware. The proposed form of the Certificate of Amendment to effect the name change is set forth as Annex L to this Joint Proxy Statement/Prospectus. The name change will only occur if the Transaction is consummated.

      The Fountain Board unanimously recommends that the stockholders vote FOR this proposal. Approval of the name change proposal is NOT a condition to the consummation of the Transaction.

PROPOSAL TO APPROVE THE REVERSE SPLIT

    General

      Fountain has also agreed in the Combination Agreement, subject to the approval of Fountain's stockholders so to amend the Fountain Certificate, to effect the Reverse Split. The Fountain Board has adopted a resolution setting forth the proposed amendment, declaring its advisability, and directing that such amendment be considered at the Fountain Stockholders Meeting. The Fountain Board is hereby seeking stockholder approval of an amendment to the Fountain Certificate to effect the Reverse Split. The Fountain Board unanimously recommends that the stockholders vote FOR this proposal.

      The Reverse Split will be effected by the filing of a Certificate of Amendment of the Fountain Certificate with the Secretary of State of the State of Delaware. The proposed form of the Certificate of Amendment to effect the Reverse Split, is set forth as Annex M to this Joint Proxy Statement/Prospectus. If this proposal is approved by Fountain's stockholders, the Certificate of Amendment to effect the Reverse Split will be filed in connection with the consummation of the Transaction, although the Fountain Board may determine to proceed with the Reverse Split even if the Transaction is not consummated in order to obtain certain of the benefits described below.

      The Reverse Split will result in the combination of each two issued and outstanding shares of Fountain Common Stock into one share of Fountain Common Stock. The Reverse Split will not reduce the 50,000,000 authorized shares of Fountain Common Stock, change the par value of the Fountain Common Stock or affect the number of authorized shares of Fountain Preferred Stock. As a result of the Reverse Split, the interests of Fountain's stockholders will be represented by approximately one-half as many shares as before the Reverse Split, but the Reverse Split will not affect any stockholder's proportionate equity interest in Fountain or the relative rights, preferences, privileges or priorities of any stockholder.

      The Combination Agreement provides that if Fountain effects the Reverse Split, then the Exchange Ratio will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of CanArgo Common Shares and the holders of Fountain Common Stock. Accordingly, if the Reverse Split is effected, the Exchange Ratio will be adjusted so that each CanArgo Common Share will be exchanged for 0.8 Exchangeable Shares, rather than 1.6 Exchangeable Shares. Pursuant to the terms of Fountain's 1995 Long-Term Incentive Plan and certain stock option agreements, the number of shares issuable upon exercise of outstanding options, and the exercise price per share, will be proportionately adjusted to reflect the Reverse Split.

      Fractional shares of Fountain Common Stock will not be issued as a result of the Reverse Split. Stockholders entitled to receive a fractional share of Fountain Common Stock as a consequence of the Reverse Split will instead receive a cash payment equal to such fraction multiplied by two times the fair market value of one share of Fountain Common Stock as of the business day immediately preceding the effective date of the Reverse Split. For this purpose, fair market value shall be deemed to be the mean between the high and low price at which Fountain Common Stock trades on NASDAQ on the trading day immediately preceding such effective date, or if it does not so trade, then the price determined by the Fountain Board based upon recent trades and bid and asked prices.

    Reasons for the Reverse Split

      The Fountain Board believes that it is in the best interests of Fountain and its stockholders to adjust Fountain's capitalization in conjunction with the Transaction in a manner conducive to providing Fountain with the flexibility to consider future issuances of Fountain Common Stock for various corporate purposes and maintaining an efficient, stable and liquid trading market for the Fountain Common Stock.

      Fountain is presently authorized to issue 50,000,000 shares of Fountain Common Stock, of which 22,447,489 shares were outstanding on the Fountain Record Date, 1,154,332 shares were reserved for issuance in connection with outstanding options and an additional 375,000 shares were reserved for issuance in connection with other contingent rights to acquire Fountain Common Stock. In connection with the Transaction, Fountain will reserve an aggregate of 24,448,860 shares of Fountain Common Stock for future issuance in exchange for the Exchangeable Shares and upon the exercise of options granted by CanArgo. Without the Reverse Split, Fountain would have available after completion of the Transaction only approximately 1,575,000 shares of Fountain Common Stock which will be neither issued nor subject to reservation.

      Because the Reverse Split will not affect the number of shares which Fountain is authorized to issue, Fountain would have approximately 25,787,000 shares available after the Reverse Split and completion of the Transaction for future issuance. The Reverse Split will thus provide a sufficient reserve of such shares for the future growth and needs of Fountain. While except as otherwise noted herein Fountain has no present plans, agreements, or commitments for the reservation or issuance of additional shares of Fountain Common Stock, the Fountain Board believes that the availability of such shares will afford Fountain greater flexibility in considering possible future issuances of such shares for various corporate purposes. Such purposes might include, without limitation, payment of part or all of the consideration required in connection with the acquisition of interests in oil and gas properties, on-going businesses or other assets; obtaining additional equity capital to strengthen Fountain's financial condition and permit the expansion or development of business opportunities; establishment of employee benefit programs to enable Fountain to retain and attract qualified personnel; and satisfaction of various obligations of Fountain.

      Any issuance of additional shares of Fountain Common Stock would be in the discretion of the Fountain Board, as it has the authority to determine, subject to applicable law and NASDAQ regulations (which require stockholder approval for the issuance of shares in certain circumstances), whether, when and on what terms to issue shares of Fountain Common Stock. The additional shares will thus be available for issuance from time to time without further action by the stockholders, thereby enabling Fountain to avoid the delays and expenses attendant to obtaining further stockholder approval and providing Fountain with the flexibility needed to act promptly when business opportunities or propitious market conditions for financing present themselves. The Fountain Board may issue Fountain Common Stock without first offering such shares to the Fountain stockholders, since stockholders do not have preemptive rights with respect to the Fountain Common Stock. Except where shares are issued on a pro-rata basis to all stockholders (such as in a stock dividend or stock split), the issuance of additional shares of Fountain Common Stock, including issuance upon conversion of securities convertible into Fountain Common Stock, would reduce the proportionate ownership interests in Fountain held by current stockholders.

      The availability for issuance of additional shares of Fountain Common Stock could enable the Fountain Board to render more difficult or discourage an attempt to obtain control of Fountain. For example, the issuance of shares of Fountain Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby diluting the proportionate ownership interest of a party interested in obtaining control of Fountain. This effect would be particularly pronounced if the shares were issued to a party or parties supportive of the then current management. Fountain has no present intention to issue shares of Fountain Common Stock to deter a change in control.

      The Fountain Board also believes that the current low per share price of the Fountain Common Stock could have a negative effect on the marketability of existing shares and the potential ability of Fountain to raise capital by issuing additional shares. On February 27, 1998, the closing price for the Common Stock on NASDAQ was US$1.00. Some investors view low-priced stocks as unduly speculative and certain institutional investors have internal policies preventing the purchase of low-priced stocks. Many brokers are reluctant to deal in low-priced stocks because of the time consuming procedures that make the handling of such stocks unattractive from an economic standpoint. See "RISK FACTORS -- Continued Listing on NASDAQ; Application of the Penny Stock Rules." In addition, the structure of trading commissions tends to have an adverse impact upon holders of lower-priced stocks because the brokerage commission on such stocks generally represents a higher percentage of the sales price than the commission on higher-priced stocks.

      The Fountain Board is hopeful that the decrease in the number of outstanding shares of Fountain Common Stock as a consequence of the Reverse Split, and the resulting anticipated increased price level, will promote greater liquidity for stockholders of Fountain by, among other things, enabling Fountain to satisfy NASDAQ's standards for continued listing which require, among other things, a US$1.00 minimum bid price. Although any increase in the market price of the Fountain Common Stock resulting from the Reverse Split may be proportionately less than the decrease in the number of shares outstanding, the Reverse Split could result in a higher market price for the shares that will help overcome the reluctance of brokers and investors to trade in the shares.

      THERE CAN BE NO ASSURANCE, HOWEVER, THAT THE MARKET PRICE OF FOUNTAIN COMMON STOCK IMMEDIATELY AFTER THE REVERSE SPLIT OR THE TRANSACTION WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE.

      Approval of the Reverse Split proposal is NOT a condition to the consummation of the Transaction.

    Exchange of Certificates

      After the Reverse Split is effective, each certificate representing shares of Fountain Common Stock will, until surrendered and exchanged as described herein, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Fountain Common Stock into which the shares evidenced by such certificate have been combined as a result of the Reverse Split and the right to receive from Fountain the amount of cash for any fractional shares. As soon as practicable after the Reverse Split is effective, Fountain's transfer agent will mail a transmittal form to each holder of record of certificates representing pre-split shares of Fountain Common Stock. After receipt of such transmittal form, each holder should complete and return the transmittal form together with his certificates representing pre-split shares of Fountain Common Stock. Such holder will then receive new certificates representing the whole number of shares of Fountain Common Stock to which he is entitled as a result of the Reverse Split together with any cash which may be payable in lieu of any fractional share. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Stockholders who hold their shares in "street name" or through a nominee will not receive a transmittal form. Although stockholders are encouraged to exchange their stock certificates promptly after receipt of the transmittal form, certificates representing pre-split shares will constitute "good delivery" in connection with sales, through a broker or otherwise, of Fountain Common Stock. STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

          ADDITIONAL MATTERS FOR CONSIDERATION OF CANARGO SHAREHOLDERS

      In addition to consideration of and voting on the Continuance Resolution and the Arrangement Resolution, the CanArgo shareholders will be asked to vote on the following additional matters at the CanArgo Shareholders Meeting.

ELECTION OF DIRECTORS

      The CanArgo Articles provide that the CanArgo Board may not consist of less than three nor more than 15 directors and that such directors are to be elected annually. An ordinary resolution will be presented to the Meeting to set the number of directors at five.

      The persons named in the enclosed form of proxy intend to vote for the election of the five current directors of CanArgo. Certain information regarding these individuals is set out above under "INFORMATION CONCERNING CANARGO -- Directors and Officers."

      It is not anticipated that any of the nominees will be unable to serve as directors but if that should occur for any reason prior to the CanArgo Shareholders Meeting, the persons named in the enclosed form of proxy shall be entitled to vote for any other nominees in their discretion.

      Each director elected will hold office until the next annual meeting of the shareholders or until a successor is duly elected or appointed. It is anticipated that those directors who are currently members of the Compensation Committee and/or Audit Committee of CanArgo Board of Directors will continue in those positions.

APPOINTMENT OF AUDITORS

      The persons designated in the enclosed form of proxy intend to vote for the appointment of Ernst & Young, Chartered Accountants, as independent auditors of CanArgo and to authorize the directors to fix their remuneration.

                                     EXPERTS

      The consolidated financial statements of Fountain for the year ended December 31, 1997, the four month period ended December 31, 1996, and the years ended August 31, 1996 and 1995 included in this Joint Proxy Statement/Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report appearing herein, and have been so included in reliance upon the report of such firm, given upon the authority of such firm as experts in accounting and auditing. A representative of Coopers & Lybrand L.L.P. will be present at the Fountain Stockholders Meeting and will have an opportunity to make statements if he so desires and will be available to respond to appropriate questions.

      The consolidated financial statements of CanArgo for the six month period ended December 31, 1997 included in this Joint Proxy Statement/Prospectus have been audited by Ernst & Young, Chartered Accountants, as set forth in their report appearing herein, and have been so included in reliance upon the report of such firm, given upon the authority of such firm as experts in accounting and auditing.

      The financial statements of NOC for the period ended December 31, 1996, included in this Joint Proxy Statement/Prospectus have been audited by Ernst & Young, Chartered Accountants, as set forth in their report appearing herein, and have been so included in reliance upon the report of such firm, given upon the authority of such firm as experts in accounting and auditing.

      The AMH Report was prepared by AMH, a firm of independent petroleum consultants, and information from such evaluation have been included herein in reliance upon the evaluation, given upon the authority of such firm as experts in the evaluation of oil and gas reserves. The AMH Report will be available for inspection at the corporate head office of CanArgo in Calgary, Alberta, and at the offices of Lang Michener at Suite 2500, 181 Bay Street, Toronto, Ontario, during regular business hours until the date of the CanArgo Shareholders Meeting.


                                  LEGAL MATTERS

      The validity of the shares of Fountain Common Stock to be issued in connection with the Transaction and certain of the United States federal tax consequences to Fountain stockholders and CanArgo shareholders will be passed upon by Gibson, Dunn & Crutcher LLP. See "TAX CONSIDERATIONS -- United States Federal Tax Considerations."

      Certain of the Canadian tax consequences to CanArgo shareholders will be passed upon by Lang Michener. See "TAX CONSIDERATIONS -- Canadian Federal Income Tax Considerations to CanArgo Shareholders," "-- Canadian Federal Income Tax Considerations to Holders of CanArgo Warrants" and "-- Shareholders Not
Resident in Canada."

                          FUTURE STOCKHOLDER PROPOSALS

      Fountain expects that it will hold its next annual meeting of stockholders in approximately the month of June 1999. According to the SEC's rules, any stockholder who intends to submit a proposal for inclusion in the proxy materials for such 1999 annual meeting must submit such proposal to Fountain a reasonable time before the solicitation for such annual meeting is made, which is generally considered to be not less than 120 calendar days in advance of the expected release date of the proxy solicitation materials. If the next annual meeting is held in June 1999, Fountain expects that the release of the proxy solicitation materials will occur in the month of April 1999. Fountain will advise its stockholders by press release or other appropriate public communication when it has determined the date of its next annual meeting of stockholders.

                           INCORPORATIONS BY REFERENCE

      The following documents are incorporated herein by this reference:

      (i) Fountain's Annual Report on Form 10-K for the transition period ended December 31, 1996, as filed with the SEC;

      (ii) Fountain's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997, and September 30, 1997, as filed with the SEC; and

      (iii) The description of Fountain Common Stock already registered under
            Section 12 of the Exchange Act which is contained in a registration statement on Form 8-B, as filed with the SEC on February 14, 1995.

      All documents subsequently filed with the SEC by Fountain pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated herein by this reference.

                             ADDITIONAL INFORMATION

      All information in this Joint Proxy Statement/Prospectus relating to Fountain has been supplied by Fountain, and all information relating to CanArgo has been supplied by CanArgo.

      No person is authorized to give any information or to make any representation not contained in this Joint Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of an offer or proxy solicitation. Neither delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities referred to in this Joint Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Joint Proxy Statement/Prospectus.

      Fountain is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. The reports and other information filed by Fountain with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the SEC's internet address: http:\\www.sec.gov.

      Any person, including any beneficial owner, to whom this Joint Proxy Statement/Prospectus is delivered may receive, without charge, a copy of any and all documents incorporated herein by reference (other than exhibits thereto which are not specifically incorporated herein) but not delivered herewith by submitting a written or oral request to, in the case of documents related to Fountain, Susan E. Palmer, Secretary, Fountain Oil Incorporated, 1400 Broadfield Boulevard, Suite 100, Houston, Texas, U.S.A. 77084, (281) 492-6992, and, in the case of documents related to CanArgo, Maria Rees, Controller, CanArgo Energy Inc., 1580 Guinness House, 727 - 7th Avenue S.W., Calgary, Alberta, Canada, T2P 0Z5,
(403) 777-1574.


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
            APPROVAL OF PROXY STATEMENT BY CANARGO BOARD OF DIRECTORS

      The contents of this joint management information circular and proxy statement and the sending thereof to the shareholders of CanArgo have been approved by the CanArgo Board of Directors.

                                      By Order of the CanArgo Board of Directors



                                      David Robson
                                      President and Chief Executive Officer

____________, 1998

                          INDEX TO FINANCIAL STATEMENTS


FOUNTAIN OIL INCORPORATED:

        Consolidated Balance Sheet as of December 31, 1997, December 31,
           1996 and August 31, 1996 ................................................     F-2

        Consolidated Statement of Operations for the years ended December 31,
           1997 and August 31, 1996 and 1995 .......................................     F-3

        Consolidated Statement of Operations for the four months ended
           December 31, 1996 and 1995 ..............................................     F-4

        Consolidated Statement of Stockholders' Equity for the Period
           August 31, 1994 through December 31, 1997 ...............................     F-5

        Consolidated Statement of Cash Flows for the years ended December 31,
           1997 and August 31, 1996 and 1995 .......................................     F-7

        Consolidated Statement of Cash Flows for the four months ended
           December 31, 1996 and 1995 ..............................................     F-8

        Notes to Consolidated Financial Statements .................................     F-9

        Supplemental Financial Information: Supplemental Oil and Gas
           Disclosures - Unaudited .................................................     F-32

CANARGO ENERGY INC.:

        Consolidated Balance Sheet as at December 31, 1997 .........................     F-38

        Consolidated Statement of Operations and Deficit for the six months
           ended December 31, 1997 .................................................     F-39

        Consolidated Statement of Cash Flows for the six months ended
           December 31, 1997 .......................................................     F-40

        Notes to Consolidated Financial Statements .................................     F-41

        Supplemental Disclosures About Oil and Gas Production Activities
           (Unaudited) .............................................................     F-49

NINOTSMINDA OIL COMPANY LIMITED:

        Balance Sheet as of June 30, 1997 and December 31, 1996 ....................     F-56

        Statement of Operations and Retained Earnings for the six months ended June 30, 1997 and the period October 24, 1995 to
           December 31, 1996 .......................................................     F-57

        Statement of Cash Flows for the six months ended June 30, 1997
           and the period October 24, 1995 to December 31, 1996 ....................     F-58

        Notes to Financial Statements ..............................................     F-59

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Fountain Oil Incorporated:

        We have audited the accompanying consolidated balance sheets of Fountain Oil Incorporated and subsidiaries (the "Company") as of December 31, 1997 and 1996 and August 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and August 31, 1996 and 1995 and the four month period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1997 and 1996 and August 31, 1996 and the consolidated results of their operations and their cash flows for the years ended December 31, 1997 and August 31, 1996 and 1995 and the four month period ended December 31, 1996, in conformity with generally accepted accounting principles.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Notes 3 and 6 to the consolidated financial statements, the Company will require substantial capital in order to finance the development of its oil and gas interests. In addition, the Company and its oil and gas ventures must produce and market oil and gas in sufficient quantities and at sufficient prices to provide positive cash flow to the Company. As a result, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 6 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                        COOPERS & LYBRAND L.L.P.


Houston, Texas
March 9, 1998

                            FOUNTAIN OIL INCORPORATED
                           CONSOLIDATED BALANCE SHEET
         As of December 31, 1997, December 31, 1996, and August 31, 1996


                                                    DECEMBER 31,        December 31,         August 31,
                                                        1997                1996                 1996
                                                    ------------        ------------        ------------
ASSETS

Cash and cash equivalents                           $ 14,164,177        $ 31,424,064        $ 17,329,237
Accounts receivable - affiliated entities                     --             259,040               7,210
Restricted cash                                        9,700,000                  --                  --
Other current assets                                     761,904             622,411             649,107
                                                    ------------        ------------        ------------
        Total current assets                          24,626,081          32,305,515          17,985,554

Restricted cash                                               --           5,400,000                  --
Notes receivable                                              --             190,186             190,186
Property and equipment, net                            5,942,273           7,766,479           6,577,565
Oil and gas properties, net, full cost
   method (including unevaluated amounts of
   $324,500, $257,407 & $257,407, respectively)        1,478,974             259,338             287,788
Investments in and advances to oil and gas
    ventures - net                                     5,386,707           8,567,563           6,876,327
Other assets                                                  --             885,980             171,121
                                                    ------------        ------------        ------------

TOTAL ASSETS                                          37,434,035          55,375,061          32,088,541
                                                    ============        ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                    $    328,171        $    799,985        $    731,532
Accrued liabilities                                   10,326,608           1,124,425             297,513
Notes payable                                                 --                  --              31,156
                                                    ------------        ------------        ------------
        Total current liabilities                   $ 10,654,779        $  1,924,410        $  1,060,201

8% Convertible subordinated debentures                        --                  --             300,000
Minority interest in subsidiaries                             --             205,380             223,350

Commitments and contingencies (Notes 6 and 9)                 --                  --                  --

Stockholders' equity:
    Preferred stock, par value $0.10 per share,
        5,000,000 shares authorized: no shares
        issued or outstanding                                 --                  --                  --
    Common Stock, par value $0.10 per share,
        50,000,000 shares authorized: 22,447,489,
        22,168,489, and 17,376,610 shares issued
        and outstanding respectively                   2,244,749           2,216,849           1,737,661

    Capital in excess of par value                    82,040,156          80,851,120          55,985,572
    Accumulated deficit                              (57,505,649)        (29,822,698)        (27,218,243)
                                                    ------------        ------------        ------------
        Total stockholders' equity                  $ 26,779,256        $ 53,245,271        $ 30,504,990
                                                    ------------        ------------        ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 37,434,035        $ 55,375,061        $ 32,088,541
                                                    ============        ============        ============

                     The accompanying notes are an integral
                 part of the consolidated financial statements

                            FOUNTAIN OIL INCORPORATED
                      CONSOLIDATED STATEMENT OF OPERATIONS
       For the Years Ended December 31, 1997 and August 31, 1996 and 1995


                                                       1997                1996                1995
                                                   ------------        ------------        ------------
Operating Revenues:
  Oil and gas sales                                $    313,301        $     26,562        $         --
  Other                                                      --               8,615             625,457
                                                   ------------        ------------        ------------
Total revenues                                          313,301              35,177             625,457
                                                   ------------        ------------        ------------

Operating expenses:
  Cost of sales                                              --              31,991             479,224
  Lease operating expenses                              200,321              10,988                  --
  Direct project costs                                1,753,166           1,267,555                  --
  General and administrative                          3,903,446           3,853,972           4,012,510
  Loss from investments in unconsolidated
    subsidiaries                                      3,778,287              13,272                  --
  Depreciation, depletion and amortization              344,666              77,253           1,156,772
  Employee stock compensation                                --                  --             152,038
  Impairment of notes receivable                        186,611                  --                  --
  Impairment property and equipment                   3,243,997                  --             175,450
  Impairment of intangibles and other assets                 --                  --           1,924,202
  Impairment of oil and gas properties                  257,407             419,835             608,181
  Impairment of oil and gas ventures                 15,735,592                  --                  --
                                                   ------------        ------------        ------------
Total operating expenses                             29,403,493           5,674,866           8,508,377
                                                   ------------        ------------        ------------

OPERATING LOSS                                      (29,090,192)         (5,639,689)         (7,882,920)
                                                   ------------        ------------        ------------

Other (expense) income:
  Interest income                                     1,615,066             332,071             251,276
  Interest expense                                      (69,286)         (1,016,465)            (28,475)
  Other                                                 (72,714)             12,551              89,108
  Loss on disposition of equipment and
     property                                          (271,205)           (182,020)                 --
                                                   ------------        ------------        ------------

TOTAL OTHER (EXPENSE) INCOME                          1,201,861            (853,863)            311,909
                                                   ------------        ------------        ------------

Net loss before income tax expense                  (27,888,331)         (6,493,552)         (7,571,011)

Income tax expense                                           --                  --             (28,600)
                                                   ------------        ------------        ------------

NET LOSS BEFORE MINORITY INTEREST                   (27,888,331)         (6,493,552)         (7,599,611)

Minority interest in loss of consolidated
  subsidiary                                            205,380                  --                  --

NET LOSS                                           $(27,682,951)       $ (6,493,552)       $ (7,599,611)
                                                   ------------        ------------        ------------

NET LOSS PER COMMON SHARE - BASIC                  $      (1.24)       $       (.52)       $       (.91)
                                                   ------------        ------------        ------------

NET LOSS PER COMMON SHARE - DILUTED                $      (1.24)       $       (.52)       $       (.91)
                                                   ------------        ------------        ------------

Weighted average number of common
  shares outstanding                                 22,413,013          12,495,137           8,341,783
                                                   ------------        ------------        ------------


                     The accompanying notes are an integral
                 part of the consolidated financial statements

                            FOUNTAIN OIL INCORPORATED
                CONSOLIDATED STATEMENT OF OPERATIONS - continued
           For the Four Month Periods Ended December 31, 1996 and 1995


                                                               1996                1995
                                                           ------------        ------------
                                                                                 Unaudited

Operating Revenues:
  Oil and gas sales                                        $     16,980        $      6,440
  Other income                                                       --               1,908
                                                           ------------        ------------
TOTAL REVENUES                                                   16,980               8,348
                                                           ------------        ------------

Operating expenses:
  Cost of sales                                                   4,052               4,581
  Lease operating expenses                                        1,550               2,536
  Direct project costs                                          314,100             120,268
  General and administrative                                  1,281,821           1,303,048
  Loss from investments in unconsolidated
     subsidiaries                                             1,359,246               4,424
  Depreciation, depletion and amortization                       39,578              43,643
                                                           ------------        ------------
TOTAL OPERATING EXPENSES                                      3,000,347           1,478,500
                                                           ------------        ------------

OPERATING LOSS                                               (2,983,367)         (1,470,152)
                                                           ------------        ------------

Other (expense) income:
  Interest income                                               423,681              54,992
  Interest expense                                              (12,744)             (3,006)
  Other                                                         (49,995)            (24,016)
                                                           ------------        ------------
TOTAL OTHER (EXPENSE) INCOME                                    360,942              27,970
                                                           ------------        ------------

Net loss before income tax expense                           (2,622,425)         (1,442,182)

Income tax expense                                                   --                  --
                                                           ------------        ------------

NET LOSS BEFORE MINORITY INTEREST                            (2,622,425)         (1,442,182)

Minority interest in loss of consolidated subsidiary             17,970                  --
                                                           ------------        ------------

NET LOSS                                                   $ (2,604,455)       $ (1,442,182)
                                                           ------------        ------------

NET LOSS PER COMMON SHARE - BASIC                          $       (.14)       $       (.13)
                                                           ------------        ------------

NET LOSS PER COMMON SHARE - DILUTED                        $       (.14)       $       (.13)
                                                           ------------        ------------

Weighted average number of common
  shares outstanding                                         18,696,212          10,834,063
                                                           ------------        ------------

               The accompanying notes are an integral part of the
                       consolidated financial statements

                            FOUNTAIN OIL INCORPORATED
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
            For the Period August 31, 1994 through December 31, 1997


                                                   COMMON STOCK
                                           -----------------------------
                                            NUMBER OF                           ADDITIONAL                                TOTAL
                                             SHARES                              PAID-IN           ACCUMULATED         STOCKHOLDERS'
                                             ISSUED          PAR VALUE           CAPITAL             DEFICIT              EQUITY
                                           ----------       ------------       ------------        ------------        ------------
BALANCE, AUGUST 31, 1994                    5,974,310       $    597,431       $ 16,708,442        $(13,125,080)       $  4,180,793

Sale of common stock, net
of offering expenses of $1,033,118          3,958,998            395,900         10,900,930                  --          11,296,830

Issuance of common  stock as
employee compensation and
for other obligations                         900,755             90,075          1,639,803                  --           1,729,878

Net loss                                           --                 --                 --          (7,599,611)         (7,599,611)
                                           ----------       ------------       ------------        ------------        ------------

BALANCE, AUGUST 31, 1995                   10,834,063       $  1,083,406       $ 29,249,175        $(20,724,691)       $  9,607,890
                                           ----------       ------------       ------------        ------------        ------------

Sale of common stock, net
of offering expenses of $1,539,646          5,000,000            500,000         20,460,354                  --          20,960,354

Issuance of common stock
for purchase of interests in
oil and gas ventures                          450,000             45,000          2,308,125                  --           2,353,125

Issuance of common stock
upon conversion of debentures                 997,324             99,733          3,834,605                  --           3,934,338

Issuance of common stock upon
exercise of warrants and
options                                        95,223              9,522            133,313                  --             142,835

Net loss                                           --                 --                 --          (6,493,552)         (6,493,552)
                                           ----------       ------------       ------------        ------------        ------------

BALANCE, AUGUST 31, 1996                   17,376,610       $  1,737,661       $ 55,985,572        $(27,218,243)       $ 30,504,990
                                           ----------       ------------       ------------        ------------        ------------

                     The accompanying notes are an integral
                 part of the consolidated financial statements

                                  FOUNTAIN OIL INCORPORATED
                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - continued
                   For the Period August 31, 1994 through December 31, 1997


                                   COMMON STOCK
                             -------------------------
                             NUMBER OF                   ADDITIONAL                      TOTAL
                              SHARES                      PAID-IN      ACCUMULATED   STOCKHOLDERS'
                              ISSUED       PAR VALUE      CAPITAL        DEFICIT         EQUITY
                             ----------  -------------  ------------  -------------  --------------
Issuance of common stock
upon conversion of
debentures                       59,125          5,913       274,481            ---         280,394

Issuance of common stock
upon exercise of warrants
and options                   4,732,754        473,275    24,591,067            ---      25,064,342

Net loss                            ---            ---           ---    (2,604,455)     (2,604,455)
                             ----------  -------------  ------------  -------------  --------------
BALANCE DECEMBER 31, 1996    22,168,489  $   2,216,849  $ 80,851,120  $ (29,822,698) $   53,245,271
                             ----------  -------------  ------------  -------------  --------------


Issuance of common stock
for purchase of interest
in oil and gas venture
                                175,000         17,500     1,043,436            ---       1,060,936

Issuance of common stock
upon exercise of warrants
and options                     104,000         10,400       145,600            ---         156,000


Net loss                            ---            ---           ---   (27,682,951)    (27,682,951)
                             ----------  -------------  ------------  -------------  --------------

BALANCE, DECEMBER 31, 1997   22,447,489  $   2,244,749  $ 82,040,156  $ (57,505,649) $   26,779,256
                             ----------  -------------  ------------  -------------  --------------

                     The accompanying notes are an integral
                 part of the consolidated financial statements

                            FOUNTAIN OIL INCORPORATED
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    For the Years Ended December 31, 1997 and
                            August 31, 1996 and 1995


                                                             1997                1996               1995
                                                         ------------        ------------        ------------
Operating activities:
   Net loss                                              $(27,682,951)       $ (6,493,552)       $ (7,599,611)
   Depreciation and amortization                              344,666              77,253           1,156,772
   Gain on settlement of liabilities                               --                  --             (58,230)
   Loss on disposition of equipment and property              271,205             182,020                  --
   Impairment of notes receivable                             186,611                  --                  --
   Impairment of property and equipment                     3,243,997                  --             175,450
   Impairment of intangibles                                       --                  --           1,924,202
   Impairment of oil and gas properties                       257,407             419,835             608,181
   Impairment of oil and gas ventures                      15,735,592                  --                  --
   Issuance of common stock for services and
     expenses                                                      --                  --           1,482,664
   Amortization of debt issuance costs and
     discount                                                      --             866,666                  --
   Loss in investments in unconsolidated
     subsidiaries                                           3,778,287              13,272                  --
   Minority interest in loss of unconsolidated
     subsidiary                                              (205,380)                 --                  --
   Changes in assets and liabilities:
      Accounts receivable                                     259,040              53,905              65,977
      Other assets                                           (139,493)           (211,222)           (325,289)
      Accounts payable                                       (471,814)             62,638             394,784
      Accrued liabilities                                     246,920            (116,766)            217,022
                                                         ------------        ------------        ------------

NET CASH USED IN OPERATING ACTIVITIES                      (4,175,913)         (5,145,951)         (1,958,078)
                                                         ------------        ------------        ------------

Investing activities:
   Restricted cash                                         (4,300,000)                 --                  --
   Investments in oil and gas properties                   (1,318,492)           (155,938)         (2,458,596)
   Investments in and advances to oil and gas
     ventures                                              (6,280,613)         (2,644,837)                 --
   Capital expenditures                                    (1,573,507)         (3,728,770)           (404,822)
   Proceeds from disposition of assets                        232,638             104,000                  --
   Issuance of notes receivable                                    --            (135,186)         (2,980,000)
                                                         ------------        ------------        ------------

NET CASH USED IN INVESTING ACTIVITIES                     (13,239,974)         (6,560,731)         (5,843,418)
                                                         ------------        ------------        ------------

Financing activities:
   Proceeds from issuance of debentures, net of
     expenses                                                      --           3,346,723                  --
   Proceeds from sales of common stock, net of
     expenses                                                      --          21,103,189          11,296,830
   Proceeds from exercise of options                          156,000                  --                  --
   Proceeds from issuance of short-term borrowings                 --           4,848,476              47,813
   Principal payments on short-term borrowings                     --          (5,054,114)           (271,563)
                                                         ------------        ------------        ------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                     156,000          24,244,274          11,073,080
                                                         ------------        ------------        ------------

NET INCREASE (DECREASE) IN CASH AND CASH
     EQUIVALENTS                                          (17,259,887)         12,537,592           3,271,584

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR               31,424,064           4,791,645           1,520,061
                                                         ------------        ------------        ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                   $ 14,164,177        $ 17,329,237        $  4,791,645
                                                         ------------        ------------        ------------

                     The accompanying notes are an integral
                 part of the consolidated financial statements

                            FOUNTAIN OIL INCORPORATED
                CONSOLIDATED STATEMENT OF CASH FLOWS - continued
           For the Four Month Periods Ended December 31, 1996 and 1995


                                                            1996                1995
                                                        ------------        ------------
                                                                              Unaudited
Operating activities:
   Net loss                                             $ (2,604,455)       $ (1,442,182)
   Depreciation and amortization                              39,578              43,643
   Amortization of debt issuance costs and
     discount                                                  1,375                  --
   Loss in investments in unconsolidated
     subsidiaries                                          1,359,246               4,424
   Minority interest in loss of unconsolidated
     subsidiary                                              (17,970)                 --
   Changes in assets and liabilities:
      Accounts receivable                                   (251,828)           (114,236)
      Other assets                                            26,687              88,344
      Accounts payable                                        68,453            (305,580)
      Accrued liabilities                                    149,069            (242,037)
                                                        ------------        ------------

NET CASH USED IN OPERATING ACTIVITIES                     (1,229,845)         (1,967,624)
                                                        ------------        ------------

Investing activities:
   Restricted cash                                        (5,400,000)                 --
   Investments in and advances to oil and gas
     ventures                                             (3,108,472)         (1,369,767)
   Capital expenditures                                   (1,200,042)           (746,810)
   Proceeds from disposition of assets                            --             (73,900)
                                                        ------------        ------------

NET CASH USED IN INVESTING ACTIVITIES                     (9,708,514)         (2,190,477)
                                                        ------------        ------------

Financing activities:
   Proceeds from exercise of warrants and options         25,064,342                  --
   Proceeds from issuance of short-term
     borrowings                                                   --             122,153
   Principal payments on short-term borrowings               (31,156)            (25,108)
                                                        ------------        ------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                 25,033,186              97,045
                                                        ------------        ------------

NET INCREASE (DECREASE) IN CASH AND CASH
     EQUIVALENTS                                          14,094,827          (4,061,056)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR              17,329,237           4,791,645
                                                        ------------        ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                  $ 31,424,064        $    730,589
                                                        ------------        ------------

                     The accompanying notes are an integral
                 part of the consolidated financial statements

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS - The principal activities of Fountain Oil Incorporated and its consolidated subsidiaries (collectively the "Company") have involved the acquisition of interests in and development of oil and gas fields with a productive history that indicate the potential for increased production through rehabilitation and utilization of modern production techniques and enhanced oil recovery processes. The Company has typically acquired its interests in oil and gas properties through interests in joint ventures, partially owned corporate and other entities, and joint operating arrangements. While the Company has acquired interests representing 50% or less of the equity in various oil and gas projects, it has generally sought operational responsibility for the substantial oil and gas projects in which it has interests. Accordingly, certain of the activities in which the Company has interests are conducted through unconsolidated entities. The Company has acquired less than majority interests in entities developing or seeking to develop oil and gas properties in Eastern Europe including the Russian Federation. These entities are accounted for as unconsolidated subsidiaries.

               On February 2, 1998, the Company entered into a Combination Agreement with CanArgo Energy Inc. ("CanArgo") pursuant to which CanArgo would become a subsidiary of the Company and each of the outstanding CanArgo Common Shares would be converted into the right to receive 1.6 shares of the Company's Common Stock. Consummation of the business combination is subject to satisfaction of a number of conditions, including approvals by the stockholders of the Company and the shareholders of CanArgo. It is expected that following the business combination the former shareholders of CanArgo would have the right to receive approximately 47% of the Company's Common Stock. The business combination could result in a change in the Company's ownership as defined in Section 382 of the Internal Revenue Code. See Note 13, Income Taxes, of Notes to Consolidated Financial Statements. Upon consummation of the business combination, current management of CanArgo will hold a majority of the Company's management positions.

               The Company elected to change its fiscal year from August 31 to December 31 effective December 31, 1996 in order to conform to the calendar year accounting which is required for most of the significant oil and gas projects in which the Company participates. Accordingly, the accompanying consolidated financial statements include information for the four-month transition period ended December 31, 1996. The comparable statements of operations and cash flows for the four month period ended December 31, 1995 and all related footnote disclosures are unaudited. Such unaudited information includes all adjustments necessary in the opinion of the management of the Company for a fair statement of the results of operations and cash flows. Results for the four month period may not be indicative of results for the full year.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BASIS OF PRESENTATION - The financial statements and notes thereto are prepared in accordance with U.S. generally accepted accounting principles. All amounts are in U.S. dollars.

        CONSOLIDATION - The consolidated financial statements include the accounts of Fountain Oil Incorporated and its majority owned subsidiaries. The majority owned subsidiaries at December 31, 1997 are Electromagnetic Oil Recovery International Inc., Focan Ltd., Fountain Oil Adygea Incorporated, Fountain Oil Boryslaw Incorporated, Fountain Oil Boryslaw Ltd., Fountain Oil Norway AS, Fountain Oil Production Incorporated, Fountain Oil Services Ltd., Fountain Oil Ukraine Ltd., Fountain Oil U.S. Inc., Gastron International Limited, Uentech Corporation and UK-RAN Oil Corporation. All significant intercompany transactions and accounts have been eliminated. The Company's investments in certain oil and gas ventures are proportionately consolidated. Investments in less than majority-owned corporations and corporate-like entities are accounted for using the equity method of accounting.

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        QUASI-REORGANIZATION - The Board of Directors of the Company approved a quasi-reorganization effective October 31, 1988. As of the date of the quasi-reorganization, the accumulated deficit of $39,952,292 was eliminated against capital in excess of par value.

        USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        RECLASSIFICATION - Certain items in the consolidated financial statements have been reclassified to conform to the current year presentation. There was no effect on net loss as a result of these reclassifications.

        CASH AND CASH EQUIVALENTS - The Company considers unrestricted short-term, highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

        INVESTMENTS - The Company's investments in cash equivalents are classified as held to maturity and are carried at amortized cost which approximates fair value due to their short-term nature.

        PROPERTY AND EQUIPMENT - Property and equipment is stated at cost unless the carrying amount is viewed as not recoverable in which case the carrying value of the assets is reduced to the estimated recoverable amount. See "Impairment of Long-Lived Assets" below. Expenditures for major renewals and betterments, which extend the original estimated economic useful lives of applicable assets, are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or retired are removed from the accounts and any gain or loss thereon is reflected in operations. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets ranging from three to ten years.

        OIL AND GAS PROPERTIES - The Company and the unconsolidated entities for which it accounts using the equity method account for oil and gas properties and interests under the full cost method. Under this accounting method, costs, including a portion of internal costs associated with property acquisition and exploration for and development of oil and gas reserves, are capitalized within cost centers established on a country-by-country basis. Capitalized costs within a cost center, as well as the estimated future expenditures to develop proved reserves and estimated net costs of dismantlement and abandonment, are amortized using the unit-of-production method based on estimated proved oil and gas reserves. All costs relating to production activities are charged to expense as incurred.

               Capitalized oil and gas property costs, less accumulated depreciation, depletion and amortization and related deferred income taxes, are limited to an amount (the ceiling limitation) equal to
        (a) the present value (discounted at 10%) of estimated future net revenues from the projected production of proved oil and gas reserves, calculated at prices in effect as of the balance sheet date (with consideration of price changes only to the extent provided by fixed and determinable contractual arrangements), plus (b) the lower of cost or estimated fair value of unproved and unevaluated properties, less (c) income tax effects related to differences in the book and tax basis of the oil and gas properties.

        REVENUE RECOGNITION - The Company recognizes revenues when goods have been delivered, when services have been performed, or when hydrocarbons have been produced and delivered.

        FOREIGN CURRENCY TRANSLATION - The U.S. dollar is the functional currency for all of the Company's operations. Accordingly, all monetary assets and liabilities denominated in foreign currency are translated into U.S. dollars at the rate of exchange in effect at the balance sheet date and the resulting

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        unrealized translation gains or losses are reflected in operations. Non-monetary assets are translated at historical exchange rates. Revenue and expense items (excluding depreciation and amortization which are translated at the same rates as the related assets) are translated at the average rate of exchange for the year. Foreign currency translation amounts recorded in operations for years ended December 31, 1997 and August 31, 1996 and 1995 and the four months ended December 31, 1996 and 1995 were not material.

        INCOME TAXES - The Company follows the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and the tax bases of assets and liabilities using enacted rates in effect for the years in which the differences are expected to reverse. Valuation allowances are established, when appropriate, to reduce deferred tax assets to the amount expected to be realized.

        IMPAIRMENT OF LONG-LIVED ASSETS - The Company reviews all of its long-lived assets, except for its oil and gas assets, for impairment in accordance with Statement of Financial Accounting Standards ("SFAS")
        No. 121 Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of. Prior to the adoption of SFAS No. 121, all long-lived assets including intangible assets, other than oil and gas properties, were reviewed for impairment by comparing the carrying value of such assets to future expected net cash flows undiscounted. The Company evaluates its oil and gas properties and its carrying value of investments in unconsolidated entities conducting oil and gas operations in accordance with the full cost ceiling limitation.

        STOCK-BASED COMPENSATION PLANS - The Company has adopted only the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation, and has elected to continue to record stock-based compensation expense using the intrinsic-value approach prescribed by Accounting Principles Board ("APB") Opinion 25. Accordingly, the Company computes compensation cost for each employee stock option granted as the amount by which the quoted market price of the Company's Common Stock on the date of grant exceeds the amount the employee must pay to acquire the stock. The amount of compensation costs, if any, is charged to operations over the vesting period.

        RECENTLY ISSUED PRONOUNCEMENTS - In 1997, the Financial Accounting Standards Board issued SFAS No. 130, Reporting Comprehensive Income, and SFAS No.131, Disclosure about Segments of an Enterprise and Related Information, both of which have been adopted in the fourth quarter of 1997 without having any material effect on the Company's financial statements.

3.       GOING CONCERN ASSUMPTION

               The Company has incurred recurring operating losses, and its current operations are not generating positive cash flows. The ability of the Company to continue as a going concern and to pursue its principal activities of acquiring interest in and developing oil and gas fields is highly dependent upon generating funds from external sources and, ultimately, achieving sufficient positive cash flows from operating activities.

               Without sufficient cash from external sources, the Company's ability to finance its ongoing operations and continue as a going concern is doubtful. However, the Company's management believes that it may be able to access external sources of funds through a merger or other business combination with another company followed by equity or debt financing by the surviving entity or by the farm out of interests in certain oil and gas projects. See Note 6, Oil and Gas Properties and Investments, of Notes to Consolidated Financial Statements.

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               The consolidated financial statements do not give effect to any additional impairment of its investments in oil and gas ventures or other adjustments which would be necessary should the Company be unable to obtain sufficient funds from external sources or continue as a going concern.


4.      RESTRICTED CASH

               Through December 31, 1997 and 1996, the Company has pledged an aggregate of $9,700,000 and $5,400,000, respectively, to collateralize bank letters of credit. Letters of credit supported by the restricted cash have been used primarily to assure repayment of borrowings under a line of credit established by Kashtan Petroleum Ltd. ("Kashtan"), which operates the Lelyaki Field project, under which $8,150,000 and $1,400,000 was outstanding at December 31, 1997 and 1996, respectively. Kashtan has utilized such borrowings to pay Lelyaki Field project operating costs, including repayment of costs advanced by the Company on behalf of Kashtan. If beneficiaries of such collateralized bank letters of credit were to draw on the letters of credit as a result of non-performance by ventures of their obligations to the beneficiaries or otherwise, the banks would, in turn, draw against the restricted cash to reimburse themselves for amounts paid on the letters of credit. Based on its analysis of initial Lelyaki Field development efforts, the Company has concluded that the Lelyaki Field will not support a successful commercial development. As a result, the Company has written off any remaining investments relating to the Lelyaki Field project and has accrued a liability of $8,280,000 with respect to Kashtan indebtedness supported by the Company's restricted cash deposits. The liability is included within accrued liabilities on the Company's balance sheet as of December 31, 1997. See Note 6, Oil and Gas Properties and Investments, of Notes to Consolidated Financial Statements.


5.      PROPERTY AND EQUIPMENT, NET

               Property and equipment and the related accumulated depreciation at December 31, 1997 included the following:


                                                      ACCUMULATED
                                        COST          DEPRECIATION       IMPAIRMENT             NET
                                    -----------       -----------        ---------          -----------
EEOR equipment                      $   562,953       $  (284,909)       $        --        $   278,044
Oil and gas related equipment       $ 8,348,309       $        --        $(2,843,997)       $ 5,504,312
Office furniture, fixtures
 and equipment and other            $ 1,014,263       $  (454,346)       $  (400,000)       $   159,917
                                    -----------       -----------        -----------        -----------
PROPERTY AND EQUIPMENT, NET         $ 9,925,525       $  (739,255)       $(3,243,997)       $ 5,942,273
                                    -----------       -----------        -----------        -----------


               Property and equipment and the related accumulated depreciation at December 31, 1996 included the following:


                                                     ACCUMULATED
                                       COST          DEPRECIATION   IMPAIRMENT       NET
                                    ----------       ----------       ------     ----------
EEOR equipment                      $  504,085       $ (273,673)        --       $  230,412
EEOR construction-in-progress       $   60,764               --         --           60,764
Oil and gas related equipment       $6,956,709       $       --         --       $6,956,709
Office furniture, fixtures
 and equipment and other            $  850,031       $ (331,437)        --       $  518,594
                                    ----------       ----------                  ----------
PROPERTY AND EQUIPMENT, NET         $8,371,589       $ (605,110)        --       $7,766,479
                                    ----------       ----------                  ----------

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               Property and equipment and the related accumulated depreciation at August 31, 1996 included the following:


                                                    ACCUMULATED
                                       COST         DEPRECIATION    IMPAIRMENT      NET
                                    ----------       ----------     ---------   ----------
EEOR equipment                      $  504,085       $ (268,011)       --       $  236,074
EEOR construction-in-progress           60,764               --        --           60,764
Oil and gas related equipment        5,818,871               --        --        5,818,871
Office furniture, fixtures
 and equipment and other               759,448         (297,592)       --          461,856
                                    ----------       ----------                 ----------
PROPERTY AND EQUIPMENT, NET         $7,143,168       $ (565,603)       --       $6,577,565
                                    ----------       ----------                 ----------


               Oil and gas related equipment includes new or refurbished drilling rigs and related equipment including lease and well equipment which the Company originally planned to transfer to Intergas JSC ("Intergas"), an entity in which the Company holds a 37% interest, to use in the Maykop Field, Republic of Adygea, Russian Federation. Such rigs and equipment have not yet been placed in service and therefore are not being depreciated. Because it has experienced extended delays in resolving operating arrangements and other Intergas matters including corporate formalities, the Company has concluded that under present circumstances it cannot pursue commercial activities and develop the Maykop Field through Intergas. As a result, the Company has written off its investment in and advances to Intergas at December 31, 1997. See
        Note 6, Oil and Gas Properties and Investments, of Notes to Consolidated Financial Statements. Since the rigs and equipment are now expected to be employed for application other than those for which they were specifically intended, the Company recorded an impairment of $2,844,000 at December 31, 1997, which represents the difference between the book value of the rigs and related equipment and their estimated fair value.

               As a result of the Company's decision to close down or significantly reduce its various corporate offices, the Company recorded an impairment of $400,000 to reduce the carrying value of furniture, fixtures and equipment to their estimated fair value.


6.      OIL AND GAS PROPERTIES AND INVESTMENTS

        Oil and Gas Properties

               The Company has acquired interests in oil and gas properties through joint ventures and other joint operating arrangements. A summary of the Company's oil and gas properties as of December 31, 1997 and 1996 and August 31, 1996 are set out below:


OIL AND GAS PROPERTIES                        12/31/97           12/31/96            8/31/96
----------------------                       -----------        -----------        -----------
United States and Canada
  Proved properties                          $ 2,650,327        $ 1,029,947        $ 1,058,397
  Unproved properties                            324,500            257,407            257,407
  Less: accumulated depreciation,
   depletion, amortization and impairment     (1,495,853)        (1,028,016)        (1,028,016)
                                             -----------        -----------        -----------
TOTAL OIL AND GAS PROPERTIES, NET             $1,478,974         $  259,338         $  287,788
                                             -----------        -----------        -----------


               During the fiscal years ended December 31, 1997 and August 31, 1996, the Company recognized impairments of $257,407 and $419,835 respectively, on its oil and gas properties as a result of applying the full cost ceiling limitation. The impairments related to previously unproved properties.

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               During the first quarter of 1997, the Company purchased a 60% interest in a heavy oil property in the Sylvan Lake area in Alberta, Canada for approximately $1,009,000. One new well was successfully drilled during the 1997 third quarter, and was prepared for installation of the Company's electrically enhanced oil recovery ("EEOR") equipment. The Sylvan Lake project includes a total of four producing wells.

               Unproved properties and associated costs not currently being amortized and included in oil and gas properties in Canada at December 31, 1997 were $324,500, substantially all of which relates to the Sylvan Lake Field. Such properties are expected to be evaluated over the next 24 months, and if no proved reserves are added, those properties could result in additional impairment.

        Investments
               The Company has acquired interests in oil and gas ventures through less than majority interests in corporate and corporate-like entities. A summary of the Company's oil and gas ventures as of December 31, 1997 and 1996 and August 31, 1996 is set out below:


INVESTMENTS IN AND ADVANCES TO OIL AND GAS
VENTURES                                           12/31/97            12/31/96             8/31/96
------------------------------------------       ------------        ------------        ------------
Ukraine - Lelyaki Field, Pryluki Region
    through an effective 40.5% ownership
    of Kashtan Petroleum Ltd.                    $  2,435,725        $  2,398,566        $  2,163,564
Adygea, Russian Federation - Maykop Field
   through 37% ownership in Intergas JSC            6,710,874           4,439,213           2,780,263
Canada - Inverness Unit
   through 50% ownership in Focan Ltd.                     --             106,646             106,646
Albania - Gorisht-Kocul Field
    through 50% ownership of the joint
    venture                                         2,202,922           1,326,581             517,885
Ukraine - Stynawske Field, Boryslaw
    through 45% ownership of Boryslaw Oil
    Company                                         5,800,407           1,655,803           1,321,241
------------------------------------------       ------------        ------------        ------------

TOTAL INVESTMENTS IN AND ADVANCES TO
    OIL AND GAS VENTURES                         $ 17,149,928        $  9,926,809        $  6,889,599
                                                 ------------        ------------        ------------

EQUITY IN PROFIT (LOSS) OF OIL AND GAS
VENTURES                                             12/31/97            12/31/96             8/31/96
------------------------------------------       ------------        ------------        ------------
Ukraine - Lelyaki Field, Pryluki Region          $ (2,435,725)       $   (355,684)       $         --
Adygea, Russian Federation - Maykop Field          (1,452,510)           (601,366)                 --
Canada - Inverness Unit                                    --              (2,407)            (13,272)
Albania - Gorisht-Kocul Field                        (833,191)           (399,789)                 --
Ukraine - Stynawske Field, Boryslaw                  (413,700)                 --                  --
                                                 ------------        ------------        ------------
CUMULATIVE EQUITY IN PROFIT (LOSS) OF OIL
AND GAS VENTURES                                 $ (5,135,126)       $ (1,359,246)       $    (13,272)
                                                 ------------        ------------        ------------

Impairment - Maykop Field                        $ (5,258,364)       $         --        $         --
Impairment - Gorisht-Kocul Field                   (1,369,731)                 --                  --
                                                 ------------        ------------        ------------
TOTAL IMPAIRMENT                                 $ (6,628,095)       $         --        $         --
                                                 ------------        ------------        ------------
TOTAL INVESTMENTS IN AND ADVANCES TO OIL
AND GAS VENTURES, NET OF EQUITY LOSS AND
IMPAIRMENT                                       $  5,386,707        $  8,567,563        $  6,876,327
                                                 ------------        ------------        ------------

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               During the fourth quarter of 1997, the Company recognized impairment losses totalling $15,736,000 related to the Lelyaki Field, Maykop Field and Gorisht-Kocul Field projects. In addition, aggregate losses of $3,365,000 were recorded in 1997 reflecting the Company's equity in the losses of Kashtan, Intergas and the Gorisht-Kocul joint venture.

               Based on its analysis of initial Lelyaki Field development efforts completed in the fourth quarter of 1997, the Company concluded that the Lelyaki Field will not support a successful commercial development. As a result, the Company recorded an impairment charge totalling $9,108,000. The impairment charge consisted of $137,000 which represented the carrying value of an investment related to Kashtan, $8,280,000 of debt and accrued interest of Kashtan on which Kashtan has defaulted or is expected to default and which was effectively guaranteed by the Company through restricted cash deposits, and $691,000 of estimated liabilities for severance and related costs associated with closing down Kashtan's operations. Such costs are expected to be paid during 1998. In addition, the Company recognized a loss in 1997 of $2,080,000 reflecting its equity in the loss of Kashtan.

               Because it has experienced extended delays in resolving operating arrangements and other Intergas matters including completion of corporate formalities, the Company has concluded that under present circumstances it cannot pursue commercial activities and develop the Maykop Field through Intergas. As a result, the Company during the fourth quarter of 1997 recorded an impairment for the entire amount of its investment in and advances to Intergas of $5,258,000. In addition, the Company recognized a loss in 1997 of $851,000, reflecting its equity in the loss of Intergas.

               In March 1997, the Company declared the political unrest in Albania to be a force majeure with respect to the Gorisht-Kocul project, and development activities related thereto have been suspended since the declaration. In light of the extended period that the force majeure condition has continued and in the absence of any indication of an imminent termination of that condition, the Company during the fourth quarter of 1997 recorded an impairment for the entire amount of its investment in and advances to the Gorisht-Kocul joint venture of $1,370,000. The Company also recognized a $433,000 loss in 1997 as its equity in the loss of that joint venture.

               The Company has made advances to Boryslaw Oil Company totalling $1,508,000 at December 31, 1997, which are included within investments in and advances to oil and gas ventures. Such advances may be recoverable only from future revenue of or payments from future participants in the venture.

               Since none of the Company's oil and gas interests outside of Canada are being amortized, the Company's investments in and advances to oil and gas ventures are essentially unevaluated properties. At December 31, 1997, there were no material operations or assets (other than unevaluated properties) of entities being accounted for using the equity method. Accordingly, no separate financial information has been presented.

               As a result of the events described above relating to Kashtan, Intergas and the Gorisht-Kocul joint venture, the Company may be subject to contingent liabilities in the form of claims from those ventures and other participants therein. Fountain has been advised that Intergas and another shareholders of Intergas are considering asserting such claims. Management is unable to estimate the range that such claims, if any, might total. However, if any claims were determined to be valid, they could have a material adverse effect on the financial position, results of operations and cash flows of the Company.

               Development of the oil and gas properties and ventures in which the Company has interests involves multi-year efforts and substantial cash expenditures. The Company had working capital of $13,971,000 at December 31, 1997, which it considered inadequate to proceed with full implementation of its program of developing its principal oil and gas properties and ventures. Full development of these properties and ventures would require the availability of substantial funds from external sources. The Company believes that its ability to access external financing is dependent upon the successful completion

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        of a business combination with, or the farm-out of a significant portion of its interest in Boryslaw Oil Company and possibly other projects to an entity that can provide or attract such financing. The Company generally has the principal responsibility for arranging financing for the oil and gas properties and ventures in which it has an interest. There can be no assurance, however, that the Company or the entities that are developing the oil and gas properties and ventures will be able to arrange the financing necessary to develop the projects being undertaken or to support the corporate and other activities of the Company or that such financing as is available will be on terms that are attractive or acceptable to or are deemed to be in the best interests of the Company, such entities or their respective stockholders or participants.

               As of December 31, 1997 the Company had remaining net investments in oil and gas properties and ventures totalling $6,866,000. Of this amount, $5,387,000 relates to a venture in Eastern Europe for which development operations have not yet begun. Ultimate realization of the carrying value of the Company's oil and gas properties and ventures will require production of oil and gas in sufficient quantities and marketing such oil and gas at sufficient prices to provide positive cash flow to the Company, which is dependent upon, among other factors, achieving significant production at costs that provide acceptable margins, reasonable levels of taxation from local authorities, and the ability to market the oil and gas produced at or near world prices. In addition, the Company must mobilize drilling equipment and personnel to initiate drilling, completion and production activities. The Company has plans to mobilize resources and achieve levels of production and profits sufficient to recover its carrying value. However, if one or more of the above factors, or other factors, are different than anticipated, these plans may not be realized, and the Company may not recover its carrying value. The Company will be entitled to distributions from the various properties and ventures in accordance with the arrangements governing the respective properties and ventures.

               The consolidated financial statements of the Company do not give effect to any additional impairment in the value of the Company's investment in oil and gas properties and ventures or other adjustments that would be necessary if financing cannot be arranged for the development of such properties and ventures or if they are unable to achieve profitable operations. The Company's consolidated financial statements have been prepared under the assumption of a going concern. Failure to arrange such financing on reasonable terms or failure of such properties and ventures to achieve profitability would have a material adverse effect on the financial position, including realization of assets, results of operations, cash flows and prospects of the Company and ultimately its ability to continue as a going concern.

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.      ACCRUED LIABILITIES

               Accrued liabilities at December 31, 1997, December 31, 1996 and August 31, 1996 included the following:


                                             12/31/97          12/31/96          8/31/96
                                            -----------       -----------       -----------
Compensation, including related taxes       $   337,767       $   225,409       $   209,283
Professional fees                               276,500           104,150                --
Termination costs                               405,833                --                --
Effective guarantee of Kashtan
  obligations (Note 6)                        8,280,000                --                --
Close down costs - Kashtan project
  (Note 6)                                      690,622                --                --
Oilfield related equipment                      268,000           677,843                --
Other                                            67,886           117,023            88,230
                                            -----------       -----------       -----------
                                            $10,326,608       $ 1,124,425       $   297,513
                                            -----------       -----------       -----------


               The accrual for termination costs represents the amount of costs for employees receiving contractually required termination notices during the fourth quarter of 1997. The costs involved represent salaries and related taxes and have been reflected as general and administrative expenses. The accrual includes the termination costs for 11 employees, who were located in the Company's offices in Calgary and Asker, Norway. Such costs are expected to be paid during 1998.

8.      CONVERTIBLE SUBORDINATED DEBENTURES

               During the quarter ended February 29, 1996, the Company completed an offering of its 8% Convertible Subordinated Debentures (the "Debentures") due December 31, 1997. The Company issued $3,750,000 principal amount of Debentures at par and received net proceeds of $3,346,723 after commissions and expenses. The Debentures were convertible into shares of the Company's Common Stock at a price equal to 82-1/2% of the average closing price of such shares on the five trading days preceding the date of conversion. A maximum of 309,500 shares of the Company's Common Stock was issuable upon conversion of each $1,000,000 principal amount of the Debentures. At August 31, 1996, $3,450,000 principal amount of the Debentures had been converted into 997,324 shares of Common Stock. During the four months ended December 31, 1996, the remaining $300,000 principal amount of Debentures was converted into 59,125 shares of Common Stock.

               In accordance with Securities and Exchange Commission guidance published in early 1997, the August 31, 1996 Consolidated Statement of Operations was restated to reflect a $795,500 charge to interest expense related to the discount feature of the Debentures. The discount was amortized from the date of issuance to the earliest conversion dates.


9.      COMMITMENTS AND CONTINGENCIES

        OIL AND GAS PROPERTIES AND INVESTMENTS IN OIL AND GAS VENTURES - The Company has contingent obligations and may incur additional obligations, absolute and contingent, with respect to acquiring and developing oil and gas properties and ventures. At December 31, 1997, the Company had the contingent obligation to issue an aggregate of 375,000 shares of its Common Stock, subject to the satisfaction of conditions related to the achievement of specified performance standards by the Stynawske Field project. Also see Note 6, Oil and Gas Properties and Investments, of Notes to Consolidated Financial Statements.

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        LEGAL PROCEEDINGS AND POTENTIAL CLAIMS - On February 20, 1998, Zhoda Corporation ("Zhoda"), which sold to Fountain most of Fountain's interest in UK-RAN, filed suit against Fountain and two of its consolidated subsidiaries in the District Court of Harris County, Texas. Zhoda alleges that Zhoda was, on several theories, wrongfully deprived of the value of the UK-RAN shares it transferred to Fountain or the contingent consideration it might have received under its agreement with Fountain. Among the theories of Zhoda's complaint are breach of contract, breach of fiduciary duty and duty of good faith and fair dealing, fraud and constructive fraud, fraud in the inducement, negligent misrepresentation, civil conspiracy, breach of trust, unjust enrichment and rescission. Zhoda seeks damages in excess of $7.5 million, redelivery of the UK-RAN shares transferred to Fountain, fees, expenses and costs and any further relief to which it may be entitled.

               On March 9, 1998, Ribalta Holding, Inc. ("Ribalta") which sold to Fountain the outstanding capital of Gastron International Limited ("Gastron") which in turn owned 31% of the capital of Intergas filed suit against Fountain and one of its consolidated subsidiaries in the Third Judicial District Court of Salt Lake County, Utah. In its complaint, Ribalta alleges breach by Fountain of the contract governing the sale of the outstanding capital of Gastron and failure of a condition in that contract that should have resulted in its termination. Ribalta seeks the return of all benefits conferred on Fountain pursuant to the contract, including the shares of Gastron and any property transferred by Gastron, or, alternatively, damages equal to the value of such benefits as well as fees, costs and such other relief as the court deems proper.

               The entity that sold to Fountain certain rights related to the Stynawske Field project has indicated to Fountain that it is considering an action seeking the contingent consideration payable with respect to that sale on the grounds that the Transaction or other action by or inaction of Fountain has unreasonably delayed or will unreasonably delay the satisfaction of the conditions precedent to the issuance of such contingent consideration.

               As a result of the events associated with the impairment of Fountain's investment in and advances to and other assets related to Kashtan, Intergas and the Gorisht-Kocul joint venture, the Company may be subject to contingent liabilities in the form of claims from those ventures and other participants therein.

               Management is unable to estimate the range that such potential claims, if any, might total. However, if any asserted claims were determined to be valid, they could have a material adverse effect on the financial position, results of operations and cash flows of the Company.

        LEASE COMMITMENTS - The Company leases office space under non-cancellable operating lease agreements. The leases have remaining terms ranging up to eight years, some of which may be renewed at the Company's option. Rental expense for the years ended December 31, 1997 and August 31, 1996 and 1995 and for the four months ended December 31, 1996 was $293,855, $186,444, $119,133 and $87,872, respectively.

               Future minimum rental payments for the Company's lease obligations as of December 31, 1997, are as follows:


                        1998              $   388,235
                        1999                  382,688
                        2000                  306,966
                        2001                  165,968
                        2002                  165,968
                        Later years           331,968
                                          -----------
                                          $ 1,741,793
                                          -----------


               The Company has sublet office space representing $85,968, $77,000 and $59,083 of the future minimum rental payments in 1998, 1999 and 2000, respectively, and expects that it will attempt to sublease a substantial additional amount of its leased office space.

10. CONCENTRATIONS OF CREDIT RISK - The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and advances to oil and gas ventures. See Note 6, Oil and Gas Properties and Investments, of Notes to Consolidated Financial Statements. The Company has temporary cash on deposit at major financial institutions, some of which

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        are in excess of government insured limits. At December 31, 1997, December 31, 1996, and August 31,1996, the Company had approximately $19,000,000, $27,000,000, and $14,000,000 on deposit in four, four and two such institutions, respectively.


11.     STOCKHOLDERS' EQUITY

               On February 12, 1996, at an Annual Meeting of Stockholders, the stockholders of the Company approved an increase in the number of authorized shares of Common Stock from 25,000,000 to 50,000,000 having $0.10 par value per share. The number of authorized shares of preferred stock of 5,000,000, also having a par value of $0.10 per share, remained unchanged. As of December 31, 1997, 22,447,489 shares of Common Stock were issued and outstanding. No shares of preferred stock have been issued.

               During the years ended August 31, 1995 and 1996, the four-month period ended December 31, 1996, and the year ended December 31, 1997, the following transactions regarding the Company's Common Stock and warrants and options to purchase the Company's Common Stock were consummated pursuant to authorization by the Company's Board of Directors or duly constituted committees thereof.


        FISCAL YEAR ENDED AUGUST 31, 1995

        -       The following are included in the sales or retirement of Common
                Stock:

                -- The issuance of 20,000 shares at a price of $0.25 per share in a warrant exercise.

                -- The issuance to investors of 3,244,000 shares and warrants exercisable at $6.00 per share to purchase 3,244,000 shares, for aggregate proceeds of $10,320,882 net of $1,033,118 of related offering costs.

                -- The issuance of 480,780 shares at a price of $1.50 per share, 200,000 shares at a price of $1.125 per share and 14,286 shares at a price of $1.75 per share in a series of warrant exercises.

                -- The retirement of 68 shares recorded at an aggregate of $223.14 to reflect the payment of cash for fractional shares in connection with the December 1994 reverse stock split.

        - The following are included in the issuance of Common Stock as employee compensation:

                -- The adjustment to capital in excess of par in the amount of $4,275 related to shares received by three employees for stock issued at below par.

                -- The issuance of 23,479 shares at a price of $3.09 per share, 4,000 shares at a price of $4.38 per share, and 10,000 shares at a price of $5.77 per share to employees resulting in aggregate compensation of $147,763.

        - The issuance of 790,000 restricted shares at a value of $1.64 per share for financial consulting services to be performed over two years amounting to $1,296,000, of which $1,134,875 was expensed in 1995 and the balance of $161,125 was expensed during fiscal 1996.

        - The issuance of 4,706 shares at a price of $4.25 per share for legal services in the amount of $20,000.

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        - The issuance of 28,570 shares and warrants exercisable at $1.75 per share to purchase 28,572 shares upon conversion of notes payable in an aggregate principal amount of $50,000.

        - The issuance of warrants exercisable at $5.10 per share to purchase 1,139,800 shares to firms that participated in the distribution of the Company's securities.

        - The issuance of 30,000 shares at a price of $5.88 per share for consulting services in the amount of $176,250.

        - The issuance of 10,000 restricted shares at a price of $3.56 per share along with a cash payment of $60,000 for a paid-up license.

        No options were exercised during the fiscal year ended August 31, 1995.


        FISCAL YEAR ENDED AUGUST 31, 1996

        - The issuance to investors of 5,000,000 shares for aggregate proceeds of $20,960,354 net of $1,539,646 of related offering costs.

        - The following are included in the issuance of Common Stock for purchase of interests in oil and gas ventures:

                -- The issuance of 150,000 shares at a price of $4.5625 per share, along with other consideration, in exchange for 10% of the equity of UK-RAN Oil Corporation and 33% of the equity of UK-RAN Energy Corporation.

                -- The issuance of 300,000 shares at a price of $5.5625 per share in exchange for 6% of the equity of Intergas JSC, a joint stock company incorporated in the Russian Federation.

        - The following are included in the issuance of Common Stock upon conversion of debentures:

                -- The issuance of 997,324 shares in a series of conversions of an aggregate of $3,450,000 principal amount of debentures convertible at various prices based on 82-1/2% of market price at the time of conversion.

                -- The adjustment to capital in excess of par in the amount of $311,088 related to deferred costs incurred in the issuance of debentures and $795,500 related to the discount feature of the debentures.

        - The following are included in the issuance of Common Stock upon warrant and option exercises:

                -- The issuance of 52,000 shares at a price of $1.50 per share in a series of option exercises.

                -- The issuance of 43,223 shares at a price of $1.50 per share in a series of warrant exercises.

        - The issuance of options exercisable at $3.8375 per share to purchase 30,000 shares granted to non-employee directors at February 12, 1996 pursuant to the Company's 1995 Long-Term

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                Incentive Plan. See Note 16, Stock-Based Compensation Plans, of Notes to Consolidated Financial Statements.


        FOUR MONTH PERIOD ENDED DECEMBER 31, 1996

        - The following are included in the issuance of Common Stock upon conversion of debentures:

                -- The issuance of 59,125 shares upon conversion of $300,000 principal amount of debentures convertible at 82-1/2% of market price at the time of conversion.

                -- The adjustment to capital in excess of par in the amount of $19,599 related to deferred costs incurred in the issuance of debentures.

        - The following are included in the issuance of Common Stock upon warrant and option exercises:

                -- The issuance of 12,000 shares at a price of $1.50 per share in a series of option exercises.

                -- The issuance of 486,668 shares at a price of $1.50 per share in a series of warrant exercises.

                -- The issuance of 14,286 shares at a price of $1.75 per share in a warrant exercise.

                -- The issuance of 1,139,800 shares at a price of $5.10 per share in a series of warrant exercises.

                -- The issuance of 3,080,000 shares at a price of $6.00 per share in a series of warrant exercises.

        - The issuance of options exercisable at $7.25 per share to purchase 381,500 shares granted to employees at December 31, 1996 pursuant to the Company's 1995 Long-Term Incentive Plan. See Note 16, Stock-Based Compensation Plans, of Notes to Consolidated Financial Statements.

        - The issuance of options exercisable at $8.99 per share to purchase 445,000 shares granted to employees at December 31, 1996 pursuant to the Company's 1995 Long-Term Incentive Plan. See Note 16, Stock-Based Compensation Plans, of Notes to Consolidated Financial Statements.


        YEAR ENDED DECEMBER 31, 1997

        - The issuance of 175,000 shares at a price of $6.0625 per share in connection with the acquisition of an interest in the Stynawske Field, Ukraine.

        - The issuance of 104,000 shares at a price of $1.50 per share in a series of option exercises.

        - The issuance of options exercisable at $4.50 per share to purchase 30,000 shares granted to non-employee directors at June 3, 1997 pursuant to the Company's 1995 Long-Term Incentive Plan. See Note 16, Stock-Based Compensation Plans, of Notes to Consolidated Financial Statements.

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        - The issuance of options exercisable at $4.25 per share to purchase 7,000 shares granted to employees at June 30, 1997 pursuant to the Company's 1995 Long-Term Incentive Plan. See
                Note 16, Stock-Based Compensation Plans, of Notes to Consolidated Financial Statements.

        - The issuance of options exercisable at $5.27 per share to purchase 155,000 shares granted to employees at June 30, 1997 pursuant to the Company's 1995 Long-Term Incentive Plan. See
                Note 16, Stock-Based Compensation Plans, of Notes to Consolidated Financial Statements.

        - The cancellation of options to purchase an aggregate 126,168 shares which had been granted to employees pursuant to the Company's 1995 Long-Term Incentive Plan. Of the options cancelled, 119,168 were exercisable at $7.25, 5,000 were exercisable at $8.99, and 2,000 were exercisable at $4.25. See
                Note 16, Stock-Based Compensation Plans, of Notes to Consolidated Financial Statements.

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               The following table summarizes warrants to purchase the Company's Common Stock, which were outstanding:


                                                 NUMBER OF      EXERCISE           EXPIRATION
                 OUTSTANDING AT :                 WARRANTS       PRICE                DATE
                 ----------------               ----------    -------------    ------------------
                 AUGUST 31, 1994                 1,259,243    $.25  - $1.75     8/1/95 to 11/3/97

                     Issued                      4,383,800    $5.10 - $6.00         2/28/97
                     Exercised                    (715,066)   $.25  - $1.75    8/1/95 to  11/3/97
                                                ----------
                 AUGUST 31, 1995                 4,927,977    $1.50 - $6.00    2/28/97 to 11/3/97
                                                ----------

                     Exercised                     (43,223)        $1.50           11/3/97
                                                ----------
                 AUGUST 31, 1996                 4,884,754    $1.50 - $6.00   2/28/97 to  11/3/97
                                                ----------

                     Exercised                  (4,720,754)   $1.50 - $6.00    2/28/97 to 11/3/97
                     Redeemed                     (164,000)        $6.00       2/28/97 to 11/3/97
                                                ----------
                 DECEMBER 31, 1996                     0
                                                ----------



               During the four month period ended December 31, 1996, an aggregate of 4,383,800 warrants were called for redemption by the Company. If the average closing price of the Company's Common Stock exceeded $6.10 and $7.00 per share for 10 consecutive trading days, upon election of the Company and notice to the warrant holders, the holders of 1,139,800 warrants and 3,244,000 warrants, respectively, were required either to exercise their warrants within a specified period or to have the warrants redeemed by the Company for a nominal redemption price. All but 164,000 of the 4,383,800 warrants called for redemption were exercised during the four month period ended December 31, 1996; the 164,000 warrants were redeemed. During the same period, an additional 500,954 warrants were also exercised by their holders. There were no outstanding warrants at December 31, 1996 and 1997.


12.     NET LOSS PER COMMON SHARE

               Effective December 31, 1997 the Company adopted SFAS No. 128 Earnings Per Share, for all periods presented. Basic and diluted net loss per common share for the years ended December 31, 1997 and August 31, 1996 and 1995 and the four month periods ended December 31, 1996 and 1995 were based on the weighted average number of common shares outstanding during those periods. The weighted average number of shares used was 22,413,103, 12,495,137, 8,341,783, 18,696,212 and 10,834,063,
        respectively. The Debentures, which were convertible into a maximum of 309,500 shares of the Company's Common Stock per $1,000,000 principal amount of the Debentures, were not included in the computation of diluted net loss per common share for the four month period ended December 31, 1996 and the fiscal year ended August 31, 1996 because the effect of such inclusion would have been anti-dilutive. Additionally, options to purchase the Company's Common Stock were outstanding during the year ended December 31, 1997, the four month period ended December 31, 1996 and the fiscal years ended August 31, 1996 and 1995 and warrants to purchase the Company's Common Stock were outstanding during the four month period ended December 31, 1996, and the fiscal years ended August 31, 1996 and 1995 but were not included in the computation of diluted net loss per common share because the effect of such inclusion would have been antidilutive.

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.     INCOME TAXES

               The Company and its domestic subsidiaries file U.S. consolidated income tax returns. No benefit for U.S. income taxes has been recorded in these consolidated financial statements because of the Company's inability to recognize deferred tax assets under provisions of SFAS 109. Due to the implementation of the quasi-reorganization as of October 31, 1988, future reductions of the valuation allowance relating to those deferred tax assets existing at the date of the quasi-reorganization, if any, will be allocated to capital in excess of par value. The provision for income taxes for the year ended August 31, 1995 consisted of taxes applicable to foreign operations.

               A reconciliation of the differences between income taxes computed at the U.S. federal statutory rate (34%) and the Company's reported provision for income taxes is as follows:


                                          FOUR MONTH         FOUR MONTH
                                            PERIOD             PERIOD
                      YEAR ENDED            ENDED               ENDED             YEAR ENDED         YEAR ENDED
                       DECEMBER            DECEMBER            DECEMBER           AUGUST 31,          AUGUST 31,
                       31, 1997            31, 1996            31, 1995              1996               1995
                     -----------         -----------         -----------         -----------         -----------
Income tax
  benefit at
  statutory
  rate               $(9,412,203)        $  (885,515)        $  (490,342)        $(2,207,808)        $(2,574,144)
Benefit of
  losses not
  recognized           9,412,203             876,629             490,342           2,197,879           2,566,836
Foreign tax
  provision                   --                  --                  --                  --              28,600
Other, net                    --               8,886                  --               9,929               7,308
                     -----------         -----------         -----------         -----------         -----------
Provision for
  income taxes       $         0         $         0         $         0         $         0         $    28,600
                     -----------         -----------         -----------         -----------         -----------

Effective tax
  rate                         0%                  0%                  0%                  0%                0.4%


               The components of the deferred tax assets as of December 31, 1997, December 31, 1996 and August 31, 1996 were as follows:


                              DECEMBER 31,        DECEMBER 31,         AUGUST 31,
                                 1997                 1996                1996
                              ------------        ------------        ------------
Net operating loss
  carryforwards               $ 13,372,000        $  9,520,000        $  8,906,000

Foreign net operating
  loss carryforwards             4,972,000           1,300,000           1,300,000
Impairments                       6,817,000                  --                  --
Patent rights and
  related equipment                225,473             975,803           1,282,072
Bad debt allowance                      --              35,776              35,776
Foreign tax credits                     --              28,600              28,600
                              ------------        ------------        ------------
                                25,386,473          11,860,179          11,552,448

Valuation allowance            (25,386,473)        (11,860,179)        (11,552,448)
                              ------------        ------------        ------------
Net deferred tax asset
  recognized in balance
  sheet                       $         --        $         --        $         --
                              ------------        ------------        ------------

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               On August 1, 1991, and subsequently on August 17, 1994, the Company experienced changes in the Company's ownership as defined in
        Section 382 of the Internal Revenue Code ("IRC"). The effect of these changes in ownership is to limit the utilization of certain existing net operating loss carryforwards for income tax purposes to approximately $1,375,000 per year on a cumulative basis. As of December 31, 1997, total U.S. net operating loss carryforwards were approximately $39,331,000. Of that amount, approximately $15,100,000 was incurred subsequent to the ownership change in 1994, $19,531,000 was incurred prior to 1994 and therefore is subject to the IRC Section 382 limitation and $4,700,000 is subject to the separate return limitation rules. See
        Note 1 of Notes to Consolidated Financial Statements. The net operating loss carryforwards expire from 1998 to 2012. The net operating loss carryforwards limited under the separate return limitation rules may only be offset against the separate income of the respective subsidiaries. The Company has also generated approximately $14,161,000 of foreign net operating loss carryforwards. A significant portion of the foreign net operating loss carryforwards are subject to limitations similar to IRC Section 382.

               The Company's available NOL carryforwards may be used to offset future taxable income, if any, prior to their expiration. The Company may experience further limitations on the utilization of net operating loss carryforwards and other tax benefits as a result of additional changes in ownership.

               The Company also has investment tax credit carryovers of $46,546, which begin to expire in 1998.


14.     SEGMENTS

               During the year ended December 31, 1997 and the four months ended December 31, 1996, the Company operated through one business segment, oil and gas exploration and production, reflecting its decision to use its electrically enhanced oil recovery ("EEOR") technology primarily internally as a competitive advantage to obtain and exploit interests in heavy oil fields and not to pursue external sales of goods and services related to the EEOR technology. Since oil and gas exploration and production activities were at a preliminary stage, revenues for the periods ended December 31, 1997 and 1996 were minimal. For the fiscal years ended August 31, 1996 and 1995, EEOR activities were reported as a separate business segment. For the fiscal year ended August 31, 1995 EEOR revenues related to contracts with one customer in each of Canada and China, and for the fiscal year ended August 31, 1996, EEOR revenues related to a contract with one customer in Canada.

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               Operating revenues for the years ended December 31, 1997 and August 31, 1996 and 1995 and the four months ended December 31, 1996 by business segment and geographical area were as follows:


                                     12/31/97       8/31/96        8/31/95        12/31/96
                                     --------       --------       --------       --------
OIL AND GAS ACQUISITION AND DEVELOPMENT
  United States                      $     --       $  2,624       $     --       $     --
  Canada                              313,301         23,938             --         16,980
                                     --------       --------       --------       --------
TOTAL                                $313,301       $ 26,562       $      0       $ 16,980
                                     --------       --------       --------       --------

EEOR PROCESS SALES AND SERVICE
  United States                      $     --       $     --       $     --       $     --
  Canada                                   --          8,615        255,457             --
  China                                    --             --        370,000             --
  Other                                    --             --             --             --
                                     --------       --------       --------       --------
TOTAL                                $      0       $  8,615       $625,457       $      0
                                     --------       --------       --------       --------


               Operating profit (loss) for the years ended December 31, 1997 and August 31, 1996 and 1995 and the four months ended December 31, 1996 by business segment and geographical area were as follows:


                                       12/31/97             8/31/96             8/31/95            12/31/96
                                     ------------        ------------        ------------        ------------
OIL AND GAS ACQUISITION AND DEVELOPMENT
  United States                      $   (257,407)       $     (3,262)       $   (608,822)       $         --
  Canada                                  (97,541)             18,836                  --              11,378
  Eastern Europe                      (24,831,798)         (1,770,434)                 --          (1,712,924)
                                     ------------        ------------        ------------        ------------
TOTAL                                $(25,186,746)       $ (1,754,860)       $   (608,822)       $ (1,701,546)
                                     ------------        ------------        ------------        ------------

EEOR PROCESS SALES AND SERVICE
  United States                      $         --        $         --        $        (25)       $         --
  Canada                                       --             (30,857)         (3,208,144)                 --
  China                                        --                  --             116,915                  --
  Other                                        --                  --             (18,296)                 --
                                     ------------        ------------        ------------        ------------
                                     $         --        $    (30,857)       $ (3,109,550)       $         --
                                     ------------        ------------        ------------        ------------

CORPORATE EXPENSES                   $ (3,903,446)       $ (3,853,972)       $ (4,164,548)       $ (1,281,821)
                                     ------------        ------------        ------------        ------------

TOTAL                                $(29,090,192)       $ (5,639,689)       $ (7,882,920)       $ (2,983,367)
                                     ------------        ------------        ------------        ------------


               The Company's loss from investments in unconsolidated subsidiaries pertains primarily to operations in Eastern Europe.

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


               Identifiable Assets as of December 31, 1997 and 1996 and August 31, 1996 by business segment and geographical area were as follows:

                                    12/31/97          12/31/96          8/31/96
                                  -----------       -----------       -----------
CORPORATE (1)
  United States                   $   212,536       $ 7,580,219       $10,239,148
  Canada                                   --                --                --
  Western Europe                   24,263,223        29,049,022         7,517,066
                                  -----------       -----------       -----------
TOTAL                             $24,475,759       $36,629,241       $17,756,214
                                  -----------       -----------       -----------

OIL AND GAS ACQUISITION AND
DEVELOPMENT
  United States                   $        --       $ 6,786,714       $ 5,705,663
  Canada                            2,067,257           831,930           642,451
  Eastern Europe                    5,386,707        11,127,176         7,984,213
  Western Europe                    5,504,312                --                --
                                  -----------       -----------       -----------
TOTAL                             $12,958,276       $18,745,820       $14,332,327
                                  -----------       -----------       -----------

IDENTIFIABLE ASSETS - TOTAL       $37,434,035       $55,375,061       $32,088,541
                                  -----------       -----------       -----------


        (1) Principally cash and cash equivalents.

               The percentage of operating revenues for the years ended December 31, 1997 and August 31, 1996 and 1995 and the four months ended December 31, 1996 by business segment and geographical area are as follows:


                                   12/31/97    8/31/96    8/31/95  12/31/96
                                   --------    -------    -------  --------
OIL AND GAS ACQUISITION AND
  DEVELOPMENT
  United States                       --         10%        --         --
  Canada                             100%        90%        --        100%

EEOR PROCESS SALES AND SERVICE
  Canada                              --        100%        41%        --
  China                               --         --         59%        --

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


15.     SUPPLEMENTAL CASH FLOW INFORMATION AND
        NONMONETARY TRANSACTIONS

               The following represents supplemental cash flow information for the years ended December 31, 1997, and August 31, 1996 and 1995 and for the four-month periods ended December 31, 1996 and 1995:

                                                                       All amounts in 000'$
                                                    ----------------------------------------------------------
                                                               YEARS ENDED                   4 MONTHS ENDED
                                                    --------------------------------       -------------------
                                                   12/31/97      8/31/96      8/31/95     12/31/96     12/31/96
                                                    ------       ------       ------       ------       ------
Supplemental disclosures of
cash flow information:
    Interest paid during the year                   $   --       $  146       $   28       $   17       $    3
                                                    ------       ------       ------       ------       ------

Supplemental schedule of non-cash activities:
  Acquisition of  common stock of
  subsidiaries resulting in
  elimination upon consolidation
  and cancellation of notes
  receivable of $2,450,000 and
  $530,000, respectively                            $   --       $2,980       $   --       $   --       $2,450
                                                    ------       ------       ------       ------       ------
  Issuance of Common Stock upon
  conversion of convertible
  debentures and notes                              $   --       $3,934       $   50       $  280       $   --
                                                    ------       ------       ------       ------       ------

  Issuance of Common Stock in
  connection with investments in
  oil and gas ventures                              $1,060       $2,353       $   --       $   --       $   --
                                                    ------       ------       ------       ------       ------

  Issuance of Common Stock in
  connection with compensation
  earned and third party services
  provided                                          $   --       $   --       $1,730       $   --       $   --
                                                    ------       ------       ------       ------       ------


  Accruals recorded applicable to
  effective guaranty of Kashtan
  obligation and Lelyaki Field
  close-down costs                                  $8,971       $   --       $   59       $  678       $   --
                                                    ------       ------       ------       ------       ------

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.     STOCK-BASED COMPENSATION PLANS

               On August 17, 1994, options to purchase 400,000 shares of the Company's Common Stock were issued to various individuals who were serving or were expected in the future to serve the Company as officers, directors, employees, consultants and advisors (the "1994 Plan"). The options are exercisable at an exercise price of $1.50 and are only exercisable at the time or within six months after services are rendered by such individuals. All of these options expire August 16, 1999.

               Pursuant to the 1995 Long-Term Incentive Plan (the "1995 Plan") adopted by the Company in February 1996, 1,500,000 shares of the Company's Common Stock have been authorized for possible issuance under the 1995 Plan. The purpose of the 1995 Plan is to further the interest of the Company by enabling employees, directors, consultants and advisors of the Company to acquire an interest in the Company by ownership of its stock through the exercise of stock options and stock appreciation rights granted under the 1995 Plan. Stock options granted under the 1995 Plan may be either incentive stock options or non-qualified stock options. Options expire on such date as is determined by the committee administering the 1995 Plan, except that incentive stock options may expire no later than 10 years from the date of grant. Pursuant to the 1995 Plan, a specified number of stock options exercisable at the then market price are granted annually to non-employee directors of the Company, which become 100% vested six months from the date of grant. Stock appreciation rights entitle the holder to receive payment in cash or Common Stock equal in value to the excess of the fair market value of a specified number of shares of Common Stock on the date of exercise over the exercise price of the stock appreciation right. No stock appreciation rights have been granted through December 31, 1997. The exercise price and vesting schedule of stock appreciation rights are determined at the date of grant.

               A summary of the status of stock options granted under the 1994 and 1995 Plans is as follows:


                                       SHARES      SHARES ISSUABLE        WEIGHTED
                                     AVAILABLE    UNDER OUTSTANDING        AVERAGE
                                     FOR ISSUE         OPTIONS         EXERCISE PRICE
                                     ---------    -----------------    --------------
BALANCE AT AUGUST 31, 1995                  0           400,000
   1995 Plan Authorization          1,500,000
   Options:
      Granted at market               (30,000)           30,000             $3.84
      Exercised                            --           (52,000)            $1.50
                                    ----------        ----------

BALANCE AT AUGUST 31, 1996          1,470,000           378,000             $1.69
   Options:
      Granted at market              (381,500)          381,500             $7.25
      Granted at a premium           (445,000)          445,000             $8.99
      Exercised                            --           (12,000)            $1.50
                                    ----------        ----------

BALANCE AT DECEMBER 31, 1996          643,500         1,192,500             $6.19
   Options:
      Granted at market               (37,000)           37,000             $4.45
      Granted at a premium           (155,000)          155,000             $5.27
      Exercised                            --          (104,000)            $1.50
      Cancelled                       126,168          (126,168)            $7.27
                                    ----------        ----------

BALANCE AT DECEMBER 31, 1997          577,668         1,154,332             $6.32
                                    ----------        ----------

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               The shares issuable upon exercise of vested options and the corresponding weighted average exercise price are as follows:


                                            SHARES
                                           ISSUABLE       WEIGHTED
                                            UNDER          AVERAGE
                                         EXERCISABLE      EXERCISE
                                           OPTIONS          PRICE
                                         -----------      --------
August 31, 1995                            344,000         $1.50
August 31, 1996                            342,000         $1.71
December 31, 1996                          330,000         $1.71
December 31, 1997                          355,664         $3.56


               The weighted average fair value of options granted at market was $1.46, $3.65 and $1.01 for the year ended December 31, 1997, the four month period ended December 31, 1996 and the fiscal year ended August 31, 1996, respectively. The weighted average fair value of options granted at a premium was $0.92 and $1.73 for the year ended December 31, 1997 and the four month period ended December 31, 1996, respectively; no options were granted at a premium for the fiscal year ended August 31, 1996. The weighted average fair value of all options granted during the year ended December 31, 1997, the four month period ended December 31, 1996 and the fiscal year ended August 31, 1996 was $1.03, $2.52 and $1.01, respectively.

               The following table summarizes information about stock options outstanding at December 31, 1997:


                     OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
 --------------------------------------------------------      ------------------------------
                      NUMBER       WEIGHTED                     NUMBER
                    OF SHARES       AVERAGE      WEIGHTED       OF SHARES         WEIGHTED
    RANGE OF       OUTSTANDING    REMAINING      AVERAGE       EXERCISABLE        AVERAGE
EXERCISE PRICES    AT 12/31/97      TERM      EXERCISE PRICE   AT 12/31/97     EXERCISE PRICE
---------------    -----------    ----------  --------------   -----------     --------------
 $1.50 to $3.84      262,000         1.57         $1.77          226,000           $1.81
 $3.85 to $5.30      190,000         1.92         $5.12           30,000           $4.50
 $5.31 to $8.99      702,332         2.95         $8.34           99,664           $7.25
 --------------    ---------                                     -------
 $1.50 to $8.99    1,154,332                                     355,664
 --------------    ---------                                     -------


               As discussed in Note 2, Summary of Significant Accounting Policies, under "Stock-Based Compensation Plans," of Notes to Consolidated Financial Statements, the Company accounts for its stock-based compensation plans under APB Opinion 25. Accordingly, no compensation cost has been recognized for those stock options with exercise prices equal to or greater than the market price of the stock on the date of grant. Under SFAS No. 123, compensation cost is measured at the grant date based on the fair value of the awards and is recognized over the service period, which is usually the vesting period. Had compensation cost for those stock options been determined consistent with SFAS No. 123, the Company's net loss and net loss per common share would have been approximately $28,600,000 and $1.28, respectively, for the fiscal year ended December 31, 1997 and approximately $6,500,000 and $0.52, respectively, for the year ended August 31, 1996. Stock options had no effect on net loss for the four months ended December 31, 1996. This effect is not likely to be representative of future pro forma amounts because of the exclusion of costs of grants before 1995 and the addition of awards to be granted in future years. The fair value of each stock option granted by the Company was calculated using the Black-Scholes option-pricing model applying the following weighted-average assumptions for the year ended December 31, 1997, the four month period ended December 31, 1996, and the fiscal year ended August 31, 1996: dividend yield of 0.00%; risk-free interest rates are different for each grant and range from 6.08% to 6.36% for the year ended December 31, 1997, 5.79% to 6.16% for the four month

                                  FOUNTAIN OIL INCORPORATED
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      period ended December 31, 1996, and was 4.79% during the fiscal year ended August 31, 1996, when only one grant was made; the average expected lives of options of 2.1 years, 3.1 years and 1.5 years for the years ended December 31, 1997, the four month period ended December 31, 1996 and the fiscal year ended August 31, 1996, respectively; and volatility of 44.7% for the year ended December 31, 1997 and 49% for the four month period ended December 31, 1996 and the fiscal year ended August 31, 1996.

                            FOUNTAIN OIL INCORPORATED
                       SUPPLEMENTAL FINANCIAL INFORMATION
                SUPPLEMENTAL OIL AND GAS DISCLOSURES -- UNAUDITED

        ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES

               Users of this information should be aware that the process of estimating quantities of "proved" and "proved developed" natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosures.

               Proved reserves are estimated quantities of natural gas, crude oil and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs with existing equipment under existing economic and operating conditions.

               Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

               No major discovery or other favorable or adverse event subsequent to December 31, 1997 is believed to have caused a material change in the estimates of proved or proved developed reserves as of that date.

               The following table sets forth the Company's net proved reserves, including the changes therein, and proved developed reserves (all within Canada) at December 31, 1997, as estimated by the Company's petroleum engineering staff:


                                      Oil (Bbls)
                                      --------
December 31, 1996
    Purchase of properties             115,500
    Revisions of previous
      estimates                        (33,000)
    Extensions, discoveries and
    other additions                    267,300
    Production                         (16,000)
                                      --------
December 31, 1997                      333,800
                                      --------
PROVED DEVELOPED
  December 31, 1997                    155,000
                                      --------

                            FOUNTAIN OIL INCORPORATED
                       SUPPLEMENTAL FINANCIAL INFORMATION
                SUPPLEMENTAL OIL AND GAS DISCLOSURES -- UNAUDITED

               Costs incurred for oil and gas property acquisition, exploration and development activities for the year ended December 31, 1997, the four months ended December 31, 1996 and the years ended August 31, 1996 and 1995 are as follows:


     1997                          Canada
     ----                      ----------
Property acquisition:
    Unproved*                  $  324,500
    Proved                        684,500
Exploration                            --
Development                       680,974
                               ----------
    Total costs incurred       $1,689,974
                               ----------


December 31, 1996           United States
-----------------           -------------
Property acquisition:
    Unproved*                  $  259,338
    Proved                              0
Exploration                            --
Development                            --
                               ----------
    Total costs incurred       $  259,338
                               ----------


August 31, 1996             United States
---------------             -------------
Property acquisition:
    Unproved*                  $  287,788
    Proved                              0
Exploration                            --
Development                            --
                               ----------
    Total costs incurred       $  287,788
                               ----------


August 31, 1995             United States
---------------             -------------
Property acquisition:
    Unproved*                  $  519,304
    Proved                         32,381
Exploration                            --
Development                            --
                               ----------
    Total costs incurred       $  551,685
                               ----------


        *These amounts represent costs incurred by the Company and excluded from the amortization base until proved reserves are established or impairment is determined.

                            FOUNTAIN OIL INCORPORATED
                       SUPPLEMENTAL FINANCIAL INFORMATION
                SUPPLEMENTAL OIL AND GAS DISCLOSURES -- UNAUDITED

        STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

               The following information has been developed utilizing procedures prescribed by SFAS No. 69 Disclosure about Oil and Gas Producing Activities ("SFAS 69") and based on crude oil reserve and production volumes estimated by the Company's engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

               The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

               Under the Standardized Measure, future cash inflows were estimated by applying period-end oil prices adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses has been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by SFAS No. 69.

               Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

               The standardized measure of discounted future net cash flows relating to proved oil and gas reserves (all within Canada) is as follows:


                                                                     As of
                                                               December 31, 1997
                                                               -----------------
Future cash inflows                                                   $5,469,000
Less related future:
    Production costs                                                   2,090,000
    Development and abandonment costs                                    840,000
    Income taxes                                                              --
                                                                      ----------

Future net cash flows                                                  2,539,000
10% annual discount for estimating timing of cash flows                1,296,000
                                                                      ----------

Standardized measure of discounted future net cash flows before
income taxes                                                          $1,243,000
                                                                      ----------

                            FOUNTAIN OIL INCORPORATED
                       SUPPLEMENTAL FINANCIAL INFORMATION
                SUPPLEMENTAL OIL AND GAS DISCLOSURES -- UNAUDITED

               A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves (all within Canada) is as follows:


                                                                             Year ended
                                                                           December 31, 1997
                                                                           -----------------
Beginning of period                                                          $        --
Purchase of reserves in place                                                    551,000
Revisions of previous estimates:
    Changes in prices and costs                                                   67,000
    Changes in quantities                                                       (208,000)
    Changes in future development costs                                               --
Development costs incurred during the period                                          --
Additions to proved reserves resulting from extensions, discoveries
  and improved recovery, less related costs                                      745,000
Accretion of discount                                                             55,000
Sales of oil and gas, net of production costs                                   (113,000)
Net change in income taxes                                                            --
Production timing and other                                                      146,000
                                                                             -----------

Net increase                                                                   1,243,000
                                                                             -----------

End of the period                                                            $ 1,243,000
                                                                             -----------

                        CONSOLIDATED FINANCIAL STATEMENTS

                               CANARGO ENERGY INC.











                                DECEMBER 31, 1997

                                AUDITORS' REPORT


To the Directors of
CANARGO ENERGY INC.

        We have audited the consolidated balance sheet of CANARGO ENERGY INC. as at December 31, 1997 and the consolidated statements of operations and deficit and cash flows for the six month period then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 1997 and the results of its operations and the changes in its financial position for the six month period then ended in accordance with accounting principles generally accepted in Canada.




Calgary, Canada
February 18, 1998                                          Chartered Accountants

CANARGO ENERGY INC.


                           CONSOLIDATED BALANCE SHEET
                      (SEE BASIS OF PRESENTATION - NOTE 1)


As at December 31                                      (Stated in U.S. dollars)


                                                     1997
                                                  -----------
ASSETS
Current
  Cash                                            $ 1,833,448
  Accounts receivable                                 514,513
  Prepaid expenses                                     53,668
  Inventory                                            20,405
                                                  -----------
                                                  $ 2,422,034
Oil and gas properties [note 5]                     7,061,457
                                                  -----------
                                                  $ 9,483,491
                                                  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
  Accounts payable and accrued liabilities        $   957,725
  Taxes payable                                        61,000
                                                  -----------
                                                  $ 1,018,725
Long term debt [note 6]                               895,500
Non-controlling interest                            1,885,351
                                                  -----------
                                                  $ 3,799,576
                                                  ===========

CONTINGENCIES [NOTES 7 AND 8]

SHAREHOLDERS' EQUITY
Share capital and special warrants [note 7]       $ 5,939,742
Deficit                                              (255,827)
                                                  -----------
                                                  $ 5,683,915
                                                  -----------

                                                  $ 9,483,491
                                                  ===========


See accompanying notes

CANARGO ENERGY INC.


                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT


Six months ended December 31                           (Stated in U.S. dollars)


                                                   1997
                                               ------------
REVENUE
Oil                                            $  1,324,114
Interest                                             22,681
                                               ------------
                                               $  1,346,795
                                               ------------

EXPENSES
Operating costs                                $    790,287
General and administration                          386,397
Depletion                                           555,960
Interest                                             34,410
                                               ------------
                                               $  1,767,054
                                               ------------

Loss before non-controlling interest           $   (420,259)
Non-controlling interest                            164,432
                                               ------------

LOSS FOR THE PERIOD AND DEFICIT AT
DECEMBER 31, 1997                              $   (255,827)
                                               ============

BASIC AND FULLY DILUTED LOSS PER SHARE         $      (0.03)
                                               ------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING DURING PERIOD                      10,210,641
                                               ============


See accompanying notes

CANARGO ENERGY INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

Six months ended December 31


                                                    1997
                                                 -----------
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
Loss for the period                              $  (255,827)
Items not requiring cash
  Depletion                                          555,960
  Non-controlling interest                          (164,432)
                                                 -----------
Funds from operations                            $   135,701
Net change in non-cash working capital
  related to operating activities                    480,454
                                                 -----------
                                                 $   616,155
                                                 -----------

INVESTING ACTIVITIES
Contribution of NOC assets, net of cash          $(2,694,705)
Acquisition of Money Works Inc., net of
  cash                                               (29,249)
Additions to capital assets                       (2,868,995)
                                                 -----------
                                                 $(5,592,949)
                                                 -----------

FINANCING ACTIVITIES
Issue of share capital on contribution of
  NOC assets                                     $ 3,187,000
Issue of share capital to acquire Money
  Works Inc.                                          31,975
Initial share capital issued                             100
Contribution from non-controlling interest           650,000
Long term debt                                       220,500
Issue of share capital                               698,390
Issuance of special warrants, net of issue
  costs                                            2,022,277
                                                 -----------
                                                 $ 6,810,242
                                                 -----------

INCREASE IN CASH                                 $ 1,833,448
Cash position, beginning of period                        --
                                                 -----------
CASH POSITION, END OF PERIOD                     $ 1,833,448
                                                 ===========


See accompanying notes

CANARGO ENERGY INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1997                  (Stated in U.S. dollars)

1.   BASIS OF PRESENTATION

        Prior to July 1, 1997, CanArgo Energy Inc. carried on business under the name Money Works Inc. Money Works Inc. was incorporated under the Alberta Business Corporations Act. Effective July 1, 1997, Money Works Inc. acquired all of the outstanding common shares of CanArgo Ltd. by issuing a total of 8,276,250 common shares from treasury (see note 4), and changed its name to CanArgo Energy Inc. ("the Corporation"). This resulted in the former shareholders of CanArgo Ltd. acquiring control of Money Works Inc. Accordingly, this transaction has been accounted for as a reverse takeover of the Corporation and the Consolidated Balance Sheet includes the assets and liabilities of CanArgo Ltd. at their carrying values together with the net assets of Money Works Inc. acquired at their ascribed fair values. The financial statements of the Corporation are a continuation of the financial statements of CanArgo Ltd., the acquirer, for accounting purposes.

        CanArgo Ltd. was incorporated on March 4, 1997 with nominal share capital for the purpose of holding certain shareholders' interest aggregating 55.9% of the shares of Ninotsminda Oil Company Limited ("NOC"). There was no change in the individual shareholders' effective interest in NOC as a result of the formation of CanArgo Ltd. These consolidated financial statements reflect the operations of the Corporation from July 1, 1997, the date of commencement of operations which also coincides with the date of the reverse takeover, when the series of transactions resulting in achieving control over the principal operating asset was culminated.

        NOC is a Cypriot company specializing in the exploration and development of oil and gas properties in the Republic of Georgia. NOC operates under the terms of a Production Sharing Contract ("PSC") signed February 15, 1996 between NOC and the Republic of Georgia represented by the state oil company, Georgian Oil. Under the terms of the PSC, NOC is responsible for the costs associated with the project, which is operated on behalf of NOC by the local operating company, Georgian British Oil Company ("Georgian Oil"). Georgian Oil is responsible for the costs associated with site restoration and abandonment, royalties and all state taxes. The PSC expires in December 2019 and provides for a five year extension. While areas containing field developments are not subject to relinquishment, other areas are subject to relinquishment after 5, 10, 15 and 20 years after the date of issue of the license. Currently, the Ninotsminda field is the only producing field in this license.

        Production from the Ninotsminda field commenced in the early part of 1996, and during 1996 approximately 515,000 barrels of oil were produced. Under the terms of the PSC, Georgian Oil currently takes the first 750 barrels per day ("determined production") of production, after which all production is shared. The level of determined production will change in accordance with the terms of the agreement. After determined production, NOC receives up to 50% of production for cost recovery. Remaining production after cost recovery is then allocated as to 30% to NOC and as to 70% to Georgian Oil.

CANARGO ENERGY INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1997                  (Stated in U.S. dollars)

        To date, NOC has sold all of its production to one international buyer at prices related to the world market price for Brent crude, with payment in US dollars into NOC's bank account in Cyprus.

        NOC is in an early stage of operations and is facing challenges typical of doing business in the former Soviet Union. Neither NOC nor the Corporation are currently in a position to finance all working capital or capital investment requirements through their own operations and therefore will require additional external financing.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The Corporation follows accounting principles generally accepted in Canada. The significant accounting policies are noted below.

a)  PRINCIPLES OF CONSOLIDATION

        These consolidated financial statements include the accounts of the Corporation's wholly owned subsidiaries CanArgo Ltd. and CanArgo Nazvrevi Limited and its 55.9% owned subsidiary, NOC. The Corporation's interest in NOC was contributed by the CanArgo Ltd. shareholders. As there was no substantive change in the ownership of the NOC shares arising from the transfer, the Corporation has recorded its investment at the historic costs of NOC to the shareholders.

b)  INVENTORY

        Materials, supplies and spare parts held for use in the oil field and inventories of petroleum products held for sale are recorded at the lower of average cost and net realizable value.

c)  OIL AND GAS PROPERTIES

        The Corporation follows the full cost method of accounting for exploration and development expenditures wherein all costs related to the exploration for and the development of oil and gas reserves are capitalized. These costs include lease acquisition costs, geological and geophysical expenses, carrying charges of non-producing properties, costs of drilling and completing wells and oil and gas production equipment and that portion of general and administrative expense applicable to these activities. Proceeds received from the disposal of properties are normally credited against accumulated costs unless this would result in a change in the depletion rate by more than 20%, in which case a gain or loss is computed and reflected in the statement of operations.

CANARGO ENERGY INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1997                  (Stated in U.S. dollars)

        Depletion of exploration and development costs and production equipment is provided on the unit-of-production method based upon estimated proved oil and gas reserves, as determined by independent engineers.

        The Corporation carries its oil and gas properties at the lower of capitalized cost and net recoverable amount. Net recoverable amount is future net revenues from proved reserves plus unproved properties at cost less any impairment. Future net revenues are determined using unit prices and production and overhead costs, financing charges and income taxes that will be incurred in earning these revenues.

d)  FOREIGN CURRENCY TRANSLATION

        These financial statements are presented in United States dollars. Monetary amounts denominated in a foreign currency are translated to United States dollars at the exchange rate in effect at the balance sheet date. Revenue and expense items are translated at the average exchange rate for the period. Exchange gains and losses resulting from the translation of foreign currency amounts are included in or charged to income for the year.

e)  FINANCIAL INSTRUMENTS

        Financial instruments of the Corporation consist of cash, accounts receivable, accounts payable and long term debt. As at December 31, 1997 there are no significant differences between their carrying values and their estimated market values.

f)  INCOME TAXES

        Georgian Oil is responsible for all state taxes in the Republic of Georgia. The undistributed earnings of foreign investees are considered to be permanently invested for their continuing operations; accordingly, no provisions are made for taxes which would become payable upon the distribution of such earnings to the parent company.

g)  MEASUREMENT UNCERTAINTY

        The amount recorded for depletion of oil and gas properties is based on estimates. The ceiling test calculation is based on estimates of proved reserves, production rates, oil prices, future costs and other relevant assumptions. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future years could be significant.

CANARGO ENERGY INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1997                  (Stated in U.S. dollars)

3.  CONTRIBUTING OF SHARES OF NOC

        Effective June 30, 1997, the shareholders of CanArgo Ltd. contributed their collective 55.9% interest in NOC for shares in a common control transaction. The contribution is summarized as follows:


NET ASSETS CONTRIBUTED:
Current assets, including $492,295 cash                          $   1,291,195
Capital assets                                                       4,748,422
Current liabilities                                                   (777,834)
Long term debt                                                        (675,000)
Non-controlling interest                                            (1,399,783)
                                                                 -------------
                                                                 $   3,187,000
                                                                 =============
SHARES ISSUED:
8,275,250 common shares                                          $   3,187,000
                                                                 =============


4.  ACQUISITION OF CANARGO LTD.

        Effective July 1, 1997, the Corporation acquired all of the outstanding shares of CanArgo Ltd., a privately owned company. This transaction has been accounted for as a reverse takeover as described in Note 1.

        The acquisition is summarized as follows:

NET ASSETS OF CANARGO ENERGY INC.
(FORMERLY MONEY WORKS INC.) ACQUIRED:
Current assets, including $2,726 cash                            $      44,108
Current liabilities                                                    (12,133)
                                                                 -------------
                                                                 $      31,975
                                                                 =============
CONSIDERATION:
1,708,640 common shares                                          $      31,975
                                                                 =============

CANARGO ENERGY INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1997                  (Stated in U.S. dollars)

5.  OIL AND GAS PROPERTIES


                                 1997
                             -----------
Oil and gas properties       $ 7,617,417
Accumulated Depletion           (555,960)
                             -----------
                             $ 7,061,457
                             ===========

        General and administrative expenses of $637,993 were capitalized during the six months ended December 31, 1997.

6.  LONG TERM DEBT


Advance       $220,500
Loan           675,000
              --------
              $895,500
              ========


        The advance from non-controlling interest to NOC, bears no interest unless it is not repaid by June 30, 2000, at which time it would bear interest at 15% until repayment.

        The loan from non-controlling interest to NOC bears interest at a rate of 10% and is repayable out of surplus funds of NOC as and when available.

CANARGO ENERGY INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1997                  (Stated in U.S. dollars)

7.  SHARE CAPITAL AND SPECIAL WARRANTS

AUTHORIZED
Unlimited number of voting common shares
Unlimited number of first preferred shares
Unlimited number of second preferred shares

ISSUED


COMMON SHARES                                           NUMBER           AMOUNT
                                                      ----------       -----------
Balance on incorporation, opening balance                  1,000       $       100

Issued upon contribution of an interest in NOC
  [note 3]                                             8,275,250         3,187,000
Issued to CanArgo Ltd. [note 4]                        1,708,641            31,975
Issued for cash                                          453,500           698,390
                                                      ----------       -----------
Balance, December 31, 1997                            10,438,391       $ 3,917,465
                                                      ==========       ===========

SPECIAL WARRANTS
Special warrants issued                                1,636,597       $ 2,520,359
Issue costs                                                   --          (498,082)
                                                      ----------       -----------
Balance, December 31, 1997                             1,636,597       $ 2,022,277
                                                      ----------       -----------
WARRANTS ISSUED AND BALANCE, DECEMBER 31, 1997           681,760       $        --
                                                      ----------       -----------
TOTAL SHARE CAPITAL AND SPECIAL WARRANTS                               $ 5,939,742
                                                                       ===========


        On June 30, 1997, the shareholders approved a 40 for 1 consolidation of all the outstanding common shares. The record date of the stock consolidation was July 2, 1997. Accordingly, all references to number of shares and per share information prior to July 2, 1997 have been adjusted to reflect the share consolidation retroactively.

        On November 3, 1997, the Corporation closed a private placement of 1,636,597 special warrants at a price of Canadian $2.20 per special warrant. Each special warrant is convertible into one common share of the Corporation and one half of one warrant. Each full warrant is exercisable into one common share at a price of Canadian $2.60 per share through to November 1, 1999.

        In conjunction with the special warrants placement, 681,760 warrants were issued. Each warrant is exercisable into one common share with 455,010 being exercisable at a price of Canadian $2.20,

CANARGO ENERGY INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1997                  (Stated in U.S. dollars)

250,000 warrants of which expire on June 30, 1998 and 205,010 warrants of which expire April 30, 1999, and 226,750 being exercisable at a price of Canadian $2.60 and expiring on November 1, 1999.

        If the Corporation has not obtained a receipt for a final prospectus indicating the qualification of these securities in each relevant jurisdiction by February 28, 1998 then each special warrant will entitle the holder to receive an additional 0.1 common share and 0.05 warrant without payment of additional consideration.

INCENTIVE STOCK OPTION PLAN

        During the period ended December 31, 1997, 1,035,000 common share options were granted; none were exercised. At December 31, 1997, options exercisable between 1998 and 2002 were outstanding to purchase 1,035,000 common shares at a price of $2.20 per share.

8.  CONTINGENCIES

        The non-controlling shareholder in NOC has initiated legal proceedings in Cyprus claiming that a share offer in NOC had not been accepted by the majority shareholder in the time limits set out and accordingly the share issuance to the majority shareholder was invalid. If the non-controlling shareholder is successful in its application before the Cyprus courts, the interest of the Corporation in NOC could be reduced to 49%. The Corporation has obtained a legal opinion from Cypriot counsel confirming the appropriate acceptance of the subscriptions to the share offer. Subsequent to December 31, 1997, the non-controlling shareholder withdrew its legal action without prejudice. Accordingly, the Corporation continues to maintain that the legal proceedings are without merit and consolidates its 55.9% share holding.

9.  SUBSEQUENT EVENTS

        On February 2, 1998, the Corporation entered into an agreement with Fountain Oil Incorporated ("Fountain") under which a business combination would be effected through an exchange of shares. Each common share of the Corporation is exchangeable into 1.6 common shares of Fountain. This business combination is subject to regulatory and shareholder approval.

10. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) IN THE UNITED STATES

        The Corporation's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which in the case of the Corporation at December 31, 1997, conforms in all material respects with United States GAAP, except as set forth below.

CANARGO ENERGY INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1997                  (Stated in U.S. dollars)

        (a)    Adjustments to consolidated loss per share


                                                      1997
                                                  ------------
Loss in accordance with Canadian and U.S.
  GAAP                                            $   (255,827)
                                                  ------------
Loss per share in accordance with U.S. GAAP       $      (0.02)
                                                  ------------

Weighted average number of common shares
  outstanding during period in accordance
  with U.S. GAAP                                    10,757,176
                                                  ============


        (b) Adjustments to consolidated statements of cash flowsin respect of non-cash investing and financing activities.


                                                       1997
                                                    -----------
INVESTING ACTIVITIES

In accordance with Canadian GAAP                    $(5,592,949)
Add:
    Contribution of NOC assets, net of cash           2,694,705
    Acquisition of Money Works, net of cash              29,249
                                                    -----------
INVESTING ACTIVITIES IN ACCORDANCE WITH
  U.S. GAAP                                         $(2,868,995)
                                                    ===========

FINANCING ACTIVITIES

In accordance with Canadian GAAP                     $6,810,242
Less:
    Issue of share capital on contribution
      of NOC assets                                  (3,187,000)
    Issue of share capital on contribution
      of Money Works                                    (31,975)
Add:
    Contribution of NOC assets, net of cash             492,295
    Acquisition of Money Works, net of cash               2,726
                                                    -----------
FINANCING ACTIVITIES IN ACCORDANCE WITH
U.S. GAAP                                           $ 4,086,288
                                                    ===========

CANARGO ENERGY INC.

              SUPPLEMENTAL DISCLOSURES ABOUT OIL AND GAS PRODUCTION
                             ACTIVITIES (UNAUDITED)

December 31, 1997                  (Stated in U.S. dollars)


        The following information about the Corporation's oil producing activities is presented in accordance with United States Statement of Financial Accounting Standards No. 69: Disclosures About Oil and Gas Producing Activities.

OIL RESERVES

        Proved oil reserves are the estimated quantities of crude oil which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions.

        Proved developed oil reserves are reserves that can be expected to be recovered from existing wells with existing equipment and operating methods.

        Estimates of oil reserves are subject to uncertainty and will change as additional information regarding the producing fields and technology becomes available and as economic conditions change.

        Reserves presented in this section represent NOC's working interest share of reserves net of royalties. The Corporation has a 55.9% beneficial interest in the reserves of NOC. Reserves at December 31, 1997 are based on estimates by the independent petroleum engineering firm, AMH Group Ltd. and are all located in the Republic of Georgia.

CANARGO ENERGY INC.

              SUPPLEMENTAL DISCLOSURES ABOUT OIL AND GAS PRODUCTION
                             ACTIVITIES (UNAUDITED)

December 31, 1997                  (Stated in U.S. dollars)

        The Corporation's net proved and net proved developed oil reserves were as follows:

                                                   NOC
                                              (THOUSANDS OF
NET PROVED RESERVES                              BARRELS)
                                              -------------
    Crude oil
    Net proved reserves, June 30, 1997 (1)         9,953
    Production                                      (112)
    Reserve additions(1)                           9,870
                                                  ------
NET PROVED RESERVES, DECEMBER 31, 1997            19,711
                                                  ======

NET PROVED DEVELOPED RESERVES
    June 30, 1997 (1)                              1,923
    December 31, 1997                              3,649


(1)Estimated by management as the first reserve report prepared for the Corporation was as of December 31, 1997.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND CHANGES THEREIN RELATING TO PROVED OIL RESERVES

        The following standardized measure of discounted future net cash flows from proved oil reserves has been computed using period end prices and costs and period end statutory tax rates. A discount rate of 10% has been applied in determining the standardized measure of discounted future net cash flows.

        This information does not necessarily reflect the fair market value of its oil properties. Actual future net cash flows will differ from the presented estimated future net cash flows in that:

(i) future production from proved reserves will differ from estimated production;

(ii) future production will also include production from probable and potential reserves;

(iii)   future rather than year end prices and costs will apply; and

(iv) existing economic, operating and regulatory conditions are subject to change.

CANARGO ENERGY INC.

              SUPPLEMENTAL DISCLOSURES ABOUT OIL AND GAS PRODUCTION
                             ACTIVITIES (UNAUDITED)

December 31, 1997                  (Stated in U.S. dollars)

        The standardized measure of discounted future net cash flows is as follows:


                                                   NOC
                                              (IN THOUSANDS)
                                               ------------
DECEMBER 31, 1997
  Future cash inflows                          $    196,992
  Future production, development and
    restoration costs                               157,089
                                               ------------
  Future net cash flows                        $     39,903
  Ten percent annual discount                        14,255
                                               ------------
  Standardized measure                         $     25,648
                                               ============

        The changes in the standardized measure of discounted future net cash flows for the period is as follows:


                                                   NOC
                                               (IN THOUSANDS)
                                               ------------
JULY 1, 1997(1)                                $     12,951
  Oil sales net of production costs                    (534)
  Oil discoveries(1)                                 16,100
  Development costs incurred                          2,869
                                               ------------
DECEMBER 31, 1997                              $     25,648
                                               ============

(1) Estimated by management as the first reserve report prepared for the Corporation was as of December 31, 1997.

COSTS INCURRED IN OIL PROPERTY ACQUISITION, EXPLORATION AND DEVELOPMENT
ACTIVITIES


                                                   NOC
                                              (IN THOUSANDS)
                                               ------------
SIX MONTHS ENDED DECEMBER 31, 1997
  Property acquisition
    Proved                                               --
    Unproved                                             --
  Development                                  $      2,869
  Exploration                                            --
                                               ------------
                                               $      2,869
                                               ============

CANARGO ENERGY INC.

              SUPPLEMENTAL DISCLOSURES ABOUT OIL AND GAS PRODUCTION
                             ACTIVITIES (UNAUDITED)

December 31, 1997                  (Stated in U.S. dollars)

Depletion per unit of net production:

                                                   NOC

                                               ($ PER BOE)
                                               -----------
Six months ended December 31, 1997             $      4.98

CANARGO ENERGY INC.

              SUPPLEMENTAL DISCLOSURES ABOUT OIL AND GAS PRODUCTION
                             ACTIVITIES (UNAUDITED)

December 31, 1997                  (Stated in U.S. dollars)

Results of operations for oil producing activities:


                                                   NOC
                                              (IN THOUSANDS)
                                               -----------
SIX MONTHS ENDED DECEMBER 31, 1997
  Sales                                        $     1,324
  Royalty and production expense                      (790)
  Depletion                                           (556)
                                               -----------
  Loss before tax                              $       (22)
  Income tax                                           --
                                               -----------
RESULTS OF OPERATIONS FROM PRODUCING
ACTIVITIES                                     $       (22)
                                               ===========

                                 FINANCIAL STATEMENTS

                            NINOTSMINDA OIL COMPANY LIMITED
                         (FORMERLY JKX (NINOTSMINDA) LIMITED)



                       JUNE 30, 1997 AND DECEMBER 31, 1996

                                AUDITORS' REPORT


To the Directors of
NINOTSMINDA OIL COMPANY LIMITED
(FORMERLY "JKX (NINOTSMINDA) LIMITED")


        We have audited the financial statements of NINOTSMINDA OIL COMPANY LIMITED and have obtained all the information and explanations we considered necessary. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with International Standards on Auditing. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, proper books of account have been kept by the Company and the financial statements, which are in agreement therewith give a true and fair view of the state of affairs of NINOTSMINDA OIL COMPANY LIMITED for the year ended December 31, 1996 and of its profit and cash flows for the period then ended in accordance with International Accounting Standards and comply with the provisions of the Companies Law, Chapter 113.


Limassol, Cyprus
April 24, 1997                                             Chartered Accountants

NINOTSMINDA OIL COMPANY LIMITED


                                  BALANCE SHEET


                                            (Stated in U.S. dollars)


                                         JUNE 30, 1997
                                          (unaudited)   DECEMBER 31, 1996
                                           ----------       ----------
ASSETS
CURRENT
Cash                                       $  492,300       $1,565,800
Accounts receivable                           716,300          373,500
Inventory                                      82,600           49,600
                                           ----------       ----------
                                            1,291,200       $1,988,900
Oil and gas properties [note 6]             4,081,700        2,069,900
                                           ----------       ----------
                                           $5,372,900       $4,058,800
                                           ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts payable                           $   67,500       $   25,600
Taxes payable                                  61,000           61,000
Due to shareholders [note 7]                  783,800          188,800
                                           ----------       ----------
                                           $  912,300       $  275,400
Long term debt [note 8]                     1,350,000        2,411,600
                                           ----------       ----------
                                           $2,262,300       $2,687,000
                                           ==========       ==========

SHAREHOLDERS' EQUITY
Retained earnings                          $1,291,300       $1,367,500
Share premium [note 9]                      1,814,300               --
Share capital [note 9]                          5,000            4,300
                                           ----------       ----------
                                           $3,110,600       $1,371,800
                                           ----------       ----------
                                           $5,372,900       $4,058,800
                                           ==========       ==========


See accompanying notes

NINOTSMINDA OIL COMPANY LIMITED


                             STATEMENT OF OPERATIONS
                              AND RETAINED EARNINGS


                                                (Stated in U.S. dollars)


                                           SIX MONTHS ENDED    PERIOD OCTOBER
                                            JUNE 30, 1997       24, 1995 TO
                                             (unaudited)      DECEMBER 31, 1996
                                             -----------        -----------
REVENUE
Oil                                          $ 1,500,000        $ 3,058,900
Other                                             17,400             16,000
                                             -----------        -----------
                                             $ 1,517,400        $ 3,074,900
                                             -----------        -----------

EXPENSES
Operating                                    $   638,200        $   962,500
General and administrative [note 10]             216,400            415,900
Interest [note 4]                                 76,000            188,900
Depletion                                        663,000        $    79,100
                                             -----------        -----------
                                             $ 1,593,600        $ 1,646,400
                                             ===========        ===========

(LOSS) INCOME BEFORE TAXES                   $   (76,200)       $ 1,428,500
Provision for income taxes                            --        $    61,000
                                             -----------        -----------

(LOSS) NET INCOME FOR THE PERIOD             $   (76,200)       $ 1,367,500
Retained earnings, beginning of period         1,367,500                 --
                                             -----------        -----------
RETAINED EARNINGS, END OF PERIOD             $ 1,291,300        $ 1,367,500
                                             ===========        ===========


See accompanying notes

NINOTSMINDA OIL COMPANY LIMITED


                             STATEMENT OF CASH FLOWS


                                                (Stated in U.S. dollars)


                                                 SIX MONTHS       PERIOD OCTOBER
                                                ENDED JUNE 30,      24, 1995 TO
                                                    1997            DECEMBER 31,
                                                 (unaudited)            1996
                                                 -----------        -----------
OPERATING ACTIVITIES
(Loss) income before taxes                       $   (76,200)       $ 1,428,500
Adjustments to reconcile net income to net
  cash provided by operating activities
    Depletion                                        663,000             79,100
                                                 -----------        -----------
Funds from operations                            $   586,800        $ 1,507,600
Changes in non-cash working capital
relating to operations                               261,100           (208,700)
                                                 -----------        -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES        $   847,900        $ 1,298,900
                                                 -----------        -----------

INVESTING ACTIVITIES
Capital asset additions                          $(2,674,800)       $(2,149,000)
                                                 -----------        -----------
NET CASH USED IN INVESTING ACTIVITIES            $(2,674,800)       $(2,149,000)
                                                 -----------        -----------

FINANCING ACTIVITIES
Issuance of shares                               $       700        $     4,300
Share premium                                      1,814,300                 --
Increase in due to shareholders                           --          2,500,000
Repayment of due to shareholders                  (1,061,600)           (88,400)
                                                 -----------        -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES        $   753,400        $ 2,415,900
                                                 -----------        -----------

Net (decrease) increase in cash                  $(1,073,500)       $ 1,565,800
Cash, beginning of period                          1,565,800                 --
                                                 -----------        -----------
CASH, END OF PERIOD                              $   492,300        $ 1,565,800
                                                 ===========        ===========


See accompanying notes

NINOTSMINDA OIL COMPANY LIMITED


                          NOTES TO FINANCIAL STATEMENTS


Year ended December 31, 1996
(Information as at June 30, 1997 and for the six months ended June 30, 1997 is unaudited)

1.  INCORPORATION

        The Company was incorporated in Cyprus on October 24, 1995 with minimal share capital and changed its name to Ninotsminda Oil Company Limited ("NOC") effective January 16, 1998.

2.      DESCRIPTION OF BUSINESS

        The primary purpose of the Company is the exploration for and production of hydrocarbons in the Republic of Georgia.

        NOC operates under the terms of a Production Sharing Contract ("PSC") signed February 15, 1996 between NOC and the Republic of Georgia represented by the state oil company, Georgian Oil. Under the terms of the PSC, NOC is responsible for the costs associated with the project, which is operated on behalf of NOC by the local operating company, Georgian British Oil Company ("Georgian Oil"). Georgian Oil is responsible for the costs associated with site restoration and abandonment, royalties and all state taxes. The PSC expires in December 2019 and provides for a five year extension. While areas of the license containing field developments are not subject to relinquishment, other areas are subject to relinquishment after 5, 10, 15 and 20 years after the date of issue of the license. Currently the Ninotsminda field is the only producing field in this license.

        Production from the Ninotsminda field commenced in the early part of 1996, and during 1996 approximately 515,000 barrels of oil were produced. Under the terms of the PSC, Georgian Oil currently take the first 750 barrels per day ("determined production") of production, after which all production is shared. The level of determined production will change in accordance with the terms of the agreement. After determined production, NOC receives up to 50% of production for cost recovery. Remaining production after cost recovery is then allocated as to 30% to NOC and as to 70% to Georgian Oil.

        To date, NOC has sold all of its production to one international buyer at prices related to the world market price for Brent crude, with payment in US dollars into NOC's bank account in Cyprus.

        NOC is in an early stage of operations and is effectively dealing with challenges typical of doing business in the former Soviet Union. NOC is currently not in a position to finance all its working capital and capital investment requirements through its own operations and therefore will require additional external financing.

3.      ACCOUNTING POLICIES

        The Company follows international accounting standards. The significant accounting policies are noted below.

NINOTSMINDA OIL COMPANY LIMITED


                          NOTES TO FINANCIAL STATEMENTS


Year ended December 31, 1996
(Information as at June 30, 1997 and for the six months ended June 30, 1997 is unaudited)
                                                   (Stated in U.S. dollars)

ACCOUNTING CONVENTION

        The financial statements are drawn up under the historical cost convention. In management's opinion, the unaudited financial statements as at and for the six months ended June 30, 1997 contain all adjustments necessary for a fair statement of CanArgo's financial position, results of operations and cash flows.

EXCHANGE RATES

        The financial statements are presented in United States dollars. The Company's revenues and exploration and production costs are denominated in U.S. dollars.

        Transactions in other currencies are translated to United States dollars at the rates in effect on the transaction date. Balances are translated to United States dollars at the exchange rate in effect at the balance sheet date. Any resulting exchange gains or losses are recognized as income or expense in the year they are incurred.

OIL AND GAS PROPERTIES

        The Company accounts for oil and gas expenditures under the full cost method of accounting, whereby all costs associated with the exploration for and development of crude oil and natural gas reserves are capitalized as capital assets within one global amortized cost pool.

        Costs related to evaluated properties, including an estimate for future costs to develop proved reserves, are amortized through depletion charges using the unit of production method based on commercial proved crude oil reserves.

INVENTORY

        Inventory is comprised of crude oil and is carried at the lower of cost and net realizable value.

NINOTSMINDA OIL COMPANY LIMITED


                          NOTES TO FINANCIAL STATEMENTS


Year ended December 31, 1996
(Information as at June 30, 1997 and for the six months ended June 30, 1997 is unaudited)
                                                (Stated in U.S. dollars)

4.   INTEREST PAYABLE

        The following amounts are included in the due to shareholder:


                        JUNE 30, 1997      DECEMBER 31, 1996
                          --------            --------
CanArgo Energy Inc.       $134,500            $ 97,800
JKX Nederland BV           125,400              91,100
                          --------            --------
                          $259,900            $188,900
                          ========            ========


5.  PROFITS TAX

        The Company is subject to Cyprus corporation tax on its taxable profits at the rate of 4.25%.

6.  OIL AND GAS PROPERTIES


                                JUNE 30, 1997    DECEMBER 31, 1996
                                  ----------       ----------
COST
Opening balance                   $2,149,000       $       --
Additions during the period        2,674,800        2,149,000
                                  ----------       ----------
At December 31                    $4,823,800       $2,149,000
                                  ----------       ----------

DEPLETION
Opening balance                   $   79,100       $       --
Charge for the period                663,000           79,100
                                  ----------       ----------
At December 31                    $  742,100       $   79,100
                                  ----------       ----------

NET BOOK VALUE
At December 31                    $4,081,700       $2,069,900
                                  ==========       ==========


7.  DUE TO SHAREHOLDERS

        Amounts falling due within one year:


                        JUNE 30, 1997      DECEMBER 31, 1996
                          --------            --------
CanArgo Energy Inc.       $134,500            $ 97,800
JKX Nederland BV           649,300              91,100
                          --------            --------
                          $783,800            $188,900
                          ========            ========

NINOTSMINDA OIL COMPANY LIMITED


                          NOTES TO FINANCIAL STATEMENTS


Year ended December 31, 1996
(Information as at June 30, 1997 and for the six months ended June 30, 1997 is unaudited)
                                                (Stated in U.S. dollars)

8. LONG TERM DEBT


                          JUNE 30, 1997      DECEMBER 31, 1996
                            ----------            ----------
Shareholder loans
  CanArgo Energy Inc.       $  675,000            $1,500,000
  JKX Nederland BV             675,000               911,600
                            ----------            ----------
                            $1,350,000            $2,411,600
                            ==========            ==========


        The shareholder loans bear interest at the rate of 10% per annum and are repayable out of surplus funds as and when available.

9.      SHARE CAPITAL

AUTHORIZED

10,000 shares at a par value of pound sterling1 each


ISSUED                                          NUMBER              VALUE
                                                -------           ---------
Issued during 1996                                2,000           $   4,300
                                                -------           ---------
Balance, December 31, 1996                        2,000           $   4,300
Issued for cash                                     363                 700
                                                -------           ---------
Balance, June 30, 1997                            2,363           $   5,000
                                                =======           =========


        During 1997, the Company issued 203 shares to CanArgo and 160 shares to JKX Nederland B.V. at a price of $5,000 per share. The amount paid in excess of the nominal value of the shares is recorded as share premium.

10.     RELATED PARTY TRANSACTIONS

        During 1997, members of the JKX Oil & Gas plc ("JKX") group of companies, including JKX Nederland B.V. [44.1% shareholder in NOC at December 31, 1997] performed services and procured goods and services on behalf of NOC. These goods and services recharged by JKX to NOC, excluding interest expense, totalled $531,300 for the six month period ended June 30, 1997 (period ended December 31, 1996 - $743,000) of which $381,900 has not yet been agreed to by NOC.

NINOTSMINDA OIL COMPANY LIMITED


                          NOTES TO FINANCIAL STATEMENTS


Year ended December 31, 1996
(Information as at June 30, 1997 and for the six months ended June 30, 1997 is unaudited)
                                                  (Stated in U.S. dollars)

11.     SHAREHOLDER DISPUTES

        There are disputes between shareholders as to their relative ownership interests in NOC. The resolution of these disputes may result in a reallocation of amounts between contributed surplus and due to shareholders.

12.     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) IN THE UNITED STATES

        The Company's financial statements have been prepared in accordance with international generally accepted accounting principles, which in the case of the Company conform in all material respects with United States GAAP.

                                     ANNEX A

                    SPECIAL RESOLUTION OF THE SHAREHOLDERS OF
                               CANARGO ENERGY INC.

            CONTINUANCE UNDER THE BUSINESS CORPORATIONS ACT (ONTARIO)

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.  the Corporation be and is hereby authorized to make application pursuant to section 182 of the Business Corporations Act (Alberta) for the approval of the Registrar of Corporations of the proposed continuance of the Corporation under the Business Corporations Act (Ontario) (the "OBCA") and to apply, pursuant to section 180 of the OBCA, to the Director under the OBCA for a Certificate of Continuance continuing the Corporation as if it had been incorporated under the laws of Ontario (the "Continuance");

2. the articles of continuance are in the form of the articles of the Corporation, with such additions and deletions as may be prescribed under the Business Corporations Act (Ontario) (the "Articles of Continuance") be, and they are hereby, approved;

3. upon the Continuance becoming effective and without affecting the validity or existence of the Corporation or of any act done under its articles, the existing articles of the Corporation be hereby amended by substituting for all of the provisions of its existing articles, the provisions set out in the Articles of Continuance;

4. notwithstanding that this resolution has been duly passed by its shareholders of the Corporation, the directors of the Corporation be, and they are hereby, authorized and empowered to revoke this resolution and to abandon the application for the Certificate of Continuance at any time prior to the issue thereof without further approval of the shareholders of the Corporation;

5. any one director or any one officer of the Corporation be and is hereby authorized and empowered, acting for, in the name of and on behalf of the Corporation, to execute, under the seal of the Corporation or otherwise, and to deliver articles of continuance substantially in the form of the Articles of Continuance, in duplicate, to the Director under the OBCA; and

6. any one director or any one officer of the Corporation be and is hereby authorized and empowered, acting for, in the name of and on behalf of the Corporation, to execute or to cause to be executed, under the seal of the Corporation or otherwise, and to deliver or to cause to be delivered, all such other documents and instruments, and to do or to cause to be done, such other acts and things as in the opinion of such director or officer may be necessary or desirable in order to carry out the intent of this resolution.

                                     ANNEX B

                    SPECIAL RESOLUTION OF THE SHAREHOLDERS OF
                               CANARGO ENERGY INC.

    ARRANGEMENT UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. the arrangement (the "Arrangement") involving CanArgo Energy Inc. (the "Corporation") and Fountain Oil Incorporated pursuant to section 182 of the Business Corporations Act (Ontario) (the "OBCA") and the Combination Agreement attached as Annex C to the joint management proxy circular accompanying the notice of annual and special meeting of shareholders at which the Arrangement is to be considered be, and they are hereby, authorized and approved;

2. notwithstanding that this resolution has been duly passed by the shareholders of the Corporation, the directors of the Corporation be, and they are hereby, authorized and empowered to revoke this resolution at any time prior to the issue of a Certificate of Arrangement giving effect to the Arrangement and to determine not to proceed with the Arrangement without further approval of the shareholders of the Corporation;

3. any one director or any one officer of the Corporation be and is hereby authorized and empowered, acting for, in the name of and on behalf of the Corporation, to execute, under the seal of the Corporation or otherwise, and to deliver Articles of Arrangement, in duplicate, to the Director under the OBCA; and

4. any one director or any one officer of the Corporation be and is hereby authorized and empowered, acting for, in the name of and on behalf of the Corporation, to execute or to cause to be executed, under the seal of the Corporation or otherwise, and to deliver or to cause to be delivered, all such other documents and instruments, and to do or to cause to be done, such other acts and things as in the opinion of such director or officer may be necessary or desirable in order to carry out the intent of this resolution.

                                     ANNEX C
================================================================================


                   AMENDED AND RESTATED COMBINATION AGREEMENT




                                     BETWEEN


                            FOUNTAIN OIL INCORPORATED


                                       AND


                               CANARGO ENERGY INC.







                          DATED AS OF FEBRUARY 2, 1998



================================================================================

                                TABLE OF CONTENTS

                                                                           PAGE
ARTICLE 1 THE ARRANGEMENT AND RELATED MATTERS...............................1
1.1 (A) THE ARRANGEMENT.....................................................1
1.2 ADJUSTMENTS FOR CAPITAL CHANGES.........................................3
1.3 DISSENTING SHARES.......................................................3
1.4 CANARGO OPTIONS.........................................................3
1.5 OTHER EFFECTS OF THE ARRANGEMENT........................................4
1.6 SHAREHOLDERS' MEETINGS..................................................4
1.7 JOINT MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT,
    REGISTRATION STATEMENT..................................................5
1.8 REORGANIZATION..........................................................5
1.9 CURRENCY................................................................6

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF FOUNTAIN........................6

2.1 ORGANIZATION AND QUALIFICATION..........................................6
2.2 CAPITALIZATION..........................................................6
2.3 SUBSIDIARIES............................................................6
2.4 AUTHORITY RELATIVE TO THIS COMBINATION AGREEMENT........................7
2.5 REPORTS AND FINANCIAL STATEMENTS........................................7
2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS....................................8
2.7 LITIGATION..............................................................8
2.8 INFORMATION IN DISCLOSURE DOCUMENTS.....................................8
2.9 EMPLOYEE BENEFIT PLANS..................................................9
2.10 ERISA..................................................................9
2.11 OIL AND GAS PROPERTIES.................................................9
2.12 COMPLIANCE WITH APPLICABLE LAWS.......................................10
2.13 LIABILITIES...........................................................11
2.14 TAXES.................................................................11
2.15 CERTAIN AGREEMENTS....................................................11
2.16 PATENTS, TRADEMARKS, ETC..............................................11
2.17 PRODUCT AND OTHER LIABILITY...........................................12
2.18 ENVIRONMENT...........................................................12
2.19 TITLE TO ASSETS; LIENS................................................12
2.20 FOUNTAIN ACTION.......................................................12
2.21 FINANCIAL ADVISORS....................................................13
2.22 [INTENTIONALLY OMITTED]...............................................13

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF CANARGO........................13

3.1 ORGANIZATION AND QUALIFICATION.........................................13
3.2 CAPITALIZATION.........................................................13
3.3 SUBSIDIARIES...........................................................14
3.4 AUTHORITY RELATIVE TO THIS COMBINATION AGREEMENT.......................14
3.5 REPORTS AND FINANCIAL STATEMENTS.......................................15
3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS...................................15
3.7 LITIGATION.............................................................15
3.8 INFORMATION IN DISCLOSURE DOCUMENTS....................................15
3.9 EMPLOYEE BENEFIT PLANS.................................................16
3.10 TAKEOVER PROVISIONS INAPPLICABLE......................................16
3.11 CANARGO ACTION........................................................16
3.12 OIL AND GAS PROPERTIES................................................16
3.13 FINANCIAL ADVISOR.....................................................17
3.14 COMPLIANCE WITH APPLICABLE LAWS.......................................18




3.15 LIABILITIES...........................................................18
3.16 TAXES.................................................................18
3.17 CERTAIN AGREEMENTS....................................................19
3.18 PATENTS, TRADEMARKS, ETC..............................................19
3.19 PRODUCT AND OTHER LIABILITY...........................................19
3.20 ENVIRONMENT...........................................................19
3.21 TITLE TO ASSETS; LIENS................................................19

ARTICLE 4 COVENANTS........................................................20

4.1  CONDUCT OF BUSINESS PENDING THE ARRANGEMENT...........................20
4.2  NOTICE OF BREACH......................................................21
4.3  SHAREHOLDER APPROVAL..................................................21
4.4  AFFILIATE AGREEMENTS..................................................22
4.5  JOINT PROXY STATEMENT.................................................22
4.6  REGULATORY APPROVALS..................................................22
4.7  NECESSARY CONSENTS....................................................22
4.8  ACCESS TO INFORMATION AND PROPERTIES..................................22
4.9  SATISFACTION OF CONDITIONS PRECEDENT..................................23
4.10 NO SOLICITATION.......................................................23
4.11 LISTING...............................................................24
4.12 NOTIFICATION OF CERTAIN MATTERS.......................................24
4.13 INDEMNIFICATION.......................................................24
4.14 CLOSING...............................................................25
4.15 CONTINUED CANARGO OPERATIONS..........................................25
4.16 CERTAIN EMPLOYEE BENEFIT MATTERS......................................25
4.17 BOARD COMPOSITION.....................................................25
4.19 BRING DOWN CERTIFICATES-CANARGO.......................................26

ARTICLE 5 CONDITIONS PRECEDENT TO OBLIGATIONS OF CANARGO...................26

5.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES............................26
5.2  COVENANTS.............................................................27
5.3  ABSENCE OF MATERIAL ADVERSE CHANGE....................................27
5.4  COMPLIANCE WITH LAW...................................................27
5.5  GOVERNMENT CONSENTS...................................................27
5.6  SEC FILINGS...........................................................27
5.7  SHAREHOLDER APPROVAL..................................................27
5.8  FOUNTAIN APPROVALS....................................................27
5.9  NO LEGAL ACTION.......................................................28
5.11 TAX OPINION...........................................................28
5.12 COURT APPROVAL........................................................28
5.13 OSC, ETC..............................................................28
5.14 APPOINTMENT TO FOUNTAIN BOARD.........................................28

ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF FOUNTAIN..................29

6.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES............................29
6.2  COVENANTS.............................................................29
6.3  ABSENCE OF MATERIAL ADVERSE CHANGE....................................29
6.4  COMPLIANCE WITH LAW...................................................29
6.5  GOVERNMENT CONSENTS...................................................29
6.6  SEC FILINGS...........................................................30
6.7  STOCKHOLDER APPROVAL..................................................30
6.8  CANARGO APPROVALS.....................................................30
6.9  NO LEGAL ACTION.......................................................30
6.10 AFFILIATE AGREEMENTS..................................................30


6.11 COURT APPROVAL........................................................30
6.12 OSC, ETC..............................................................30
6.13 LEGAL OPINIONS........................................................31
6.14 FAIRNESS OPINION......................................................31

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER................................31

7.1 TERMINATION............................................................31
7.2 EFFECT OF TERMINATION..................................................32
7.3 AMENDMENT..............................................................32
7.4 WAIVER.................................................................32

ARTICLE 8 GENERAL PROVISIONS...............................................33

8.1 GOVERNING LAW..........................................................33
8.2 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.............33
8.3 SEVERABILITY...........................................................33
8.4 COUNTERPARTS...........................................................33
8.6 AMENDMENT AND WAIVERS..................................................33
8.5 NOTICES................................................................33
8.7 FEES AND EXPENSES......................................................35
8.8 PUBLIC ANNOUNCEMENT....................................................35
8.9 SPECIFIC PERFORMANCE...................................................35
8.10 INTERPRETATION........................................................35
8.11 THIRD PARTY BENEFICIARIES.............................................36
8.12 ENTIRE AGREEMENT......................................................36
8.13 NO ASSIGNMENT.........................................................36
8.14 CURE PERIOD...........................................................36

                   AMENDED AND RESTATED COMBINATION AGREEMENT

        THIS COMBINATION AGREEMENT (as amended and restated, the "COMBINATION AGREEMENT") is entered into as of February 2, 1998 by and between Fountain Oil Incorporated, a Delaware corporation ("FOUNTAIN") and CanArgo Energy Inc., an Alberta corporation ("CANARGO").

                                    RECITALS

        A. The respective Boards of Directors of CanArgo and Fountain have approved the transactions contemplated by this Combination Agreement. The Board of Directors of CanArgo (the "CANARGO BOARD") has agreed to submit the Plan of Arrangement (as defined in Section 1.1) and other transactions contemplated hereby to its shareholders for approval, and the Board of Directors of Fountain (the "FOUNTAIN BOARD") has agreed to submit the Stock Issuance Proposal and the Fountain Charter Changes (both as hereinafter defined) to its stockholders for approval.

        B. The Arrangement (as hereinafter defined) is intended to be treated as a reorganization of capital for purposes of section 86 of the Income Tax Act (Canada) (the "ITA") to the extent that Exchangeable Shares (as defined below) are received in exchange for CanArgo Common Shares (as hereinafter defined).

        C. To permit the Arrangement to take place, CanArgo must be continued under the OBCA (as hereinafter defined), which continuance must be authorized by the shareholders of CanArgo voting at the CanArgo Meeting (as hereinafter defined).

        D. Fountain and CanArgo entered into a combination agreement on February 2, 1998 in respect of the Arrangement and related matters. As a result of certain developments arising after the date of execution of the combination agreement, it is desirable to amend and restate such combination agreement.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                       THE ARRANGEMENT AND RELATED MATTERS


1.1    (a)    The Arrangement.

               As promptly as practicable after the execution of this Combination Agreement, CanArgo will apply to the Ontario Court of Justice (General Division) (the "COURT") pursuant to section 182 of the Business Corporations Act (Ontario) (the "OBCA") for an interim order in form and substance satisfactory to Fountain (such approval not to be unreasonably withheld or delayed) (the "INTERIM ORDER") providing for, among other things, the calling and holding of the CanArgo Meeting (as defined below) for the purpose of considering and, if deemed advisable, approving the arrangement (the "ARRANGEMENT") under section 182 of the OBCA and pursuant to the Plan of Arrangement, substantially in the Form of
               Schedule 1.1 hereto (the "PLAN OF ARRANGEMENT"). If the shareholders of CanArgo have approved the Arrangement and the stockholders of Fountain have approved the Stock Issuance Proposal, CanArgo will promptly take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "FINAL ORDER"). At 2:00 p.m., Toronto time, (the "EFFECTIVE TIME") on the date (the "EFFECTIVE DATE") shown on the certificate of arrangement issued by the Director under the OBCA giving effect to the Arrangement, the following reorganization of capital and other transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

               (i) the articles of incorporation of CanArgo shall be amended, among other things, to (A) replace the rights, privileges, restrictions and conditions attaching to CanArgo's Common Shares ("CANARGO COMMON SHARES") with those set forth for Common Shares in Appendix A to the Plan of Arrangement, and (B) authorize 23,782,138 Exchangeable Shares ("EXCHANGEABLE SHARES") having rights, privileges, restrictions and conditions substantially as set forth for Exchangeable Shares in Appendix A to the Plan of Arrangement;

               (ii) CanArgo shall issue to Fountain 100 CanArgo Common Shares for which Fountain shall pay CanArgo $160;

               (iii) the CanArgo Common Shares (other than the CanArgo Common Shares held by Fountain and by holders who have exercised their rights of dissent in accordance with Article 3 of the Plan of Arrangement and who are ultimately entitled to be paid fair value for such shares) shall be exchanged for Exchangeable Shares in a ratio of 1.6 Exchangeable Shares for each CanArgo Common Share as adjusted, if appropriate, pursuant to Section 1.2 hereof, (the "EXCHANGE RATIO"). No fractional Exchangeable Shares will be delivered. In lieu thereof, each holder of CanArgo Common Shares who otherwise would be entitled to receive a fraction of an Exchangeable Share shall be paid by CanArgo an amount determined in accordance with the Plan of Arrangement;

               (iv) upon the exchange referred to in paragraph (iii) above, each holder of CanArgo Common Shares whose shares shall have been so exchanged shall cease to be a holder of CanArgo Common Shares, shall have its name removed from the register of holders of CanArgo Common Shares, and shall become a holder of a number of fully paid Exchangeable Shares to which he is entitled as above described, and such holder's name shall be added to the register of holders of Exchangeable Shares;

               (v) the stated capital attributable to the Exchangeable Shares will be as set out in the Plan of Arrangement; and

               (vi) the names of the holders of CanArgo Common Shares who have exercised their rights of dissent in accordance with
                      Article 3 of the Plan of Arrangement shall be deleted from the register of holders of CanArgo Common Shares at the Effective Time and shall thereafter only have the rights set out in Article 3 of the Plan of Arrangement.


        (b)    Ancillary Agreement.

               On or before the Effective Date:

               (i) Fountain, CanArgo and Montreal Trust Company of Canada, acting reasonably, shall execute and deliver a Voting, Support and Exchange Trust Agreement substantially in the form set forth in Schedule l.l(b)(i) hereto (the "VOTING, SUPPORT AND EXCHANGE TRUST AGREEMENT");

               (ii) Fountain shall file with the Secretary of State of the State of Delaware amendments to its certificate of incorporation pursuant to the Delaware General Corporation Law (the "DGCL") which effect changes substantially as set forth below (the "FOUNTAIN CHARTER CHANGES"), if and to the extent adopted by the stockholders of Fountain. The Fountain Charter Changes shall:

                      (A) effect a reverse stock split of Fountain Common
                          Stock (as defined below) so that each two shares of Common Stock as presently constituted shall be combined into one share of Common Stock; and

                      (B) change the name of Fountain to CanArgo Energy
                          Corporation;

               (iii) Fountain shall file with the Secretary of State of the State of Delaware a Certificate of Designation pursuant to the DGCL setting forth the number of shares and the powers, designation, preferences and relative, participating, optional or other rights, or the qualifications, limitations, or restrictions thereof, with respect to the class of preferred stock from which the shares of stock to be issued pursuant to the Voting, Support and Exchange Trust Agreement shall be issued; and

               (iv) Fountain shall authorize the issuance and delivery of shares of Fountain Common Stock to be issued pursuant to the Plan of Arrangement.

1.2     Adjustments for Capital Changes.

        If, prior to the Effective Time, Fountain or CanArgo recapitalizes through a subdivision of its outstanding shares into a greater number of shares or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, including without limitation the Fountain Reverse Split, then the Exchange Ratio will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of CanArgo Common Shares and the holders of the shares of the common stock, par value $0.10 per share of Fountain ("FOUNTAIN COMMON STOCK").

1.3     Dissenting Shares.

        Holders of CanArgo Common Shares may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in section 185 of the OBCA and Section 3.1 of the Plan of Arrangement (such holders referred to as "DISSENTING SHAREHOLDERS"). CanArgo shall give Fountain (i) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the OBCA and received by CanArgo and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. CanArgo shall not, except with the prior written consent of Fountain, voluntarily make any payment with respect to any such rights or offer to settle or settle any such rights.

1.4     CanArgo Options.

        (a)    At the Effective Time after the actions described in Sections 1.1
               (a) and (b) have been taken, each of the then outstanding options granted by CanArgo to purchase CanArgo Common Shares under the CanArgo Option Plan (collectively, the "CANARGO OPTIONS") will, without any further action on the part of any holder thereof, be converted into an option (a "FOUNTAIN OPTION") to purchase that number of shares of Fountain Common Stock determined by multiplying the number of CanArgo Common Shares subject to such CanArgo Option at the Effective Time by the Exchange Ratio, at an exercise price per share of Fountain Common Stock equal to the exercise price per CanArgo Common Share of such CanArgo Option immediately prior to the Effective Time divided by the Exchange Ratio. If the foregoing calculation results in a converted CanArgo Option being exercisable for a fraction of a share of Fountain Common Stock then the number of shares of Fountain Common Stock subject to such option will be rounded down to the nearest whole number of shares and the total exercise price for the option will be reduced by the exercise price of the fractional share. The term, exercisability, currency of payment, vesting schedule and all other terms and conditions of the CanArgo Options will otherwise continue with respect to the Fountain Options. Continuous employment with CanArgo or any of the CanArgo Subsidiaries (as hereinafter defined) will be credited to an optionee of CanArgo for purposes of determining the number of shares of Fountain Common Stock subject to exercise under a converted CanArgo Option after the Effective Time.

        (b) Fountain will cause the Fountain Common Stock issuable upon exercise of the Fountain Options to be registered on Form S-8 promulgated by the Securities and Exchange Commission (the "SEC" or the "COMMISSION") as soon as reasonably practicable after the Effective Time and will use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Fountain Options shall remain outstanding. Fountain will reserve a sufficient number of shares of Fountain Common Stock for issuance upon exercise of the Fountain Options pursuant to this Section.

        (c) At the Effective Time, after the actions described in Section 1.1(a) and (b), each of the share purchase warrants of CanArgo (the "Purchase Warrants") issued (i) pursuant to the warrant indenture (the "Warrant Indenture") dated as of October 30, 1997 between CanArgo and Montreal Trust Company of Canada in respect of 1,045,049 CanArgo Common Shares, (ii) to certain fiscal agents in respect of 205,010 CanArgo Common Shares, and (iii) to certain investors in respect 250,000 CanArgo Common Shares will, without any action on the part of any holder thereof, have a right to purchase that number of Exchangeable Shares determined in accordance with the Warrant Indenture.

        (d) At the Effective Time, after the actions described in Section 1.1(a) and (b), each of the special warrants (the "Special Warrants") issued pursuant to the Special Warrant Indenture dated as of October 30, 1997 between CanArgo and Montreal Trust Company of Canada which are outstanding at the Effective Time will, without any action on the part of any holder hereof, have a right to acquire that number of Exchangeable Shares and Purchase Warrants determined in accordance with the Special Warrant Indenture.

1.5     Other Effects of the Arrangement.

        At the Effective Time: (a) the bylaws of CanArgo immediately prior to the Effective Time will continue as the bylaws of CanArgo, subject to later amendment; (b) the directors of CanArgo will be as determined by CanArgo prior to the Effective Time; (c) the officers of CanArgo will be as determined by CanArgo prior to the Effective Time; (d) each CanArgo Common Share (other than CanArgo Common Shares held by Fountain) and each CanArgo Option outstanding immediately prior to the Effective Time will be exchanged as provided in Sections 1.1 and 1.4; and (e) the Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, the OBCA.

1.6     Shareholders' Meetings.

        (a) Subject to the terms of the Interim Order, CanArgo shall take all action necessary, in accordance with applicable law and its articles of incorporation and bylaws, to convene a meeting of the holders of CanArgo Common Shares (the "CANARGO MEETING") promptly for the purpose of considering and taking action upon this Combination Agreement. Subject to its fiduciary duties under applicable law, the Board of Directors of CanArgo will recommend that holders of CanArgo Common Stock vote in favour of and approve the Arrangement and the adoption of the Combination Agreement at the CanArgo Meeting.

        (b) Fountain shall take all action necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to convene a meeting of the holders of Fountain Common Stock (the "FOUNTAIN MEETING") promptly for the purpose of considering and acting upon a proposal (the "STOCK ISSUANCE PROPOSAL") to approve the issuance of shares of Fountain Common Stock as provided by this Combination Agreement and to approve the Fountain Charter Changes. Subject to its fiduciary duties under applicable law, the Board of Directors of Fountain will recommend that holders of Fountain Common Stock vote in favour of and approve the Stock Issuance Proposal and the Fountain Charter Changes at the Fountain Meeting.

1.7     Joint Management Information Circular/Proxy Statement, Registration
        Statement.

        (a) As promptly as practicable after execution of this Combination Agreement, Fountain and CanArgo shall prepare and file with the SEC a preliminary joint management information circular and proxy statement (the "JOINT PROXY STATEMENT"), together with any other documents required by the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), in connection with the Arrangement. The Joint Proxy Statement shall constitute (i) the management information circular of CanArgo with respect to the CanArgo Meeting and (ii) the proxy statement of Fountain for the Fountain Meeting with respect to the Stock Issuance Proposal and the Fountain Charter Changes. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by Fountain and CanArgo of all information required to be contained therein, Fountain and CanArgo shall cause the Joint Proxy Statement to be mailed to each company's shareholders and filed with the Ontario Securities Commission and the Alberta Securities Commission. If Fountain determines on the advice of its counsel that it is necessary to file a registration statement (the "REGISTRATION STATEMENT") in order to register the Fountain Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares, then Fountain shall file the Registration Statement with the SEC and use its reasonable best efforts to cause such Registration Statement to be declared effective and to maintain the effectiveness of such registration for such period as such Exchangeable Shares remain outstanding.

        (b) Each party hereto shall promptly furnish to the other party all information concerning such party and its shareholders as may be reasonably required in connection with any action contemplated by this Section 1.7. The Joint Proxy Statement and, if required, the Registration Statement, shall comply in all material respects with all applicable requirements of law. Each of Fountain and CanArgo will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Joint Proxy Statement or the Registration Statement or for additional information, and will supply the other with copies of all correspondence with the SEC or its staff with respect to the Joint Proxy Statement or Registration Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Joint Proxy Statement or the Registration Statement, Fountain or CanArgo, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC, its staff, and/or mailing to stockholders of Fountain and CanArgo, such amendment or supplement.

1.8     Reorganization.

        CanArgo intends to adopt the Plan of Arrangement as a reorganization of capital of CanArgo under section 86 of the ITA to the extent that Exchangeable Shares are received in exchange for CanArgo Common Shares.

1.9     Currency.

        Unless otherwise specified, all references in this Combination Agreement to "dollars" or "$" shall mean United States dollars.

                                    ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF FOUNTAIN

        Except (i) as set forth in a disclosure schedule delivered by Fountain to CanArgo concurrently herewith (the "FOUNTAIN DISCLOSURE SCHEDULE") and without regard to whether it is set forth pursuant to a reference herein to a specific section of the Fountain Disclosure Schedule and (ii) for circumstances that, taken in the aggregate, would not have a Fountain Material Adverse Effect (as defined in Section 8.10) in the case of all representations and warranties herein other than those set forth in the first sentence of Section 2.1, the first four sentences of Section 2.4, and Sections 2.2, 2.6, and 2.7, Fountain represents and warrants to the CanArgo as follows:

2.1     Organization and Qualification.

        Fountain is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Fountain is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary. Complete and correct copies as of the date hereof of the certificate of incorporation and bylaws of Fountain and each of its Significant Subsidiaries (as defined in Section 2.3) have, to the extent requested by CanArgo, heretofore been delivered to CanArgo as part of the Fountain Disclosure Schedule.

2.2     Capitalization.

        The authorized capital stock of Fountain consists of 50,000,000 shares of Fountain Common Stock and 5,000,000 shares of Preferred Stock, par value $.10 per share ("FOUNTAIN PREFERRED STOCK"). As of December 31, 1997, 22,447,489 shares of Fountain Common Stock were validly issued and outstanding, fully paid and nonassessable, and no shares of Fountain Common Stock were held in treasury. As of December 31, 1997, no shares of Fountain Preferred Stock were issued and outstanding. As of December 31, 1997, except for (i) stock options to acquire 1,154,332 shares of Fountain Common Stock at a weighted average exercise price of $6.32 per share and (ii) contingent rights to acquire an additional 375,000 shares of Fountain Common Stock as set forth in Section 2.2 of the Fountain Disclosure Schedule and as provided herein, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating Fountain to issue, deliver or sell shares of its capital stock or debt securities, or obligating Fountain to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Since December 31, 1997, Fountain has not issued any shares of Fountain Common Stock or Fountain Preferred Stock, except for shares of Fountain Common Stock issued pursuant to said options and contingent rights. Since December 31, 1997, Fountain has not issued or obligated itself to issue any options, warrants, calls or other rights, agreements or commitments obligating Fountain to issue, deliver or sell shares of its capital stock or debt securities. All of the shares of Fountain Common Stock issuable in accordance with this Combination Agreement in exchange for CanArgo Common Stock at the Effective Date will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.


2.3     Subsidiaries.

        The only "Significant Subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission) ("SIGNIFICANT SUBSIDIARIES") of Fountain are those set forth in Section 2.3 of the Fountain Disclosure Schedule. Each Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. All the outstanding shares of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable, and those owned by Fountain or by a Significant Subsidiary of Fountain are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of Fountain. Except as set forth in Fountain's Report on Form 10-K for the period ended December 31, 1996 and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, Fountain does not directly or indirectly own any interests in any other corporation, partnership, joint venture or other business association or entity which are material to Fountain and its subsidiaries taken as a whole.

2.4     Authority Relative to this Combination Agreement.

        Fountain has the corporate power to enter into this Combination Agreement and to carry out its obligations hereunder. The execution and delivery of this Combination Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Fountain's Board of Directors. This Combination Agreement constitutes a valid and binding obligation of Fountain enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Fountain are necessary to authorize the Combination Agreement and the transactions contemplated hereby, other than the approval of the Stock Issuance Proposal by the holders of Fountain Common Stock. Fountain is not subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Fountain or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Combination Agreement other than, in the case of clause (ii) only, the laws and regulations referred to in the next sentence. Except as referred to herein or in connection, or in compliance, with the provisions of the Securities Act, the Exchange Act, and other governmental approvals required under the applicable laws of any foreign jurisdiction ("FOREIGN LAWS") and the environmental, corporation, securities or blue sky laws or regulations of the various states ("STATE LAWS") (all of which required consents and approvals under Foreign Laws and State Laws are identified in Section 2.4 of the Fountain Disclosure Schedule), no filing by Fountain or registration by Fountain with any public body or authority is necessary for, nor is any authorization, consent or approval of any public body or authority required to be obtained by Fountain for, the consummation of the Arrangement and the issuance of the Fountain Common Stock contemplated by this Combination Agreement.

2.5     Reports and Financial Statements.

        Fountain has, to the extent such documents were requested by CanArgo, previously furnished CanArgo with true and complete copies of its (i) Reports on Form 10-K or Form 10-KSB for the four months ended December 31, 1996 and for the three fiscal years ended August 31, 1994, 1995 and 1996, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, as filed with the Commission, (iii) proxy statements related to all meetings of its shareholders (whether annual or special) since December 31, 1994, and (iv) all other reports or registration statements filed by Fountain with the Commission since December 31, 1994, which are all the documents (other than preliminary material) that Fountain was required to file with the Commission since that date (clauses (i) through (iv) being referred to herein collectively as the "FOUNTAIN SEC REPORTS"). As of their respective dates, the Fountain SEC

Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Fountain SEC Reports. As of their respective dates, the Fountain SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Fountain included in the Fountain SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Fountain SEC Reports have been prepared in accordance with United States generally accepting accounting principles ("U.S. GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Fountain and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

2.6     Absence of Certain Changes or Events.

        Except as disclosed in the Fountain SEC Reports, since September 30, 1997, there has not been (i) any event, condition, transaction, commitment, dispute or other circumstance (financial or otherwise) of any character (whether or not in the ordinary course of business), individually or in the aggregate, having a Fountain Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Fountain Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Fountain; or (iv) any entry into any commitment or transaction material to Fountain and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets). Since September 30, 1997, Fountain and its subsidiaries have conducted their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

2.7     Litigation.

        Except as set forth in Section 2.7 of the Fountain Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of Fountain, threatened against or affecting Fountain or any of its subsidiaries which, alone or in the aggregate, has, or is reasonably likely to have, a Fountain Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Fountain or any of its subsidiaries having, or reasonably likely to have, either alone or in the aggregate, any such Fountain Material Adverse Effect.

2.8     Information in Disclosure Documents.

        None of the information with respect to Fountain to be included or incorporated by reference in the Joint Proxy Statement and Registration Statement, if any, will, in the case of the Joint Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Joint Proxy Statement and any amendments or supplements thereto, and at the times of the CanArgo Meeting and the Fountain Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Joint Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, respectively, and the rules and regulations promulgated thereunder.

2.9     Employee Benefit Plans.

    Except as disclosed in the Fountain SEC Reports or as set forth in Section
2.9 of the Fountain Disclosure Schedule, there are no employee benefit, compensation or severance plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and including, but not limited to, plans, agreements or arrangements relating to former employees maintained by Fountain or any of its subsidiaries or collective bargaining agreements to which Fountain or any of its subsidiaries is a party (together, the "BENEFIT PLANS"). To the knowledge of Fountain, no default exists with respect to the obligations of Fountain or any of its subsidiaries under any such Benefit Plan. Since January 1, 1996, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Benefit Plans, by Fountain or its subsidiaries or, to the knowledge of Fountain and its subsidiaries, any other party thereto. Since January 1, 1996, there have been no strikes, lockouts or work stoppages or slowdowns, or to the knowledge of Fountain and its subsidiaries, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of Fountain or its subsidiaries. Neither the execution of the Combination Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of additional events or acts) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of Fountain or any of its subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by Fountain or any of its subsidiaries (other than CanArgo) in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of any such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the United States Internal Revenue Code of 1986, as amended (the "CODE").


2.10    ERISA.

        Any Benefit Plans subject to ERISA have been administered in accordance, and are in compliance with, the applicable provisions of ERISA. There does not now exist, nor do any circumstances exist that could result in, any liability of Fountain or any of its subsidiaries (or any entity, trade or business that is or was at any time required to be aggregated with Fountain or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the Code) under Title IV of ERISA, Section 302 of ERISA, Sections 412 and 4971 of the Code, to the knowledge of Fountain, the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and, to the knowledge of Fountain, similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Benefit Plans, that would be a liability of Fountain or its subsidiaries following the Effective Date.


2.11    Oil and Gas Properties.

        (a)     Included within Section 2.11(a) of the Fountain Disclosure
                Schedule is a listing of all properties ("FOUNTAIN OIL AND GAS PROPERTIES") from which Fountain or any of its subsidiaries is currently producing, proposing to produce, receiving the economic benefit of production, or proposing to receive the economic benefit of production of oil, gas, minerals, and other gaseous and liquid hydrocarbons or any combination thereof ("HYDROCARBONS"). Also included within Section 2.11(a) of the Fountain Disclosure Schedule is a listing of all agreements pursuant to which Fountain and its subsidiaries directly or indirectly hold or which in any material respect directly or indirectly affect the rights of Fountain and its subsidiaries to produce or enjoy the economic benefit of production of Hydrocarbons from the Fountain Oil and Gas Properties including, without limitation, leases, licenses, concessions, permits, operating agreements, Hydrocarbon sales agreements, transportation agreements, joint venture agreements and partnership agreements ("FOUNTAIN OIL AND GAS AGREEMENTS"). Fountain has provided CanArgo with true and complete copies of each of the Fountain Oil and Gas Agreements. Each of the Fountain Oil
              and Gas Agreements is in full force and effect in accordance with its terms, and there are currently pending no requests or demands for payments, adjustments to payments or performance, revisions or amendments in relation to the Fountain Oil and Gas Agreements. The Fountain Oil and Gas Agreements are among the agreements referred to in Section 2.15 hereof.

       (b) Neither Fountain nor any of its subsidiaries has (i) sold forward a material amount of Hydrocarbons, (ii) received any material advance, "take-or-pay" or similar payment or entered into any other arrangement that would entitle any third party to receive deliveries of Hydrocarbons without paying at such time the contract price or other fair consideration therefor, or
              (iii) taken or received any material amount of Hydrocarbons under any arrangement that would permit a third party hereafter to receive any material amount of Hydrocarbons that would otherwise be attributable to Fountain or its subsidiaries.

       (c)    Included within Section 2.1l(c) of the Fountain Disclosure
              Schedule is a listing of the latest reports, if any, by independent petroleum engineers with respect to each of the Fountain Oil and Gas Properties ("FOUNTAIN RESERVE REPORTS"). Fountain has provided CanArgo with true and complete copies of each of the Fountain Reserve Reports. Fountain and its subsidiaries have provided no false or misleading information to and have not withheld any material information from the petroleum engineers preparing the Fountain Reserve Reports in connection with their preparation thereof. Fountain is not aware of any facts or circumstances that should reasonably cause Fountain to conclude that any of the information that was supplied by Fountain and its subsidiaries to such petroleum engineers or otherwise relied upon by such petroleum engineers in connection with their preparation of the Fountain Reserve Reports is not currently correct in all material respects.

       (d) Fountain and its subsidiaries have good and valid title to all of the Fountain Oil and Gas Properties which entitles Fountain or one of its subsidiaries to receive and retain, without suspension, reduction or termination, the net revenue interest or other interest in each of the Fountain Oil and Gas Properties indicated in the relevant Fountain Oil and Gas Agreements or otherwise indicated in Section 2.1l(d) of the Fountain Disclosure Schedule. The Fountain Oil and Gas Agreements or Section 2.1l(d) of the Fountain Disclosure Schedule set forth all obligations under which Fountain or any of its subsidiaries are or may be obligated to bear costs and expenses relating directly or indirectly to the acquisition, maintenance, development and operation of the Fountain Oil and Gas Properties.

2.12    Compliance with Applicable Laws.

        (i) Fountain and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals (the "FOUNTAIN PERMITS") of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "GOVERNMENTAL ENTITY") necessary for the operation of the businesses of Fountain and its subsidiaries;

        (ii) to the knowledge of Fountain, Fountain and its subsidiaries are in material compliance with the terms of the Fountain Permits;

        (iii) to the knowledge of Fountain, except as disclosed in the Fountain SEC Reports filed prior to the date of this Combination Agreement, the businesses of Fountain and its subsidiaries are not being conducted in material violation of any law, ordinance or regulation of any Governmental Entity, including without limitation Section 30A of the Exchange Act; and

        (iv) to the knowledge of Fountain, except as disclosed in the Fountain SEC Reports, no investigation or review by any Governmental Entity with respect to Fountain or any of its subsidiaries is pending, or, to the knowledge of Fountain, threatened, nor has any Governmental Entity indicated an intention to conduct the same provided, however, that the foregoing representations are made as to ERISA and environmental matters, only as to Fountain's knowledge, to the extent contemplated by Sections 2.10 and 2.18.

2.13    Liabilities.

        As of September 30, 1997, neither Fountain nor any of its subsidiaries had any liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with U.S. GAAP which are not disclosed or provided for in the most recent Fountain SEC Report. To the knowledge of Fountain, there was no basis, as of September 30, 1997, for any claim or liability (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with U.S. GAAP which is not reflected in the Fountain SEC Reports.

2.14    Taxes.

        Each of Fountain and its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or had paid on its behalf), or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns. The information contained in such tax returns is true, complete and accurate. Neither Fountain nor any subsidiary of Fountain is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Fountain or any of its subsidiaries that have not been finally settled or paid in full, and no requests for waivers of the time to assess any such tax are pending and there are no outstanding audits, examinations, deficiency litigations or refund litigations with respect to Fountain or any of its subsidiaries. For the purposes of this Combination Agreement, the term "TAX" shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

2.15    Certain Agreements.

        Except as disclosed in Section 2.15 of the Fountain Disclosure Schedule, neither Fountain nor any of its subsidiaries is a party to any oral or written
(i) agreement, contract, indenture or other instrument relating to Indebtedness (as defined below) in an amount exceeding $100,000, (ii) other contract, agreement or commitment having a Fountain Material Adverse Effect, or (iii) contract, agreement or commitment, whether or not in the ordinary course of business, that is reasonably expected to require payments by or to Fountain or any of its subsidiaries in an amount that would exceed $100,000 in any calendar year subsequent to 1997. "INDEBTEDNESS" means any liability in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and (D) guarantees of any of the foregoing incurred by any person other than Fountain or any of its subsidiaries. Neither Fountain nor any of its subsidiaries is in default (with or without notice or lapse of time, or both) under any contract, indenture, note, credit agreement, loan document, lease, license or other agreement including, but not limited to, any Benefit Plan, whether or not such default has been waived. Except as set forth in Section 2.15 of the Fountain Disclosure Schedule, none of Fountain and its subsidiaries is a party to and bound by any contract, agreement, commitment, plan, arrangement or other understanding which by reason of the execution of this Combination Agreement or consummation of the transactions contemplated hereby will (either alone or upon the occurrence of additional acts or events) result in any payment becoming due from CanArgo or Fountain or any of their subsidiaries.


2.16    Patents, Trademarks, Etc.

        To the knowledge of Fountain, Fountain and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights and licenses as are necessary in connection with the businesses of Fountain and its subsidiaries, and Fountain does not have any knowledge of any conflict with the rights of Fountain and its subsidiaries therein or any knowledge of any conflict by them with the rights of others therein.

2.17    Product and Other Liability.

        Fountain has no knowledge of any claim, or the basis of any claim, against Fountain or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by Fountain or any of its subsidiaries or the conduct of their respective operations, including claims arising out of the defective or unsafe nature of its products, services or operations. Fountain and its subsidiaries have, and on the Effective Date will have, adequate insurance coverage for potential liability claims against it.

2.18    Environment.

    "ENVIRONMENTAL LAWS" mean all national, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations of any governmental unit wherever located, and orders, directives and decisions rendered by, and policies, instructions, guidelines and similar guidance of, any ministry, department or administrative or regulatory agency relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, packaging, transport, handling, containment, clean-up or other remediation or corrective action of or with respect to any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances. Except as disclosed in
Section 2.18 of the Fountain Disclosure Schedule, the operations of Fountain and its subsidiaries are and have been in compliance in all material respects with all Environmental Laws, and the operation of their businesses does not constitute a material breach of any Environmental Law nor has any claim of nuisance, tort or trespass been made. Fountain and its subsidiaries have neither received nor are subject to any notice of any violation or allegations of non-compliance with any Environmental Law, nor, to the knowledge of Fountain are there any existing conditions which might constitute a basis for such allegations nor has Fountain or its subsidiaries received any notice or request for information, from any person, governmental agency or authority issued pursuant to any Environmental Law. Fountain and its subsidiaries have maintained all documents and records, in the manner and for the periods required by Environmental Laws in all material respect.

2.19    Title to Assets; Liens.

        Fountain and its subsidiaries have (i) good and marketable title to all of their inventory, accounts receivable, property, equipment and other assets, and except as disclosed in the Fountain's SEC Reports, such assets are free and clear of any mortgages, liens, charges, encumbrances, or title defects of any nature whatsoever and (ii) valid and enforceable leases for the premises and the equipment, furniture and fixtures purported to be leased by them.

2.20    Fountain Action.

        The Board of Directors of Fountain (at a meeting duly called and held) has by the requisite vote of directors (a) determined that the Arrangement is advisable and fair and in the best interest of Fountain and its stockholders;
(b) adopted a resolution setting forth the Fountain Charter Changes and declaring their advisability; and (c) recommended the approval of the Stock Issuance Proposal and Fountain Charter Changes by the holders of Fountain Common Stock and directed that the Stock Issuance Proposal and Fountain Charter Changes be submitted for consideration by Fountain's stockholders entitled to vote thereon at the Fountain Meeting.

2.21    Financial Advisors.

        Except for CIBC Oppenheimer Corp. and Orkla Finans (Fondsmegling) A S. (collectively the "FOUNTAIN ADVISORS"), financial advisors to Fountain, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement or the transactions contemplated by this Combination Agreement based upon arrangements made by or on behalf of Fountain or any of its Subsidiaries, and the fees and other amounts payable to the Fountain Advisors as contemplated by this Section will be as provided in that certain letter agreement dated October 12, 1997, as amended by letter amendment dated January 15, 1998, among the Fountain Advisors and Fountain.

2.22    [Intentionally Omitted]

2.23    Cash and Cash Equivalents

    The aggregate cash and cash equivalents of Fountain and its consolidated subsidiaries, determined in accordance with U.S. GAAP, as of January 23, 1998, was an amount no less than that stated in Section 2.23 of the Fountain Disclosure Schedule.


                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF CANARGO


        Except (i) as set forth in a disclosure schedule delivered by CanArgo to Fountain concurrently herewith (the "CANARGO DISCLOSURE SCHEDULE") and without regard to whether it is set forth pursuant to a reference herein to a specific section of the CanArgo Disclosure Schedule and (ii) for circumstances that, taken in the aggregate, would not have a CanArgo Material Adverse Effect (as defined in Section 8.10 ) in the case of all representations and warranties herein other than those set forth in the first sentence of Section 3.1, the first four sentences of Section 3.4, and Sections 3.2, 3.6, and 3.7, CanArgo represents and warrants to Fountain as follows:


3.1     Organization and Qualification.

        CanArgo is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. CanArgo is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies as of the date hereof of the certificate of incorporation and by-laws of CanArgo and each of its Significant Subsidiaries have, to the extent requested by Fountain, heretofore been delivered to Fountain as part of CanArgo Disclosure Schedule.


3.2     Capitalization.

        The authorized capital stock of CanArgo consists of an unlimited number of common shares without par value, an unlimited number of first preference shares without par value, and an unlimited number of second preference shares without par value. As of December 31, 1997, 10,438,391 shares of CanArgo Common Shares and 1,636,597 Special Warrants were validly issued and outstanding, fully paid and nonassessable and no preference shares of CanArgo were issued and outstanding. As of December 31, 1997, except for stock options to acquire 1,235,000 shares of CanArgo Common Shares at a weighted average exercise price of Cdn. $2.25 per share and except for rights pursuant to the Purchase Warrants to acquire an additional 1,500,059 shares of CanArgo Common Shares at a weighted average exercise price of Cdn. $2.48 per share and as set forth on Section 3.2 of CanArgo Disclosure Schedule, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating CanArgo to issue, deliver or sell shares of its capital stock or debt securities, or obligating CanArgo to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Since December 31, 1997, CanArgo has not issued any shares of CanArgo Common Shares or CanArgo Preferred Shares, except for shares of CanArgo Common Shares issued pursuant to said options and rights. Since December 31, 1997, CanArgo has not issued or obligated itself to issue any options, warrants, calls or other rights, agreements or commitments obligating CanArgo to issue, deliver or sell shares of its capital stock or debt securities.


3.3     Subsidiaries.

        The only Significant Subsidiaries of CanArgo are those set forth in
Section 3.3 of CanArgo Disclosure Schedule. Each Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. All the outstanding shares of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable, and those owned by CanArgo or by a subsidiary of CanArgo are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of CanArgo. Except as set forth in section 3.3 of the CanArgo Disclosure Schedule and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, CanArgo does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to CanArgo and its subsidiaries taken as a whole.


3.4     Authority Relative to this Combination Agreement.

        CanArgo has the corporate power to enter into this Combination Agreement, and subject to the requisite shareholder and Court approval contemplated by this Combination Agreement, to carry out its obligations hereunder. The execution and delivery of this Combination Agreement and the consummation of the transactions contemplated hereby have been duly authorized by CanArgo's Board of Directors. This Combination Agreement constitutes a valid and binding obligation of CanArgo enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the requisite approval of the holders of CanArgo Common Shares and of the Court, no other corporate proceedings on the part of CanArgo are necessary to authorize this Combination Agreement and the transactions contemplated hereby. CanArgo is not subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to CanArgo or any of its subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Combination Agreement, other than, in the case of clause (ii) only, the laws and regulations referred to in the next sentence. Except as referred to herein or in the Plan of Arrangement or in connection, or in compliance, with the provisions of the Securities Act, the Exchange Act, the Foreign Laws, the State Laws, the Securities Act (Ontario) and corresponding legislation of other Canadian provinces (all of which required consents and approvals under Foreign Laws and State Laws are identified in Section 3.4 of CanArgo Disclosure Schedule), no filing by CanArgo or registration by CanArgo with any public body or authority is necessary for, nor is any authorization, consent or approval of any public body or authority required to be obtained by CanArgo for, the consummation of the Arrangement or the other transactions contemplated hereby.

3.5     Reports and Financial Statements.

        Since December 31, 1996, CanArgo has filed all forms, reports and documents with the Ontario Securities Commission (the "OSC") and the Alberta Securities Commission (the "ASC") required to be filed by it pursuant to the Securities Act (Ontario) and the Securities Act (Alberta) and the regulations promulgated thereunder, (such forms, reports and documents collectively, the "CANARGO REPORTS"), all of which complied when filed in all material respects with all then applicable requirements of such statutes, regulations, policies and rules. None of the CanArgo Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of CanArgo included in the CanArgo Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the CanArgo Reports have been prepared in accordance with Canadian generally accepted accounting principles ("CANADIAN GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of CanArgo and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

3.6     Absence of Certain Changes or Events.

        Except as disclosed in CanArgo Reports, since September 30, 1997, there has not been (i) any event, condition, transaction, commitment, dispute or other circumstance (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having a CanArgo Material Adverse Effect, (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a CanArgo Material Adverse Effect, (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of CanArgo, or (iv) any entry into any commitment or transaction material to CanArgo and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets). Since September 30, 1997, CanArgo and its subsidiaries have conducted their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

3.7     Litigation.

        Except as set forth in Section 3.7 of CanArgo Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of CanArgo, threatened against or affecting CanArgo or any of its subsidiaries which, either alone or in the aggregate, has, or is reasonably likely to have, a CanArgo Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against CanArgo or any of its subsidiaries having, or reasonably likely to have, either alone or in the aggregate, any such CanArgo Material Adverse Effect.

3.8     Information in Disclosure Documents.

        None of the information with respect to CanArgo or its subsidiaries to be included or incorporated by reference in the Joint Proxy Statement or Registration Statement will, in the case of the Joint Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Joint Proxy Statement and any amendments or supplements thereto, and at the times of CanArgo Meeting and the Fountain Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Business Corporations Act (Ontario), the Business Corporations Act (Alberta), the Securities Act (Ontario) and the Securities Act (Alberta) and the rules and regulations thereunder.

3.9     Employee Benefit Plans.

        Except as set forth in Section 3.9 of CanArgo Disclosure Schedule, there are no employee benefit, compensation or severance plans, agreements or arrangements, including, but not limited to, plans, agreements or arrangements relating to former employees maintained by CanArgo or any of its subsidiaries or collective bargaining agreements to which CanArgo or any of its subsidiaries is a party (together, the "CANARGO BENEFIT PLANS"). To the knowledge of CanArgo, no default exists with respect to the obligations of CanArgo or any of its subsidiaries under such CanArgo Benefit Plan. Since January 1, 1996, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such CanArgo Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such CanArgo Benefit Plans, by CanArgo or its subsidiaries or, to the knowledge of CanArgo and its subsidiaries, any other party thereto. Since January 1, 1996, there have been no strikes, lockouts or work stoppages or slowdowns, or to the knowledge of CanArgo and its subsidiaries, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of CanArgo or its subsidiaries. Neither the execution of the Combination Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of additional events or acts) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of CanArgo or any of its subsidiaries. There are no actions, suits, claims, trials, demands, arbitrations or other proceedings pending or, to the knowledge of CanArgo, threatened with respect to the CanArgo Benefit Plans against CanArgo or any of its subsidiaries or any fiduciary, funding agent, insurer or fund of such CanArgo Benefit Plans, other than ordinary and usual claims for benefits by employees or beneficiaries, that could be expected to materially adversely affect the business or condition of CanArgo and its subsidiaries taken as a whole. All CanArgo Benefit Plans that are funded plans are funded or insured in accordance with their terms, rules, and all applicable laws. All required contributions, premium payments and source-deducted employee contributions under the CanArgo Benefit Plans have been or will be made to the funding agents as required by the CanArgo Benefit Plans or applicable law, including all current service costs and any special payments or contributions required to be made.

3.10    Takeover Provisions Inapplicable.

        As of the date hereof and at all times thereafter, until and including the Effective Date, Section 203 of the DGCL is, and shall be, inapplicable to the Arrangement and the transactions contemplated by this Combination Agreement by reason of CanArgo not being an "interested stockholder" as defined in said
Section 203.

3.11    CanArgo Action.

        The Board of Directors of CanArgo (at a meeting duly called and held) has by the requisite vote of directors (a) determined that the Arrangement is advisable and fair and in the best interests of CanArgo and its shareholders,
(b) approved the Arrangement in accordance with the provisions of applicable laws, and (c) recommended the approval of this Combination Agreement and the Arrangement by the holders of CanArgo Common Stock and directed that the Arrangement be submitted for consideration by CanArgo's shareholders entitled to vote thereon at the CanArgo Meeting.

3.12    Oil and Gas Properties.

        (a) Included within Section 3.12(a) of CanArgo Disclosure Schedule is a listing of all properties ("CANARGO OIL AND GAS PROPERTIES") from which CanArgo or any of its subsidiaries is currently producing, proposing to produce, receiving the economic benefit of production, or proposing to receive the economic benefit of production of oil, gas, minerals, and other gaseous and liquid hydrocarbons or any combination thereof ("HYDROCARBONS"). Also included within Section 3.12(a) of CanArgo Disclosure Schedule is a listing of all agreements pursuant to which CanArgo and its subsidiaries directly or indirectly hold or which in any material respect directly or indirectly affect the rights of CanArgo and its subsidiaries to produce or enjoy the economic benefit of production of Hydrocarbons from CanArgo Oil and Gas Properties including, without limitation, leases, licenses, concessions, permits, operating agreements, Hydrocarbon sales agreements, transportation agreements, joint venture agreements and partnership agreements ("CANARGO OIL AND GAS AGREEMENTS"). CanArgo has provided Fountain with true and complete copies of each of the CanArgo Oil and Gas Agreements. Each of the CanArgo Oil and Gas Agreements is in full force and effect in accordance with its terms, and there are currently pending no requests or demands for payments, adjustments to payments or performance, revisions or amendments in relation to the CanArgo Oil and Gas Agreements. The CanArgo Oil and Gas Agreements are among the agreements referred to in Section 3.17 hereof.

        (b) Neither CanArgo nor any of its subsidiaries has (i) sold forward a material amount of Hydrocarbons, (ii) received any material advance, "take-or-pay" or similar payment or entered into any other arrangement that would entitle any third party to receive deliveries of Hydrocarbons without paying at such time the contract price or other fair consideration therefor, or (iii) taken or received any material amount of Hydrocarbons under any arrangement that would permit a third party hereafter to receive any material amount of Hydrocarbons that would otherwise be attributable to CanArgo or its subsidiaries.

        (c) Included within Section 3.12(c) of CanArgo Disclosure Schedule is a listing of the latest reports, if any, by independent petroleum engineers with respect to each of CanArgo Oil and Gas Properties ("CANARGO RESERVE REPORTS"). CanArgo has provided Fountain with true and complete copies of each of CanArgo Reserve Reports. CanArgo and its subsidiaries have provided no false or misleading information to and have not withheld any material information from the petroleum engineers preparing CanArgo Reserve Reports in connection with their preparation thereof. CanArgo is not aware of any facts or circumstances that should reasonably cause CanArgo to conclude that any of the information that was supplied by CanArgo and its subsidiaries to such petroleum engineers or otherwise relied upon by such petroleum engineers in connection with their preparation of CanArgo Reserve Reports is not currently correct in all material respects.

        (d) CanArgo and its subsidiaries have good and valid title to all of CanArgo Oil and Gas Properties which entitles CanArgo or one of its subsidiaries to receive and retain, without suspension, reduction or termination, the net revenue interest or other interest in each of CanArgo Oil and Gas Properties indicated in the relevant CanArgo Oil and Gas Agreements or otherwise indicated in Section 3.12(d) of CanArgo Disclosure Schedule. CanArgo Oil and Gas Agreements or Section 3.12(d) of CanArgo Disclosure Schedule set forth all obligations under which CanArgo or any of its subsidiaries are or may be obligated to bear costs and expenses relating directly or indirectly to the acquisition, maintenance, development and operation of CanArgo Oil and Gas Properties.

3.13    Financial Advisor.

        No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement or the transactions contemplated by this Combination Agreement based upon arrangements made by or on behalf of CanArgo or any of its subsidiaries, other than Peder Paus, who is entitled to a fee in respect of financial services rendered to CanArgo with respect to the Arrangement payable by the issuance of up to 225,000 Common Shares of CanArgo following the approval of the Arrangement and the adoption of this Combination Agreement at the CanArgo Meeting and the approval of the Stock Issuance Proposal at the Fountain Meeting.


3.14    Compliance with Applicable Laws.

        (i) CanArgo and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals (the "CANARGO PERMITS") of all Governmental Entities necessary for the operation of the businesses of CanArgo and its subsidiaries;

        (ii) to the knowledge of CanArgo, CanArgo and its subsidiaries are in material compliance with the terms of CanArgo Permits;

        (iii) to the knowledge of CanArgo, except as disclosed in CanArgo OSC Reports filed prior to the date of this Combination Agreement, the businesses of CanArgo and its subsidiaries are not being conducted in material violation of any law, ordinance or regulation of any Governmental Entity;

        (iv) to the knowledge of CanArgo, no investigation or review by any Governmental Entity with respect to CanArgo or any of its subsidiaries is pending, or, to the knowledge of CanArgo, threatened, nor has any Governmental Entity indicated an intention to conduct the same provided, however, that the foregoing representations are made as to environmental matters, only as to CanArgo's knowledge, to the extent contemplated by Sections 3.20; and

        (v) Except as set forth in Section 3.14 of the CanArgo Disclosure Schedule, CanArgo and its subsidiaries are and have been in compliance with section 30A of the Exchange Act as if CanArgo had been a registrant thereunder.

3.15    Liabilities.

        As of September 30, 1997, neither CanArgo nor any of its subsidiaries had any liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with Canadian GAAP which are not disclosed or provided for in the most recent CanArgo Report. To the knowledge of CanArgo, there was no basis, as of September 30, 1997, for any claim or liability (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with Canadian GAAP which is not reflected in the CanArgo Reports.

3.16    Taxes.

        Each of CanArgo and its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or had paid on its behalf), or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns. The information contained in such tax returns is true, complete and accurate. Neither CanArgo nor any subsidiary of CanArgo is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against CanArgo or any of its subsidiaries that have not been finally settled or paid in full and no requests for waivers of the time to assess any such tax are pending and there are no outstanding audits, examinations, deficiency litigations or refund litigations with respect to CanArgo or any of its subsidiaries.

3.17    Certain Agreements.

    Except as disclosed in Section 3.17 of the CanArgo Disclosure Schedule, neither CanArgo nor any of its subsidiaries is a party to any oral or written
(i) agreement, contract, indenture or other instrument relating to Indebtedness in an amount exceeding $100,000, (ii) agreement which, after giving effect to the transactions contemplated by this Combination Agreement, purports to restrict or bind Fountain or any of its subsidiaries in any respect that could have a Fountain Material Adverse Effect, (iii) contract, agreement or commitment having a CanArgo Material Adverse Effect, or (iv) contract, agreement or commitment, whether or not in the ordinary course of business, that is reasonably expected to require payments by or to CanArgo or any of its subsidiaries in an amount that would exceed $100,000 in any calendar year subsequent to 1997. Neither CanArgo nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under any contract, indenture, note, credit agreement, loan document, lease, license or other agreement including, but not limited to, any CanArgo Benefit Plan, whether or not such default has been waived. Except as set forth in Section 3.17 of CanArgo Disclosure Schedule, none of CanArgo and its subsidiaries is a party to and bound by any contract, agreement, commitment, plan, arrangement or other understanding which by reason of the execution of this Combination Agreement or consummation of the transactions contemplated hereby will (either alone or upon the occurrence of additional acts or events) result in any payment becoming due from CanArgo or Fountain or any of their subsidiaries.

3.18    Patents, Trademarks, Etc.

        To the knowledge of CanArgo, CanArgo and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and licenses and other proprietary intellectual property rights and licenses as are necessary in connection with the businesses of CanArgo and its subsidiaries, and CanArgo does not have any knowledge of any conflict with the rights of CanArgo and its subsidiaries therein or any knowledge of any conflict by them with the rights of others therein.

3.19    Product and Other Liability.

    CanArgo has no knowledge of any claim, or the basis of any claim, against CanArgo or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by CanArgo or any of its subsidiaries or the conduct of their respective operations, including claims arising out of the defective or unsafe nature of its products, services or operations. CanArgo and its subsidiaries have, and on the Effective Date will have, adequate insurance coverage for potential liability claims against it.

3.20    Environment.

         Except as disclosed in Section 3.20 of the CanArgo Disclosure Schedule, the operations of CanArgo and its subsidiaries are and have been in compliance in all material respects with all Environmental Laws, and the operation of their businesses does not constitute a material breach of any Environmental Law nor has any claim of nuisance, tort or trespass been made. CanArgo and its subsidiaries have neither received nor are subject to any notice of any violation of or allegations of non-compliance with any Environmental Law, nor, to the knowledge of CanArgo, are there any existing conditions which might constitute a basis for such allegations nor has CanArgo or its subsidiaries received any notice or request for information, from any person, governmental agency or authority issued pursuant to any Environmental Law. CanArgo and its subsidiaries have maintained all documents and records, in the manner and for the periods required by Environmental Laws in all material respects.

3.21    Title to Assets; Liens.

        CanArgo and its subsidiaries have (i) good and marketable title to all of its inventory, accounts receivable, property, equipment and other assets, and except as disclosed in CanArgo's OSC Reports such assets are free and clear of any mortgages, liens, charges, encumbrances, or title defects of any nature whatsoever and (ii) valid and enforceable leases for the premises and the equipment, furniture and fixtures purported to be leased by them.

3.22    [Intentionally Omitted]

3.23    Cash and Cash Equivalents.

        The aggregate cash and cash equivalents of CanArgo and its consolidated subsidiaries, determined in accordance with Canadian GAAP, as of January 19, 1998, was an amount no less than that stated in Section 3.23 of the CanArgo Disclosure Schedule.



                                    ARTICLE 4
                                    COVENANTS


4.1     Conduct of Business Pending the Arrangement.

        (a) Upon execution of this Combination Agreement, Fountain and CanArgo shall appoint a steering committee (the "STEERING COMMITTEE") consisting of Einar Bandlien, Michael Binnion, John McLeod, David Robson and Nils Trulsvik. The Steering Committee shall coordinate the activities of Fountain and CanArgo prior to the consummation of the Combination Agreement in a manner consistent with the provisions of Section 4.1, facilitate communication between Fountain and CanArgo during such period, plan for the integration of the activities of Fountain and CanArgo following consummation of the Arrangement and facilitate the approval process regarding any exceptions to the business plan referred to in Section 4.1(b).

        (b) Prior to the Effective Date, unless Fountain and CanArgo shall otherwise agree in writing, Fountain and CanArgo shall, and shall cause their respective subsidiaries to, carry on their respective businesses in accordance with the business plan (the "BUSINESS PLAN") set forth in Schedule 4.1 and to the extent not inconsistent with such Business Plan to conduct such businesses in the usual, regular and ordinary course. Prior to the Effective Date, Fountain and CanArgo shall, and shall cause their respective subsidiaries to, (i) maintain insurance coverages and their respective books, accounts and records in the usual manner consistent with prior practices; (ii) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to them and their activities; (iii) maintain and keep their respective properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (iv) perform in all material respects their respective obligations under all contracts and commitments to which any of them is a party or by which any of them is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would not reasonably be expected to result in a CanArgo Material Adverse Effect or in a Fountain Material Adverse Effect or would be contemplated by the Business Plan;

        (c) Prior to the Effective Date, Fountain and CanArgo shall not (i) amend their respective certificate or articles of incorporation or bylaws except as contemplated in the Fountain Charter Changes or otherwise contemplated by this Combination Agreement, (ii) split, combine, recapitalize, exchange or reclassify their respective outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, except in connection with the Reverse Stock Split, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iii) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of their respective capital stock;

        (d) Prior to the Effective Date and except as required or permitted by this Combination Agreement or the Business Plan and except as may be agreed to by the parties in writing, Fountain and CanArgo shall not, and shall not permit any of their respective subsidiaries to, (i) issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, their respective capital stock of any class, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than issuances contemplated by Section 2.2 and 3.2 hereof in relation to outstanding commitments recognized therein; (ii) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, (iii) incur additional Indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in the ordinary course of business; (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing which is binding;

        (e) Prior to the Effective Date and except as required or permitted by the Business Plan, Fountain and CanArgo shall not, and shall not permit any of their respective subsidiaries to (i) adopt, enter into, terminate, expand the applicability of or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation), (iii) pay any benefit not provided under any existing plan or arrangement, (iv) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan other than in the ordinary course of business consistent with past practice, or
                (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing which is binding; and

        (f) Prior to the Effective Date, Fountain and CanArgo shall not, and shall not permit any of their respective subsidiaries to, make any investments in non-investment grade securities.

4.2     Notice of Breach.

        Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Combination Agreement and will use its best efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the CanArgo Disclosure Schedule or the Fountain Disclosure Schedule.

4.3     Shareholder Approval.

        CanArgo will call the CanArgo Shareholders Meeting and Fountain will call the Fountain Shareholders Meeting, each to be held within 60 days after the SEC has indicated that it has no further comments on the Joint

Proxy Statement, to submit this Combination Agreement, the Arrangement and related matters for the consideration and approval of the CanArgo Shareholders and to submit the Stock Issuance Proposal and the Fountain Charter Changes for consideration and approval of the Fountain stockholders. Such approval will be recommended by the CanArgo Board and management, and by the Fountain Board, subject in each case to the fiduciary obligations of such directors and officers. Such meetings will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

4.4     Affiliate Agreements.

        To ensure compliance with Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act, CanArgo will use commercially reasonable efforts to procure the signature and delivery of CanArgo Affiliate Agreements substantially in the form of Schedule 4.4(a) (the "CANARGO AFFILIATE AGREEMENTS") from each of CanArgo's Affiliates promptly after the execution and delivery of this Combination Agreement if requested by counsel to Fountain acting reasonably. For purposes of this Combination Agreement, "AFFILIATE" shall have the meaning referred to in Rule 145 under the Securities Act.

4.5     Joint Proxy Statement.

        CanArgo and Fountain will mail the Joint Proxy Statement to their respective shareholders in a timely manner for the purpose of enabling such shareholders to consider and vote upon the Arrangement at the CanArgo Meeting and the Stock Issuance Proposal and the Fountain Charter Changes at the Fountain Meeting. Each of CanArgo and Fountain will promptly provide all information relating to its business or operations necessary for inclusion in the Joint Proxy Statement to satisfy all requirements of applicable U.S. and Canadian state, provincial and federal corporate and securities laws. CanArgo shall be solely responsible for any statement, information or omission in the Joint Proxy Statement relating to it or its Affiliates based upon written information furnished by it. CanArgo will not provide to its shareholders or publish any material concerning it or its Affiliates that violates applicable Canadian law, the Securities Act or the Exchange Act with respect to the transactions contemplated hereby. Fountain shall be solely responsible for any statement, information or omission in the Joint Proxy Statement relating to it or its Affiliates based upon written information furnished by it. Fountain will not provide to its stockholders or publish any material concerning it or its Affiliates that violates applicable Canadian law, the Securities Act or the Exchange Act with respect to the transactions contemplated hereby.

4.6     Regulatory Approvals.

        Each of CanArgo and Fountain will promptly execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Combination Agreement. Each of CanArgo and Fountain will use commercially reasonable efforts to obtain promptly all such authorizations, approvals and consents.

4.7     Necessary Consents.

        During the term of this Combination Agreement, each of CanArgo and Fountain will use commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate, in addition to those set forth in Section 4.6, to allow the consummation of the transactions contemplated hereby.

4.8     Access to Information and Properties.

        Each of CanArgo and Fountain will allow the other party and its agents reasonable access to the files, books, records, properties, assets, operations, personnel and offices of CanArgo and each CanArgo Subsidiary, or Fountain and each Fountain Subsidiary, as applicable, including, without limitation, any and all information relating to CanArgo's or Fountain's taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. Each of CanArgo and Fountain will cause its accountants, independent petroleum engineers and other advisers to cooperate with the other party and its agents in making available to such other party all information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all tax returns, financial statements and reserve reports prepared or audited by such persons subject to the execution of customary access or indemnification agreements among the parties with respect to such review.

4.9     Satisfaction of Conditions Precedent.

        During the term of this Combination Agreement, each of CanArgo and Fountain will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Articles 5 and 6, and will use commercially reasonable efforts to cause the Arrangement and the other transactions contemplated by this Combination Agreement to be consummated.

4.10    No Solicitation.

        (a) Neither CanArgo nor Fountain shall, directly or indirectly, take (nor shall they authorize or permit their respective subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or
                (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Each party will promptly communicate to the other that such a solicitation has been received, or that any such information has been requested from it or that such negotiations or discussions have been sought to be initiated with it. "ACQUISITION PROPOSAL" shall mean any proposed (A) merger, consolidation or similar transaction involving Fountain or CanArgo, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of Fountain or CanArgo or their respective subsidiaries representing 30% or more of the consolidated assets of Fountain or CanArgo, (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 30% or more of the voting power of Fountain or CanArgo or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 30% or more of the outstanding voting securities of Fountain or CanArgo.

        (b) Notwithstanding anything in this Combination Agreement to the contrary (including without limitation clause (a) of this Section 4.10), to the extent the Board of Directors of either Fountain or CanArgo receives a communication with respect to an Acquisition Proposal, which such Board of Directors determines, after consultation with its financial advisors, may be reasonably likely to result in a transaction (an "ALTERNATIVE TRANSACTION") that is more favorable to its shareholders than the transactions contemplated by the Arrangement and this Combination Agreement (taking into account the nature of the proposed transaction, the nature and amount of the consideration, the likelihood of completion and any other factors deemed appropriate by the Board of Directors), the Board of Directors may engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to such an Alternative Transaction, or otherwise facilitate any effort or attempt to make or implement such an Alternative Transaction; provided, however, that upon engaging in such negotiations or discussions, providing such information or otherwise facilitating any effort or attempt to make or implement an Alternative Transaction, such party shall give notice to the other party of such party's engagement in such activities ("ALTERNATIVE TRANSACTION NOTICE"). Prior to furnishing nonpublic information to, or entering into discussions or negotiations with, any other persons or entities, such party shall obtain from such person or entity an executed confidentiality agreement with terms no less favorable, taken as a whole, to CanArgo or Fountain than those contained in the confidentiality agreement delivered by CanArgo to Fountain, and such party shall advise the other party of the nature of such nonpublic information delivered to such person reasonably promptly following its delivery to the requesting party.

4.11    Listing

        Fountain shall take all actions not inconsistent with its obligations pursuant to this Combination Agreement which are reasonably necessary to maintain the listing for Fountain Common Stock on the Nasdaq Stock Market Inc. National Market System ("Nasdaq") for as long as Exchangeable Shares are outstanding, including if necessary filing a listing application in the event the Arrangement and the transactions related thereto are deemed to terminate Fountain's current listing, and to obtain the approval of Nasdaq for the listing on Nasdaq, subject to notice of issuance, of the shares of Fountain Common Stock issuable upon exchange of the Exchangeable Shares.

4.12    Notification of Certain Matters.

        Each of CanArgo and Fountain will give prompt notice to the other party of (i) any change that is reasonably likely to result in any Material Adverse Effect with respect to it, (ii) any other change or event which would cause any representation or warranty made by it to be untrue or inaccurate as of the Effective Time or (iii) any material failure by it to comply with or satisfy any covenant, agreement or condition to be complied with or satisfied by it hereunder.

4.13    Indemnification.

        (a) From and after the Effective Date, Fountain shall indemnify, defend and hold harmless the officers, directors and employees of Fountain and CanArgo (the "INDEMNIFIED PARTIES") against all losses, expenses, claims, damages or liabilities (i) arising out of the transactions contemplated by this Combination Agreement or arising as a result thereof or (ii) otherwise arising prior to the Effective Date to the fullest extent, in the case of (i) or (ii), permitted or required under (A) applicable law, (B) any indemnification agreements between Fountain or CanArgo and any such person and (C) the certificate of incorporation and by-laws of Fountain and CanArgo. Fountain agrees to maintain in effect for not less than four years after the Effective Date coverage no less favorable than the current policies of directors' and officers' liability insurance maintained by Fountain and CanArgo with respect to matters occurring prior to the Effective Date and to include within the coverage thereof the present and former officers and directors of CanArgo and Fountain.

        (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Combination Agreement is commenced, whether before or after the Effective Date, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

4.14    Closing.

        Subject to the termination of this Combination Agreement as provided in
Article 7, the closing of the transactions contemplated by this Combination Agreement (the "CLOSING") will take place at the offices of CanArgo in Calgary, Alberta on a date (the "CLOSING DATE") and at a time to be mutually agreed upon by the parties, which date shall be no later than the third business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by Fountain and CanArgo. Concurrently with the Closing, the Plan of Arrangement will be filed with the Ministry of Consumer and Commercial Relations of the Province of Ontario and any Fountain Charter Changes adopted by the stockholder of Fountain will be filed with the Secretary of State of the State of Delaware. Fountain will use its best efforts to cause the shares of Fountain Common Stock issuable from time to time upon exchange of the Exchangeable Shares to be approved for listing on the Nasdaq National Market System upon notice of issuance.

4.15    Continued CanArgo Operations.

        Fountain does not presently have any plan or intention to liquidate CanArgo, to merge CanArgo with or into another corporation, or to sell or otherwise dispose of any of the stock of CanArgo (whether acquired pursuant to the Arrangement or otherwise).

4.16    Certain Employee Benefit Matters.

        If there are any employee benefit plans in which employees of CanArgo or any CanArgo Subsidiary, on the one hand, and employees of any other company, on the other hand, participate, then appropriate arrangements shall be made for the separation of such plans following the consummation of the Arrangement and such transitional arrangements as may be appropriate.

4.17    Board Composition.

        Fountain shall take all necessary action such that, on or immediately after the Effective Date, (i) the Board of Directors of Fountain is composed of the individuals listed as directors on Schedule 4.17 and (ii) the officers of Fountain shall be the individuals listed as officers on Schedule 4.17 with each such individual to hold the office or offices set forth opposite his or her name on such Schedule. In the event one or more of such individuals so designated to be directors is unable or unwilling to serve as a director of Fountain, the remaining individuals so designated to be directors shall select the person or persons to replace those unable or unwilling to serve, and in the event one or more of the individuals so designated to be officers is unable or unwilling to so serve, a replacement, if any, shall be designated by the Board of Directors of Fountain taking office on or immediately after the Effective Date in accordance with this Section 4.17.

4.18    Bring Down Certificates - Fountain.

        Within two days prior to the filing of the preliminary Joint Proxy Statement with the SEC, within two days prior to the mailing of the Joint Proxy Statement, and any amendments or supplements thereto, to the shareholders of CanArgo and within two days prior to the CanArgo Meeting, Fountain shall deliver to CanArgo a certificate executed by the Chief Executive Officer and Chief Financial Officer of Fountain confirming the truth and accuracy of the representations and warranties of Fountain set forth in Article 2 (as qualified by the introduction to Article 2) on and as of the date of such certificate except for representations and warranties which are by their express provisions made as of a specific date or dates, which were or will be true in all material respects at such time or times as stated therein, and except to the extent the failure of such representations and warranties to be true and accurate has not had and would not be reasonably likely to have a Fountain Material Adverse Effect.

4.19    Bring Down Certificates-CanArgo.

        Within two days prior to the filing of the preliminary Joint Proxy Statement with the SEC, within two days prior to the mailing of the Joint Proxy Statement, and any amendments or supplements thereto, to the shareholders of Fountain and within two days prior to the Fountain Meeting CanArgo shall deliver to Fountain a certificate executed by the Chief Executive Officer and Chief Financial Officer of CanArgo confirming the truth and accuracy of the representations and warranties set forth in Article 3 (as qualified by the introduction to Article 3 hereof) on and as of the date of such certificate except for representations and warranties which are by their express provisions made as of a specific date or dates, which were or will be true in all material respects at such time or times as stated therein, and except to the extent the failure of such representations and warranties to be true and accurate has not had and would not be reasonably likely to have a CanArgo Material Adverse Effect.


4.20    Compliance with the Securities Act.

        (a) Prior to the Effective Date CanArgo shall cause to be delivered to Fountain an opinion (reasonably satisfactory to counsel for Fountain) of counsel to CanArgo identifying all persons who are affiliates of CanArgo at the time of the CanArgo Meeting.

        (b) Fountain shall use its best efforts to publish as promptly as practicable financial information (including combined sales and net income) covering at least 30 days of post-Effective Date operations; provided, however, that if the Effective Date occurs in the second month of a calendar quarter, the requirement of this paragraph (b) shall be satisfied by Fountain's customary announcement, in accordance with its past practice, of its quarterly financial results.

        (c) Prior to the date on which the Registration Statement becomes effective, CanArgo shall cause to be delivered to Fountain a letter addressed to Fountain from Ernst & Young, CanArgo's independent auditors, and Fountain shall cause to be delivered to CanArgo a letter addressed to CanArgo from Coopers & Lybrand L.L.P., Fountain's independent auditors, each dated a date within two business days prior to the date on which the Registration Statement becomes effective and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                                    ARTICLE 5
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF CANARGO

        The obligations of CanArgo hereunder are subject to the fulfilment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by CanArgo, but only in a writing signed by CanArgo):

5.1     Accuracy of Representations and Warranties.

        The representations and warranties of Fountain set forth in Article 2 (as qualified by the introduction to Article 2) shall be true and accurate when made and on and as of the Closing Date with the same force and effect as if they had been made at the Closing except for representations and warranties which are by their express provisions made as of a specific date or dates, which were or will be true in all material respects at such time or times as stated therein, and except to the extent the failure of such representations and warranties to be true and accurate has not had and would not be reasonably likely to have a Fountain Material Adverse Effect, and CanArgo shall have received a certificate to such effect executed by Fountain's Chief Executive Officer and Chief Financial Officer.

5.2     Covenants.

        Fountain shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Combination Agreement and shall have complied with section 6 of the Business Plan (Budget) on or before the Closing, and CanArgo shall receive a certificate to such effect signed by Fountain's Chief Executive Officer and Chief Financial Officer.

5.3     Absence of Material Adverse Change.

        Since the date of this Combination Agreement, there shall not have been one or more events or changes that has had or would be reasonably likely to have a Fountain Material Adverse Effect.

5.4     Compliance with Law.

        There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Combination Agreement.

5.5     Government Consents.

        There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Arrangement by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal, provincial and state securities laws.

5.6     SEC Filings.

        The Registration Statement, if filed, shall have been declared effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order, and the Joint Proxy Statement shall on the Closing Date not be subject to any similar proceedings commenced or threatened by the SEC or the OSC.

5.7     Shareholder approval.

        This Agreement and the Arrangement shall have been approved and adopted by the CanArgo shareholders in accordance with applicable law and CanArgo's articles of incorporation and bylaws, and CanArgo shall not have received on or prior to the Effective Time notice from the holders of more than 10% of the CanArgo Common Shares of their intention to exercise their rights of dissent under section 185 of the OBCA.

5.8     Fountain Approvals.

        The Stock Issuance Proposal shall have been approved by the Fountain stockholders in accordance with the rules of the Nasdaq National Market System, applicable law and Fountain's certificate of incorporation and bylaws.

5.9     No Legal Action.

        No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Canadian or U.S. federal, provincial or state court and remain in effect, nor shall any proceeding be pending which is reasonably likely to result in any of the foregoing.

5.10    [Intentionally deleted]

5.11    Tax Opinion.

        CanArgo shall have received an opinion, reasonably satisfactory to CanArgo, of Lang Michener, counsel for CanArgo, to the effect that the Arrangement will be generally treated for Canadian federal income tax purposes as a reorganization of capital for those CanArgo Shareholders who hold their CanArgo Common Shares as capital property for purposes of the ITA to the extent that Exchangeable Shares are received in exchange for CanArgo Common Shares, and such other opinions as are customary in these transactions.

5.12    Court Approval.

        The Court shall have issued its final order approving the Arrangement and such order shall (a) not impose any material conditions or costs, (b) be in form and substance reasonably satisfactory to Fountain and CanArgo (such approvals not to be unreasonably withheld or delayed by Fountain or CanArgo) and
(c) reflect the terms hereof.

5.13    OSC, Etc.

        All necessary orders shall have been obtained from the OSC and other relevant Canadian securities regulatory authorities in connection with the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, and such allowance or approval shall (a) not impose any material conditions or costs and (b) be on terms and conditions reasonably satisfactory to the parties (such approvals not to be unreasonably withheld or delayed).

5.14    Appointment to Fountain Board.

        The restructuring of the Fountain Board and management provided for in
Section 4.17 shall be effected concurrently with the Closing.

5.15    Legal Opinions.

        CanArgo shall have received a legal opinion reasonably satisfactory to CanArgo and its counsel with respect to the matters described in Schedule 5.15.

5.16    [Intentionally Omitted]

5.17    Accountant's Letter.

        CanArgo shall have received a letter from Coopers & Lybrand L.L.P., Fountain's independent auditors, dated a date within two business days before the Effective Date and addressed to CanArgo, with respect to the financial information relating to Fountain contained in the Joint Proxy Statement in a form customary for this type of transaction.



                                    ARTICLE 6
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF FOUNTAIN

        The obligations of Fountain hereunder are subject to the fulfilment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by Fountain, but only in a writing signed by Fountain):


6.1     Accuracy of Representations and Warranties.

        The representations and warranties of CanArgo set forth in Article 3 (as qualified by the introduction to Article 3) shall be true and accurate when made and on and as of the Closing Date with the same force and effect as if they had been made at the Closing except for representations and warranties which are by their express provisions made as of a specific date or dates, which were or will be true in all material respects at such time or times as stated therein, and except to the extent the failure of such representations and warranties to be true and accurate has not had and would not be reasonably likely to have a CanArgo Material Adverse Effect, and Fountain shall have received a certificate to such effect executed by CanArgo's Chief Executive Officer and Chief Financial Officer.

6.2     Covenants.

        CanArgo shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Combination Agreement on or before the Closing, and Fountain shall receive a certificate to such effect signed by CanArgo's Chief Executive Officer and Chief Financial Officer.

6.3     Absence of Material Adverse Change.

        Since the date of this Combination Agreement, there shall not have been one or more events or changes that has had or would be reasonably likely to have a CanArgo Material Adverse Effect.

6.4     Compliance with Law.

         There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Combination Agreement.

6.5     Government Consents.

        There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Arrangement by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal, provincial and state securities laws.

6.6     SEC Filings.

        The Registration Statement, if filed, shall have been declared effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order, and the Joint Proxy Statement shall on the Closing Date not be subject to any similar proceedings commenced or threatened by the SEC or the OSC.

6.7     Stockholder Approval.

        The Stock Issuance Proposal shall have been approved and adopted by the Fountain stockholders in accordance with the rules of the Nasdaq National Market System, applicable law and Fountain's certificate of incorporation and bylaws.

6.8     CanArgo Approvals.

        This Agreement and the Arrangement shall have been approved and adopted by the CanArgo shareholders in accordance with applicable law and CanArgo's articles of incorporation and bylaws, and CanArgo shall not have received on or prior to the Effective Time notice from holders of more than 10% of the CanArgo Common Shares of their intention to exercise their rights of dissent under section 185 of the OBCA.

6.9     No Legal Action.

        No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any U.S. or Canadian federal, provincial or state court and remain in effect, nor shall any proceeding be pending which is reasonably likely to result in any of the foregoing.

6.10    Affiliate Agreements.

        Fountain shall have received executed originals of the CanArgo Affiliate Agreement from each CanArgo Affiliate if such CanArgo Affiliate Agreements have been requested by Counsel to Fountain in accordance with Section 4.4 of this Combination Agreement.

6.11    Court Approval.

        The Court shall have issued its final order approving the Arrangement and such order shall (a) not impose any material conditions or costs, (b) be in form and substance reasonably satisfactory to Fountain and CanArgo (such approvals not to be unreasonably withheld or delayed by Fountain or CanArgo) and
(c) reflect the terms hereof.

6.12    OSC, Etc.

        All necessary orders shall have been obtained from the OSC and other relevant Canadian securities regulatory authorities in connection with the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, and such allowance or approval shall (a) not impose any material conditions or costs and (b) be on terms and conditions reasonably satisfactory to the parties (such approvals not to be unreasonably withheld or delayed).

6.13    Legal Opinions.

    Fountain shall have received a legal opinion reasonably satisfactory to Fountain and its counsel with respect to the matters described in Schedule 6.13.

6.14    Fairness Opinion.

        Fountain shall have received the advice of one or more of the Fountain Advisors that, satisfactory in form and substance to Fountain, the Arrangement is fair from a financial point of view to Fountain and its stockholders.

6.15   [Intentionally Omitted]

6.16    Accountant's Letter.

        Fountain shall have received a letter of Ernst & Young, CanArgo's independent auditors, dated a date within two business days before the Effective Date and addressed to Fountain with respect to the financial information relating to CanArgo contained in the Joint Proxy Statement in a form customary for this type of transaction.


                                    ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER


7.1     Termination.

        This Combination Agreement may be terminated at any time prior to the Effective Date, whether before or after approval by the shareholders of CanArgo or the Fountain:


        (a) by mutual consent of the Board of Directors of Fountain and the Board of Directors of CanArgo;

        (b) by either Fountain or CanArgo if the Arrangement shall not have been consummated on or before September 30, 1998; provided, that the terminating party is not then in material breach of its representations, warranties or obligations under this Combination Agreement;

        (c) by CanArgo if any of the conditions specified in Section 4.18 and Article 5 has not been met or waived by CanArgo at such time as such condition is no longer capable of satisfaction;

        (d) by Fountain if any of the conditions specified in Section 4.19 and Article 6 has not been met or waived by Fountain at such time as such condition is no longer capable of satisfaction;

        (e) by Fountain or CanArgo if any requirements or conditions are imposed, or proposed to be imposed, upon either Fountain or CanArgo or any of their respective affiliates by any Governmental Entity in connection with the authorization, consent or approval of such Governmental Entity (or the expiration or termination of any waiting period applicable to such Governmental Entity's review of the transactions contemplated by this Combination Agreement), or by any domestic or foreign court or similar tribunal in any suit brought by a private party or Government Entity challenging the transactions contemplated hereby as violative of any law, which, in the reasonable opinion of Fountain or CanArgo, would require Fountain to take any action that would have a Fountain Material Adverse Effect or a CanArgo Material Adverse Effect;

        (f) by CanArgo or Fountain, if the CanArgo Board determines to recommend to the CanArgo shareholders that they vote against the Arrangement and approve instead an Alternative Transaction; and

        (g) by CanArgo or Fountain, if the Fountain Board determines to recommend to the Fountain stockholders that they vote against approval of the Stock Issuance Proposal and approve instead an Alternative Transaction.

7.2     Effect of Termination.

        (a) In the event of termination of this Combination Agreement by either Fountain or CanArgo, as provided above, this Combination Agreement shall forthwith become void and (except for the willful breach of this Combination Agreement by any party hereto) there shall be no liability on the part of either CanArgo or Fountain or their respective officers or directors other than as set forth in this Section 7.2; provided that Sections 7.2, 8.1, 8.7 and 8.12 shall survive the termination.

        (b) CanArgo shall make a payment to Fountain (by wire transfer or cashiers check) of a breakup fee in the amount of $3,000,000 in the event (i) this Combination Agreement is terminated pursuant to Section 7.1(f), (ii) CanArgo refuses or otherwise willfully fails in breach of its obligations under this Combination Agreement to consummate the Arrangement or, (iii) the Closing pursuant to this Combination Agreement does not occur by reason of the failure of the conditions set forth in Section 5.7 or 6.8 hereof and if at the time of such termination Fountain is not in material breach of any representation, warranty or material covenant contained herein.

        (c) Fountain shall make a payment to CanArgo (by wire transfer or cashiers check) of a breakup fee in the amount of $3,000,000 in the event (i) this Combination Agreement is terminated pursuant to Section 7.1(g), (ii) Fountain refuses or otherwise willfully fails in breach of its obligations under this Combination Agreement to consummate the Arrangement, or (iii) the Closing pursuant to this Combination Agreement does not occur by reason of the failure of the conditions set forth in Sections 6.7 or
                5.8 hereof and if at the time of such termination CanArgo is not in material breach of any representation, warranty or material covenant contained herein.

7.3     Amendment.

        This Combination Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the shareholders of CanArgo or Fountain, but after either such approval no amendment shall be made which changes the Exchange Ratio or which in any way materially adversely affects the rights of the shareholders of either CanArgo or Fountain, without the further approval of such shareholders. This Combination Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.4     Waiver.

        At any time prior to the Effective Date, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions contained herein, provided, however, that no such waiver shall materially adversely affect the rights of the shareholders of either CanArgo or Fountain. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE 8
                               GENERAL PROVISIONS


8.1     Governing Law.

        The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Combination Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto, except to the extent mandatorily governed by the laws of Ontario.

8.2     Non-Survival of Representations, Warranties and Agreements.

        No representations, warranties or agreements in this Combination Agreement shall survive the Arrangement, except for the agreements contained in Sections 1.1, 4.13, 8.2, 8.7 and 8.11.

8.3     Severability.

        If any provision of this Combination Agreement, or the application thereof, is for any reason and to any extent determined to be invalid or unenforceable, such provisions shall, if possible, be deemed modified to the extent (but only to the extent) necessary to render it valid or enforceable, and the remainder of this Combination Agreement and application of such provision to other persons or circumstances will remain in full force and effect. The parties further agree to replace such void or unenforceable provision of this Combination Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

8.4     Counterparts.

        This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

8.6     Amendment and Waivers.

        Any term or provision of this Combination Agreement may be amended, and the observance of any term of this Combination Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the CanArgo shareholders or the Fountain stockholders, but after such approval no amendment will be made which by applicable law requires the further approval of the CanArgo shareholders or the Fountain stockholders without obtaining such further approval.

8.5     Notices.

        All notices or other communications under this Combination Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, telecopy or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

        If to Fountain:

               Fountain Oil Incorporated
               Skysstasjon 11B (4th Floor)
               1370 Asker, Norway

               Attention: Nils N. Trulsvik
                           President

               Telecopy No.: 47 66 78 69 10

        With copies to:

               Gibson, Dunn & Crutcher
               333 S. Grand Avenue
               Los Angeles, California 90071

               Attention:  Bruce D. Meyer
               Telecopy No.: (213) 229-7520

               and

               Alan D. Jacobson, Esq.
               2029 Century Park East
               Suite 2600
               Los Angeles, California 90067

               Telecopy No.: (310) 277-1804

        If to CanArgo:


               CanArgo Energy Inc.
               P. O. Box 291
               St. Peter Port
               Guernsey, Channel Islands
               Great Britain GY1 3AR

               Attention: David Robson
               Telecopy No.: 011 44 1481 729982

               and

               CanArgo Energy Inc.
               1580 Guiness House
               727 7th Avenue S.W.
               Calgary, Alberta
               T2P 0Z5

               Attention: Michael Binnion
               Telecopy No.: (403) 777-1578

        With a copy to:

               Lang Michener
               BCE Place
               Suite 2500
               181 Bay Street
               Toronto, Ontario
               M5J 2T7

               Attention: Philippe Tardif
               Telecopy No.: (416) 365-1719

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

8.7     Fees and Expenses.

        Whether or not the Arrangement is consummated, all costs and expenses incurred in connection with this Combination Agreement and the transactions contemplated by this Combination Agreement shall be paid by the party incurring such costs and expenses.

8.8     Public Announcement.

        Upon execution of this Combination Agreement, Fountain and CanArgo promptly will issue a joint press release approved by both parties announcing the Arrangement. Thereafter, Fountain or CanArgo may issue such press releases, and make such other disclosures regarding the Arrangement, as it determines (after consultation with legal counsel) are required under applicable securities laws or by the Nasdaq National Market System or the Olso Stock Exchange; provided that to the extent reasonably practicable each party making any such disclosure will provide advance notice to the other of the proposed form and content of any such disclosure and opportunity to comment promptly thereon and will attempt in good faith to reach agreement with the other party as to the form and content of such disclosure, and shall in any case promptly deliver a copy of such disclosure in the form released to the other party.

8.9     Specific Performance.

        The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Combination Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Combination Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or Canada or any state or province having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.10    Interpretation.

        (a) When a reference is made in this Combination Agreement to subsidiaries of Fountain or CanArgo, the word "SUBSIDIARIES" means corporations more than 50% of whose outstanding voting securities are directly or indirectly owned by Fountain or CanArgo, as the case may be.

        (b) The headings contained in this Combination Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Combination Agreement.

        (c) As used in this Combination Agreement, "FOUNTAIN MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, properties, assets, financial condition, or results of operations of Fountain and its subsidiaries taken as a whole (excluding the effect of a change in general economic conditions); and "CANARGO MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, properties, assets, financial condition, or results of operations of CanArgo and its subsidiaries taken as a whole (excluding the effect of a change in general economic conditions).

        (d) As used in this Combination Agreement, "KNOWLEDGE" shall mean, with respect to the matter in question, the actual knowledge of such matter by an executive officer of Fountain or CanArgo, as applicable.,

        (e) The inclusion of an item on any schedule to this Combination Agreement, including the Fountain Disclosure Schedule and CanArgo Disclosure Schedule, shall not be deemed to be indicative of the materiality of such item.

8.11    Third Party Beneficiaries.

        Except as specifically provided in Section 4.13(a), this Combination Agreement is not intended to confer upon any other person any rights or remedies hereunder.

8.12    Entire Agreement.

        This Agreement and the schedules hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than those dealing with confidentiality of information, which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

8.13    No Assignment.

        This Agreement shall not be assigned by operation of law or otherwise.

8.14    Cure Period.

        No party shall have any rights under this Combination Agreement for any actual or threatened breach of a representation, warranty, covenant or agreement contained herein, if such breach is capable of being cured, until (i) the non-breaching party has notified the breaching party of its determination of the existence (or threatened existence) of the breach, and (ii) the breaching party shall have had a reasonable time (considering the nature of the breach and the actions required for cure, but in no event longer than 30 days) to cure such breach.

        IN WITNESS WHEREOF, the parties hereto have caused this Combination Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.


                                  FOUNTAIN OIL INCORPORATED

                                  By:
                                     -------------------------------------------

                                  Name:
                                       ----------------------------------------
                                  Title: President and Chief Executive Officer

                                  CANARGO ENERGY INC.

                                  By:
                                     -------------------------------------------

                                  Name:
                                       ----------------------------------------
                                  Title: Chairman and Chief Executive Officer

                                     ANNEX F
                                  SCHEDULE 1.1
================================================================================










                               PLAN OF ARRANGEMENT




                                UNDER SECTION 182




                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)







================================================================================

                                TABLE OF CONTENTS


ARTICLE I INTERPRETATION.......................................................1

1.1 DEFINITION:................................................................1
1.2 SECTIONS AND HEADINGS......................................................2
1.3 NUMBER, GENDER AND PERSONS.................................................2
1.4 PAYMENTS...................................................................2

ARTICLE 2 ARRANGEMENT..........................................................3

2.1 BINDING EFFECT.............................................................3
2.2 EVENTS SEQUENTIAL..........................................................3
2.3 AMENDMENT OF ARTICLES......................................................3
2.4 ISSUE OF COMMON SHARES.....................................................3
2.5 EXCHANGE OF CANARGO COMMON SHARES..........................................3
2.6 EXCHANGE AND CALL RIGHTS...................................................4

ARTICLE 3 RIGHTS OF DISSENT....................................................4

3.1 RIGHTS OF DISSENT..........................................................4

ARTICLE 4 CERTIFICATES AND FRACTIONAL SHARES...................................4

4.1 ISSUANCE OF CERTIFICATES...................................................4
4.2 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES...................5
4.3 NO FRACTIONAL SHARES.......................................................5
4.4 LOST CERTIFICATES..........................................................5
4.5 EXTINGUISHMENT OF RIGHTS...................................................6

ARTICLE 5 AMENDMENT............................................................6

5.1 PLAN OF ARRANGEMENT AMENDMENT..............................................6

                               PLAN OF ARRANGEMENT
                                UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)


                                    ARTICLE I
                                 INTERPRETATION

1.1     Definition:

        In this Plan of Arrangement unless something in the subject matter or context is inconsistent therewith:

        "Arrangement" means the arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with section 5.1 or made at the direction of the Court in the Final Order.

        "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Houston, Texas and Toronto, Ontario.

        "CanArgo Common Shares" means the common shares of the Corporation.

        "Corporation" means CanArgo Energy Inc., a corporation existing under the laws of the Province of Alberta.

        "Court" means the Ontario Court of Justice (General Division).

        "Current Market Price" has the meaning set out in subparagraph 4.(5)1.1 of Appendix A hereto.

        "Depository" means the Montreal Trust Company of Canada at its principal office in Toronto, Ontario.

        "Dissent Procedures" means the procedures referred to in section 3.1.

        "Effective Date" means the date shown on the certificate of arrangement issued by the Director under the OBCA giving effect to the Arrangement.

        "Effective Time" means 2:00 p.m. (Toronto time) on the Effective Date.

        "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which are set forth in subparagraph 4.(5)1.1 of Appendix A hereto.

        "Exchangeable Shares" means the Exchangeable Shares of the Corporation.

        "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Time.

        "Fountain" means Fountain Oil Incorporated, a corporation existing under the laws of the State of Delaware.

        "Fountain Common Stock" means the shares of Common Stock of Fountain, par value US$0.10 per share, having voting rights of one vote per share, and any other securities into which such shares may be combined or changed or for which such shares may be exchanged (whether or not Fountain shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or an amalgamation, merger, liquidation or similar transaction affecting, such shares.

        "Meeting" means the annual and special meeting of the shareholders of the Corporation to be held to consider the Arrangement.

        "OBCA" means the Business Corporations Act (Ontario), as amended.

        "Proxy Statement" means the Joint Management Information Circular and Proxy Statement of the Corporation and Fountain dated o.

        "Subsidiary" means, when used with reference to Fountain, any corporation more than 50% of the outstanding stock of which, by vote or by value, is owned, directly or indirectly, by Fountain, by one or more other Subsidiaries of Fountain, or by Fountain and one or more other Subsidiaries of Fountain.

        "Transfer Agent" has the meaning set out in subparagraph 4.(5)1.1 of Appendix A hereto.

1.2     Sections and Headings.

        The division of this Plan of Arrangement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an article, section or Appendix refers to the specified article or section of or Appendix to this Plan of Arrangement.

1.3     Number, Gender and Persons.

        In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4     Payments.

        All payments to be made hereunder shall be made without interest and less any tax required by law to be deducted and withheld. Notwithstanding the provisions of Article 4, any cheque deliverable to a holder of Exchangeable Shares whose address as recorded in the securities register of the Corporation is in the United States shall be payable in U.S. dollars.


                                    ARTICLE 2
                                   ARRANGEMENT

2.1     Binding Effect.

        This Plan will become effective on, and be binding on and after, the Effective Time on (i) the Corporation, (ii) Fountain and its Subsidiaries, (iii) all holders of CanArgo Common Shares and (iv) all holders of Exchangeable Shares.

2.2     Events Sequential.

        At the Effective Time, each of the provisions of this Article 2 shall occur and be deemed to occur in the order set out below, without any further act or formality.

2.3     Amendment of Articles.

        The articles of the Corporation shall be amended as set out in the articles of amendment annexed as Appendix A hereto.

2.4     Issue of Common Shares.

        The Corporation shall issue to Fountain 100 CanArgo Common Shares in consideration of US$160. The amount added to the stated capital account maintained for the CanArgo Common Shares with respect to the CanArgo Common Shares issued pursuant to this section 2.4 shall be US $160.

2.5     Exchange of CanArgo Common Shares.

        (1) Each CanArgo Common Share (other than the CanArgo Common Shares held by Fountain and by holders who have exercised their rights of dissent in accordance with Article 3 and who are ultimately entitled to be paid fair value for such shares) shall be exchanged for 1.6 fully paid and non assessable Exchangeable Shares; provided that if each issued and outstanding share of Fountain Common Stock is combined prior to the Effective Time on the basis of 4 shares of Fountain Common Stock (prior to such combination) into 1 share of Fountain Common Stock (after giving effect to such combination), then each CanArgo Common Share (other than the CanArgo Common Shares held by Fountain and by holders who have exercised their rights of dissent in accordance with Article 3 and who are ultimately entitled to be paid fair value for such shares) shall be exchanged for 0.4 fully paid and non-assessable Exchangeable Share.

        (2) Upon the exchange referred to in section 2.5(1), each holder of a CanArgo Common Share whose share is so exchanged shall be deemed to grant the call rights set out in Articles 5, 6 and 7 of the Exchangeable Share Provisions, shall cease to be such a holder, shall have its name removed from the register of holders of CanArgo Common Shares and shall become a holder of the number of Exchangeable Shares to which such holder is entitled as a result of the exchange referred to in section 2.5(1) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

        (3) The amount added to the stated capital account maintained for the Exchangeable Shares with respect to the Exchangeable Shares issued pursuant to this section 2.5 shall be equal to the aggregate amount of stated capital attributable to the CanArgo Common Shares (less the amount paid for fractional shares pursuant to section 4.3) that are exchanged for Exchangeable Shares pursuant to this section 2.5.

2.6     Exchange and Call Rights.

        Fountain shall be entitled to enforce the exchange right and call rights set out in Articles 5, 6 and 7 of the Exchangeable Share Provisions and in exercising such rights Fountain will not be required to purchase Exchangeable Shares from itself.


                                    ARTICLE 3
                                RIGHTS OF DISSENT

3.1     Rights of Dissent.

        (1) Holders of CanArgo Common Shares may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in section 185 of the OBCA except that, notwithstanding the provisions of section 185 of the OBCA, holders who duly exercise such rights of dissent and who:

               (a) are ultimately entitled to be paid fair value for their CanArgo Common Shares shall (i) be deemed to have transferred their CanArgo Common Shares to CanArgo for cancellation and such shares shall be cancelled at the Effective Time and (ii) not be entitled to any other payment or consideration including any payment that would be payable under the Arrangement had such holders not exercised their right of dissent; or

               (b) are ultimately not entitled, for any reason, to be paid fair value for their CanArgo Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of CanArgo Common Shares, including receiving Exchangeable Shares pursuant to section 2.5.

In no case shall the Corporation be required to recognize such holders as holders of CanArgo Common Shares after the Effective Time, and the names of such holders of CanArgo Common Shares shall be deleted from the register of holders of CanArgo Common Shares at the Effective Time.

        (2) Holders of CanArgo Common Shares who are ultimately entitled to be paid fair value for their CanArgo Common Shares in accordance with section 3.1(1)(a) shall be paid by the Corporation.


                                    ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

4.1     Issuance of Certificates.

        As soon as practicable after the Effective Date, the Corporation shall deposit with the Depository, for the benefit of the holders of CanArgo Common Shares exchanged pursuant to section 2.5, certificates representing the Exchangeable Shares issued in exchange for their outstanding CanArgo Common Shares. Upon surrender to the Depository for cancellation of a certificate which immediately prior to the Effective Time represented outstanding CanArgo Common Shares that were exchanged for Exchangeable Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and such additional documents and instruments as the Depository and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depository shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares that such holder has the right to receive and a cheque for (i) any dividends or distributions with respect thereto then payable pursuant to section 4.2 and (ii) any cash in lieu of a fractional Exchangeable Share payable pursuant to section 4.3, and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of CanArgo Common Shares that is not registered in the transfer records of the Corporation, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such CanArgo Common Shares is presented to the Depository accompanied by all documents required by the Depository and the Corporation to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented outstanding CanArgo Common Shares that were exchanged for Exchangeable Shares shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the certificate representing Exchangeable Shares as contemplated by this section 4.1 and, at the time or times set forth in section 4.2, a cheque for (i) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by section 4.2 and
(ii) a cash payment in lieu of any fractional Exchangeable Share as contemplated by section 4.3.

4.2     Distributions with Respect to Unsurrendered Certificates.

        No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate that, immediately prior to the Effective Time, represented outstanding CanArgo Common Shares and no cash payment in lieu of any fractional share shall be paid to any such holder pursuant to section 4.3, unless and until such certificate shall be surrendered in accordance with section 4.1. Subject to applicable law at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the registered holder of a certificate representing whole Exchangeable Shares (i) the amount of any cash payable in lieu of a fractional Exchangeable Share to which such holder is entitled pursuant to section 4.3, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Shares and (iii) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Shares.

4.3     No Fractional Shares.

        No certificates or scrip representing fractional Exchangeable Shares shall be issued upon the surrender of certificates for exchange pursuant to section 4.1 and no dividend, stock split or other change in the capital structure of the Corporation shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of the Corporation. In lieu of any such fractional securities, each person entitled to a fractional interest in an Exchangeable Share will receive an amount of cash (rounded to the nearest whole cent) equal to the product obtained when such fraction is multiplied by the Current Market Price on the Effective Date, such amount to be provided to the Depository by the Corporation upon request.

4.4     Lost Certificates.

        If any certificate which immediately prior to the Effective Time represented outstanding CanArgo Common Shares that were exchanged pursuant to section 2.5 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depository will issue in exchange for such lost, stolen or destroyed certificate, a certificate representing Exchangeable Shares (and a cheque for any dividends or distributions with respect thereto pursuant to section 4.2 and any cash for a fractional share pursuant to section 4.3) deliverable in respect thereof. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom a certificate representing Exchangeable Shares is to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Corporation and the Depository in such sum as the Corporation may direct or otherwise indemnify the Corporation, Fountain and the Depository in a manner satisfactory to them against any claim that may be made against the Corporation, Fountain or the Depository with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5     Extinguishment of Rights.

        Notwithstanding any of the other provisions hereof, any certificate which immediately prior to the Effective Time represented outstanding CanArgo Common Shares that were exchanged pursuant to section 2.5 and has not been surrendered with all other instruments required by section 4.1 on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of the Corporation. On such date, the Exchangeable Shares to which the former registered holder of such certificate was ultimately entitled shall be deemed to have been surrendered to the Corporation together with all entitlements to dividends, distributions and cash for fractional interests thereon held for such former registered holder for no consideration.

                                    ARTICLE 5
                                    AMENDMENT

5.1     Plan of Arrangement Amendment.

        (1) The Corporation reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document that is (i) agreed to by Fountain, (ii) filed with the Court and, if made following the Meeting, approved by the Court and (iii) communicated to holders of CanArgo Common Shares in the manner required by the Court (if so required).

        (2) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Corporation at any time prior to or at the Meeting (provided that Fountain shall have consented thereto) with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Court's interim order), shall become part of this Plan of Arrangement for all purposes.

        (3) Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only (i) if it is consented to by the Corporation, (ii) if it is agreed to by Fountain and (iii), if required by applicable law, it is approved as required by the holders of the CanArgo Common Shares or the Exchangeable Shares, as the case may be.

                                     ANNEX G
                               SCHEDULE 1.1(b)(i)

                  VOTING, SUPPORT AND EXCHANGE TRUST AGREEMENT

        AGREEMENT made as of the    day of                , 1998


BETWEEN:


        FOUNTAIN OIL INCORPORATED, a corporation existing under the laws of the State of Delaware ("Fountain"),

                                     - and -

        CANARGO ENERGY INC., a corporation existing under the laws of the Province of Alberta ( "CanArgo"),

                                     - and -

        MONTREAL TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (the "Trustee").

        WHEREAS, pursuant to a combination agreement executed February 2, 1998 between Fountain and CanArgo (such agreement as it may be amended or restated is hereinafter referred to as the "COMBINATION AGREEMENT"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), Fountain, CanArgo and a Canadian trust company would execute and deliver a Voting, Support and Exchange Trust Agreement substantially in the form set forth in Schedule 1.1(b)(i) to the Combination Agreement;

        AND WHEREAS, pursuant to an arrangement (the "ARRANGEMENT") effected by
articles of arrangement dated         o             , filed pursuant to the
Business Corporations Act (Ontario), each issued and outstanding common share of CanArgo (a "CANARGO COMMON SHARE"), other than CanArgo Common Shares held by Fountain or by holders who duly exercised their rights of dissent, was exchanged for (subject to adjustment for stock splits, reverse stock splits, recapitalization and other changes in Fountain Common Stock) 1.6 issued and outstanding Exchangeable Shares of CanArgo (the "EXCHANGEABLE SHARES");

        AND WHEREAS Fountain is to grant to and in favour of Non-Affiliated Holders (as hereinafter defined) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require Fountain to purchase from each Non-Affiliated Holder all or any part of the Exchangeable Shares held by the Non-Affiliated Holder;

        AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in Fountain may be exercisable by Non-Affiliated Holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to the Voting Shares (as hereinafter defined) to which voting rights attach for the benefit of Non-Affiliated Holders and whereby the rights to require Fountain to purchase Exchangeable Shares from the Non-Affiliated Holders shall be exercisable by Non-Affiliated Holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of Non-Affiliated Holders;

        AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby Fountain will take certain actions and make certain payments and deliveries necessary to ensure that CanArgo will be able to make certain payments and to deliver or cause to be delivered shares of Fountain Common Stock (as hereinafter defined) in satisfaction of the obligations of CanArgo under the Exchangeable Share Provisions (as hereinafter defined) and this trust agreement;

        AND WHEREAS these recitals and any statements of fact in this trust agreement are made by Fountain and CanArgo and not by the Trustee;

        NOW THEREFORE, in consideration of the respective covenants and agreements provided in this trust agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

        1.1 Definitions. In this trust agreement, unless something in the subject matter or content is inconsistent therewith:

        "Applicable Laws" has the meaning set out in section 6.6 hereof.

        "Article 4 Subsidiary" means a Subsidiary of Fountain that, under
Section 160 of the Delaware General Corporation Law or any successor provision thereto, is precluded from voting any shares of Fountain Common Stock held by it.

        "Arrangement" has the meaning set out in the recitals hereto.

        "Automatic Exchange Rights" means the automatic exchange of shares of Fountain Common Stock for Exchangeable Shares pursuant to Section 5.3 of the Exchangeable Share Provisions.

        "Board of Directors" means the board of directors of CanArgo.

        "Business Day" means a day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Houston, Texas and Toronto, Ontario.

        "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the official noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency as may be deemed by the Board of Directors to be appropriate for such purpose.

        "CanArgo  Common Shares" has the meaning set out in the recitals hereto.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Combination Agreement" has the meaning set out in the recitals hereto.

        "Current Market Price" means, in respect of a share of Fountain Common Stock on any date, the Canadian Dollar Equivalent of the average closing sales price of shares of Fountain Common Stock during a period of 20 Business Days ending not more than five trading days before such date on the Nasdaq National Market System during which the Fountain Common Stock traded or, if the shares of Fountain Common Stock are not then listed on the Nasdaq National Market System, on such other stock exchange or automated quotation system on which the shares of Fountain Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Fountain Common Stock during such period is inadequate to create a market that reflects the fair market value of Fountain Common Stock, then the Current Market Price of a share of Fountain Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

        "Dividend Amount" has the meaning set out in Section 1.1 of the Exchangeable Share Provisions.

        "Effective Date" has the meaning set out in section 1.1 of the Plan of Arrangement.

        "Exchange Right" has the meaning set out in section 5.1 hereof.

        "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set out in the articles of amendment of CanArgo in the form attached as Appendix A to the Plan of Arrangement.

        "Exchangeable Shares" has the meaning set out in the recitals hereto.

        "Fountain Board of Directors" means the board of directors of Fountain.

        "Fountain Common Stock" means the shares of common stock of Fountain, par value US $0.10 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not Fountain shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares, pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction, affecting such shares.

        "Fountain Consent" has the meaning set out in section 4.2 hereof.

        "Fountain Meeting" has the meaning set out in section 4.2 hereof.

        "Insolvency Event" means the institution by CanArgo of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of CanArgo to the institution of bankruptcy, insolvency, liquidation, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking liquidation, dissolution or winding-up of CanArgo under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by CanArgo to contest in good faith any such proceedings commenced in respect of CanArgo within 15 days of becoming aware thereof, or the consent by CanArgo to the filing of any such petition or to the appointment of a receiver, or the making by CanArgo of a general assignment for the benefit of creditors, or the admission in writing by CanArgo of its inability to pay its debts generally as they become due, or CanArgo not being permitted, pursuant to solvency requirements or other provisions of applicable law, to redeem any Retracted Shares pursuant to Section 6.1 of the Exchangeable Share Provisions.

        "Liquidation Amount" has the meaning set out in Section 5.1(1) of the Exchangeable Share Provisions.

        "Liquidation Call Right" has the meaning set out in Section 5.2(1) of the Exchangeable Share Provisions.

        "List" has the meaning set out in section 4.6 hereof.

        "Non-Affiliated Holder Directions " has the meaning set out in section
4.2 hereof.

        "Non-Affiliated Holders", when used in Article 3 or Article 4 or otherwise with respect to the right to vote or direct the votes to be cast by the holder of the Voting Shares, means the registered holders of Exchangeable Shares other than Fountain and its Article 4 Subsidiaries and, for all other purposes, means the registered holders of Exchangeable Shares other than Fountain and its Subsidiaries.

        "Officer's Certificate" means, with respect to Fountain or CanArgo, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of Fountain or CanArgo, as the case may be.

        "Plan of Arrangement" means the plan of arrangement of CanArgo providing for the Arrangement.

        "Redemption Call Right" has the meaning set out in Section 7.2(1) of the Exchangeable Share Provisions.

        "Redemption Price" has the meaning set out in Section 7.1(1) of the Exchangeable Share Provisions.

        "Retracted Shares" has the meaning set out in section 5.6 hereof.

        "Retraction Call Right" has the meaning set out in Section 6.2(1) of the Exchangeable Share Provisions.

        "Retraction Price" has the meaning set out in Section 6.1(1) of the Exchangeable Share Provisions.

        "Subsidiary" of Fountain means any corporation more than 50% of the outstanding stock of which, by vote or value, is owned, directly or indirectly, by Fountain, by one or more other Subsidiaries of Fountain or by Fountain and one or more other Subsidiaries of Fountain.

        "Transfer Agent" has the meaning set out in Section 1.1 of the Exchangeable Share Provisions.

        "Trust" means the trust created by this trust agreement.

        "Trust Estate" means the Voting Shares, any other securities, the Exchange Right and any money or other rights or assets that may be held by the Trustee from time to time pursuant to this trust agreement.

        "Trustee" means Montreal Trust Company of Canada and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

        "Voting Rights" means the voting rights attached to the Voting Shares.

        "Voting Shares" means the one hundred shares of Preferred Stock constituting the Series Voting Preferred Stock of Fountain, par value US $0.10, issued by Fountain to and deposited with the Trustee, each of which entitles the holder of record to a number of votes at meetings of holders of Fountain Common Stock equal to the quotient rounded down to the nearest whole number obtained by dividing the number of Exchangeable Shares outstanding from time to time that are held by Non-Affiliated Holders by the number of Voting Shares outstanding. Each Voting Share may be redeemed by Fountain once all Exchangeable Shares held by Non-Affiliated holders have been exchanged (but no earlier) for $1.00.

        1.2 Interpretation Not Affected by Headings, etc. The division of this trust agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this trust agreement. Unless otherwise indicated, any reference in this trust agreement to an article or section refers to the specified article or section of this trust agreement.

        1.3 Number, Gender and Persons. In this trust agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

        1.4 Date for Any Action. If any date on which any action is required to be taken under this trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

        1.5 Payments. All payments to be made hereunder will be made without interest and less any tax required by law to be deducted and withheld.

                                    ARTICLE 2

                                      TRUST

        2.1 Establishment of Trust. One of the purposes of this trust agreement is to create the Trust for the benefit of the Non-Affiliated Holders, as herein provided. The Trustee will hold the Voting Shares in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right in order to enable the Trustee to exercise such right and will hold the other rights granted in or resulting from the Trustee being a party to this trust agreement in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Non-Affiliated Holders as provided in this trust agreement.

                                    ARTICLE 3

                                  VOTING SHARE

        3.1 Issue and Ownership of the Voting Shares. Simultaneously with the execution and delivery of this trust agreement, Fountain will issue to and deposit with the Trustee the Voting Shares to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Non-Affiliated Holders, in accordance with the provisions of this trust agreement. Fountain hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Non-Affiliated Holders and from the Non-Affiliated Holders of $10.00 in cash and other good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Shares by Fountain to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Shares and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Shares, provided that the Trustee shall:

               (a) hold the Voting Shares and the legal title thereto as trustee solely for the use and benefit of the Non-Affiliated Holders in accordance with the provisions of this trust agreement; and

               (b) except as specifically authorized by this trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Shares and the Voting Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which the Trust is created pursuant to this trust agreement.

        3.2 Legended Share Certificates. CanArgo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Non-Affiliated Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Non-Affiliated Holder.

        3.3 Safekeeping of Certificate. The certificates representing the Voting Shares shall at all times be held in safe keeping by the Trustee or its agent.

                                    ARTICLE 4

                            EXERCISE OF VOTING RIGHTS

        4.1 Voting Rights. The Trustee, as the holder of record of the Voting Shares, shall be entitled to all of the Voting Rights, including the right to consent with respect to or to vote in person or by proxy the Voting

Shares, on any matter, question or proposition whatsoever that may come before the stockholders of Fountain at a Fountain Meeting or in connection with a Fountain Consent. The Voting Rights shall be and remain vested in and exercisable by the Trustee. Subject to section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Non-Affiliated Holders entitled to instruct the Trustee as to the voting thereof at the time at which a Fountain Consent is sought or a Fountain Meeting is held. To the extent that no instructions are received from a Non-Affiliated Holder with respect to the Voting Rights to which such Non-Affiliated Holder is entitled, the Trustee shall not exercise or permit the exercise of the Voting Rights relating to such Non-Affiliated Holder's Exchangeable Shares, except that the Trustee may cause each Voting Share to be present in person or by proxy at a Fountain Meeting, even if it does not, in whole or in part, vote such Voting Share on matters presented to the stockholders of Fountain at such Fountain Meeting.

        4.2 Number of Votes. With respect to all meetings of stockholders of Fountain at which holders of shares of Fountain Common Stock are entitled to vote (a "FOUNTAIN MEETING") and with respect to all written consents sought from the holders of shares of Fountain Common Stock (a "FOUNTAIN CONSENT"), the Trustee shall cast all votes arising under a single Voting Share with respect to any matter, question or proposition in the same manner, and that manner shall be determined by directions provided to the Trustee by the Non-Affiliated Holders. Each Non-Affiliated Holder shall be entitled to direct the Trustee with respect to one vote for each Exchangeable Share owned of record by such Non-Affiliated Holder on the record date established by Fountain or by applicable law for such Fountain Meeting or Fountain Consent, as the case may be (the "NON-AFFILIATED HOLDER DIRECTIONS") in respect of each matter, question or proposition to be voted on at such Fountain Meeting or to be consented to in connection with such Fountain Consent. The Trustee shall tally the aggregate number of Non-Affiliated Holder Directions received indicating a vote in a particular manner (in favour of, against, abstain or other choices offered) with respect to each such matter, question or proposition. The Trustee shall then exercise the Voting Rights with respect to such a matter, question or proposition so that the Trustee shall vote in a particular manner all of the votes attaching to that number of Voting Shares equal to the percentage (rounded down to the nearest whole percentage) of Exchangeable Shares held by Non-Affiliated Holders with respect to which Non-Affiliated Holder Directions were issued directing a vote in that particular manner.

        4.3 Mailings to Shareholders. With respect to each Fountain Meeting and Fountain Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner that Fountain utilizes in communications to holders of Fountain Common Stock, subject to the Trustee being advised in writing of such method and its ability to provide this method of communication) to each of the Non-Affiliated Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by Fountain to its stockholders:

               (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of Fountain;

               (b) a statement that such Non-Affiliated Holder is entitled, subject to the provisions of section 4.7 hereof, to provide the Trustee with Non-Affiliated Holder Directions with respect to matters to be determined at or through such Fountain Meeting or Fountain Consent, as the case may be;

               (c) a statement as to the manner in which such directions may be given to the Trustee, including an express indication that the Trustee may give a proxy to a designated agent or other representative of the management of Fountain to exercise Voting Rights in a manner consistent with the Non-Affiliated Holder Directions;

               (d) a statement that if no such directions are received from a Non-Affiliated Holder, the votes associated with the Exchangeable Shares held by such Non-Affiliated Holder will not be exercised;

               (e) a form of direction whereby the Non-Affiliated Holder may provide Non-Affiliate Holder Directions to the Trustee as contemplated herein; and

               (f) a statement of (i) the time and date by which such Non-Affiliated Holder Directions must be received by the Trustee in order to be binding upon it, which in the case of a Fountain Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

        The materials referred to above are to be provided by Fountain to the Trustee, but shall be subject to review and comment by the Trustee. For the purpose of determining the votes in respect of which a Non-Affiliated Holder is entitled to give Non-Affiliated Holder Directions in connection with any such Fountain Meeting or Fountain Consent, the number of Exchangeable Shares owned of record by the Non-Affiliated Holder shall be determined at the close of business on the record date established by Fountain or by applicable law for purposes of determining stockholders entitled to vote at such Fountain Meeting or to give written consent in connection with such Fountain Consent. Fountain will notify the Trustee in writing of any decision of the board of directors of Fountain with respect to the calling of any such Fountain Meeting or the seeking of any such Fountain Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

        4.4 Copies of Stockholder Information. Fountain will deliver to the Trustee copies of all proxy materials (including notices of Fountain Meetings but excluding proxies to vote shares of Fountain Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Fountain Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Non-Affiliated Holder at approximately the same time as such materials are first sent to holders of Fountain Common Stock. The Trustee will mail or otherwise send to each Non-Affiliated Holder, at the expense of Fountain, copies of all such materials (and all materials specifically directed to the Non-Affiliated Holders or to the Trustee for the benefit of the Non-Affiliated Holders by Fountain) received by the Trustee from Fountain at the same time as such materials are first sent to holders of Fountain Common Stock. The Trustee will make copies of all such materials available for inspection by any Non-Affiliated Holder at the Trustee's principal office in the cities of Toronto and Calgary.

        4.5 Other Materials. Immediately after receipt by Fountain or any stockholder of Fountain of any material sent or given generally to the holders of Fountain Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Fountain shall use reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Non-Affiliated Holders by such third party) to each Non-Affiliated Holder as soon as practicable thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Non-Affiliated Holder, at the expense of Fountain, copies of all such materials received by the Trustee from Fountain. The Trustee will also make copies of all such materials available for inspection by any Non-Affiliated Holder at the Trustee's principal office in the cities of, Toronto and Calgary.

        4.6 List of Persons Entitled to Vote. CanArgo shall, (a) prior to each annual, general and special Fountain Meeting or the seeking of any Fountain Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "LIST") of the names and addresses of the Non-Affiliated Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Non-Affiliated Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Fountain Meeting or a Fountain Consent, at the close of business on the record date established by Fountain or pursuant to applicable law for determining the holders of Fountain Common Stock entitled to receive notice of and/or to vote at such Fountain Meeting or to give consent in connection with such Fountain Consent. Each such List shall be delivered to the Trustee promptly after receipt by CanArgo of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to enable the Trustee to perform its obligations under this trust agreement. Fountain agrees to give CanArgo written notice (with a copy to the Trustee) of the calling of any Fountain Meeting or the seeking of any Fountain Consent, together with the record dates therefor, promptly and to

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

the extent practicable, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable CanArgo to perform its obligations under this section 4.6.

        4.7 Entitlement to Direct Votes. Any Non-Affiliated Holder named in a List prepared in connection with any Fountain Meeting or any Fountain Consent will be entitled to provide to the Trustee in the manner described in section
4.3 hereof the Non-Affiliated Holder Directions to which such Non-Affiliated Holder is so entitled.

        4.8 Voting by Trustee, and Attendance of Trustee Representative, at Meeting In connection with each Fountain Meeting and Fountain Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the Non-Affiliated Holder Directions received from Non-Affiliated Holders pursuant to section 4.3 hereof and subject to section 4.2 hereof, the Voting Rights; the provided, however, that such Non-Affiliated Holder Directions are received by the Trustee from the Non-Affiliated Holders prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Non-Affiliated Holders pursuant to section 4.3 hereof or such later time as the Trustee in its sole discretion may permit.

        4.9 Distribution of Written Materials. Any written materials to be distributed by the Trustee to the Non-Affiliated Holders pursuant to this trust agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Fountain utilizes in communications to holders of Fountain Common Stock, subject to the Trustee being advised in writing of such method of communication and its ability to provide same) to each Non-Affiliated Holder at its address as shown on the books of CanArgo. CanArgo shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

               (a)    current lists of the Non-Affiliated Holders; and

               (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this trust agreement.

        The materials referred to above are to be provided by Fountain to the Trustee, but shall be subject to review and comment by the Trustee.

        4.10 Termination of Voting Rights. All the rights of a Non-Affiliated Holder with respect to the Non-Affiliated Holder Directions exercisable in respect of the Exchangeable Shares held by such Non-Affiliated Holder, shall be deemed to be surrendered by the Non-Affiliated Holder and shall cease immediately upon the delivery by such Non-Affiliated Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Non-Affiliated Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Fountain Common Stock, as specified in Article 5 hereof, or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of CanArgo pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Fountain pursuant to the exercise by Fountain of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right (unless in any case CanArgo or Fountain, as the case may be, shall not have delivered the requisite shares of Fountain Common Stock and cheques, if any, deliverable in exchange therefor to the Transfer Agent or the Trustee for delivery to the Non-Affiliated Holders).

                                    ARTICLE 5

                                 EXCHANGE RIGHT

        5.1 Grant and Ownership of the Exchange Right. Fountain hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Non-Affiliated Holders, the right (the "Exchange Right"), to


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

require Fountain to purchase from each or any Non-Affiliated Holder all or any part of the Exchangeable Shares held by the Non-Affiliated Holder, all in accordance with the provisions of this trust agreement:

               (a) at any time, including upon the occurrence and during the continuance of an Insolvency Event, or upon receipt of exercise instructions from any Non-Affiliated Holder in accordance with Section
        5.4 hereof; or

               (b) in the circumstances contemplated in Section 5.6 or 5.9 hereof.

Fountain hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Non-Affiliated Holders, of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right by Fountain to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right, provided that the Trustee shall:

               (c) hold the Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Non-Affiliated Holders in accordance with the provisions of this trust agreement; and

               (d) except as specifically authorized by this trust agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right, and the Trustee shall not exercise such right for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.

        5.2 General Exercise of Exchange Right. The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 7.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Non-Affiliated Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Non-Affiliated Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

        5.3 Purchase Price. The purchase price payable by Fountain for each Exchangeable Share to be purchased by Fountain under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of Fountain Common Stock on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by causing to be delivered to such holder one share of Fountain Common Stock, plus (b) the Dividend Amount, if any. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Fountain delivering or causing to be delivered to the Trustee, on behalf of the relevant Non-Affiliated Holder, one share of Fountain Common Stock and a cheque for the balance, if any, of the purchase price.

        5.4 Exercise Instructions. Subject to the terms and conditions herein set forth, a Non-Affiliated Holder shall be entitled, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Non-Affiliated Holder on the books of CanArgo. To cause the exercise of the Exchange Right by the Trustee, the Non-Affiliated Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto, Ontario or at such other place in Canada as the Trustee may from time to time designate by written notice to the Non-Affiliated Holders, the certificates representing the Exchangeable Shares which such Non-Affiliated Holder desires Fountain to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and such additional documents and instruments as the Trustee or CanArgo may reasonably require together with (a) a duly completed form of notice of exercise (a "Notice of Exercise") of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Non-Affiliated Holder thereby instructs the Trustee to exercise the Exchange Right so as to require Fountain to purchase from the Non-Affiliated Holder the number of Exchangeable Shares specified therein, (ii) that such Non-Affiliated Holder has good title to and owns all such

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

Exchangeable Shares to be acquired by Fountain free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Fountain Common Stock issuable in connection with the exercise of the Exchange Right are to be issued, (iv) that the Non-Affiliated Holder represents and warrants that he is not a non-resident of Canada within the meaning of the Income Tax Act (Canada); if such representation is not made, the provisions of section 5.11 shall apply, and (v) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, CanArgo and Fountain of payment) of the taxes (if any) payable as contemplated by section 5.7 of this trust agreement. If only a portion of the Exchangeable Shares represented by any certificate delivered to the Trustee are to be purchased by Fountain under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of CanArgo.

        5.5 Delivery of Fountain Common Stock; Effect of Exercise. Promptly after receipt of the certificates representing the Exchangeable Shares that a Non-Affiliated Holder desires Fountain to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right and payment of taxes payable as contemplated by section 5.7, if any, or evidence thereof), duly endorsed for transfer to Fountain, the Trustee shall notify Fountain and CanArgo of its receipt of the same, which notice to Fountain and CanArgo shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Fountain shall as promptly as practicable thereafter deliver or cause to be delivered to the Trustee, for delivery to the Non-Affiliated Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Non-Affiliated Holder), a certificate for the number of shares of Fountain Common Stock deliverable in connection with such exercise of the Exchange Right (which shares shall be duly issued as fully paid and non-assessable and shall when issued be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the purchase price therefor; provided, however, that no such delivery shall be made unless and until the Non-Affiliated Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, CanArgo and Fountain of the payment of) the taxes (if any) payable as contemplated by section 5.7 of this trust agreement. Immediately upon the giving of notice by the Trustee to Fountain and CanArgo of the exercise of the Exchange Right, as provided in this section 5.5, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Non-Affiliated Holder of such Exchangeable Shares shall be deemed to have transferred to Fountain all of its right, title and interest in and to such Exchangeable Shares and to have surrendered the related interest in the Trust Estate and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the purchase price therefor, unless the requisite number of shares of Fountain Common Stock (together with a cheque for the balance, if any, of the total purchase price therefor) is not delivered by Fountain to the Trustee, for delivery to such Non-Affiliated Holder (or to such other persons, if any, properly designated by such Non-Affiliated Holder), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Non-Affiliated Holder shall remain unaffected until such shares of Fountain Common Stock are so delivered by Fountain and any such cheque is so delivered and paid. Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such Non-Affiliated Holder shall be considered and deemed for all purposes to be the holder of the shares of Fountain Common Stock delivered to it pursuant to the Exchange Right.

        5.6 Exercise of Exchange Right Subsequent to Retraction. In the event that a Non-Affiliated Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require CanArgo to redeem any or all of the Exchangeable Shares held by the Non-Affiliated Holder (the "Retracted Shares") and is notified by CanArgo pursuant to Section 6.1(4) of the Exchangeable Share Provisions that CanArgo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from CanArgo and provided that Fountain shall not have exercised its Retraction Call Right with respect to the Retracted Shares and that the Non-Affiliated Holder shall not have revoked the retraction request delivered by the Non-Affiliated Holder to CanArgo pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Non-Affiliated Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that CanArgo is unable to redeem. In any such event, CanArgo hereby agrees with the Trustee and in favour of the Non-Affiliated Holder immediately to notify the Trustee of any such prohibition against CanArgo redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the

Trustee all relevant materials delivered by the Non-Affiliated Holder to CanArgo or to the Transfer Agent (including without limitation a copy of the retraction request delivered pursuant to Section 6.1(1) of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that CanArgo is not permitted to redeem and will require Fountain to purchase and Fountain agrees to purchase such shares in accordance with the provisions of this Article 5.

        5.7 Stamp or Other Transfer Taxes. Upon any sale of Exchangeable Shares to Fountain pursuant to the Exchange Right, the share certificate or certificates representing Fountain Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Non-Affiliated Holder of the Exchangeable Shares so sold or in such names as such Non-Affiliated Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Non-Affiliated Holder (a) shall pay (and neither Fountain, CanArgo nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Non-Affiliated Holder or (b) shall have established to the satisfaction of the Trustee, Fountain and CanArgo that such taxes, if any, have been paid.

        5.8 Notice of Insolvency Event. Immediately upon the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, CanArgo and, if known by Fountain, Fountain shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from CanArgo or Fountain or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Non-Affiliated Holder, at the expense of Fountain, a notice of such Insolvency Event in the form provided by Fountain, which notice shall contain a brief statement of the right of the Non-Affiliated Holders with respect to the Exchange Right.

        5.9    Automatic Exchange on Liquidation of Fountain

               (1) Fountain shall give the Trustee written notice of each of the following events (each a "Fountain Liquidation Event") at the time set forth below:

                      (a) in the event of any determination by the board of
               directors of Fountain to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Fountain or to effect any other distribution of assets of Fountain among its stockholders for the purpose of winding up it affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; and

                      (b) immediately, upon the earlier of (i) receipt by
               Fountain of notice of and (ii) Fountain otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of Fountain or to effect any other distribution of assets of Fountain among its stockholders for the purpose of winding up its affairs.

               (2) Immediately following receipt by the Trustee from Fountain of notice of any Fountain Liquidation Event contemplated by Section 5.9(1)(a) or 5.9(1)(b), the Trustee will give notice thereof to the holders of Exchangeable Shares. Such notice shall be provided by Fountain to the trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of Fountain Common Stock provided for in Section 5.3(4) of the Exchangeable Share Provisions (the "Automatic Exchange Right").

               (3) In order that the holders of Exchangeable Shares (other than Fountain) will be able to participate on a pro rata basis with the holders of Fountain Common Stock in the distribution of assets of Fountain in connection with a Fountain Liquidation Event, on the fifth Business Day prior to the effective date (the "Fountain Liquidation Event Effective Date") of a Fountain Liquidation Event all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Fountain) shall be automatically exchanged for shares of Fountain Common Stock. To effect such automatic exchange, Fountain shall purchase each

Exchangeable Share outstanding on the fifth Business Day prior to the Fountain Liquidation Event Effective Date and held by a holder of Exchangeable Shares (other than Fountain), and each such holder shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a share of Fountain Common Stock on the fifth Business Day prior to the Fountain Liquidation Event Effective Date, which shall be satisfied in full by Fountain delivering to such holder one share of Fountain Common Stock, plus (b) the Dividend Amount, if any.

               (4) On the fifth Business Day prior to the Fountain Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Fountain Common Stock shall be deemed to have occurred, and each holder of Exchangeable Shares (other than Fountain) shall be deemed to have transferred to Fountain all of such holder's right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares (unless payment in the form of such Fountain Common Stock shall not be made in which case the rights of the holders shall remain unaffected until the full purchase price is paid) and Fountain shall deliver or cause to be delivered to theTrustee , for delivery to such holders against delivery of the certificates representing such Exchangeable Shares free and clear of any liens, claims, encumbrances, security interest or adverse claim and duly endorsed to Fountain, the certificates for the number of shares of Fountain Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim,encumbrance, security interest or adverse claim) and a cheque for a balance, if any, of the total purchase price for such Exchangeable Shares and any interest on such deposit shall belong to Fountain. Concurrently with each such holder ceasing to be a holder of Exchangeable Shares, such holder shall be considered and deemed for all purposes to be the holder of the shares of Fountain Common Stock delivered to it, or to the Trustee on its behalf, pursuant to the automatic exchange of Exchangeable Shares for Fountain Common Stock and the certificates held by such holder previously representing the Exchangeable Shares exchanged by such holder with Fountain Common Stock delivered to such holder by Fountain pursuant to such automatic exchange shall thereafter be deemed to represent the shares of Fountain Common Stock delivered to such holder by Fountain pursuant to such automatic exchange. Upon the request of any such former holder of Exchangeable Shares and the surrender by such holder of Exchangeable Share certificates deemed to represent shares of Fountain Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Fountain may reasonably require, the Trustee shall deliver or cause to be delivered to such holder certificates representing the shares of Fountain Common Stock of which such holder is the holder and a cheque in payment of the remaining portion, if any, of the purchase price.

        5.10 Call Rights. The Liquidation Call Right, the Redemption Call Right, the Retraction Call Right and the Automatic Exchange Right are hereby agreed, acknowledged and confirmed, and it is agreed and acknowledged that such rights are granted in part in consideration of the obligations of Fountain under this trust agreement.

        5.11 Non-Resident of Canada at Time of Exchange. Notwithstanding the provisions of any section of this trust agreement, in the event that a Non-Affiliated Holder does not represent and warrant that he is not a non-resident of Canada within the meaning of the Income Tax Act (Canada) when such Non-Affiliated Holder or Fountain is entitled to exercise any Exchange Right, such Non-Affiliated Holder shall provide to Fountain a certificate pursuant to section 116 of the Income Tax Act (Canada) or any successor provision thereto (such certificate being hereinafter referred to as a "Certificate") having a certificate limit that is not less than fair-market value of such Non-Affiliated Holder's Fountain Common Stock which such Non-Affiliated Holder is entitled to receive upon such exchange and otherwise conforming in all respects with the provisions of section 116 of the Income Tax Act (Canada) or any successor provisions thereto. If a Non-Affiliated Holder does not provide such Certificate to Fountain on or before the date on which the exchange is to occur, Fountain shall be entitled to hold back shares of Fountain Common Stock having a fair-market value equal to the amount of any taxes that Fountain would be required to pay on behalf of such Non-Affiliated Holder pursuant to section 116 of the Income Tax Act (Canada) or any successor thereto. Fountain shall be entitled to sell such shares of Fountain Common Stock and to remit the sale price to Revenue Canada on account of any such taxes within such time (determined by Fountain acting reasonably) as will enable it to comply with the requirements of subsection 116(5) of the Income Tax Act (Canada) or any successor thereto in the event that such Non-Affiliated Holder fails to provide such Certificate before such time and such Non-Affiliated Holder hereby appoints Fountain as his lawful attorney with full and irrevocable power and authority to execute all agreements, documents and instruments and to take such other action as may be required to effect such sale. If such Non-Affiliated Holder provides such Certificate before such time, Fountain shall release to such Non-Affiliated Holder any shares of Fountain Common Stock so held back or the proceeds from a sale thereof if not remitted to Revenue Canada.


                                    ARTICLE 6

                   COVENANTS, REPRESENTATIONS AND WARRANTIES

        6.1 Covenants of Fountain Regarding Exchangeable Shares. So long as any Exchangeable Shares are outstanding, Fountain will:

               (a) not declare or pay any dividend on Fountain Common Stock unless (i) CanArgo will have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares and
        (ii) CanArgo shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares;

               (b) advise CanArgo sufficiently in advance of the declaration by Fountain of any dividend on Fountain Common Stock and take all such other actions as are necessary, in cooperation with CanArgo, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on Fountain Common Stock and that such dividend on the Exchangeable Shares shall correspond with any requirements of the stock exchange on which the Exchangeable Shares may be listed;

               (c) ensure that the record date for determining shareholders entitled to receive any dividend declared on Fountain Common Stock is not less than 10 Business Days after the declaration date for such dividend or such shorter period within which applicable law may be complied with;

               (d) take all such actions and do all such things as are necessary or desirable to enable and permit CanArgo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding up of CanArgo, including without limitation all such actions and all such things as are necessary or desirable to enable and permit CanArgo to cause to be delivered shares of Fountain Common Stock to the holders of Exchangeable Shares in accordance with the provisions of
        Article 5 of the Exchangeable Share Provisions;

               (e) take all such actions and do all such things as are necessary or desirable to enable and permit CanArgo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit CanArgo to cause to be delivered shares of Fountain Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be; and

               (f) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of CanArgo nor take any action or omit to take any action which action or omission is designed to result in the liquidation, dissolution or winding up of CanArgo.

        6.2     [Intentionally Omitted]

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

        6.3 Certain Representations. Fountain hereby represents, warrants and covenants that it has reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Fountain Common Stock (or other shares or securities into which Fountain Common Stock may be reclassified or changed as contemplated by section 6.7 hereof) (i) as is equal to the sum of (x) the number of Exchangeable Shares issued and outstanding from time to time and
(y) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit each of CanArgo and Fountain to meet its obligations hereunder, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which CanArgo or Fountain may now or hereafter be required to issue and/or deliver shares of Fountain Common Stock;

        6.4 Notification of Certain Events. In order to assist Fountain to comply with its obligations hereunder, CanArgo will give Fountain notice of each of the following events at the time set forth below:

               (a) any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to CanArgo or to effect any other distribution of the assets of CanArgo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

               (b) immediately, upon the earlier of (i) receipt by CanArgo of notice of, and (ii) CanArgo otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of CanArgo or to effect any other distribution of the assets of CanArgo among its shareholders for the purpose of winding up its affairs;

               (c) immediately, upon receipt by CanArgo of a Retraction Request (as defined in the Exchangeable Share Provisions);

               (d) at least 130 days prior to any Optional Redemption Date determined by the Board of Directors in accordance with the Exchangeable Share Provisions;

               (e) immediately, upon receipt by CanArgo of a Notice of Exercise; and

               (f) as soon as practicable upon the issuance by CanArgo of any Exchangeable Shares or rights to acquire Exchangeable Shares.

        6.5 Delivery of Shares of Fountain Common Stock. Upon notice of any event that requires CanArgo to cause to be delivered shares of Fountain Common Stock to any holder of Exchangeable Shares, Fountain shall, in any manner deemed appropriate by it, provide such shares or cause such shares to be provided to CanArgo, which shall forthwith deliver the requisite shares of Fountain Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as CanArgo shall direct. All such shares of Fountain Common Stock shall be duly issued as fully paid, non-assessable, free of pre-emptive rights and when issued shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

        6.6 Qualification of Shares of Fountain Common Stock. Fountain covenants that if any shares of Fountain Common Stock (or other shares or securities into which Fountain Common Stock may be reclassified or changed as contemplated by section 6.7 hereof) to be issued and delivered hereunder, including pursuant to the Plan of Arrangement, the Exchangeable Share Provisions or the Exchange Right, require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "APPLICABLE LAWS") before such shares (or other shares or securities into which Fountain Common Stock may be reclassified or changed as contemplated by section 6.7 hereof) may be issued and delivered by Fountain to the


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initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of Fountain for purposes of Canadian federal or provincial securities law or an "affiliate" of Fountain or, prior to the Effective Date, of CanArgo for purposes of United States federal or state securities law), Fountain will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of Fountain Common Stock (or other shares or securities into which Fountain Common Stock may be reclassified or changed as contemplated by section 6.7 hereof) to be and remain duly registered, qualified or approved. Fountain represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of Fountain Common Stock (or other shares or securities into which Fountain Common Stock may be reclassified or changed as contemplated by section 6.7 hereof) to be issued and delivered hereunder, including pursuant to the Plan of Arrangement, the Exchangeable Share Provisions or the Exchange Right, to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of Fountain for the purposes of Canadian federal and provincial securities law or an "affiliate" of Fountain or, prior to the Effective Date, of CanArgo for the purposes of United States federal or state securities law). Fountain will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of Fountain Common Stock (or other shares or securities into which Fountain Common Stock may be reclassified or changed as contemplated by section 6.7 hereof) to be delivered hereunder, including pursuant to the Plan of Arrangement, the Exchangeable Share Provisions or the Exchange Right, to be listed, quoted or posted for trading, or eligible to be so listed, quoted or posted, on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

        6.7    Economic Equivalence.

        (1) Fountain will not without the prior approval of CanArgo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions:

               (a) issue or distribute shares of Fountain Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Fountain Common Stock) to the holders of all or substantially all of the then outstanding Fountain Common Stock by way of stock dividend or other distribution, other than an issue of shares of Fountain Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Fountain Common Stock) to holders of shares of Fountain Common Stock who exercise an option to receive dividends in Fountain Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Fountain Common Stock) in lieu of receiving cash dividends;

               (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Fountain Common Stock entitling them to subscribe for or to purchase shares of Fountain Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Fountain Common Stock); or

               (c) issue or distribute to the holders of all or substantially all of the then outstanding shares of Fountain Common Stock (i) shares or securities of Fountain of any class other than Fountain Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Fountain Common Stock), (ii) rights, options or warrants other than those referred to in section 6.7(1)(b) above,
        (iii) evidences of indebtedness of Fountain or (iv) assets of Fountain;

unless (x) CanArgo is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (y) CanArgo shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

        (2) Fountain will not without the prior approval of CanArgo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions:


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

               (a) subdivide, redivide or change the then outstanding shares of Fountain Common Stock into a greater number of shares of Fountain Common Stock; or

               (b) reduce, combine or consolidate or change the then outstanding shares of Fountain Common Stock into a lesser number of shares of Fountain Common Stock; or

               (c) reclassify or otherwise change the shares of Fountain Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of Fountain Common Stock;

unless (x) CanArgo is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares and (y) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

        (3) Fountain will ensure that the record date for any event referred to in section 6.7(1) or 6.7(2) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 20 Business Days after the date on which such event is declared or announced by Fountain (with simultaneous notice thereof to be given by Fountain to CanArgo).

        (4) The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in section 6.7(1) or 6.7(2) and each such determination shall be conclusive and binding on Fountain.

        6.8 Fountain Not to Vote Exchangeable Shares. Fountain covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by Fountain and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Fountain further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (Ontario) (or any successor or other corporate statute by which CanArgo may in the future be governed) with respect to any Exchangeable Shares held by it or by its direct or indirect Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

        6.9 Due Performance. On and after the Effective Date of the Plan of Arrangement, Fountain shall duly and timely perform all of its obligations provided for in the Plan of Arrangement, including any obligations that may arise upon the exercise of rights by any holder of Exchangeable Shares or under the Exchangeable Share Provisions.


                                    ARTICLE 7

                             CONCERNING THE TRUSTEE

        7.1 Powers and Duties of the Trustee. The rights, powers and authorities of the Trustee under this trust agreement, in its capacity as trustee of the trust, shall include:

               (a) receiving the Voting Shares from Fountain and holding them as trustee for and on behalf of the Non-Affiliated Holders in accordance with the provisions of this trust agreement;

               (b) granting proxies and distributing materials to Non-Affiliated Holders as provided in this trust agreement;


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

               (c) attending Fountain Meetings in order that the Voting Shares be counted as part of the quorum for such Fountain Meeting and exercising the Voting Rights in accordance with the provisions of this trust agreement;

               (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from Fountain as trustee for and on behalf of the Non-Affiliated Holders in accordance with the provisions of this trust agreement;

               (e) exercising the Exchange Right in accordance with the provisions of this trust agreement, and in connection therewith receiving from Non-Affiliated Holders Exchangeable Shares and other requisite documents and distributing to such Non-Affiliated Holders the shares of Fountain Common Stock and cheques, if any, to which such Non-Affiliated Holders are entitled upon the exercise of the Exchange Right;

               (f) holding title to the Trust Estate;

               (g) investing any money forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

               (h) taking action at the direction of a Non-Affiliated Holder to enforce the obligations of CanArgo and/or Fountain under this trust agreement and/or under the Plan of Arrangement, including the Exchangeable Share Provisions; and

               (i) taking such other actions and doing such other things as are specifically provided in this trust agreement.

        In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this trust agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Non-Affiliated Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or to do or to take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to give any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this trust agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

        7.2 No Conflict of Interest. The Trustee represents to CanArgo and Fountain that at the date of execution and delivery of this trust agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Ontario Court of Justice (General Division) for an order that the Trustee be replaced as trustee hereunder.


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

        7.3 Dealings with Transfer Agents, Registrars, etc. CanArgo and Fountain irrevocably authorize the Trustee, from time to time, to:

               (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Fountain Common Stock; and

               (b) requisition, from time to time, from any such registrar or Trustee any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this trust agreement. Fountain covenants that it will supply the Trustee, or the Trustee, as the case may be, in a timely manner with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire Fountain Common Stock hereunder, under the Plan of Arrangement, under the Exchangeable Share Provisions and under any other security or commitment given to the Non-Affiliated Holders pursuant thereto, in each case pursuant to the provisions hereof, of the Plan of Arrangement, of the Exchangeable Share Provisions or otherwise.

        7.4 Books and Records. The Trustee shall keep available for inspection by Fountain and CanArgo, at the Trustee's principal office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this trust agreement, including without limitation all information relating to mailings and instructions to and from Non-Affiliated Holders and all transactions pursuant to the Voting Rights and the Exchange Right for the term of this Agreement. On or before February 28 in every year (commencing with February 28, 1998), so long as the Voting Shares are on deposit with the Trustee, the Trustee shall transmit to Fountain and CanArgo a brief report, dated as of the preceding December 31, with respect to: (a) the property and funds comprising the Trust Estate as of that date; (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Non-Affiliated Holders in consideration of the issue and delivery by Fountain of shares of Fountain Common Stock in connection with the Exchange Right, during the calendar year ended on such date; and (c) all other actions taken by the Trustee in the performance of its duties under this trust agreement which it had not previously reported.

        7.5 Income Tax Returns and Reports. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, Fountain shall retain such experts as may be required for the purposes of providing such advice and assistance.

        7.6 Indemnification Prior to Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this trust agreement at the request, order or direction of any Non-Affiliated Holder upon such Non-Affiliated Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby, provided that no Non-Affiliated Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof and with respect to the Exchange Right pursuant to Article 5 hereof, subject to the provisions of section 7.15 hereof. None of the provisions contained in this trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

        7.7 Actions by Non-Affiliated Holders. No Non-Affiliated Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Non-Affiliated Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in section 7.6 hereof and the Trustee shall have failed to act within a


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

reasonable time thereafter. In such case, but not otherwise, the Non-Affiliated Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Non-Affiliated Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights or the Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Non-Affiliated Holders.

        7.8 Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 7.9 hereof, if applicable, and with any other applicable provisions of this trust agreement.

        7.9 Evidence and Authority to Trustee. CanArgo and/or Fountain shall furnish to the Trustee evidence of compliance with the conditions provided for in this trust agreement relating to any action or step required or permitted to be taken by CanArgo and/or Fountain or the Trustee under this trust agreement or as a result of any obligation imposed under this trust agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of CanArgo and/or Fountain forthwith if and when:

               (a) such evidence is required by any other section of this trust agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

               (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this trust agreement, gives CanArgo and/or Fountain written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

        Such evidence shall consist of an Officer's Certificate of CanArgo and/or Fountain or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this trust agreement. Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of CanArgo and/or Fountain it shall be in the form of an Officer's Certificate or a statutory declaration. Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this trust agreement shall include a statement by the person giving the evidence:

               (a) declaring that such person has read and understands the provisions of this trust agreement relating to the condition in question;

               (b) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

               (c) declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.


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

        7.10 Experts, Advisers and Agents. The Trustee may:

               (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by CanArgo and/or Fountain or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

               (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

        7.11 [Intentionally Omitted]

        7.12 Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of the premises.

        7.13 Trustee Not Bound to Act on Corporation's Request. Except as in this trust agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of CanArgo and/or Fountain or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

        7.14 Authority to Carry on Business. The Trustee represents to CanArgo and Fountain that at the date of execution and delivery by it of this trust agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this trust agreement and the Voting Rights, the Exchange Right and the other rights granted in or resulting from the Trustee being a party to this trust agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

        7.15 Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Non-Affiliated Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Non-Affiliated Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, the Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

               (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

               (b) all differences with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.


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

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

        7.16 Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this trust agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Non-Affiliated Holders, subject to all the terms and conditions herein set forth.

                                    ARTICLE 8

                                  COMPENSATION

        8.1 Fees and Expenses of the Trustee. Fountain and CanArgo jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this trust agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this trust agreement; provided that Fountain and CanArgo shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or wilful misconduct.

                                    ARTICLE 9

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

        9.1 Indemnification of the Trustee. Fountain and CanArgo jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this trust agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this trust agreement, or any written or oral instructions delivered to the Trustee by Fountain or CanArgo pursuant hereto. In no case shall Fountain or CanArgo be liable under this indemnity for any claim against any of the Indemnified Parties if such claim is incurred or suffered by reason of or as a result of the fraud, negligence, wilful misconduct or bad faith of an Indemnified Party and unless Fountain and CanArgo shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, Fountain and CanArgo shall be entitled to participate at their own expense in the defense and, if Fountain or CanArgo so elect at any time after receipt of such notice, any of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Fountain or CanArgo, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and Fountain or CanArgo and the Trustee shall have been advised by counsel acceptable to Fountain or CanArgo that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Fountain or CanArgo and that an actual or potential conflict of interest exists (in which case Fountain and CanArgo shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). Such indemnification shall survive the resignation or removal of the Trustee and the termination of this trust agreement.


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

        9.2 Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, wilful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 10

                                CHANGE OF TRUSTEE

        10.1 Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Fountain and CanArgo specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless Fountain and CanArgo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Fountain and CanArgo shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Ontario Court of Justice (General Division) upon application of one or more of the parties hereto.

        10.2 Removal. The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by Fountain and CanArgo, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

        10.3 Successor Trustee. Any successor trustee appointed as provided under this trust agreement shall execute, acknowledge and deliver to Fountain and CanArgo and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this trust agreement, with like effect as if originally named as trustee in this trust agreement. However, on the written request of Fountain and CanArgo or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this trust agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Fountain and CanArgo and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

        10.4 Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, Fountain and CanArgo shall cause to be mailed notice of the succession of such trustee hereunder to each Non-Affiliated Holder specified in a List. If Fountain or CanArgo shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Fountain and CanArgo.

                                   ARTICLE 11

                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

        11.1 Amendments, Modifications, etc. This trust agreement may not be amended or modified except by an agreement in writing executed by CanArgo, Fountain and the Trustee and approved by the Non-Affiliated Holders in accordance with Section 9.2 of the Exchangeable Share Provisions.

        11.2 Ministerial Amendments. Notwithstanding the provisions of section
11.1 hereof, the parties to this trust agreement may in writing, at any time and from time to time, without the approval of the Non-Affiliated Holders, amend or modify this trust agreement for the purposes of:

               (a) adding to the covenants of any or all of the parties hereto for the protection of the Non-Affiliated Holders hereunder;

               (b) making such amendments or modifications not inconsistent with this trust agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors and the Fountain Board of Directors and in the opinion of the Trustee and its counsel, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Non-Affiliated Holders as a whole; or

               (c) making such changes or corrections which, on the advice of counsel to CanArgo, Fountain and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the Board of Directors and the board of directors of Fountain shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Non-Affiliated Holders as a whole.

        11.3 Meeting to Consider Amendments. CanArgo, at the request of Fountain, shall call a meeting or meetings of the Non-Affiliated Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of CanArgo, the Exchangeable Share Provisions and all applicable laws.

        11.4 Changes in Capital of Fountain and CanArgo. At all times after the occurrence of any event effected pursuant to section 6.7 of this trust agreement, as a result of which either Fountain Common Stock or the Exchangeable Shares or both are in any way changed, this trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Fountain Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

        12.5 Execution of Supplemental Trust Agreements. No amendment to or modification or waiver of any of the provisions of this trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time CanArgo (when authorized by a resolution of its Board of Directors), Fountain (when authorized by a resolution of the Fountain Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

               (a) evidencing the succession of any successor trustee in accordance with the provisions of Article 10;

               (b) making any additions to, deletions from or alterations of the provisions of this trust agreement or the Voting Rights or the Exchange Right which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Non-Affiliated Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Fountain, CanArgo, the Trustee or this trust agreement; and

               (c) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation to make or evidence any amendment or modification to this trust agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Non-Affiliated Holders as a whole will not be prejudiced thereby.

                                   ARTICLE 13

                                   TERMINATION

        13.1 Term. The Trust created by this trust agreement shall continue until the earliest to occur of the following events:

               (a) no outstanding Exchangeable Shares are held by any Non-Affiliated Holder;

               (b) each of CanArgo and Fountain elects in writing to terminate the Trust and such termination is approved by the Non-Affiliated Holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions; and

               (c) 21 years after the death of the last survivor of the descendants of His Majesty King George Vl of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

        13.2 Survival of Agreement. This trust agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by any Non-Affiliated Holder; provided, however, that the provisions of Articles 8 and 9 shall survive any such termination of this trust agreement.

                                   ARTICLE 14

                                     GENERAL

        14.1 Severability. If any provision of this trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this trust agreement shall not in any way be affected or impaired thereby and this trust agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

        14.2 Enurement. This trust agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Non-Affiliated Holders.

        14.3 Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

        (a) if to Fountain at:

        (b) if to CanArgo at:

        (c) if to the Trustee at:

        Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

        14.4 Notice of Non-Affiliated Holders. Any and all notices to be given and any documents to be sent to any Non-Affiliated Holders may be given or sent to the address of such holder shown on the register of holders of Exchangeable Shares in any manner permitted by the Business Corporations Act (Ontario) from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such Act, the provisions of which Act shall apply mutatis mutandis to notices or documents as aforesaid sent to such holders.

        14.5 Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Non-Affiliated Holder by the Trustee or by CanArgo, Fountain or by such Non-Affiliated Holder to the Trustee or to Fountain or CanArgo, the making of such payment or sending of such document sent through the post shall be at the risk of CanArgo, in the case of payments made or documents sent by the Trustee or CanArgo or Fountain and the Non-Affiliated Holder, in the case of payments made or documents sent by the Non-Affiliated Holder.

        14.6 Counterparts. This trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        14.7 Jurisdiction. This trust agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

        14.8 Attornment. Fountain agrees that any action or proceeding arising out of or relating to this trust agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints CanArgo at its registered office in the Province of Ontario as its attorney for service of process.

        IN WITNESS WHEREOF, the parties hereto have caused this trust agreement to be duly executed as of the date first above written.

                                    FOUNTAIN OIL INCORPORATED


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:



                                    CANARGO ENERGY INC.

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    MONTREAL TRUST COMPANY
                                    OF CANADA

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                     ANNEX J

                    [LETTERHEAD OF ROCHE SECURITIES LIMITED]



CanArgo Energy Inc.
Suite 1580 Guinness House
727 - 7th Avenue S.W.
Calgary, Alberta
T2P 0Z5                             27 February 1998

ATTENTION:     MR. MICHAEL R. BINNION
               FINANCE DIRECTOR

Dear Sirs:


               RE:    PROPOSED BUSINESS COMBINATION -
                      CANARGO ENERGY INC. AND FOUNTAIN OIL INCORPORATED

We understand that CanArgo Energy Inc. ("CanArgo") has entered into a business combination agreement dated 2 February 1998 (the "Agreement") with Fountain Oil Incorporated ("Fountain") which contemplates an arrangement (the "Arrangement") whereby each holder of common shares of CanArgo (the "CanArgo Common Shares") will receive 1.6 exchangeable shares of CanArgo (the "Exchangeable Shares") for each CanArgo Common Share held (the "Exchange Ratio"). The Exchangeable Shares are exchangeable at the option of the holder for common stock of Fountain (the "Fountain Common Stock") on a share-for-share basis. The terms and conditions of the Arrangement (the "Plan of Arrangement") are more fully set out in the Joint Management Information Circular and Proxy Statement dated 27 February 1998 (the "Joint Proxy Circular"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Joint Proxy Circular.

We further understand that the board of directors of CanArgo has agreed to submit the Plan of Arrangement and other transactions contemplated in the Agreement to its shareholders for approval.


                     ENGAGEMENT OF ROCHE SECURITIES LIMITED

In connection with the Plan of Arrangement, Roche Securities Limited has been engaged by the board of directors of CanArgo to prepare a fairness opinion (the "Fairness Opinion") as to whether the Exchange Ratio is fair and reasonable, from a financial point of view, to the shareholders of CanArgo.


                   QUALIFICATIONS OF ROCHE SECURITIES LIMITED


Roche Securities Limited is a member of The Alberta Stock Exchange, the Investment Dealers Association of Canada and the Canadian Investor Protection Fund. Roche Securities was founded by D. Francis Roche in January 1993. The firm is an independent, full service investment dealer headquartered in Edmonton, Alberta that specializes in providing investment banking services to emerging growth companies in Canada and abroad.

In addition to underwriting both private and public offerings of debt and equity securities, Roche Securities offers a full range of corporate finance advisory services, including advising on mergers & acquisitions, business valuations and corporate restructurings. Roche Securities has acted as either lead agent or co-agent on several financings for junior oil & gas companies with major properties in Alberta, the former Soviet Union and Romania.


        RELATIONSHIP OF ROCHE SECURITIES LIMITED WITH INTERESTED PARTIES

Roche Securities is not an insider, associate or affiliate of either CanArgo or Fountain and has not previously provided financial advisory services or participated in any financings for either CanArgo or Fountain. The fee payable to Roche Securities with respect to the provision of this Fairness Opinion is a fixed amount and is not contingent on any event.

Roche Securities acts as trader and dealer, both as principal and as agent, in all major North American financial markets and as such has had, or may have, positions in the securities of CanArgo or Fountain from time to time and has executed, or may execute, positions in the securities of such corporations for which it receives compensation. In addition, as an investment dealer, Roche Securities conducts research on securities and may, in the ordinary course of its business, be expected to provide research reports and investment advice to its clients on investment matters, including the securities of CanArgo and Fountain. To date, Roche Securities has never undertaken a research report on either CanArgo or Fountain.

There are no understandings or agreements between Roche Securities and either of CanArgo and Fountain with respect to any future business dealings.

SCOPE OF REVIEW CONDUCTED BY ROCHE SECURITIES LIMITED

For the purpose of preparing this Fairness Opinion, we have recently analyzed certain publicly available and confidential financial, operational and other information relating to CanArgo and Fountain, including information derived from discussions with members of the management and the independent auditors, legal counsel and engineering consultants of such companies. Except as expressly described herein, Roche Securities has not conducted any independent investigations to verify the accuracy and completeness thereof. In addition, Roche Securities has not visited any of the major properties of CanArgo or Fountain and makes no representations to that effect.

In carrying out this engagement and in formulating our opinion, we have reviewed and relied upon, among other things:

IN THE CASE OF CANARGO:

1. an Offer and Circular dated 5 June 1997 in connection with the reverse take-over of CanArgo Ltd. by Money Works Inc.;

2. an Offering Memorandum dated 31 October 1997 in connection with a private placement of special warrants;

3. the Management Discussion and Analysis for the years ended 31 December 1997 and 31 December 1996 together with the audited financial statements for the years ended 31 December 1997 and 31 December 1996;

4. the unaudited financial statements for the three month period ended March 31, 1997, the six month period ended June 30, 1997 and the nine month period ended September 30, 1997;

5. the report of AMH Group Ltd., independent petroleum consultants, dated 28 January 1998, evaluating the Ninotsminda Oil Interests owned by CanArgo as at 1 January 1998;

6. the Production Sharing Contract dated 15 February 1996 between Ninotsminda Oil Company Limited, a Cyprus company in which CanArgo holds a 55.9% interest, and Georgian Oil, a Georgian state corporation;

7. the Production Sharing Contract between CanArgo and Georgian Oil, a Georgian state corporation, for the right to negotiate a Production Sharing Contract covering the Nazvrevi and Block XIII areas of east Georgia, adjacent to the Ninotsminda and West Rustavi fields;

8. a Shareholders' Agreement dated 17 March 1996 among Ninotsminda Oil Company and its two shareholders, CanArgo and JKX Nederland B.V.;

9. a solicitor's opinion dated 2 October 1997 concerning the lawsuit of JKX Nederland B.V. against CanArgo;

10. a Joint Venture Agreement among CanArgo, Terrenex Acquisition Corporation and Creative Energy Systems Inc. for a pilot project to provide independent electric power production in the Republic of Georgia;

11. a mandate letter dated 28 July 1997 between Ninotsminda Oil Company and International Finance Corporation in relation to a proposed debt financing of up to US$25 million for the development of the Ninotsminda oil field project in the Republic of Georgia;

12. the summary budget and forecast for 1998 prepared by the management of CanArgo;

13. CanArgo's November 1997 corporate presentation;

14. certain other confidential financial, operational, legal, corporate and other information prepared by the management of CanArgo; and

15. a letter of representation dated 27 February 1998 from certain senior officers of CanArgo.

IN THE CASE OF FOUNTAIN:

1. the Management Discussion and Analysis for the years ended 31 December 1997 and 31 December 1996 together with the audited financial statements for the years ended 31 December 1997 and 31 December 1996;

2. the Annual Reports for the years ended 1996, 1995 and 1994 together with the audited financial statements for the years ended 1996, 1995 and 1994.

3. the interim report and unaudited financial statements for the three month period ended March 31, 1997, the six month period ended June 30, 1997 and the nine month period ended September 30, 1997;

4. a Confidential Memorandum prepared by Oppenheimer & Co. Inc. and Orkla Finans (Fondsmegling) A.S. in October 1997

5. the Concession Agreement between Kashtan Petroleum Ltd., a company in which Fountain holds an effective 40.5% ownership interest, and the Government of Ukraine;

6. a Joint Venture Agreement dated 17 May 1996 between Fountain and Albpetrol, the Albanian state oil company;

7. the Concession Agreement dated 12 January 1995 between Intergas JSC, a company in which Fountain owns 37% of the issued and outstanding common stock, and the Government of Russia;

8. a Joint Venture Agreement dated 15 November 1996 between Fountain and Ukranafta, the Ukrainian state oil company;

9. the report of R.T. Garcia & Co. Inc., independent petroleum consultants, evaluating the interests of Fountain in West Texas, U.S.A. as at 31 August 1995;

10. the report of Reliance Engineering Group Ltd., independent petroleum consultants, evaluating the interests of Fountain in Sylvan Lake, Alberta, Canada as at 18 November 1996;

11. the report of R.T. Garcia & Co. Inc., independent petroleum consultants, evaluating the interests of Fountain in the Stynawske field, Ukraine as at 31 December 1995;

12. an October 1994 report of Gaffney, Cline & Associates assessing the redevelopment options for the Stynawske oilfield;

13. a report of Roll 'n Oilfield Industries Ltd. dated 26 January 1998 appraising the value of Fountain oilfield rigs and related equipment;

14. a license agreement dated 27 October 1986 and amended on 15 May 1989 and 31 July 1995 with Illinois Institute of Technology Research concerning a proprietary technology for thermal stimulation of oil wells by electric heating;

15. the summary budget and forecast for 1998 prepared by the management of Fountain;

16. certain other confidential financial, operational, legal, corporate and other information prepared by the management of Fountain; and

17. a letter of representation dated 27 February 1998 from certain senior officers of Fountain.

IN ADDITION TO THE INFORMATION ABOVE, WE HAVE:

1. reviewed the Combination Agreement dated 2 February 1998 between Fountain and CanArgo;

2.  reviewed and relied upon the Joint Proxy Circular dated 27 February
    1998;

3. reviewed the unaudited pro forma consolidated statement of income for the combined entity for the periods ended 31 December 1995, 1996 and 1997;

4. reviewed the unaudited pro forma consolidated balance sheet for the combined entity as of 31 December 1997;

5. conducted, and relied upon, various discussions with management of CanArgo and Fountain with respect to, among other things, the business, financial position, operations, quality of assets and future potential of CanArgo and Fountain, including their views as to the nature of CanArgo's and Fountain's respective exploration, development, exploitation and acquisition programs;

6. reviewed certain publicly available information pertaining to current and expected future oil & gas prices and other economic factors;

7. reviewed certain publicly available information pertaining to current and expected political and economic conditions in each of the countries in which CanArgo and Fountain operate;

8. discussed certain matters with the legal advisors, auditors and various consultants of CanArgo and Fountain;

9. reviewed publicly available information concerning the trading of, and the trading market for, the CanArgo Common Shares and the Fountain Common Stock, as well as the common shares of certain other public oil & gas companies that we believe to be comparable to CanArgo and Fountain;

10. reviewed the operating and financial performance and business characteristics of CanArgo and Fountain relative to the performance and characteristics of other oil & gas companies comparable to CanArgo and Fountain in terms of size and operations; and

11. reviewed other financial, market and industry information and carried out such other analyses and investigations as we considered appropriate in the circumstances.

Roche Securities conducted such analyses, investigations, research and testing of assumptions as were deemed by us to be necessary in the circumstances. Roche Securities was granted access by CanArgo and Fountain to their senior management groups and consultants and we were not, to the best of our knowledge, denied any type of material information or access which we requested.


                  METHODOLOGICAL BASIS OF THE FAIRNESS OPINION

In preparing this Fairness Opinion, we performed the following quantitative and qualitative assessments:

1. Net asset value considerations: We made an assessment of each major class of assets and liabilities in the manner we deemed most appropriate to the nature of the particular asset or liability. This included, as appropriate and available: an analysis of financial assets and liabilities; an examination of the evaluations of the oil & gas reserves of CanArgo and Fountain (and the commodity price, interest rate and exchange rate forecasts applied in such evaluations); an analysis of undeveloped land holdings; a comparison of cash flows projected in the reserve report with recent production performance; an assessment of the potential marketability and trading value of major properties; an analysis of the concentration of values in major properties; and further consideration of additional material factors such as operatorship, the size of working interests, the geographic focus of properties, general and administrative expenses necessary to produce reserves, the capital expenditures required to deplete reserves, and future reclamation and site restoration costs.

2. Market trading price analysis: We performed an analysis of the stock market trading prices and trading volumes of the CanArgo Common Shares and the Fountain Common Stock at different points in time.

3. Cash flow considerations: We performed an analysis of current and projected cash flows for CanArgo and Fountain. We also analyzed the sustainability of these cash flow multiples, given a variety of factors characterizing CanArgo and Fountain, such as historical and projected production growth, financial leverage, market capitalization, reserve life indices, royalty rates, production costs, general and administrative costs and other factors. We applied market multiples, based on a comparison of cash flow multiples with those of an industry peer group, to the cash flows of CanArgo and Fountain.

4. Other qualitative factors: In addition to the above, we are of the opinion that the combination of the businesses of CanArgo and Fountain through the Plan of Arrangement will result in the CanArgo shareholders participating in an entity that will have:

        (a) a larger market capitalization and market float than CanArgo itself;

        (b) a larger and more liquid public market for its shares;

        (c) a potentially larger asset and cash flow base with greater financial resources, which is strategically, financially and operationally advantageous for CanArgo to undertake more significant oil & gas exploration and development programs and to compete in the business of exploring for, developing and producing oil and natural gas primarily in Albania, Georgia and Ukraine and other east European countries and in North America;

        (d) an ability to realize certain administrative efficiencies and overhead savings from the completion of the integration of CanArgo and Fountain as a result of the Plan of Arrangement;

        (e) a greater ability for CanArgo to readily capture international concessions and access financings of such; and

        (f) other business alternatives for the shareholders of CanArgo.

Although, in arriving at our opinion, we have reviewed financial and other data and performed financial tests, calculations and estimates as we considered appropriate and necessary in the circumstances, we have not been engaged to perform a formal valuation of CanArgo or Fountain or any of their assets, liabilities or securities and this Fairness Opinion should not be construed as such.

Roche Securities believes that our analysis must be considered as a whole and that selecting portions of our analysis and of the factors considered by us, without considering all factors and analyses together, could create a misleading view of the process employed and that our analysis is not necessarily amenable to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

                           ASSUMPTIONS AND LIMITATIONS

This Fairness Opinion is rendered on the basis of securities market, economic and general business and financial conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of CanArgo and Fountain as reflected in the information and documents reviewed by us and as represented to us in our discussions with the management of CanArgo and Fountain and their advisors and consultants. In our analyses, numerous assumptions were made with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of any party involved.

We have assumed and relied upon the accuracy, completeness and fair presentation of all the financial and other information, data, advice, material, representations and opinions obtained by us from public sources or received from CanArgo and Fountain and have not attempted to independently verify the accuracy or completeness of any such information, data, advice, material, representations or opinions. We have been advised by management of CanArgo and Fountain that no undisclosed changes have occurred in the facts provided or referred to in any such information subsequent to the date thereof which would have a material effect on our opinion.

On 25 February 1998, we received notice of a civil claim filed in Texas on 20 February 1998 by Zhoda Corporation ("Zhoda"). We have not seen copies of the pleadings and have not received a legal opinion as to Fountain's legal exposure with respect to such claim. We are advised that the pleadings filed by Zhoda claim damages in an amount of approximately US$7,000,000 plus costs and relate to Fountain's participation in the Lelyaky field project in Ukraine. We are advised by management and assume for the purposes of this opinion that there is no exposure to Fountain for material costs or damages associated with the claim by Zhoda.

In addition, we are advised by management of Fountain and have assumed that there are no additional material costs or damages to be incurred by Fountain in connection with the abandonment or windup of the Maykop field project in Russia.

FAIRNESS OPINION AND RELIANCE

BASED UPON OUR ANALYSIS AND SUBJECT TO THE FOREGOING, WE ARE OF THE OPINION THAT THE EXCHANGE RATIO IS FAIR, FROM A FINANCIAL POINT OF VIEW, TO THE SHAREHOLDERS OF CANARGO.

This Fairness Opinion may be relied upon by the board of directors of CanArgo for the purpose of considering the Arrangement and its recommendation to the shareholders of CanArgo with respect to the Arrangement, but may not be used or relied upon by any other person without our express prior written consent.

Yours truly,

/s/

Roche Securities Limited

                                     ANNEX K

             SECTION 184 OF THE BUSINESS CORPORATIONS ACT (ALBERTA),

                         S.A. 1981, C. B-15, AS AMENDED


184(1) Subject to sections 185 and 234, a holder of shares of any class of a corporation may dissent if the corporation resolves to,

        (a) amend its articles under section 167 or 168 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

        (b) amend its articles under section 167 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

        (c) amalgamate with another corporation, otherwise than under section 178 or 180.1,

        (d) be continued under the laws of another jurisdiction under section 182, or

        (e) sell, lease or exchange all or substantially all its property under section 183.

(2) A holder of shares of any class or series of shares entitled to vote under section 170, other than section 170(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3)     In addition to any other right he may have, but subject to subsection
        (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the last business day before the day on which the resolution from which he dissents was adopted.

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5) A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2),

        (a) at or before any meeting of shareholders at which the resolution is to be voted on, or

        (b) if the corporation did not send notice to the shareholder of the purpose of the meeting or of his right to dissent, within a reasonable time after he learns that the resolution was adopted and of his right to dissent.

(6) An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection (1) or (2),

        (a)    by the corporation, or

        (b) by a shareholder if he has sent an objection to the corporation under subsection (5),

        to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section.

(7) If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay him an amount considered by the directors to be the fair value of the shares.

(8)     Unless the Court otherwise orders, an offer referred to in subsection
        (7) shall be sent to each dissenting shareholder,

        (a) at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

        (b) within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

(9)     Every offer made under subsection (7) shall,

        (a)    be made on the same terms, and

        (b) contain or be accompanied by a statement showing how the fair value was determined.

(10) A dissenting shareholder may make an agreement with the corporation for the purchase of his shares by the corporation, in the amount of the corporation's offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

(11)    A dissenting shareholder,

        (a) is not required to give security for costs in respect of an application under subsection (6), and

        (b) except in special circumstances shall not be required to pay the costs of the application or appraisal.

(12) In connection with an application under subsection (6), the Court may give directions for,

        (a) joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

        (b) the trial of issues and interlocutory matters, including pleadings and examinations for discovery,

        (c) the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

        (d) the deposit of the share certificates with the Court or with the corporation or its transfer agent,

        (e) the appointment and payment of independent appraisers, and the procedures to be followed by them,

        (f)    the service of documents, and

        (g)    the burden of proof on the parties.

(13)    On an application under subsection (6), the Court shall make an order

        (a)    fixing the fair value of the shares in accordance with subsection
               (3) of all dissenting shareholders who are parties to the application,

        (b) giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders, and

        (c) fixing the time within which the corporation must pay that amount to a shareholder.

(14)    On,

        (a) the action approved by the resolution from which the shareholder dissents becoming effective,

        (b) the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for his shares, whether by the acceptance of the corporation's offer under subsection (7) or otherwise, or

        (c)    the pronouncement of an order under subsection (13),

        whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15) Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

(16)    Until one of the events mentioned in subsection (14) occurs,

        (a)    the shareholder may withdraw his dissent, or

        (b)    the corporation may rescind the resolution,

        and in either event proceedings under this section shall be discontinued.

(17) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.

(18)    If subsection (20) applies, the corporation shall, within 10 days after

        (a)    the pronouncement of an order under subsection (13), or

        (b) the making of an agreement between the shareholder and the corporation as to the payment to be made for his shares,

        notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(19) Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw his notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder, failing which he retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(20) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

        (a) the corporation is or would after the payment be unable to pay its liabilities as they become due, or

        (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.


            SECTION 185 OF THE BUSINESS CORPORATIONS ACT, (ONTARIO),

                               R.S.O.1990, C.B-16


185.    (1)    RIGHTS OF DISSENTING SHAREHOLDERS. Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

        (a) amend its articles under section 168 to add, remove or change restrictions on the issue, transfer of ownership of shares of a class or series of the shares of the corporation;

        (b) amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

        (c)    amalgamate with another corporation under sections 175 and 176;

        (d) be continued under the laws of another jurisdiction under section 181; or

        (e) sell, lease or exchange all or substantially all its property under subsection 184(3),

a holder of shares of any class or series entitled to vote on the resolution may dissent.

        (2) IDEM. If a corporation resolves to amend its articles in a manner referred to in subsection 170(1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

        (a) clause 170(1)(a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

        (b)    subsection 170(5) or (6).

        (3) EXCEPTION. A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

        (a) amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

        (b) deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

        (4) SHAREHOLDER'S RIGHT TO BE PAID FAIR VALUE. In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

        (5) NO PARTIAL DISSENT. A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

        (6) OBJECTION. A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent.

        (7) IDEM. The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

        (8) NOTICE OF ADOPTION OF RESOLUTION. The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.

        (9) IDEM. A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

        (10) DEMAND FOR PAYMENT OF FAIR VALUE. A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

        (a)    the shareholder's name and address;

        (b) the number and class of shares in respect of which the shareholder dissents; and

        (c)    a demand for payment of the fair value of such shares.

        (11) CERTIFICATES TO BE SENT IN. Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

        (12) IDEM. A dissenting shareholder who fails to comply with subsections
(6), (10) and (11) has no right to make a claim under this section.

        (13) ENDORSEMENT ON CERTIFICATE. A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

        (14) RIGHTS OF DISSENTING SHAREHOLDER. On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

        (a) the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

        (b) the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

        (c) the directors revoke a resolution to amend the articles under subsection 168(3), terminate an amalgamation agreement under subsection 176(5) or an application for continuance under subsection 181(5), or abandon a sale, lease or exchange under subsection 184(8), in which case the dissenting shareholder's rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

        (15) OFFER TO PAY. A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

        (a) a written offer to pay for the dissenting shareholder's shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

        (b) if subsection (30) applies, a notification that is unable lawfully to pay dissenting shareholders for their shares.

        (16) IDEM. Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

        (17) IDEM. Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

        (18) APPLICATION TO COURT TO FIX FAIR VALUE. Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

        (19) IDEM. If a corporation fails to apply to the court under subsection
(18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

        (20) IDEM. A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

        (21) COSTS. If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.

        (22) NOTICE TO SHAREHOLDERS. Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given.

        (a)    has sent to the corporation the notice referred to in subsection
               (10); and

        (b) has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder's right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.

        (23) PARTIES JOINED. All dissenting shareholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

        (24) IDEM. Upon an application to the court under subsection (18) or
(19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.

        (25) APPRAISERS. The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

        (26) FINAL ORDER. The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22)(a) and (b).

        (27) INTEREST. The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

        (28) WHERE CORPORATION UNABLE TO PAY. Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

        (29) IDEM. Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

        (a) withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder's full rights are reinstated; or

        (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

        (30) IDEM. A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

        (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

        (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

        (31) COURT ORDER. Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance with such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission.

        (32) COMMISSION MAY APPEAR. The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table set forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Company.

         Securities and Exchange Commission filing fee.............       $ 6,006.32
         Printing expenses.........................................           *
         Legal fees and expenses...................................           *
         Accounting fees and expenses..............................           *
         NASD filing fee...........................................        17,500.00
                                                                          ----------
         Miscellaneous.............................................           *
                 Total.............................................       $23,506.32
                                                                          ==========

--------------------

*  To be filed by amendment.

        All of the amounts shown are estimates except for the fees payable to the Securities and Exchange Commission.



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify its present and former directors, officers, employees and agents (each, an "indemnitee") against all reasonable expenses (including attorneys' fees) and, except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement in actions brought against them, if such individual acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation must indemnify an indemnitee to the extent that he or she is successful on the merits or otherwise in the defense of any claim, issue or matter associated with an action, suit or proceeding, including one initiated by or in the right of the corporation. The Fountain Bylaws provide for indemnification of directors and officers to the fullest extent permitted by the DGCL.

        The DGCL permits, and Fountain's Bylaws require, the advance payment of an indemnity for expenses prior to the final disposition of an action, provided that the indemnitee undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced.



ITEM 16. EXHIBITS.

        The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT
NUMBER       EXHIBIT TITLE
------       -------------

2            Combination Agreement (Exhibit C to Joint Proxy Statement/Prospectus in Part I
             above).

4(a) Form of 8% Convertible Subordinated Debenture (incorporated herein by reference from February 29, 1996 Form 10-QSB).

4(b)         Fountain's Certificate of Incorporation and amendments thereto
             (incorporated herein by reference from December 16, 1994 Form 8-K).

4(c)         Fountain's Bylaws (incorporated herein by reference from December
             31, 1996 Form 10-K).

5            Opinion of Gibson, Dunn & Crutcher LLP re: legality of securities being issued.

8(a)         Opinion of Gibson, Dunn & Crutcher LLP re: tax matters.

8(b)         Opinion of Lang Michener re: tax matters.

23(a)        Consent of Coopers & Lybrand L.L.P., independent accountants.

23(b)(i)     Consent of Ernst & Young, Chartered Accountants, Calgary, Canada.

23(b)(ii)    Consent of Ernst & Young, Chartered Accountants, Limassol, Cyprus.

23(c)        Consent of Gibson, Dunn & Crutcher LLP (included in Exhibits 5 and 8(a)).

23(d)        Consent of Lang Michener (included in Exhibit 8(b)).

23(e)        Consent of AMH Group Ltd.

23(f)        Consent of Michael Binnion

23(g)        Consent of Russell Hammond

23(h)        Consent of John McLeod

23(i)        Consent of Peder Paus

23(j)        Consent of David Robson

27           Financial Data Schedule



ITEM 17. UNDERTAKINGS.

        Fountain hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Fountain pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Fountain hereby also undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Fountain's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Fountain certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta, Canada, on March 16, 1998.

                                       FOUNTAIN OIL INCORPORATED


                                       By: /s/  NILS N. TRULSVIK
                                           -------------------------------------
                                           Nils N. Trulsvik
                                           President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Capacity                             Date
          ---------                           --------                             ----

                                    Director, President and Chief               March 15, 1998
/s/  NILS N. TRULSVIK               Executive Officer (Principal
-------------------------------     Executive Officer)
Nils N. Trulsvik


/s/  RUNE FALSTAD                   Vice President and Acting Chief             March 15, 1998
-------------------------------     Financial Officer (Principal
Rune Falstad                        Financial and Accounting Officer)


/s/  OISTEIN NYBERG                 Chairman of the Board of                    March 14, 1998
-------------------------------     Directors
Oistein Nyberg


/s/  ROBERT A. HALPIN               Vice Chairman of the Board of               March 13, 1998
-------------------------------     Directors
Robert A. Halpin


/s/  EINAR H. BANDLIEN              Director and Executive Vice                 March 15, 1998
-------------------------------     President
Einar H. Bandlien


/s/  STANLEY D. HECKMAN             Director                                    March 14, 1998
-------------------------------
Stanley D. Heckman


/s/  EUGENE J. MEYERS               Director                                    March 14, 1998
-------------------------------
Eugene J. Meyers
